Exhibit 10.1

LIMITED PARTNERSHIP AGREEMENT

OF

INP RETAIL, L.P.

LIMITED PARTNERSHIP AGREEMENT

OF

INP RETAIL, L.P.

THIS LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) is made and entered into as of June 3, 2010 (the “Effective Date”) among Inland Real Estate Corporation, a Maryland corporation (“Inland”), Stichting Depositary PGGM Private Real Estate Fund (the “Depositary”), a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund (the “Fund”, and together with the Depositary, “PGGM PRE Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening)  (Inland and PGGM PRE Fund are hereafter individually referred to as a “Limited Partner” and collectively as “Limited Partners”), and INP Retail Management Company, LLC, a Delaware limited liability company (hereafter referred to as the “General Partner”).

THE PARTNERSHIP INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE, BUT HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS.  THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY OF SAID INTERESTS IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH THIS AGREEMENT AND AN APPLICABLE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER THAT REGISTRATION IS UNNECESSARY OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

W I T N E S S E T H:

WHEREAS, the General Partner, Inland and PGGM PRE Fund desire to provide for the operation, management and governance of a limited partnership known as INP Retail, L.P. (the “Partnership”), which was formed immediately prior to entering into this Agreement pursuant to the Act.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

ARTICLE 1

Definitions

The following capitalized terms shall have the meaning specified in this ARTICLE 1.  Other terms are defined in the text of this Agreement; and throughout this Agreement, these terms shall have the meanings respectively ascribed to them.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as amended as of the date hereof.

“Additional Inland Properties” means the Properties identified in the attached Schedule 6.2(a)-2.

“Additional Properties REIT Entity” shall mean the entity organized as a private Domestically Controlled REIT and which shall own 100% of the equity ownership interests in each Property Entity owning an Additional Property.

“Additional Property” shall have the meaning set forth in Section 7.1(a).

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Allocation Period, after giving effect to the following adjustments:

(a)                                  credit to such Capital Account any amounts which such Partner is obligated to restore to the Partnership pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)                                 debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Affiliate” means and includes any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with a Partner; or any person in which such Partner has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, general partner, manager, principal, shareholder, beneficiary or otherwise as an owner.

“Agreement” means this Agreement, as amended from time to time.

“Allocation Period” means the period commencing on January 1 (or, for 2010, the date of this Agreement) and ending on December 31, or any portion thereof for which the Partnership is required to allocate or otherwise allocates Profits, Losses and other items of income, gain, loss, expense, or deduction pursuant to this Agreement.

“Book Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                  the initial Book Value of any asset other than cash contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of contribution, as determined by the Partners, provided, that, in the case of an Inland Property, such gross fair market value shall be the Contribution Value of the Inland Property as determined under Section 6.2(d);

(b)                                 the Book Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Partners, as of the following times: (i) the contribution of more than a de minimis amount of assets to the Partnership by a new or an existing Partner as consideration for an interest in the Partnership; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for all or any part of such Partner’s interest in the Partnership; (iii) the issuance of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership; and (iv) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) of this sentence shall be made only if the Partners determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(c)                                  the Book Value of any Partnership asset other than cash distributed to any Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the Partners;

(d)                                 without duplicating any adjustment under subparagraph (b) above, the Book Value of Partnership assets shall be adjusted to reflect any adjustments to the adjusted basis of those assets under Code Sections 734(b) or 743(b), but only to the extent that those adjustments are taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (e) of the definition of “Profits” and “Losses” or Section 8.6(c)(v) hereof; and

(e)                                  if the Book Value of an asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (d) above, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses (and not the depreciation, amortization or other cost recovery deductions allowable with respect to that asset for federal income tax purposes).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or the Netherlands are authorized or required by applicable law to close.

“Business Plan” shall have the meaning set forth in Section 9.9.

“Calendar Year” means the 12-month period ending December 31.

“Capital Account” means the capital account established and maintained for each Partner pursuant to Section 8.6(a).

“Capital Call” means a written notice from the General Partner as provided herein to the Limited Partners setting forth the amount of the Capital Commitment to be contributed, the subsection or subsections of Sections 6.2 or 6.3 pursuant to which the Capital Call is being made, the purpose of said Capital Call, each Limited Partner’s share of the Capital Call, whether the Capital Call is to be funded in cash by such Limited Partner, the date the Capital Contribution with respect to such Capital Call is due (which date shall be not less than ten (10) Business Days after the date the Capital Call is made), and wire transfer instructions for the bank account of the Partnership or such other bank accounts as the General Partner may direct into which such Capital Contribution, if cash, shall be deposited; provided, however that if no such wire transfer instructions are specified the amounts shall be wired as set forth in the instructions attached hereto as EXHIBIT 1-A, as such default wire instructions may be modified by the General Partner from time to time by written notice to the Limited Partners.

“Capital Commitment(s)” means the Inland Capital Commitment and the PGGM PRE Fund Capital Commitment, as more particularly described in Section 6.1.

“Capital Contributions” means all contributions to the capital of the Partnership, including those in respect of each Limited Partner’s Capital Commitments.

“Capital Event” means any transaction with respect to any Partnership Entity or Owned Property which generates cash receipts other than ordinary operating income, including, without limitation, dispositions of equity interests in REIT Entities or Property Entities, sales of real or personal property (other than sales of personal property in the ordinary course of business), condemnations (and conveyances in lieu thereof) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Owned Property), damage recoveries (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Owned Property), receipts of insurance proceeds (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Owned Property), borrowings, financings or refinancings in excess of existing indebtedness, and other transfers or dispositions of all or a significant part of (i) any Owned Property or any Partnership Entity or (ii) the aggregate assets of the Partnership, but excluding, for the avoidance of doubt, any Rebated Third Party Fee.

“Certificate” means the Certificate of Limited Partnership of the Partnership, filed in the Office of the Secretary of State of the State of Delaware on May 18, 2010 (as amended from time to time).

“Change of Control” means that a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the outstanding equity interests of Inland as of the date hereof) shall, as a result of a tender or exchange offer, open market purchase, privately negotiated purchases or other acquisitions, have become the direct or indirect beneficial owner (within the meaning of Rule 13d3 under the Exchange Act of 1934, as amended) of securities of Inland representing more than fifty percent (50%) of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the management committee or board of managers of Inland, or shall otherwise have the right to direct the management of Inland.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor law.

“Confidential Information” means all information or data: (i) covered by a non-disclosure agreement to which any Partnership Entity is a party; or (ii) relating to the business and affairs of the Partnership Entities, Inland or PGGM PRE Fund and not generally known outside of the Partnership Entities, Inland and PGGM PRE Fund, including, without limitation, (A) any information related to the Properties, including, but not limited to leases, leasing information and other Property ownership and management details, (B) any information related to any potential investments in Properties, including, but not limited to, materials delivered in connection with an Initial Notice or Board Package (as such terms are defined in Section 7.1(c)), the details of pending contracts and the negotiations with respect thereto, but excluding such information related to Properties which are thereafter rejected by the Partners if such information is the subject of a non-disclosure agreement to which any Partnership Entity is a party, or (C) any of the processes, data, designs, compilations of information, apparatus, computer programs, information of or relating to suppliers or customers, customer requirements, cost or price data, research data, business plans, marketing or sales plans or information, financial data, salary information, policies and procedures, or sales know-how of the Partnership Entities, or (D) any other information that may be considered to be proprietary to or a trade secret of a Partnership Entity, whether or not such information is considered a trade secret within the meaning of applicable law.  Information shall not be considered “Confidential Information” if any of the following apply:

(a)                                  It is already in or enters into the public domain otherwise than as a consequence of a breach of the terms of this Agreement;

(b)                                 It is already properly and lawfully in the possession of the receiving party and is not subject to any obligation of secrecy on the receiving party’s part;

(c)                                  It becomes available to a party on a non-confidential basis from a source other than the Partnership Entities, provided that such information was properly and lawfully in the possession of such source and not, so far as the receiving party is aware (after making due and careful inquiry), subject to any obligation of secrecy on the part of such source;

(d)                                 It is contained in this Agreement or any other agreement contemplated hereby and same is required to be filed with the Securities and Exchange Commission or other regulatory agency, as determined by the General Partner’s securities counsel.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default Rate” means the cumulative annual interest rate equal to the lesser of (i) 18% per annum and (ii) the maximum rate of interest permitted by applicable law, compounded monthly on the average daily outstanding balance of principal.

“Depreciation” means, for each Allocation Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Period; provided, however, that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Period, Depreciation shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction with respect to such asset for such Allocation Period bears to such beginning adjusted tax basis; and, provided, further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Period is zero, Depreciation shall be determined with reference to such beginning Book Value under any reasonable method selected by the General Partner.

“Disagreement” means the inability of the Limited Partners to agree: (a) on a Major Decision or other matter which makes it impossible or impractical to continue the Partnership or the operation of an Owned Property as anticipated in this Agreement for a period of sixty (60) days or more, (b) on the determination of whether a Property meets, or continues to meet the Investment Guidelines, in either event for thirty (30) days or more, (c) the determination of whether a Material Adverse Effect or Material Change exists, for thirty (30) days or more, (d) the determination of whether a Manager Event, as defined in the Property Management Agreement, has occurred without the General Partner having exercised the Owner’s, as defined in the Property Management Agreement, rights and remedies thereunder for thirty (30) days or more after the request of a Limited Partner to do so, (e) the determination of whether a Partner is entitled to indemnification, pursuant to Section 9.7(e), or (f) the determination of whether a Partner consenting or withholding its consent to indemnification pursuant to Section 9.7(e) has acted in good faith.

“Domestically Controlled REIT” means a real estate investment trust within the meaning of Code Section 856(a) that is “domestically controlled” within the meaning of Code

Section 897(h)(4)(B) and that is not a “pension-held REIT” within the meaning of Code Section 856(h)(3)(D).

“Emergency Situation” means any event, circumstance, or situation, which shall cause the Partnership, a REIT Entity, Property Entity or Owned Property to incur an Expense other than as contemplated in an annual Business Plan, and in the reasonable discretion of the General Partner, the failure to promptly pay such Expense, notwithstanding that same may be a Major Decision or otherwise require the consent of the Limited Partners, will have a material adverse impact on the business or operations of the Partnership, REIT Entity, Property Entity or Owned Property.

“Excess Financing” shall have the meaning set forth on EXHIBIT 10-D.

“Executive Order” means Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001).

“Expenses” means, for a given period of time, a sum equal to the aggregate of the expenditures, charges and costs actually paid (or if such period is in the future, required to be paid during such period of time in accordance with the terms of this Agreement or in accordance with any annual Business Plan approved pursuant to this Agreement) in connection with the business of the Partnership,  REIT Entities or Property Entities, and permitted net increases in Reserves (which may be negative and therefore reduce Expenses), including, without limitation or duplication:

(i)                                     expenses, costs and charges in connection with the acquisition, ownership, sale, operation, management or leasing of all or any portion of any Owned Property;

(ii)                                  expenses, costs and charges in connection with the repair, maintenance, replacement, alteration of or addition or capital improvement to any portion of any Owned Property, including any casualty or condemnation losses, to the extent that the losses are not reimbursed during the applicable accounting period by any third party responsible therefor or through insurance maintained by the Partnership;

(iii)                               payments of principal and interest due with respect to any Financings and Partnership Loans, if any;

(iv)                              all sales, payroll, real estate, personal property, occupancy and other excise, property, privilege or similar taxes and assessments imposed upon the Partnership or any Owned Property;

(v)                                 utility costs and deposits and other costs and deposits required to obtain or lease any service or equipment relating to any Owned Property;

(vi)                              management fees, asset management fees, and other fees and reimbursements payable to the Property Manager (as defined in Section 9.2(d)) pursuant to the Property Management Agreement (as defined in Section 9.2(d));

(vii)                           leasing fees payable to the Leasing Agent (as defined in Section 9.2(d)) and any co-brokers or agents pursuant to the Leasing Agreement (as defined in Section 9.2(d)).

(viii)                        leasing fees to non-Affiliated third parties;

(ix)                                acquisition fees to non-Affiliated third parties;

(x)                                   fees set forth in the attached EXHIBIT 10-D;

(xi)                                expenditures required to be made in connection with any lease covering space in or at any Owned Property, including tenant improvements, tenant allowances and payments, costs incurred in connection with the Partnership (or any REIT Entity or Property Entity) assuming a tenant’s lease obligations with respect to other real property and costs incurred in connection with the Partnership’s (or any REIT Entity’s or Property Entity’s) exercise of a right, or entering into an agreement, to “takeback” space in any Owned Property;

(xii)                             (A) the fees and expenses associated with the qualification of a REIT Entity owning Inland Equity Interests relating to an Inland Property as a Domestically Controlled REIT upon the contribution of such Inland Equity Interests to the applicable REIT Entity following Inland’s initial contribution of such Inland Equity Interests to the Partnership, (B) the fees and expenses associated with the organization of any additional REIT Entity for the purpose of owning equity interests in a Property Entity that holds an Additional Property, and (C) the fees and expenses associated with maintaining a REIT Entity as a Domestically Controlled REIT;

(xiii)                          subject to the limitations set forth in Section 6.6 hereof, the fees and expenses of attorneys, accountants, architects, engineers, appraisers, and other professionals retained by or on behalf of the Partnership in accordance with the terms hereof; and

(xiv)                         all other customary and necessary direct out-of-pocket costs and expenses of the Partnership reasonably incurred in accordance with this Agreement.

Notwithstanding the foregoing, there shall, however, be excluded from Expenses:

(i)                                     all noncash items such as depreciation;

(ii)                                  distributions;

(iii)                               all payments, deposits, expenses and reserves deducted from the proceeds of a Capital Event to determine the Net Extraordinary Cash Flow;

(iv)                              expenses of the General Partner for entertainment, publicity, fund raising, office space, information technology, employment, personnel or other matters that are generally considered to be corporate overhead, including, without limitation, insurance of the General Partner and its personnel;

(v)                                 any expense, cost or charge enumerated above, to the extent such expense, cost or charge was paid from Reserves, which payment shall be deemed to reduce reserves; and

(vi)                              expenditures that would be capitalized pursuant to generally accepted accounting principles consistently applied, to the extent that (x) the Partnership has Reserves available to pay such expenditures; (y) the Partnership has obtained a credit facility which is available to pay such expenditures; or (z) the Partners agreed, prior to acquiring the Owned Property to which said expenditures relate, to contribute additional capital when needed to pay such expenditures.

“Fair Market Value” shall have the meaning set forth on EXHIBIT 11.5-A.

“Financing” means any indebtedness of the Partnership, the REIT Entities or the Property Entities for borrowed money.

“Fiscal Year” means the fiscal year of the Partnership, as determined by the General Partner.

“GAAP” means generally accepted accounting principles utilized in the United States, consistently applied.

“General Partner” means INP Retail Management Company, LLC, a Delaware limited liability company, having such powers and authority over the management of the Partnership as set forth in this Agreement, and any Person substituted for the General Partner pursuant to Section 5.5(e) or 9.1 or ARTICLE 11.

“Holding Period” means, with respect to an Owned Property, the period agreed to by the Limited Partners, as of the contribution or acquisition of such Owned Property, during which the Partnership, through a Property Entity, will maintain ownership of such Owned Property, and as determined pursuant to Section 7.6.

“Initial Inland Properties” means those Properties identified on the attached Schedule 6.2(a)-1.

“Initial Percentage Interest” means with respect to Inland 55%, and with respect to PGGM PRE Fund 45%.

“Inland Additional Capital Contributions” shall have the meaning set forth in Section 6.3.

“Inland Basis” means, with respect to an Inland Property, the adjusted tax basis of that Inland Property, as determined for federal income tax purposes, immediately prior to the contribution to the Partnership of the Inland Equity Interests in the Property Entity that holds such Inland Property.

“Inland Built-In Gain” means, with respect to an Inland Property, the excess, if any, of the initial Book Value of that Inland Property, as determined pursuant to subparagraph (a) of the definition of “Book Value” and the Contribution Value of that Inland Property as determined under Section 6.2(d), over the Inland Basis with respect to that Inland Property immediately prior to the contribution to the Partnership of the Inland Equity Interests in the Property Entity that holds such Inland Property.

“Inland Capital Commitment” shall have the meaning set forth in Section 6.1.

“Inland Capital Contribution” means the sum of the Inland Initial Capital Contributions and the Inland Additional Capital Contributions.

“Inland Equity Interests” means, with respect to any Inland Property, all of the equity ownership interests in the Property Entity owning such Inland Property.

“Inland Initial Capital Contributions” shall have the meaning set forth in Section 6.2(a).

“Inland Maximum Capital Contributions” shall have the meaning set forth in Section 6.3(f)(ii).

“Inland Party” or “Inland Parties” shall mean Inland and Inland’s Affiliates which shall include the Property Entities, but with respect to the Property Entities, only prior to the contribution of the Inland Equity Interests relating thereto to the Partnership by Inland in accordance with this Agreement.

“Inland Property” or “Inland Properties” shall have the meanings set forth in Section 6.3(a)(i).

“Inland Properties REIT Entity” means the entity organized as a private Domestically Controlled REIT and which shall own 100% of the equity ownership interests in each Property Entity owning an Inland Property.

“Interest” or “Partnership Interest” means the interest of each Partner in the Partnership attributable to its status as a Partner in the Partnership, including the right of such Partner to any and all distributions and other benefits (including management and voting rights) to which such Partner may be entitled as provided in this Agreement and under applicable law, subject to all liabilities and obligations of such Partner as provided in this Agreement and under applicable law.

“Investment Area” means the metropolitan statistical area (MSA) for each of the following cities: (i) Chicago, Illinois; (ii) Minneapolis, Minnesota; (iii) Madison, Wisconsin; (iv) Milwaukee, Wisconsin; (v) Omaha, Nebraska; (vi) Indianapolis, Indiana and (vii) Columbus, Ohio.

“Investment Guidelines” shall have the meaning set forth in ARTICLE 4.

“Investment Period” means the time period beginning on the date of this Agreement and ending on the two (2) year anniversary thereof; provided, however that such period may be extended upon mutual agreement of the Limited Partners for an additional one (1) year period.

“Knowledge” shall mean the actual knowledge of the party in question, after reasonable inquiry, of any fact, circumstance or condition, and (i) in the case of the Inland Parties, Beth Sprechter Brooks and (ii) in the case of the PGGM PRE Fund, Werner Sohier and Steven Zeeman.

“Limited Partner” means Inland and PGGM PRE Fund, and any Person substituted for a Limited Partner pursuant to ARTICLE 11, but excluding any Limited Partner for whom another Person has been substituted pursuant to this Agreement.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, prospects, condition (financial or otherwise) or results of operations of a Property taken as a whole, (b) a material impairment of the ability of the Property to operate as it had as of the date of the Initial Notice, or (c) a material adverse effect on any substantial portion of the Property or the improvements situated thereon, taken as a whole.

“Material Change” shall have the meaning set forth in Section 7.1(c)(iv).

“Net Extraordinary Cash Flow” means, with respect to the Partnership, (a) the net cash proceeds received by the Partnership in connection with the Partnership’s disposition in a Capital Event of any of its assets, including its equity interests in any REIT Entity, or any REIT Entity’s disposition in a Capital Event of any of its assets, including its equity interests in any Property Entity, in each case after subtracting such reasonable reserves approved by the General Partner, as modified from time to time, (b) the Partnership’s distributive share paid or to be paid by the REIT Entity with respect to the Partnership’s ownership interest therein of the REIT Entity’s distributive share paid or to be paid by the Property Entity with respect to the REIT Entity’s ownership interest therein of the amount remaining, if any, after subtracting from the cash receipts (but not Receipts) arising from a Capital Event with respect to the Owned Property owned by the Property Entity (i) all expenses of, and payments and deposits by or on behalf of, the Property Entity related to such Capital Event, including, without limitation, any payment made in respect of any indebtedness encumbering such Owned Property, and (ii) such reasonable reserves for the Property Entity approved by the General Partner, as modified from time to time, and (iii) the payment of all outstanding principal and interest due with respect to Partnership Loans with respect to such Owned Property, if any, and (c) cash proceeds received by the Partnership to the extent such cash proceeds were released from reserves previously established by the General Partner and referred to in either clause (a) or clause (b) above.

“Net Ordinary Cash Flow” means, with respect to the Partnership, the aggregate of the Partnership’s distributive share paid or to be paid by the REIT Entities with respect to the Partnership’s ownership interest therein of each such REIT Entity’s distributive share paid or to be paid by the Property Entity with respect to the REIT Entity’s ownership interest therein of the Receipts from the applicable Owned Property for such period of time minus the Expenses from such Owned Property for such period of time less Reserves.

“Non-Affiliated Partner” means, with respect to the sale or purchase of goods, services, property or materials by or from a Person who is an Affiliate of a Partner, any Partner who is not an Affiliate of such Person.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control

“Owned Property” and “Owned Properties” means the necessity based shopping centers owned by the Property Entities, and all improvements, additions, replacements, easements and any and all other rights appurtenant thereto, and all personal property that might be used or useful in connection therewith, and shall include the Inland Properties and Additional Properties.

“Partner” means each of the Parties executing this Agreement as Limited Partners or as the General Partner and any Person substituted for a Partner pursuant to Section 5.5(e) or 9.1, or ARTICLE 11, excluding any Partner for whom another Person has been substituted pursuant to this Agreement; provided that a Partner may be both a Limited Partner and a General Partner under this Agreement.

“Partnership Entities” means any group of two or more or all of the Partnership, REIT Entities and Property Entities, as the context may apply.

“Partnership Entity” means any one of the Partnership, any REIT Entity or Property Entity, as the context may apply.

“Partnership Interest” shall have the meaning ascribed to it in the definition of “Interest”.

“Percentage Interest” means the percentage interest determined for each Partner in accordance with Section 8.3.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, trust or other entity.

“PGGM PRE Fund Additional Capital Contributions” shall have the meaning set forth in Section 6.3.

“PGGM PRE Fund Capital Commitment” shall have the meaning set forth in Section 6.1(b) of this Agreement.

“PGGM PRE Fund Capital Contribution” shall mean the sum of the PGGM PRE Fund Initial Capital Contribution and the PGGM PRE Fund Additional Capital Contributions.

“PGGM PRE Fund Initial Capital Contributions” shall have the meaning set forth in Section 6.2(a).

“PGGM PRE Fund Maximum Capital Contribution” shall have the meaning set forth in Section 6.3(f)(i).

“Post-Acquisition Financing” shall have the meaning set forth on EXHIBIT 10-D.

“Profit” and “Loss” means, for each Allocation Period, an amount equal to the Partnership’s taxable income or loss for such Allocation Period, determined in accordance with Code Section 703(a) (but including in taxable income or loss, for this purpose, all items of income, gain, loss, expense or deduction required to be stated separately pursuant to Code Section 703(a)(1)), with the following adjustments:

(a)                                  any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this provision shall be taken into account in computing such taxable income or loss;

(b)                                 any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss pursuant to this provision, shall be taken into account in computing such taxable income or loss;

(c)                                  in the event the Book Value of any Partnership asset is adjusted in accordance with subparagraph (b) or subparagraph (c) of the definition of “Book Value”, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit or Loss;

(d)                                 gain or loss resulting from the disposition of any Partnership asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Book Value;

(e)                                  to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profit and Loss;

(f)                                    in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Period; and

(g)                                 notwithstanding any other provision of this definition, any items of income, gain, loss, expense or deduction that are specially allocated pursuant to this Agreement shall not be taken into account in computing Profit and Loss.

If the Partnership’s taxable income or loss for such Allocation Period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Partnership’s Profit for such Allocation Period; and if a negative amount, such amount shall be the Partnership’s Loss for such Allocation Period.  The amounts of the items of Partnership income, gain, loss, expense or deduction available to be specially allocated pursuant to this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Prohibited Person” shall mean any of the following:  (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in clause (i), (ii), (iii) and/or (iv) above.

“Property” and “Properties” shall mean any real property acquired by the Partnership and shall include Qualified Properties, and non-Qualified Properties.

“Property Entities” shall mean any group of two or more or all (as the context may apply) of the entities each of which is established as a Property Entity pursuant to this Agreement.

“Property Entity” shall mean a single purpose entity that is disregarded as separate from its owner for federal income tax purposes and that owns and operates an Owned Property.

“Protective Expenditures” means expenditures necessary for the preservation or operation of an Owned Property, Property Entity or REIT Entity, as the case may be, including but not limited to expenses: (i) resulting from an Emergency Situation; (ii) for the payment of real estate taxes, insurance premiums and utility charges on any Owned Property; (iii) necessary to comply with, or to cure any failure of any of the assets of the Partnership, any REIT Entity, or any Property Entity to comply with applicable laws, ordinances, regulations, orders and other legal requirements; (iv) necessary on an emergency basis for the protection or preservation of any Owned Property, or for the protection of the health and safety of the public or any employees of any Property Entity or REIT Entity; (v) necessary to comply with, or to cure any default on the part of the any Partnership Entity under any leases, loan documents, or other contracts affecting any Partnership Entity, including the payment of principal, interest and other amounts when due under any loan documents to which any Partnership Entity is a party or to which any Owned Property is subject; or (v) incurred in connection with litigation (whether as a plaintiff or as a defendant), including, but not limited to, the payment of any judgments rendered against the Partnership, any REIT Entity, or any Property Entity.

“Qualified Property” means a necessity-based, grocery-anchored or community retail shopping center meeting the Investment Guidelines described on EXHIBIT 4-B and located in the Investment Area.

“Rebated Third Party Fee” shall have the meaning set forth on EXHIBIT 10-D.

“Receipts” means, for a given period of time, a sum equal to the aggregate of all amounts actually received by or unconditionally made available to the Property Entities from or in respect of all of the Owned Properties during such period, including, without limitation:

(a)                                  all rents, percentage rents, expense reimbursements and other charges received from tenants and other occupants of the Owned Properties;

(b)                                 proceeds of rent insurance and business interruption insurance;

(c)                                  all utility or other deposits owned by and returned to the Property Entities;

(d)                                 interest, if any, earned on tenants’ security deposits or escrows to the extent unconditionally retained and security deposits to the extent applied pursuant to the provisions of the applicable leases;

(e)                                  interest, if any, earned and available to the Property Entities on any Reserves or other funds of the Property Entities, or on any escrow or other funds deposited by the Property Entities with others;

(f)                                    the amount of any net reduction of Reserves other than to pay Expenses; and

(g)                                 revenue received by the Property Entities from any other source.

Notwithstanding the foregoing, Receipts shall not include (w) amounts contributed or loaned by the Partners pursuant to this Agreement, (x) each tenant’s security deposit and interest thereon, if any, as long as the applicable Property Entity has a contingent legal obligation to return that deposit or such interest thereon, and (y) amounts arising from a Capital Event.

“REIT Agreement” means the limited liability company operating agreement governing the business and operations of a REIT Entity, in the form of the Limited Liability Company Agreement attached hereto as EXHIBIT 4-A.

“REIT Compliance Interests” means the equity interests in a REIT Entity that are issued to Persons in order to comply with the requirement of Code Section 856(a)(5) that the beneficial interests in a real estate investment trust must be held by one hundred (100) or more persons.  The terms of the REIT Compliance Interests shall be determined unanimously by the Partners.

“REIT Entity” or “REIT Entities” means any one or both of the Inland Properties REIT Entity and the Additional Properties REIT Entity.

“Regulations” means the Income Tax Regulations, including any temporary regulations, promulgated under the Code, as such Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations).

“Reserves” means the amounts of reserved cash set forth in an annual Business Plan, or otherwise reasonably determined from time to time or at any time by the General Partner to be necessary or advisable, or as required by any Secured Lender for (i) payment of debt service coming due within a reasonable future time with respect to indebtedness of the Property Entity; (ii) management, operation, improvement, maintenance, replacement or preservation of any Owned Property; (iii) payment of taxes, insurance premiums and other reasonably anticipated costs and expenses of the Partnership, the REIT Entities or the Property Entities; (iv) increases in working capital and other contingencies; (v) leasing commissions reasonably anticipated as coming due within a reasonable future time; (vi) no less than one month’s Property Management Fee; and (vi) capital expenditures as set forth in the Business Plan.  Reserves shall be determined and maintained on an aggregate basis for the foregoing amounts for all Owned Properties.

“Secured Lender” means a secured lender to a REIT Entity or Property Entity, as the case may be, pursuant to any Financing.

“Service” means the Internal Revenue Service.

“State” means the State of Delaware.

“Term” means the period commencing on the date of the filing by the Partnership of the Certificate with the Secretary of State and extending until the Partnership is terminated pursuant to Section 5.5(d).

“Terrorist” means a Person, group, entity or nation named by any Executive Order or the United States Treasury Department Office of Foreign Assets Control as a terrorist, terrorist entity, “Specially Designated National and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control.

“Third Party Fee” shall have the meaning set forth on EXHIBIT 10-D.

“Total Equity Capitalization” means the amount determined pursuant to the formula set forth in paragraph 3 of Schedule 6.2(d).

“Transaction Documents” shall mean this Agreement, the Contribution Agreement, Property Management Agreement, REIT Agreement and any and all other agreements contemplated by the Partnership Agreement.

“Transfer” means as a noun, the transfer, sale, assignment, conveyance, gift, mortgage, pledge, hypothecation, charge or other encumbrance of a Partner’s Interest (including a direct or indirect interest in any Partner), in whole or in part, whether voluntarily or by operation of law, or the entry by a Partner into any agreement or contract to do so (that is not conditioned on any approval or other conditions required hereunder), or the consent by or permission of a Partner to any of the foregoing with respect to such Partner’s Interest (or a direct or indirect interest in such Partner), or the sufferance by a Partner of any third person to do any of the foregoing; and as a verb, to take any of the preceding actions.

“Transfer Affiliate” means, with respect to each Partner, any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with, such Partner; or any Person in which such Partner has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, manager, general partner, principal, shareholder, beneficiary or otherwise as an owner, and with specific reference to PGGM PRE Fund also means any fund sponsored, managed or advised by PGGM Vermogensbeheer B.V.

Attached hereto as EXHIBIT 1-B is a Cross Reference Index to capitalized items used in this Agreement that are not defined in this ARTICLE 1.

ARTICLE 2

Formation of Partnership

2.1                                 Statutory Authority.  The parties hereby agree to operate the Partnership under and pursuant to the provisions of the Act.  Except as otherwise expressly provided in this Agreement, the rights and obligations of the Partnership, its Limited Partners and the General Partner shall be governed by the Act.

2.2                                 Filings.  The Partnership has been formed pursuant to the Certificate filed with the Secretary of State of Delaware on May 20, 2010, and the General Partner shall make or cause to be made such other filings and recordings and shall do or cause to be done such other acts and things conforming thereto as shall constitute compliance with all requirements for the formation and continuation of a limited partnership under the Act and, if required by applicable law, the qualification of the Partnership to transact business in such other states in which the Partnership elects to do business. The General Partner shall not make any filings or recordings with respect to the Partnership that are not required by this Agreement unless so authorized by the Limited Partners.

ARTICLE 3

Name

The name of the Partnership shall be “INP Retail, L.P.”  All of the affairs of the Partnership shall be conducted under the Partnership name.  Any change of the Partnership’s name shall require the approval of the Limited Partners.  On behalf of the Partnership, the General Partner shall execute and file with the proper offices any and all certificates required by the fictitious name or assumed name statutes of the states in which the Partnership elects to do business.

ARTICLE 4

Purpose of the Partnership

The Partnership is organized for the object and purpose of making investments in Properties in the Investment Area, owning, managing, supervising and disposing of such investments through Property Entities and REIT Entities, sharing the profits and losses therefrom and engaging in furtherance of the foregoing in such activities necessary, incidental or ancillary thereto for which limited partnerships may be organized under the Act.

As further provided in ARTICLES 6 and 7, below, the Partnership may cause a Property Entity to acquire an Additional Property only in accordance with the Investment Guidelines attached hereto as EXHIBIT 4-B and made a part hereof (such Investment Guidelines, as they may be amended from time to time by the unanimous written approval of the Limited Partners are hereinafter called the “Investment Guidelines”), or, if not meeting the Investment Guidelines, then upon the unanimous consent of the Limited Partners, and may acquire Inland Properties.

ARTICLE 5

Offices, Records, Agents and Term of the Partnership

5.1                                 Principal Office of the Partnership.  The principal office of the Partnership shall be located at such place within the Chicago Metropolitan area as the General Partner may from time to time designate. The Partnership may have its principal office or secondary offices at such other place or places as the General Partner may from time to time designate, subject to the approval of the Limited Partners.  Initially, the principal office of the Partnership will be located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

5.2                                 Records to be Maintained.  At all times during the continuance of the Partnership, the General Partner shall cause the Partnership to keep at the Partnership’s principal office such records and information as required by this Agreement or as the Partnership may be required to maintain in accordance with the Act, which shall be subject to inspection and/or copying at the request of any Limited Partner or its legal representative (with all such copies to be made at the Partnership’s expense) during ordinary business hours, including, without limitation, the following:

(a)                                  Partner List.  A list of the full name and last known address of each Partner, setting forth the amount of cash each Partner has contributed or has agreed to contribute in the future, a description and statement of the agreed value of the other property or services each Partner has contributed or has agreed to contribute in the future and the date on which each became a Partner.

(b)                                 Certificate.  A copy of the Certificate, as amended or restated, together with executed copies of any powers of attorney under which any article, application or certificate has been executed.

(c)                                  Tax Returns.  Copies of the federal, state and local tax returns and reports of the Partnership, the REIT Entities and the Property Entities.

(d)                                 Records.  Copies of this Agreement and any amendments hereto, and of any financial statements of the Partnership, the REIT Entities and the Property Entities.

(e)                                  Other Information.  Such other information and records as are specified in the Act.

In addition to the foregoing, the General Partner shall cause the Partnership to keep at the Partnership’s principal office for inspection by the Partners, all information related to the Owned Properties and the financial records of the Partnership Entities, and shall make such information related to the Properties and financial records available to the Partners at the Partnership’s principal office on no less than two (2) Business Days prior written notice to the General Partner.

5.3                                 Registered Office and Registered Agent.  The Partnership’s registered agent for service of process required to be maintained pursuant to the Act shall be Corporation Service Company, and the address of the Partnership’s registered agent in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  Such agent and such office may be changed from time to time by the Partners.  The Partners shall select and designate a registered office and registered agent for the Partnership in each other state in which the Partnership is required to maintain or appoint one.

5.4                                 Term of the Partnership.  The Partnership shall dissolve at the end of the Maximum Term, as defined in Section 5.5(d) (and thereafter wind up), unless sooner terminated or extended in accordance with Section 5.5 below.

5.5                                 Termination.  The Partnership shall dissolve and wind up its affairs upon the earliest to occur of the following:

(a)                                  Sale of Assets. The sale, other disposition or distribution of all or substantially all of the Partnership’s non-cash assets;

(b)                                 Expiration of Holding Periods. Upon the expiration of the Holding Period of the last Owned Property acquired by a Property Entity;

(c)                                  Dissolution by Partners.  If the Limited Partners shall execute an instrument resolving to dissolve the Partnership;

(d)                                 Maximum Term.  As of the end of a period of ten (10) years from the date of this Agreement (the “Maximum Term”); provided, however, the Limited Partners may agree to extend the Maximum Term for two (2) additional 1-year periods or such other length of time approved by the Limited Partners;

(e)                                  Removal, etc.  The bankruptcy, dissolution, withdrawal, removal for Cause or other cessation of the General Partner as a general partner of the Partnership (within the meaning of the Act) unless (i) at the time there is at least one (1) other general partner of the Partnership which is hereby authorized, and agrees, to continue the business of the Partnership or (ii) within ninety (90) days after such cessation of the General Partner to be a general partner of the Partnership, the Limited Partners agree in writing to continue the business of the Partnership without dissolution and to the appointment, effective as of the date of such cessation, of a new General Partner, which new General Partner upon removal of the General Partner for Cause shall be appointed by PGGM PRE Fund as provided in Section 9.1(c); or

(f)                                    Judicial Dissolution.  Upon the entry of a decree of dissolution of the Partnership by the Court of Chancery of the State of Delaware.

In the event of the dissolution of the Partnership pursuant to this Section 5.5, then this Agreement generally and ARTICLE 13 in particular shall govern the conduct of the parties during the winding up of the Partnership.

ARTICLE 6

Capital Contributions

6.1                                 Capital Commitments.

(a)                                  Inland’s Capital Commitment.  Inland agrees to contribute to the Partnership the Inland Capital Contribution up to the Inland Maximum Capital Contributions in the amount, in the form and at the times set forth in Sections 6.2 and 6.3, below (the “Inland Capital Commitment”).

(b)                                 PGGM PRE Fund’s Capital Commitment.  PGGM PRE Fund agrees to contribute to the Partnership the PGGM PRE Fund Capital Contribution up to the PGGM PRE Fund Maximum Capital Contributions in the form of cash contributions in the amounts and at the times set forth in Sections 6.2 and 6.3, below (the “PGGM PRE Fund Capital Commitment”).

6.2                                 Initial Capital Contributions.

(a)                                  Initial Capital Contribution.  As the initial Inland Capital Contribution, Inland shall contribute to the Partnership (i) the Inland Equity Interests in the Property Entities owning the Initial Inland Properties and (ii) cash as described in Section 6.2(c) (the “Inland Initial Capital Contributions”).  As the initial PGGM PRE Fund Capital Contribution, PGGM PRE Fund shall simultaneously with the making of the Inland Initial Capital Contribution contribute cash to the Partnership in the amount and at the time set forth below (the “PGGM PRE Fund Initial Capital Contribution”, and collectively with the Inland Initial Capital Contribution, the “Initial Capital Contributions”).  The Initial Capital Contributions shall be made pursuant to one or more Contribution Agreements (as defined and more particularly described in Section 6.2(b), below) within a mutually agreeable time after the execution of this Agreement.

(b)                                 Contribution Agreement.  In connection with Inland’s contribution of the Inland Initial Capital Contributions, and, as described in Section 6.3(a), below, PGGM

PRE Fund’s selection of an Additional Inland Property for an Inland Additional Capital Contribution, Inland, PGGM PRE Fund and the Partnership shall execute a contribution agreement or contribution agreements substantially in the form attached hereto as EXHIBIT 6-2B (each, a “Contribution Agreement”).  Each Contribution Agreement shall set forth, among other things:

(i)                                     the Inland Equity Interests to be contributed by Inland and the corresponding amount of the PGGM PRE Fund Initial Capital Contribution or PGGM PRE Fund Additional Capital Contribution, as the case may be;

(ii)                                  the Business Day on which the contributions shall occur (the “Contribution Closing Date”), which shall be no earlier than ten (10) Business Days after execution of the Contribution Agreement;

(iii)                               that the applicable Property Entities to be contributed by Inland will be disregarded from Inland for federal income tax purposes on the applicable Contribution Closing Date, so that for federal income tax purposes Inland will be treated as contributing on the applicable Contribution Closing Date the Inland Properties held by those Property Entities;

(iv)                              that the contribution shall occur as of 11:59 P.M. Chicago time on the Contribution Closing Date, and that all items of income, gain, loss, expense and deduction derived from the applicable Inland Properties on or prior to the applicable Contribution Closing Date shall be reported for income tax purposes solely by Inland and that no such items shall be reported for income tax purposes by the Partnership;

(v)                                 subject to the limitations set forth in Section 6.2(c) below, the conditions precedent to the consummation of the transactions contemplated thereby, which may include, but are not limited to, lender consents or waivers of prepayment penalties; and

(vi)                              each Partner’s acknowledgement that the other Partners acting alone or on behalf of the Partnership, shall have the right to exercise the Partnership’s rights and remedies at law or in equity under the Contribution Agreement.

(c)                                  Calculation of and Limitation on the Capital Contributions in Connection with Contribution of the Initial Inland Properties and Additional Inland Properties.

(i)                                     Inland shall contribute (A) the Inland Equity Interests in each of the Property Entities owning the Initial Inland Properties and the Additional Inland Properties selected by PGGM PRE Fund, as the case may be, and (B) cash in the amount of fifty-five percent (55%) of the costs and expenses, including transfer taxes (the “Transfer Expenses”), payable by the Partnership in connection with the contribution of the Inland Equity Interests in such Property Entity as set forth in the related Contribution Agreement as the Inland Initial Capital Contribution and as a portion of the Inland Additional Capital Contribution, respectively.  The Inland Initial Capital Contribution and the Inland Additional Capital Contribution in respect of the Additional Inland Properties shall be valued in an amount equal to the aggregate Contribution Value of the Initial Inland Properties or the Additional Inland Properties, as the case may be, as provided in Section 6.2(d), less any remaining indebtedness secured by such Initial Inland Properties or the Additional Inland Properties, as the case may be (“Net Equity Value”), plus fifty-five percent (55%) of the amount of related Transfer Expenses.

(ii)                                  The amount of the PGGM PRE Fund Initial Capital Contribution or PGGM PRE Fund Additional Capital Contribution, as the case may be, to be made with respect to any one Contribution Agreement shall be equal to the lesser of: (A) an amount equal to forty-five percent (45%) of the Net Equity Value of the Initial Inland Properties or the Additional Inland Properties, as the case may be, contributed pursuant to such Contribution Agreement plus forty-five (45%) of the related Transfer Expenses; or (B) the amount of the PGGM PRE Fund Maximum Capital Contributions minus the sum of (x) the aggregate of the PGGM PRE Fund Initial Capital Contributions previously made pursuant to this Section 6.2 plus (y) the aggregate of the PGGM PRE Fund Additional Capital Contributions previously made pursuant to Section 6.3.

(d)                                 Contribution Value of the Inland Properties.  The “Contribution Value” of each Inland Property other than the Four Flaggs Property, as defined in Section 6.3(a)(ii), shall be calculated pursuant to the valuation formula as set forth in paragraph 1 of the attached Schedule 6.2(d); the Contribution Value of the Four Flaggs Property shall be determined upon PGGM PRE Fund’s selection of such Property for contribution pursuant to the formula as set forth in paragraph 2 on Schedule 6.2(d).

(e)                                  Subsequent Contribution.  With respect to each Inland Property, as of 12:00 A.M. on the Business Day immediately following the Contribution Closing Date relating to such Inland Property (the “Subsequent Contribution Closing Date”) the Partnership shall contribute such Inland Equity Interests to the Inland Properties REIT Entity.  The Inland Properties REIT Entity shall file an IRS Form 8832 (and any applicable state or local income tax election forms) to elect to be classified as a corporation for federal and applicable state and local income tax purposes, which election shall be effective on or prior to the Subsequent Contribution Closing Date relating to the first contributed Inland Equity Interests.  The applicable Contribution Closing Date and the associated Subsequent Contribution Closing Date shall be timed to occur on immediately consecutive days that are both Business Days, so that the applicable Contribution Closing Date and Subsequent Contribution Closing Date are not separated by any non-Business Days (such as a weekend day or holiday).  The Partnership and the Inland Properties REIT Entity shall execute a contribution agreement substantially in the form agreed to by the General Partner, the Limited Partners and the Partnership as of the date hereof (each, a “REIT Contribution Agreement”).  Each REIT Contribution Agreement shall set forth, among other things:

(i)                                     the Inland Equity Interests to be contributed by the Partnership;

(ii)                                  the closing date of such contribution to the Inland Properties REIT Entity;

(iii)                               that the applicable Property Entity to be contributed by the Partnership to the Inland Properties REIT Entity will be disregarded from the Partnership for federal income tax purposes on the applicable Subsequent Contribution Closing Date, so that for federal income tax purposes the Partnership will be treated as contributing on the applicable Subsequent Contribution Closing Date the Inland Property held by that Property Entity;

(iv)                              that the contribution shall occur as of 12:00 A.M. Chicago time on the Subsequent Contribution Closing Date, and that all items of income, gain, loss, expense and deduction derived from the applicable Inland Property on and after the applicable Subsequent Contribution Closing Date shall be reported for income tax purposes solely by the Inland Properties REIT Entity and that no such items shall be reported for income tax purposes by the Partnership; and

(v)                                 the conditions precedent to the consummation of the transactions contemplated thereby, which may include, but are not limited to, lender consents or waivers of prepayment penalties.

Within a reasonable time after the consummation of the contribution by the Partnership of the Inland Equity Interests related to the Initial Inland Properties to the Inland Properties REIT Entity, the General Partner shall take any and all steps necessary to cause the Inland Properties REIT Entity to be qualified as a Domestically Controlled REIT.

6.3                                 Additional Capital Contributions.  In addition to the Initial Capital Contributions, the Limited Partners shall make additional Capital Contributions to the Partnership (with respect to Inland, the “Inland Additional Capital Contributions”, with respect to PGGM PRE Fund, the “PGGM PRE Fund Additional Capital Contributions” and collectively, the “Additional Capital Contributions”) in accordance with their Percentage Interests as follows:

(a)                                  Selection of Additional Inland Properties.

(i)                                     During the Investment Period, PGGM PRE Fund shall have the right to select for contribution to the Partnership by Inland the Inland Equity Interests relating to one or more of the Additional Inland Properties (the Additional Inland Properties, together with the Initial Inland Properties, when and as contributed to the Partnership, collectively, the “Inland Properties” and, individually, an “Inland Property”), except as limited with respect to the Four Flaggs Property, as defined in Section 6.3(a)(ii) below, as follows:  (x) at any time that the balance of the PIC Funds is less than $5,000,000, PGGM PRE Fund shall have the right to select an Additional Inland Property for contribution to the Partnership by Inland, provided that after giving effect to the contribution of such Additional Inland Property the balance of the PIC Funds would not exceed $10,000,000; and (y) at any time there is an Initial Approval in effect with respect to the acquisition of an Additional Property, PGGM PRE Fund shall have the right to select an Additional Inland Property for contribution to the Partnership by Inland, provided that: (1) after giving effect to the contribution of such Additional Inland Property and the acquisition of such Additional Property on the terms that were subject to the Initial Approval, the balance of the PIC Funds would not exceed $10,000,000; and (2) the closing of the acquisition of the Additional Property shall be a condition precedent to the closing of the contribution of such Additional Inland Property.

(ii)                                  With respect to the Property identified as “Four Flaggs” in the attached Schedule 6.2(a)-2 (the “Four Flaggs Property”), as and from the date hereof, Inland shall use its good faith efforts to stabilize the same in regards to such Property’s occupancy rate, cash flow and general operations.  Upon the earlier to occur of (A) the Stabilization (as defined herein) of the Four Flaggs Property, or (B) March 31, 2011, PGGM PRE Fund may thereafter for the balance of the Investment Period, select the Four Flaggs Property for contribution to the Partnership, in the same manner as all other Additional Inland Properties identified in Schedule 6.2(a)-2.  For purposes hereof, “Stabilization” shall mean the commencement of leases for 11,000 square feet of units 2, 4 and 32 on the Four Flaggs Property.

(b)                                 Due Diligence; End of Investment Period.

(i)                                     Prior to the selection of any Additional Inland Property, PGGM PRE Fund shall be entitled to conduct such due diligence related to the condition and results of operation thereof, as PGGM PRE Fund, in its sole discretion, may require and Inland shall cooperate with PGGM PRE Fund in connection with such due diligence, including providing access to such information in Inland’s possession or control that PGGM PRE Fund may request.  PGGM PRE Fund shall provide Inland with notification of PGGM PRE Fund’s selection of such Property or Properties.  Any Properties listed in Schedule 6.2(a)-2 not selected by PGGM PRE Fund for an Inland Additional Capital Contribution prior to the end of the Investment Period shall no longer be available for contribution to the Partnership, and Inland shall be entitled to take any action with respect to same, including the disposition or operation thereof, with no further obligation owed to the Partnership with respect to such Properties.

(ii)                                  Prior to the end of the Investment Period, without the prior written consent of PGGM PRE Fund in each instance, Inland shall not (A) other than in connection with a refinancing of existing Property Entity debt, transfer, sell, assign, convey, gift or otherwise dispose of the Inland Equity Interests, in whole or in part, in any of the Property Entities that owns property listed on Schedule 6.2(a)-1 or 6.2(a)-2 (an “Inland Property Entity”) whether voluntarily or by operation of law, or enter into any agreement or contract to do so, or consent to or permit any of the foregoing with respect to the Inland Equity Interests, in whole or in part, in any of the Inland Property Entities, or suffer any third person to do any of the foregoing, or (B) other than in connection with a refinancing of existing Property Entity debt, consent to or permit any of the Inland Property Entities to transfer, sell, assign, convey, gift or otherwise dispose of their respective interests in the such property, or any interest therein, in whole or in part, whether voluntarily or by operation of law, or enter into any agreement or contract to do so, or consent to or permit any of the foregoing with respect to the any such property provided, however, that the foregoing shall not include the leasing of space for occupancy by a tenant.

(c)                                  Purposes of Additional Capital Contributions.  Additional Capital Contributions shall be made for the following purposes:

(i)                                     Acquisition Expense Capital Calls.  If there is a Final Approval for an acquisition of an Additional Property by the Partnership pursuant to Section 7.1 during the Investment Period, then the General Partner shall cause the Partnership to make a Capital Call for sufficient funds to enable the Partnership to pay the purchase price and all Transfer Expenses of said acquisition (collectively with Terminated Acquisition Expenses, as defined below in this Section 6.3(c)(i), “Acquisition Expenses”) in accordance with the Acquisition Budget (as defined in Section 7.1(b)) for said Property.  In addition, during the Investment Period, the General Partner shall cause the Partnership to make a Capital Call for sufficient funds to enable the Partnership to pay or reimburse the General Partner or Inland for all third party costs incurred by them as provided in Sections 7.1(c)(ii), (iii) and (v) (“Terminated Acquisition Expenses”).  The amount of each Limited Partner’s Additional Capital Contribution to be made in response to a Capital Call described in Section 6.3(a)(i) with respect to the contribution of the Additional Inland Properties and with respect to Capital Calls made pursuant to this Section 6.3(c)(i) (collectively, the “Acquisition Additional Capital Contributions”) shall be included in the calculation of the Inland Maximum Capital Contributions and the PGGM PRE Fund Maximum Capital Contributions, as the case may be, as set forth in Section 6.3(f) and shall be included in and not exceed the Inland Maximum Acquisition Additional Capital Contributions and the PGGM PRE Fund Maximum Acquisition Additional Capital Contributions, as the case may be, as set forth in Section 6.3(f).

(ii)                                  Organizational Expense Capital Calls.  The Partnership shall pay the organizational Expenses of the Partnership (collectively, “Organizational Expenses”), as more particularly set forth and subject to the limitations contained in Section 6.6.  Upon the incurrence of Organizational Expenses as described in Section 6.6, the General Partner shall cause the Partnership to make a Capital Call during the Investment Period for sufficient funds to enable the Partnership to pay such Organizational Expenses.  The amount of each Limited Partner’s Additional Capital Contribution to be made in response to such a Capital Call (collectively, the “Organizational Expenses Capital Contributions”) shall be included in the calculation of the Inland Maximum Capital Contributions and the PGGM PRE Fund Maximum Capital Contributions, as the case may be, as set forth in Section 6.3(f).

(iii)                               Shortfall Expense Capital Calls.  At any time during the Term, the General Partner shall also make Capital Calls for the following purposes (the amounts specified in any such Capital Call, hereinafter referred to collectively as “Shortfall Expenses”):

(A)                              Operating Shortfall Capital Calls.  If the anticipated aggregate Receipts of the Property Entities during any 90-day period and the available funds of the Property Entities during such time (including any Reserves, but only for the purpose for which the applicable Reserve is maintained and including loan proceeds, but only to the extent said borrowing has been approved by the Limited Partners), are less than the Expenses of the Partnership (including, for the avoidance of doubt, funds to be used for indemnification pursuant to Section 7.4 or 9.7) and or Property Entities anticipated to be incurred during said 90-day period pursuant to the then-current annual Business Plan, then the General Partner shall cause the Partnership to make a Capital Call in the amount of the shortfall (the “Operating Shortfall”).

(B)                                Refinancing Shortfall Capital Calls.  If at any time there is (or is projected to be) a “Refinancing Shortfall” (as such term is hereinafter defined), the General Partner shall cause the Partnership to make a Capital Call in the amount of the Refinancing Shortfall.  As employed herein, the term “Refinancing Shortfall” means the amount, if any, by which the proceeds of any Financing (including the costs and expenses of obtaining said Financing) incurred for the purpose of repaying any other Financing upon the maturity of said Financing, is less than the amount required to pay off said Financing in full at such time.

(iv)                              Protective Expenditure Capital Calls.  If at any time during the Term, after paying all Expenses in accordance with the then-current annual Business Plan, the Partnership lacks sufficient funds to make Protective Expenditures, the General Partner shall cause the Partnership to make a Capital Call in the amount of such Protective Expenditures (the “Protective Expenditures”).

The amount of each Limited Partner’s Additional Capital Contribution to be made in response to a Capital Call described in Sections 6.3(a)(i), 6.3(c)(i) and (ii) shall be included in the calculation of the Inland Maximum Capital Contributions, the Inland Maximum Additional Capital Contribution, the PGGM PRE Fund Maximum Capital Contribution, and the PGGM PRE Fund Maximum Additional Capital Contribution, and the Capital Calls for Shortfall Expenses and Protective Expenditures, as the case may be, shall be included in the calculations of the Inland Maximum Capital Contributions, Inland Maximum Shortfall/Protective Capital Contributions, the PGGM PRE Fund Maximum Capital Contributions, and the PGGM PRE Fund Maximum Shortfall/Protective Capital Contributions.

(d)                                 Determination of Amount of Additional Capital Contributions.  Within ten (10) Business Days after receipt of a Capital Call from the General Partner under this Section 6.3, the Limited Partners shall make the Additional Capital Contributions.  When determining the amount of Additional Capital Contributions required to be made in response to a Capital Call, Inland shall contribute 55% and PGGM PRE Fund shall contribute 45% of the Transfer Expenses, Acquisition Expenses, Organizational Expenses, Shortfall Expenses or Protective Expenditures set forth in such Capital Call; provided however, that the remaining balance of PIC Funds (as hereafter defined) shall be treated as funds that are available for payment of Inland’s pro-rata share of the Transfer Expenses, Acquisition Expenses, Organizational Expenses, Shortfall Expenses or Protective Expenditures, to the extent of such remaining balance.  See illustrations below:

(i)                     Illustration 1.  The Partnership requires $100 for Transfer Expenses, Acquisition Expenses, Organizational Expenses, Shortfall Expenses or Protective Expenditures when there is $49 of PIC Funds. Inland will be required to make an Additional Capital Contribution in the amount of $55, and $49 of PIC Funds may be used to satisfy such Additional Capital Contribution, reducing the balance of the PIC Funds to $0.  If the PIC Funds are utilized, Inland will contribute an additional $6 to complete its Additional Capital Contribution.  PGGM PRE Fund will contribute $45 as its Additional Capital Contribution in response to such Capital Call.

(ii)                  Illustration 2.  The Partnership requires $30 for Transfer Expenses, Acquisition Expenses, Organizational Expenses, Shortfall Expenses or Protective Expenditures when there is $49 of PIC Funds. Inland will be required to make an

Additional Capital Contribution in the amount of $16.50, and a portion of the PIC Funds up to Inland’s Additional Capital Contribution may be used to satisfy same, reducing the balance of the PIC Funds to $32.50.  PGGM PRE Fund will contribute $13.50 as its Additional Capital Contribution in response to such Capital Call.

(e)                                  Capital Call by Limited Partner.  If the General Partner fails to cause the Partnership to make a Capital Call when required or authorized to do so pursuant to Section 6.3(c), above, or upon the approval of a Major Decision by the Limited Partners, and said failure shall continue for ten (10) Business Days or more following written notice to the General Partner from any Limited Partner, any Limited Partner shall have the right to cause the Partnership to make the Capital Call in question.

(f)                                    Limitation on Capital Calls.  Notwithstanding anything in Section 6.2 or this Section 6.3 to the contrary, in no event shall Inland and PGGM PRE Fund be required to make Capital Contributions to the Partnership in excess of the amounts described below in this Section 6.3(f), provided however, such Contributions may be increased pro rata in accordance with Percentage Interests by approval of the Limited Partners as a Major Decision.

(i)                                     In no event shall PGGM PRE Fund be required to make Capital Contributions to the Partnership

(A)                              for any reason, in excess of $130,000,000 (the “PGGM PRE Fund Maximum Capital Contributions”);

(B)                                for Organizational Expenses, in excess of $303,750 (the “PGGM PRE Fund Maximum Organizational Capital Contributions”);

(C)                                for Acquisition Additional Capital Contributions in excess of $125,000,000 less the PGGM PRE Fund Initial Capital Contribution (the “PGGM PRE Fund Maximum Acquisition Additional Capital Contributions”); or

(D)                               for the aggregate of Shortfall Expenses and Protective Expenditures, in excess of the lesser of (y) $5,000,000 or (z) the amount of PGGM PRE Fund Maximum Capital Contributions less the sum of the PGGM PRE Fund Initial Capital Contributions, Organizational Expenses Capital Contributions and Acquisition Additional Capital Contributions made by PGGM PRE Fund (the “PGGM PRE Fund Maximum Shortfall/Protective Capital Contributions”);

(ii)                                  In no event shall Inland be required to make Capital Contribution to the Partnership:

(A)          for any reason, in excess of $158,888,889 (the “Inland Maximum Capital Contributions”);

(B)           for Organizational Expenses, in excess of $371,250 (the “Inland Maximum Organizational Capital Contributions”);

(C)           for Acquisition Additional Capital Contributions in excess of  $152,777,778 less the Inland Initial Capital Contribution (the “Inland Maximum Acquisition Additional Capital Contributions”); or

(D)          for the aggregate of Shortfall Expenses and Protective Expenditures, in excess of the lesser of (y) $6,111,111 or (z) the amount of Inland Maximum Capital Contributions less the sum of the Inland Initial Capital Contributions, Organizational Expenses Capital Contributions, and Acquisition Additional Capital Contributions made by Inland (the “Inland Maximum Shortfall/Protective Capital Contributions”)

6.4           Failure to Contribute Capital.

(a)           Failure to Contribute.  If a Limited Partner (the “Defaulting Partner”) fails to make such Limited Partner’s Capital Contribution within the time period prescribed in the applicable Contribution Agreement or as provided in this Agreement (i.e., in response to a Capital Call), and the other Limited Partner (the “Non-Defaulting Partner”) has made its Capital Contribution in accordance with this Agreement or the applicable Contribution Agreement, the General Partner shall so inform the Defaulting Partner and the Non-Defaulting Partner within twenty (20) Business Days, and, subject to the limitations provided below, the Non-Defaulting Partner shall have the right, but not the obligation, to:

(i)       Withdraw the Capital Contribution (if the Partnership is capable of refunding such Capital Contribution) it made when the Defaulting Partner failed to make its Capital Contribution, in which event the Non-Defaulting Partner shall have no liability for failure to contribute such Capital Contribution, or designate any portion of the Capital Contribution the Non-Defaulting Partner has not withdrawn as an advance to the Partnership as a Partnership Loan; and / or

(ii)      elect to pay all or any portion of the amount due from the Defaulting Partner (the “Deficiency Amount”) to the Partnership (a “Default Contribution”), which amount may be designated by the Non-Defaulting Partner as (A) an advance directly to the Partnership as a Partnership Loan (as defined in Section 6.4(c)), or (B) designate such amount as part Capital Contribution and part Partnership Loan, in such proportion as is designated by the Non-Defaulting Partner.

These provisions shall be applicable each time that a Limited Partner shall fail to contribute a Capital Contribution as required in this Agreement and the applicable Contribution Agreement.  The Non-Defaulting Partner shall elect which of the foregoing remedies it will pursue and, if it so chooses, advance to the Partnership the Deficiency Amount, within twenty (20) days of receipt of the notice by the General Partner of the Defaulting Partner’s failure to make its Capital Contribution.  Notwithstanding the foregoing, PGGM PRE Fund may not elect to treat a Default Contribution as a Capital Contribution, if, after the application of Section 6.4(b), PGGM PRE Fund’s Percentage Interest in the Partnership would exceed 49%.

(b)           Effect on Percentage Interests and Capital Accounts.  If there is a Deficiency Amount as a result of the failure of a Defaulting Partner to make a Capital Contribution, and a Limited Partner makes a Default Contribution of all or any portion of the Deficiency Amount as a Capital Contribution for its own account pursuant to Section 6.4(a)(ii), then, effective from the date on which the Limited Partner makes any such Capital Contribution, the Percentage Interest of the Defaulting Partner immediately prior thereto shall be reduced (but not below 0%) by the number of percentage points equivalent to the fraction (the “Dilution Fraction”) obtained by dividing (i) 100% of the applicable Deficiency Amount by (ii) the aggregate amount of the Capital Contributions made by all of the Partners (including any Default Contribution treated as a Capital Contribution), and concomitantly, the Percentage Interest of the Non-Defaulting Partner (calculated after adjusting for any Capital Contributions made with respect to the Capital Call resulting in the Deficiency Amount) shall be increased by the same number of percentage points.  By way of example, suppose that all Partners had previously funded an aggregate of $100 in Capital Contributions, that a Capital Call for $100 in additional Capital Contributions is made, and that PGGM PRE Fund fails to contribute its share ($45) of said additional Capital Contributions.  If Inland elects to make a Capital Contribution of $55 and a Default Contribution treated as a Capital Contribution under Section 6.4(a)(ii) in the amount of PGGM PRE Fund’s Deficiency Amount (i.e., $45), then the Dilution Fraction would be equal to $45 (100% of the Deficiency Amount) divided by $200, or 0.225.  Thus, the Percentage Interest of PGGM PRE Fund would be reduced by 22.5 percentage points and the Percentage Interest of Inland would be increased by 22.5 percentage points.

(c)           Partnership Loan.  If the Non-Defaulting Partner shall elect to make a loan to the Partnership as provided in Section 6.4(a) above which the Partnership is liable for the repayment thereof, such loan shall be referred to as a “Partnership Loan.”  Partnership Loans shall bear interest at the Default Rate.  Interest expense incurred on any Partnership Loan shall be treated as an obligation and expense of the Partnership.  Payments on the Partnership Loans shall be made in equal monthly installments of principal and interest calculated as the Partnership Loan amount amortized over the balance of the Maximum Term (as of the date of the making of such Partnership Loan) at the rate set forth herein, provided that the balance thereof together with any accrued and unpaid interest shall be immediately due if the Partnership is terminated prior to the expiration of the Maximum Term (subject to funds being available from the winding up and liquidation of the Partnership).  All payments shall be applied first to accrued interest and then to principal.

(d)           Acknowledgement and Agreement.  Each Limited Partner acknowledges and agrees that the other Limited Partner would not be entering into this Agreement were it not for (i) the Limited Partners agreeing to make the Capital Contributions provided for in this ARTICLE 6, and (ii) the provisions of this ARTICLE 6 that describe the consequences of being a Defaulting Partner (the “Remedy Provisions”).  Each Limited Partner acknowledges and agrees that in the event a Limited Partner fails to make its Capital Contributions pursuant to this Agreement, the other Limited Partner will suffer substantial damages and the Remedy Provisions are fair, just and equitable in all respects.  Although it is the intent of the Limited Partners that the Remedy Provisions will be fully effective without the execution of any documents or instruments by the Defaulting Partner in connection therewith, each Defaulting Partner hereby agrees that in the event the Non-Defaulting Partner exercises any of the Remedy Provisions, the Defaulting Partner shall execute and deliver such conveyances, agreements, notes, instruments or other documents which may be reasonably necessary in the judgment of the Non-Defaulting Partner to confirm and render fully effective the Remedy Provisions, including, but not limited to, any amendments to this Agreement and to the Certificate of the Partnership.

6.5           PIC Funds. The General Partner shall cause the PGGM PRE Fund Capital Contributions made in connection with (a) the contribution of the Initial Inland Properties or (b) the contribution of any Additional Inland Properties, in either event as and when contributed to the Partnership, less 45% of the Transfer Expenses payable by the Partnership in connection with such contribution (collectively, the “PIC Funds”), to be invested in interest bearing investments pending the use thereof for Transfer Expenses, Acquisition Expenses, Organizational Expenses, Shortfall Expenses or Protective Expenditures.  The General Partner shall have sole discretion to determine the nature of such interest bearing investments.  For book and tax purposes, interest earnings on the PIC Funds shall be allocable 95% to Inland and 5% to PGGM PRE Fund.  All interest earnings on the PIC Funds shall not be considered additional PIC Funds and shall instead be distributed to Inland and PGGM PRE Fund in accordance with Section 8.5(a).  The General Partner shall apply and adjust the balance of the PIC Funds in accordance with Section 6.3(d) and this Section 6.5. The balance of the PIC Funds from time to time shall be reduced to pay (a) amounts distributed to Inland under Section 8.4 (including under Section 8.5(b)(i) by reason of Section 8.4(a)), and (b) the Transfer Expenses, Acquisition Expenses, Organizational Expenses, Shortfall Expenses or Protective Expenditures paid from PIC Funds on behalf of Inland pursuant to Section 6.3(d), (c) amounts applied pursuant to the proviso in Section 8.4(b) to satisfy Inland’s cash contribution obligations under Section 13.4, and (d) all investment losses incurred in connection with the temporary investment of the PIC Funds.  It is expressly understood that the amount of any Additional Capital Contribution by PGGM PRE Fund made in connection with the acquisition of any Additional Property shall in no circumstances constitute PIC Funds, even if (x) said Additional Capital Contribution is made prior to the contribution of the Inland Equity Interests relating to the Inland Properties, and (y) all Inland Equity Interests in one or more of the Property Entities owning Inland Properties are never contributed to the Partnership.

6.6           Organizational Expenses.  Each Partner will bear its own legal, due diligence and other expenses associated with the organization and establishment of the Partnership except as follows:

(a)           Establishment of Partnership; Qualification of REIT Entities.  Expenses, not to exceed $675,000, associated with the establishment of the Partnership and of the qualification, as necessary, of the REIT Entities as Domestically Controlled REITs, as well as any expenses associated with the contribution of the Inland Equity Interests relating to the Inland Properties will be paid by the Partnership;

(b)           PGGM PRE Fund’s Legal Expenses.  PGGM PRE Fund shall have the right to receive reimbursement from the Partnership up to $200,000 of third party legal expenses associated with negotiating the final organizational documents of the Partnership, including but not limited to this Agreement, and the Contribution Agreement; such amount shall be a part of, and not in addition to the $675,000 limit set forth in Section 6.6(a);

(c)           PGGM PRE Fund’s Due Diligence Expenses.  PGGM PRE Fund shall have the right to reimbursement from the Partnership of up to $275,000 of third party legal and business due diligence costs incurred in connection with the Inland Properties and Additional Properties, such amount to be a part of and not in addition to, the $675,000 limit set forth in Section 6.6(a);

(d)           Inland’s Legal and Other Expenses.  Inland shall have the right to reimbursement from the Partnership of up to $200,000 of expenses comprised of any of the following: (i) third party legal expenses associated with the drafting and negotiating the organizational documents of the Partnership, including but not limited to this Agreement, (ii) the qualification, as necessary, of the REIT Entities as Domestically Controlled REITs, and (iii) the payment of any commission based fee owed or payable to Inland Institutional Capital Partners or its Affiliate as a result of the transactions contemplated by this Agreement, in all cases such amounts to be a part of, and not in addition to, the $675,000 limit set forth in Section 6.6(a);

(e)           Exceeding Limits.  To the extent legal, due diligence and other expenses associated with the establishment of the Partnership and of the qualification, as necessary, of the REIT Entities as Domestically Controlled REITs, exceed either Partner’s limits as noted above, such expenses shall be for the account of the party exceeding the limit; and

(f)            Real Property and Other Transfer Taxes.  All real property and other transfer taxes and costs connected with the Inland Initial Capital Contribution shall be Partnership Expenses, but shall not be subject to the $675,000 overall limit set forth in

Section 6.6(a), or to individual Limited Partner limits set forth in Sections 6.6(b), (c) and (d), above.

6.7           No Other Commitments.  Except as set forth herein or as required by the Act, no Partner shall be assessed for, or shall have the right to make, additional Capital Contributions to the Partnership.

ARTICLE 7

Additional Properties to be Acquired; Operation of the Partnership

7.1           Additional Properties to be Acquired.

(a)           Acquisition of Additional Properties.  During the Investment Period, the Partnership shall seek to acquire additional Properties from non-Affiliate third parties.  The Partnership may consider for acquisition Properties that meet the Investment Guidelines in the Investment Area (each, a “Qualified Property”) and Properties that are not Qualified Properties (each, a “non-Qualified Property”).  Title to any additional Property acquired by the Partnership (each, if acquired by the Partnership, an “Additional Property”) shall be held as described in Section 7.1(f).  Provided that the Exclusive Acquisition Right described in Section 7.1(b) has not terminated as provided therein, Inland will use commercially reasonable efforts to identify Qualified Properties, and may, in its sole discretion, propose the acquisition of a non-Qualified Property.

(b)           Exclusive Acquisition Right.  The Partnership, and not the Partners acting on their own behalf, shall have the exclusive right (the “Exclusive Acquisition Right”) to acquire any Qualified Property identified by Inland or the General Partner; provided however that such Exclusive Acquisition Right shall terminate and thereafter Inland shall not be required to present any Property (either Qualified or non-Qualified) for potential acquisition by the Partnership if on three (3) occasions during any twelve (12) consecutive month period any of the following occurs (each a “Qualified Property Rejection”):

(i)            PGGM PRE Fund chooses not to consent to the acquisition of a Qualified Property during the Initial Approval Period following the delivery of an Initial Notice (as defined in Section 7.1(c)(ii), below);

(ii)           Except as provided in Section 7.1(c)(iv) or 7.1(e), PGGM PRE Fund withdraws its consent to the acquisition of a Property after having given its Initial Approval following the delivery of an Initial Notice; or

(iii)          PGGM PRE Fund’s refusal to consent to the acquisition of a Property after (A) the submission of a Disagreement relating to such Property under clause (b) or (c) of the definition of “Disagreement” to an arbitrator, and (B) the arbitrator’s determination that the Property meets, or continues to meet the

Investment Guidelines, or that a Material Adverse Effect or Material Change does not exist, as the case may be.

Upon the termination of the Exclusive Acquisition Right, Inland and the General Partner shall no longer be required to propose Qualified Properties to the Partnership for acquisition.

(c)           Approval Process.

(i)            Initial Identification.  Upon Inland’s or the General Partner’s identification of a Property for potential acquisition by the Partnership, the General Partner shall provide the Limited Partners with a narrative summary of the Property, a description of whether it fits the Partnership’s Investment Guidelines and a brokerage package which shall include general information identifying the Property including location and square footage and any such additional information as is made available to the public by the listing broker with respect to such Property (collectively, the “Brokerage Package”).  The Limited Partners shall have seven (7) Business Days from the receipt of the Brokerage Package to approve the Partnership’s further investigation into the acquisition of the subject Property.  If PGGM PRE Fund rejects the proposed acquisition of the Property, Inland or its Affiliates may acquire such Property with no further obligation to the Partnership or the other Limited Partner.  Inland and the General Partner, as applicable, shall be responsible for its own expenses incurred in identifying Properties to propose to the Partnership for acquisition and the submission of the Brokerage Package.

(ii)           Initial Notice. If the Limited Partners consent to Inland’s or the General Partner’s further investigation into the acquisition of a Property pursuant to Section 7.1(c)(i), the General Partner or Inland shall obtain such further information as the General Partner reasonably deems material with respect to the consideration of such Property for acquisition, and shall deliver to the Limited Partners a written notice containing such information (the “Initial Notice”); provided however that an Initial Notice shall at a minimum contain:  (A) an acquisition budget relating to the Property, including acquisition price and projected acquisition costs and expenses (an “Acquisition Budget”), (B) a cash flow analysis, (C) demographic information, (D) real property information and location, (E) tenant profile and sales information, (F) any known environmental or title issues related to the Property, (G) expected Capital Contributions with respect to such acquisition and (H) expected capital structure and financing, all in reasonable detail.  Within seven (7) Business Days from the receipt by the Limited Partner of the Initial Notice (“Initial Approval Period”), each Limited Partner shall advise the General Partner in writing of its initial approval or disapproval of the acquisition of the subject Property based upon the Initial Notice; provided, however, that if a Limited Partner fails to provide written approval or disapproval with five (5) Business Days of its receipt of the Initial

Notice, the General Partner shall provide such Limited Partner with a notice containing reminder of the pending Initial Approval Period termination, and provided further that if a Limited Partner fails to provide a written notification within such Initial Approval Period, such Limited Partner shall be deemed to have disapproved of the acquisition of such Property.  Subject to the proviso in the last sentence of Section 7.1(c)(v), the Partnership shall pay or reimburse the General Partner or Inland for their third party costs incurred in submitting the Initial Notice to the Limited Partners.  PGGM PRE Fund’s disapproval of an acquisition of a Qualified Property as permitted by this Section 7.1(c) shall constitute a Qualified Property Rejection and shall count against the three (3) occasion limit set forth in Section 7.1(b).

(iii)          Due Diligence.  After the Limited Partners approve the acquisition of a Property under Section 7.1(c)(ii) (the “Initial Approval”) the General Partner shall engage consultants and professionals at the expense of the Partnership, as appropriate, from lists of consultants and professionals approved by the Limited Partners, to perform legal, business and physical due diligence on behalf of the Partnership, and said consultants and professionals shall permit the Partners to rely on their reports.  In addition, the Partnership and the General Partner shall be authorized to take such actions and incur such reasonable expenses as the General Partner determines to be necessary to control the Property and analyze the investment opportunity, secure governmental approvals and financing commitments with respect to the subject Property and, subject to the proviso in the last sentence of Section 7.1(c)(v), the Partnership shall pay or reimburse the General Partner or Inland for their third party costs in taking such actions.

(iv)          Final Review.  Upon substantial completion of due diligence as deemed necessary or advisable by the General Partner, the General Partner shall deliver to the Limited Partners final review materials setting forth the results of such due diligence investigation regarding the Property that the General Partner deems reasonably material with respect to the consideration of such Property for acquisition (the “Board Package”).  Inland makes no representations as to the veracity of the materials or the contents thereof, which shall be submitted to the Limited Partners for information purposes only.  A Limited Partner may, by written notice to the General Partner, withdraw its Initial Approval within three (3) Business Days from receipt of the Board Package if there has been a Material Change (as herein defined) to the terms of the acquisition of the subject Property from the date of the Initial Approval until the delivery of the Board Package or there exists any other fact, circumstance or condition that such Limited Partner reasonably expects to have a Material Adverse Effect on the subject Property including, without limitation, with respect to environmental or title matters.  Withdrawal of PGGM’s Initial Approval of a Qualified Property as permitted by the preceding sentence shall not constitute a Qualified Property

Rejection and shall not count against the three (3) occasion limit set forth in Section 7.1(b).  For purposes hereof, a “Material Change” shall mean any one or more of the following: (i) an increase to the financing necessary for the acquisition of the Property in excess of ten percent (10%) above the financing described in the Initial Notice; or (ii) an event or circumstance which has or can reasonably be expected to have a Material Adverse Effect on the return on investment with respect to such Property, including without limitation, adverse revisions to the Acquisition Budget or adverse changes in the rent rolls.  If the Limited Partners do not agree as to whether there has been a Material Change or Material Adverse Effect, they may arbitrate such Disagreement pursuant to the terms of Section 10.9.

(v)           Consent of the Limited Partners.  In the event that the Limited Partners fail to issue the Initial Approval or Final Approval with respect to any Property within the time period set forth in this Agreement, or if either Inland or PGGM PRE Fund terminates the Partnership’s efforts to acquire a Property by delivering written notice pursuant to the provisions of Section 7.1(c)(iv) above or Section 7.1(e) below, the Property shall be deemed rejected by the Partnership and the Partnership shall not acquire the Property, and Inland or any Affiliate of Inland shall be free to acquire the Property for its own account in accordance with the material terms and conditions described in the Initial Notice or Board Package as the case may be.  At such time as the Initial Approval, with respect to a Qualified Property is not given or is withdrawn, the General Partner shall be reimbursed all reasonable costs and expenses incurred in evaluating and controlling such Property, including, but not limited to, all of the ordinary and customary out-of-pocket third-party costs associated with the review and acquisition of such Property and paid to entities that are not Affiliated with either Limited Partner or the General Partner, including, but not limited to, such costs as due diligence, engineering and environmental inspections and reports, outside legal counsel retained by the Partnership, non-refundable earnest money deposits, and legal fees (at or below market rates) paid to any other counsel retained by the Partnership; provided that if Inland or and Inland Affiliate purchases such Property, Inland shall pay or reimburse the Partnership or the General Partner for all such costs and expenses.

(d)           Obligation upon Final Approval.  Upon the lapse of the three (3) Business Days after receipt of the Board Package without a Limited Partner having withdrawn its Initial Approval, the Limited Partners shall be deemed to have approved the Property (the “Final Approval”) and the Limited Partners shall be obligated to contribute their share of the Capital Contributions needed to consummate such acquisition, to the extent and in the relative percentages set forth in Sections 6.1, 6.2, and 6.3 above, and the General Partner shall specify in the applicable Capital Call the conditions and the time when such amounts are due and payable under any letter of intent or agreement of purchase and sale, including, without limitation, the funding of any earnest money deposits and earn-outs, which earn-outs may be required to be funded to an escrow at closing of an acquisition or at a point in time after such closing.

(e)           Investment Guidelines.  Notwithstanding anything to the contrary set forth herein, other than with respect to a non-Qualifying Property that is the subject of an Initial Approval, if at any time prior to the expiration of any due diligence period under any letter of intent or agreement for purchase and sale with any third party, Inland determines in good faith and in its reasonable discretion that the subject Property no longer satisfies the Investment Guidelines, other than with respect to a non-Qualifying Property that is the subject of an Initial Approval then Inland shall have the unilateral right to terminate the letter of intent or agreement of purchase and sale and the Partnership shall not acquire the Property, notwithstanding any prior approvals or consents to such acquisition which have been provided by the Limited Partners, and if Inland so elects to terminate, shall provide the General Partner with written notice of same.  In such event, the General Partner shall either terminate the letter of intent or agreement for purchase and sale, if any, or in the alternative, with PGGM PRE Fund’s consent, assign such letter of intent or agreement for purchase and sale to Inland or an Affiliate of Inland, and Inland or the Affiliate of Inland shall be free to acquire the subject real property for its own account, in which event Inland shall pay or reimburse the Partnership for all costs and expenses as provided in Section 7.1(c)(v).  Further, if at any time prior to the expiration of any due diligence period under any letter of intent or agreement for purchase and sale with any third party, PGGM PRE Fund determines in good faith and its reasonable discretion that the subject Property no longer satisfies the Investment Guidelines, other than with respect to a non-Qualifying Property that is the subject of an Initial Approval, then PGGM PRE Fund shall have the unilateral right to require the Partnership not to acquire the subject real property, notwithstanding any prior approvals or consents to such acquisition which has been provided by the Limited Partners, and if PGGM PRE Fund so elects to terminate, it shall provide the General Partner with written notice of same.  In such event, the General Partner shall either terminate the letter of intent or agreement for purchase and sale, or in the alternative, assign such letter of intent or agreement for purchase and sale to Inland or an Affiliate of Inland, and the Affiliate of Inland shall be free to acquire the Property for its own account, in which event Inland shall pay or reimburse the Partnership for all costs and expenses as provided in Section 7.1(c)(v).  In the event either Limited Partner terminates the Partnership’s right to acquire a Property as provided in this Section 7.1(e), subject to Section 7.1(c)(v), all third party costs incurred by Inland or the General Partner up to the date of such termination shall be reimbursed by the Partnership within ten (10) days after such termination or ten (10) days after receipt of an invoice therefore, whichever is later.  Inland’s or PGGM PRE Fund’s termination of the acquisition of a Property that both Limited Partners agree in their reasonable judgment, in writing, no longer meets the Investment Guidelines shall not count against the three (3) Property turn-down limit for termination of the Partnership’s Exclusive Acquisition Right described in Section 7.1(b).  If the Limited Partners are unable to agree as to whether a Property (other than to a non-Qualifying Property that is the subject of an Initial Approval) no longer meets the

Investment Guidelines, they may arbitrate such Disagreement pursuant to the terms of Section 10.9.

(f)            Title to Properties.  Title to each of the Additional Properties acquired by the Partnership shall be held in a separate Property Entity that is disregarded as separate from its owner for federal income tax purposes, and one hundred percent (100%) of the equity ownership interests of all Property Entities owning Additional Properties will be held by the Additional Properties REIT Entity.  The Partnership shall be the owner of all of the outstanding equity interests in the Additional Properties REIT Entity other than the REIT Compliance Interests in the Additional Properties REIT Entity.  Except to the extent that the holder of any Financings (as defined herein) may require that said Property Entity or Additional Properties REIT Entity also have an independent manager for the purpose of providing the lender with bankruptcy protection, Inland or an Inland Affiliate will be the manager of each Property Entity and the Additional Properties REIT Entity.  All cash flow distributions from the Additional Properties REIT Entity to the Partnership shall be characterized as Net Ordinary Cash Flow or Net Extraordinary Cash Flow of the Partnership in accordance with the terms of this Agreement and shall retain such characterization for all purposes hereunder, including, but not limited to, distributions to Partners.

(g)           No Warranty or Guaranty.  Neither Inland or the General Partner make, or shall be deemed to make, any representation, warranty, covenant or guaranty hereunder regarding the Properties, including, without limitation, that (i) any or all of the Properties presented for approval hereunder satisfies the Investment Guidelines; or (ii) that any or all of the Properties which may hereafter be acquired by the Partnership will continue to satisfy the Investment Guidelines or will generate, individually, or in the aggregate, any level of return. Notwithstanding anything to the contrary herein, this Section shall not be deemed to exculpate Inland or the General Partner with respect to any other breach of this Agreement or any other agreement.

(h)           Inland Acquisition Fee.  Inland shall be paid an acquisition fee (the “Acquisition Fee”) equal to twenty-five (25) basis points multiplied by the equity portion of the purchase price of the Additional Property, to be paid at closing of the purchase of each Additional Property.

(i)            End of the Investment Period.  At the end of the Investment Period, the Partnership shall cease to acquire Additional Properties, provided that it shall complete any transactions to acquire Additional Properties for which it has become contractually bound during the Investment Period.

(j)            Definitive Purchase Agreement.  Each Additional Property shall be conveyed to the Property Entity described in Section 7.1(f) pursuant to a definitive purchase agreement containing standard and customary terms and provisions, representations, warranties, indemnities, and closing conditions; provided however, that if such Additional Property is to be acquired pursuant to an auction, foreclosure or other non-negotiated sale transaction, then the consummation of the conveyance thereof shall take place pursuant to the terms and conditions of such auction, foreclosure or other non-negotiated sale transaction.

7.2           Partnership Limits on Debt Financing.  Except as provided in Section 7.5, other than refinancing of debt balances, the Partnership shall not obtain any Financing and the Property Entities and the REIT Entities may not obtain any Financing unless agreed to in advance by the Limited Partners on terms acceptable to them in their sole discretion.  Except as provided in Section 7.4, the Partnership shall not guaranty any indebtedness.

7.3           Property Entity Debt Financing.  It is anticipated the Financing for the acquisition of an Owned Property will be incurred by the Property Entity acquiring or owning the Owned Property.  In order to accommodate the intent of this Agreement, the Partnership, each REIT Entity and each Property Entity will use their commercially reasonable efforts to insure that the loans on all Owned Properties will permit the following:

(a)           a purchase or sale by Inland of an Owned Property, or a purchase or sale by Inland or PGGM PRE Fund of a Partnership Interest without the due on sale loan provisions being triggered and without paying a prepayment penalty or assumption fee;

(b)           the assumption of the loan by the Limited Partner purchasing an Owned Property or the other Limited Partner’s Partnership Interest; and

(c)           the release of the applicable Property Entity and REIT Entity from their obligations on the loan in either of the events in (a) or (b) above.

7.4           Required Guaranties.

(a)           Partnership.  In the event a lender requires a guaranty for a loan on an Owned Property, the Partnership agrees that it will be obligated to execute a non-recourse carve out guaranty only.

(b)           Partners.  No Partner shall be obligated to provide a guaranty to any lender or other party or otherwise to use or pledge its credit in connection with any Financing on behalf of or in connection with the Partnership, any REIT Entity, any Property Entity or any Owned Property.  Nonetheless, in the event a Partner provides a non-recourse carve out guaranty for a Financing with respect to the Partnership, a REIT Entity, Property Entity or an Owned Property the Partnership shall, to the fullest extent permitted by law indemnify and hold the Partner executing such guaranty, and its directors, officers, shareholders, partners, members, managers, general partners, employees and agents, or any of them, harmless from any and all claims, demands, actions, losses, liabilities, costs or expenses (including reasonable attorneys fees) arising out of or in connection with all obligations or liabilities of the guaranty; and provided further, in the event such claim, demand, action, loss, liability, cost or expense (including reasonable attorneys’ fees) arises due to the fraud, bad faith, willful misconduct or breach of an obligation such Partner, such Partner shall indemnify and hold the other Partners, the Partnership, the Property Entities and the REIT Entities, as applicable, and their directors, officers, shareholders, partners, members, managers, general partners, employees or agents, or any of them, harmless from any and all claims, demands, actions, losses, liabilities, costs or expenses (including reasonable attorneys’ fees) arising out of or in connection with such fraud, bad faith, willful misconduct or breach of an obligation by such Partner.

7.5           Limitations on Financing.  The Partnership will target an overall loan-to-total-value ratio of 30% with a maximum of 40% during the first year of the Term, and an overall loan-to-value of 40% with a maximum of 50% for the remaining Term of the Partnership.  Only long term, fixed rate, non-recourse first mortgage debt at the Owned Property or Property Entity level with a yield spread of at least 150 basis points below the Owned Property yield at the time the mortgage indebtedness is occurred shall be utilized, unless otherwise agreed by the Limited Partners.  The foregoing maximum loan-to-value ratios shall be determined with respect to the portfolio of Owned Properties, in the aggregate, and any one Owned Property or group of Owned Properties less than the entire portfolio may exceed the maximum loan-to-value ratios set forth above.  During the Investment Period, the Partnership will acquire Additional Properties free and clear of any debt, except when the unlevered initial yield would be less than 8%, or when the Partners unanimously determine pursuant to EXHIBIT 10-A (Major Decisions) that retaining debt in place or procuring new Financing with respect to an Additional Property at the time of or subsequent to the purchase is advantageous to the Partnership.  Inland or an Affiliate of Inland, will be entitled to receive a fee (the “Financing Fee”) for any new mortgage loans that such party arranges for an Owned Property equal to twenty-five (25) basis points multiplied by the amount of the Financing.  In the alternative, if an unaffiliated third party bank is utilized to arrange Financing, such party will be compensated at a standard market rate, or at a rate otherwise agreed to by the Limited Partners, and such compensation will be an expense of the Partnership.  The payment of the Financing Fee shall be as further set forth in EXHIBIT 10-D.

7.6           Determination of Holding Period.  The Limited Partners shall agree to a holding period to be assigned with respect to each of the Inland Properties and the Additional Properties (each, a “Holding Period”) which Holding Period shall be assigned as of the date of contribution (with respect to an Inland Properties) or acquisition (with respect to an Additional Property), shall be for a period of time determined by the Limited Partners, not to exceed the balance of the Maximum Term, and, if not agreed to on or prior to the date of contribution or acquisition, as the case may be, shall be for a period of time equal to the balance of the Maximum Term, as same may be extended from time to time pursuant to Section 5.5(d).

ARTICLE 8

Accounting; Distributions; Tax Matters

8.1           Books of Account.  At all times during the continuance of the Partnership, the General Partner shall cause proper and true books of account to be maintained in conformity with GAAP wherein there shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, the REIT Entities, and the Property Entities, or paid, received, sold or purchased in the course of their respective activities, and all of such other transactions, matters and things relating to them as are usually entered in books of account kept by persons engaged in activities of a like kind and character.  All reports prepared pursuant to this ARTICLE 8 shall be prepared separately for each REIT Entity and also on a consolidated basis for the Partnership.

8.2           Financial Statements, Reports and Tax Returns.

(a)           Reports as to each Owned Property.  EXHIBIT 8 attached hereto sets forth the financial statements and financial information which shall be delivered to the Limited Partners by the General Partner with respect to the Owned Properties, REIT Entities and Property Entities (the “Financial Statements”) on a quarterly basis.  On a quarterly basis, in addition to the accrual basis financial statements to be prepared for each Owned Property, the General Partner shall provide to the Partners Financial Statements with respect to all of the Owned Properties with necessary support, as reasonably requested, along with a detailed leasing status report and report of major variances between budget and actual.  All quarterly Financial Statements shall be delivered to the Partners within forty-five (45) days after the end of the quarter.

(b)           Quarterly Partnership Reports.  As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of the Partnership, the Partnership shall deliver to each Partner the consolidated and consolidating balance sheets of the Partnership, the REIT Entities and the Property Entities, as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, Partners’ equity and cash flow for such fiscal quarter and for the period from the beginning of the then current Fiscal Year of the Partnership to the end of such fiscal quarter as well as the other reports and information described on EXHIBIT 8 attached hereto.

(c)           Annual Financial Statements.  The Partnership’s books of account shall be closed as soon as practicable after the close of each Fiscal Year and within forty-five (45) days from the approval of the Partnership’s annual book of accounts by an independent auditor, and not later than within one hundred twenty (120) days from the end of the Fiscal Year to which the annual accounts relate, the Partnership shall deliver to each Partner the consolidated and consolidating balance sheets of the Partnership, the REIT Entities and the Property Entities as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, Partners’ equity and cash flow for such Fiscal Year.  An annual audit shall be performed at the expense of the Partnership in accordance with GAAP by KPMG or such other independent certified public accounting firm approved by the Limited Partners (such initial firm of accountants, or any replacement firm so selected, the “Accountants”), which final audited financial statement shall be delivered no more than seventy-five (75) days after the end of the Fiscal Year, as well as the reports set forth on EXHIBIT 8.  Such financial statements shall include certification by the General Partner that any and all distributions made by the Partnership were made in accordance with the terms of this Agreement, and a verification thereof by the Accountants.

(d)           Tax Returns.  The General Partner shall cause to be prepared and delivered to the Partners within one hundred five (105) days after the close of each Fiscal Year, subject to such filing extensions as reasonably requested by the General Partner, the income tax returns for the Partnership, the REIT Entities and, if applicable, the Property Entities, including the Schedules K-1 issued by the Partnership, which can be used by the Partners for tax reporting purposes.  The General Partner shall be responsible for engaging the Accountants to prepare and file all federal, state and local tax returns on behalf of the Partnership, the REIT Entities and the Property Entities and all costs of preparing the audited financial statements and other reports to which this Section 8.2 refers and such tax returns shall be an expense of the Partnership.

(e)           Appraisals.  The Owned Properties shall be appraised as described on EXHIBIT 11.5-A and the Fair Market Values determined as described on such exhibit shall be reflected in the Financial Statements and reports required by EXHIBIT 8 and this Section 8.2.

8.3           Percentage Interests.  The “Percentage Interest” of each Partner at any time shall be a percentage calculated as follows:

(a)           Initial Percentage Interests.  The initial Percentage Interests of the Partners shall be as set forth in the definition of “Initial Percentage Interest.”

(b)           Adjustments to Percentage Interests.  The Percentage Interests of the Limited Partners are expected to remain the same throughout the term of the Partnership; provided, however, the Percentage Interests shall be modified to reflect any additional Capital Contributions made by any Limited Partner, including in the event a Limited Partner makes a Default Contribution deemed a Capital Contribution pursuant to Section 6.4(a), in which event the Percentage Interests of the Partners shall be adjusted on the basis set forth therein; and provided further the Percentage Interest of PGGM PRE Fund may be reduced upon the closing of the exercise of the Options as provided and as such term is defined in Section 11.5.

8.4           Distribution of PIC Funds.  The General Partner shall distribute the PIC Funds, to the extent that the PIC Funds have not been applied pursuant to Section 6.3(d) to satisfy Inland’s Capital Contribution obligations, as follows (provided, however, that the PIC Funds may not be distributed to the extent that the PIC Funds are then required to be used to satisfy Inland’s Capital Contribution obligations pursuant to Section 6.3(d) or its cash contribution obligations pursuant to Section 13.4):

(a)           In the event of a Capital Event, the PIC Funds shall be used to fund the distribution to Inland pursuant to Section 8.5(b)(i) and shall be deemed to be Net Extraordinary Cash Flow for purposes of Section 8.5(b) when so applied; and

(b)           all PIC Funds remaining upon the earlier to occur of (i) the termination of the Investment Period or (ii) the liquidation of the Partnership shall be distributed to Inland; provided, however, that if there are PIC Funds remaining upon the liquidation of the Partnership and Inland requests, pursuant to Section 13.4, an in kind distribution from the Partnership having an aggregate Fair Market Value greater than Inland’s pro rata share (based on the respective Percentage Interests of Inland and PGGM PRE Fund) of the Fair Market Value of the Partnership’s non-PIC Fund assets, the remaining PIC Funds shall first be applied to satisfy Inland’s obligation under Section 13.4 to contribute to the Partnership such excess amount in cash and the remaining PIC Funds, if any, shall then be distributed pursuant to this Section 8.4(b); and, provided, further, that if the remaining PIC Funds are insufficient to fully satisfy Inland’s obligation under Section 13.4 to contribute such excess amount, Inland shall contribute additional cash to the Partnership so that Inland’s obligation under Section 13.4 to contribute cash to the Partnership is satisfied in full.

8.5           Distributions of Cash Flow.

(a)           Distribution of Net Ordinary Cash Flow.  Net Ordinary Cash Flow shall be distributed on a monthly basis within fifteen (15) days after the end of the month for which such Net Ordinary Cash Flow is being determined.  Net Ordinary Cash Flow shall be distributed to the Partners according to their Percentage Interests; provided, however, that all interest derived from the temporary investment of the PIC Funds in interest bearing instruments pending their application or distribution shall be distributed 95% to Inland and 5% to PGGM PRE Fund at the same time as the Partnership makes distributions of Net Ordinary Cash Flow.  For the avoidance of doubt, the PIC Funds do not constitute Net Ordinary Cash Flow and shall be applied or distributed, as applicable, in accordance with Sections 6.3(d) and 8.4.

(b)           Distribution of Net Extraordinary Cash Flow.  Net Extraordinary Cash Flow shall be distributed within ten (10) days of the Capital Event from which the Net Extraordinary Cash Flow is derived (i) first, to Inland an amount equal to the balance of the PIC Funds; (ii) second, the balance to and among the Partners pro rata according to their Percentage Interests.

(c)           Repayment of Loans.  Prior to the distribution by the General Partner of any Net Ordinary Cash Flow or Net Extraordinary Cash Flow to the Partners, the General Partner shall cause the entire outstanding principal amount and any accrued and unpaid interest on any Partnership Loan made by Limited Partners to the Partnership to be repaid in full from the distributive share that would have otherwise been distributed to the Defaulting Partner.

(d)           Restrictions on Distributions.  Notwithstanding the distributions contemplated by this Section, if the Partnership has creditors, no distribution will be made if, after giving effect to such distribution, (i) the Partnership would be unable to pay its debts as they become due in the usual course of business, (ii) the net assets of the

Partnership would be less than zero, or (iii) the Partnership would be in violation of Section 17-607 of the Act.

8.6           Capital Accounts; Allocation of Profits and Losses; Etc.  The agreement of the Partners concerning the maintenance of Capital Accounts, allocation of Profits, Losses, and items of Partnership income, gain, loss, expense and deduction, and other related tax matters is set forth below:

(a)           Maintenance of Capital Accounts.  A separate Capital Account shall be established and maintained for each Partner in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv) and the following provisions:  (i) to such Partner’s Capital Account there shall be credited the amount of cash and the initial Book Value of any other property contributed by that Partner to the Partnership, such Partner’s distributive share of Profits and items of income or gain specially allocated under this Agreement and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any assets of the Partnership distributed to such Partner; (ii) to such Partner’s Capital Account there shall be debited the amount of cash and the Book Value of any other property of the Partnership distributed to such Partner, such Partner’s distributive share of Losses and items of loss, expense and deduction specially allocated under this Agreement and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership; and (iii) in determining the amount of any liability for purposes of this Section 8.6(a), there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations.  This Section 8.6(a) shall be interpreted and applied in a manner consistent with Regulations Section 1.704-1(b)(2)(iv).  Upon the transfer of all or a part of an interest in the Partnership, the transferee shall succeed to that portion of the Capital Account of the transferor that is attributable to the transferred interest.

(b)           Allocations of Profits and Losses.

(i)       General Allocations of Profits and Losses.  Except as otherwise provided in Section 8.6(b)(ii), Profits and Losses of the Partnership for each Allocation Period shall be allocated to the Partners in accordance with their Percentage Interests.

(ii)      Allocation of Income and Loss from the PIC Funds.  All interest income derived from the temporary investment of the PIC Funds shall be allocated 95% to Inland and 5% to PGGM PRE Fund.  Losses derived from the PIC Funds shall be allocated 95% to Inland and 5% to PGGM PRE Fund.

(c)           Special Allocations, Etc.  The Partnership shall make the following allocations, in the following order of priority, prior to making any allocations under Section 8.6(b) for any Allocation Period.

(i)            Chargebacks of Nonrecourse Deductions.  Notwithstanding any other provision of this Agreement to the contrary, in the event that there is a net decrease in partnership minimum gain (as that term is defined in Regulations Section 1.704-2(b)(2)) with respect to the Partnership during a taxable year of the Partnership, the Partners shall be allocated items of income and gain in accordance with Regulations Section 1.704-2(f).  The preceding sentence is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

(ii)           Chargebacks of Partner Nonrecourse Deductions.  Notwithstanding any other provision of this Agreement, if during a taxable year of the Partnership there is a net decrease in partner nonrecourse debt minimum gain (as that term is defined in Regulations Section 1.704-2(i)(2)), that decrease shall be charged back among the Partners in accordance with Regulations Section 1.704-2(i)(4).  The preceding sentence is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted and applied in a manner consistent therewith.

(iii)          Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustment, allocation, or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Regulations Section 1.704-1(b)(2)(ii)(d)(5), or Regulations Section 1.704-1(b)(2)(ii)(d)(6) that causes that Partner to have an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 8.6(c)(iii) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this ARTICLE 8 have been tentatively made as if this Section 8.6(c)(iii) were not in this Agreement.  This Section 8.6(c)(iii) is intended to comply with the “qualified income offset” requirement in Regulations Section 1.704-1(b)(2)(ii)(d)(3), and shall be interpreted consistently therewith.

(iv)          Limitation on Loss Allocations.  The Losses allocated to any Partner pursuant to Section 8.6(b) with respect to any Allocation Period shall not exceed the maximum amount of Losses that can be so allocated without causing such Partner to have an Adjusted Capital Account Deficit at the end of such Allocation Period.  All Losses otherwise allocable to a Partner in excess of the limitation set forth in this Section 8.6(c)(iv) shall be allocated (A) first, to those Partners who are not subject to this limitation in accordance with Section 8.6(b), and (B) second, any remaining amount to the Partners in the manner required by the Code and the Regulations.

(v)           Section 743(b) and Section 734(b) Adjustments.  To the extent that an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Code Section 743(b) or Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or, in the case of a distribution to a Partner in complete liquidation of its interest in the Partnership, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to which such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(vi)          Nonrecourse Deductions.  Nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) shall be allocated to the Partners in proportion to their respective Percentage Interests.

(vii)         Partner Nonrecourse Deductions.  Any partner nonrecourse deductions (as defined in Regulations Section 1.704-2(i)(1)) shall be allocated to the Partner who (in its capacity, directly or indirectly, as lender, guarantor or otherwise) bears the economic risk of loss with respect to the loan to which such partner nonrecourse deductions are attributable in accordance with Regulations Section 1.704-2(i).

(viii)        Regulatory Allocations.  The allocations set forth in Sections 8.6(c)(iii) and 8.6(c)(iv) are intended to comply with certain requirements of the Regulations.  It is the intent of the Partners that, to the extent possible, all such allocations shall be offset as rapidly as possible with special allocations of other items of income, gain, loss, expense, or deduction of the Partnership.  Therefore, subject to the other provisions of this Section 8.6(c), such offsetting special allocations of income, gain, loss, expense, or deduction of the Partnership shall be made so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the greatest extent possible, equal to the Capital Account balance such Partner would have had if Sections 8.6(c)(iii), 8.6(c)(iv), and 8.6(c)(viii) were not part of this Agreement and all items of the Company were allocated pursuant to Sections 8.6(b), 8.6(c)(i), 8.6(c)(ii), and 8.6(c)(v) - 8.6(c)(vii).

(ix)           Section 704(c) and Capital Account Revaluation Allocations.  In accordance with Section 704(c) of the Code and the “traditional method” of Regulations Section 1.704-3(b) or an alternative method or methods unanimously selected by the Partners, income, gain, loss, expense, and deduction with respect to any property contributed to the Partnership shall, solely for income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property for federal income tax purposes and its initial Book Value.  In the event the Book Value of any asset of the Partnership is adjusted pursuant to the definition of “Book Value”, subsequent allocations of income, gain, loss, expense, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code and the “traditional method” of Regulations Section 1.704-3(b) or an alternative method or methods unanimously selected by the Partners.  Allocations pursuant to this Section 8.6(c)(ix) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.  The Partners acknowledge and agree that all Partnership income and gain derived from (i) taxable dispositions of equity interests in REIT Entities (including liquidating distributions under Code Section 331 that are received by the Partnership from REIT Entities), (ii) capital gain dividends or other distributions from REIT Entities, or (iii) the disguised sale of one or more Inland Properties as determined in accordance with Regulations Sections 1.707-3 shall in each case, to the extent attributable to Inland Built-In Gains, be allocated solely to Inland in accordance with Code Section 704(c) and the Regulations thereunder, and this Section 8.6(c)(ix) and the other provisions of this Agreement shall be interpreted and applied in a manner consistent with such agreement of the Partners.

(x)            Additional Allocation Rules.  For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis (but no less frequently than once annually), as reasonably determined by the General Partner using any method that is permissible under the Code (including without limitation Section 706) and the Regulations thereunder.  Without limiting the foregoing, if there is any change in any Partner’s Percentage Interest, then the then-current Allocation Period shall end on the last day preceding the change and a new Allocation Period shall commence on the first day for which the change is effective.  Except as otherwise provided in this Agreement, all items of income, gain, loss and deduction of the Partnership and any other allocations not otherwise provided for shall be allocated among the Partners in the same manner as is applicable to Profits and Losses for the Allocation Period in question.  The Partners are aware of the income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of income and loss of the Partnership for income tax purposes.

(d)           Method of Accounting.  Unless otherwise determined by the Partners or required by law, the Partnership shall use the accrual method of accounting for both tax and financial reporting purposes.

(e)           No Deficit Restoration Obligation.  Notwithstanding anything to the contrary contained in this Agreement, no Partner shall have any obligation to the Partnership or to any other Partner to restore any deficit balance in its Capital Account to the Partnership; provided however, if the deficit is created due to a distribution of assets in-kind, the Partner receiving such distribution shall restore any deficit in its Capital Account created by such distribution in-kind by contributing cash equal to such deficit to the Partnership.

8.7           Withholding Matters; Tax Covenants.  The Partnership and the General Partner shall be subject to and comply with such obligations and covenants with respect to the withholding of income from distributions and tax matters as the Limited Partners may reasonably agree.

ARTICLE 9

Rights, Duties, Liabilities and Restrictions of the General Partner

9.1           General Partner.

(a)           Generally.  Subject to the terms of this Agreement, the day-to-day business affairs of the Partnership shall be managed by the General Partner, who shall be appointed and, as the case may be, removed and replaced, in accordance with the terms of this Agreement.

(b)           Number.  There shall be one General Partner of the Partnership.

(c)           Appointment; Removal and Replacement for Cause.  The Limited Partners do hereby appoint INP Retail Management Company, LLC as the initial General Partner of the Partnership.  PGGM PRE Fund shall have the authority at any time and from time to time hereafter to remove (solely for Cause, as defined below), replace and appoint the General Partner.  Notwithstanding the foregoing, the Person appointed as General Partner shall serve as General Partner unless and until replaced pursuant to this Section 9.1.  PGGM PRE Fund may remove the General Partner upon the occurrence of any of the following events (“Cause”):

(i)            other than with respect to an Emergency Situation, the General Partner breaches this Agreement by taking any action that constitutes a Major Decision without the unanimous approval of the Limited Partners;

(ii)                                  the General Partner takes any action or omits to take any action on behalf of the Partnership that constitutes fraud, bad faith, gross negligence, recklessness, or wanton or willful misconduct;

(iii)                               the voluntary or involuntary bankruptcy of the General Partner;

(iv)                              Inland’s failure to comply fully with Sections 14.4 or 14.6 of this Agreement; or

(v)                                 a Change of Control of Inland;

and, with respect to any breach that is capable of being cured, such failure is not cured (A) with respect to a matter which is solely within the control of the General Partner, within thirty (30) days and (B) with respect to a matter which is not solely within the control of the General Partner, within ninety (90) days, or if such matter is not capable of being cured within said ninety (90) day period, as otherwise extended with agreement of PGGM PRE Fund, in each case after written notice from PGGM PRE Fund (the “Aggrieved Partner”), then the Aggrieved Partner shall have the right by notice to the General Partner (the “Replacement Notice”) to designate a replacement to replace the General Partner and thereafter to serve as General Partner, with said replacement to be effective on the 10th day following the furnishing of the Replacement Notice, subject however to the General Partner’s rights to dispute said replacement, as provided below in this Section 9.1(c).  If the General Partner disputes the basis on which the Replacement Notice is issued by the Aggrieved Partner, the General Partner shall have the right, to be exercised within ten (10) days after receiving the Replacement Notice, to submit the matter of whether the Aggrieved Partner is entitled to replace the General Partner in accordance with this Section 9.1(c) (and no other matter) to the American Arbitration Association in Chicago, Illinois for adjudication within thirty (30) days pursuant to the Commercial Arbitration Rules utilizing expedited procedures.  If the General Partner does make such submission within such 10-day period, the General Partner shall remain as the General Partner unless the arbitrators conclude that the General Partner should be replaced by the Aggrieved Partner’s designated Affiliate.  The decision of the arbitrators shall be final and may be enforced by the winning party in any court of competent jurisdiction.  All costs of the arbitration and such enforcement shall be borne and promptly paid by the Partnership.  The General Partner and the Aggrieved Partner shall make all submissions to the arbitrators in a timely manner and shall otherwise cooperate to achieve a timely resolution of the dispute.  Notwithstanding anything to the contrary in this Agreement, removal of a General Partner will not affect the rights under this Agreement of any Partner who is affiliated with the General Partner so removed.  Notwithstanding anything contained in the foregoing to the contrary, in the absence of an event constituting Cause, Inland may in its sole discretion, appoint an Inland Affiliate as a replacement General Partner.

(d)                                 Partnership Interests of General Partner.  The General Partner shall have no Partnership Interest relating to Profits and Losses of the Partnership.

(e)                                  Bankruptcy, Dissolution or Withdrawal of the General Partner.  In the event of the bankruptcy or dissolution and commencement of winding-up of the General Partner or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Act, the Partnership shall be dissolved and wound up as provided in this Agreement, unless the General Partner is replaced pursuant to Section 5.5(e) or this Section 9.1.  The General Partner shall take no action to accomplish its voluntary dissolution.  The General Partner shall not voluntarily withdraw as general partner of the Partnership prior to the dissolution of the Partnership, unless unanimously agreed to by the Limited Partners.

9.2                                 Authority of General Partner.

(a)                                  Exclusive Right to Manage.  Subject to the direction of the Limited Partners as provided in Sections 9.9 and 9.2(c) and except as otherwise expressly provided in this Agreement, (i) the General Partner shall have the sole and exclusive right and authority to manage, control and conduct the affairs of the Partnership, and (ii) the General Partner shall make all decisions affecting the affairs and business of the Partnership and shall carry out the purposes of the Partnership as set forth herein.

(b)                                 Power and Authority.  Consistent with the purposes of the Partnership, the General Partner shall have the power and authority, subject to the provisions of this Agreement (including the exhibits hereto), to acquire assets; purchase goods and services; sell, exchange, lease, license or otherwise deal in or with any and all assets of the Partnership; borrow funds to finance the Partnership’s activities and in connection with such borrowing, mortgage, hypothecate, pledge, lien or otherwise encumber the revenues and assets of the Partnership; manage or arrange for the management of the Owned Properties; supervise any construction on the Properties; enter into any contract or agreement or amend or cancel the same; invest and reinvest any funds or other assets of the Partnership, all as incident to or necessary for the operations of the Partnership.

(c)                                  Major Decisions.  Notwithstanding any other provisions of this Agreement that are or may be construed to the contrary, the General Partner shall not be authorized to take, and shall not take, any of the actions or make any of the decisions that are listed on EXHIBIT 10-A hereto (each a “Major Decision”), without the prior written consent of the Limited Partners.

(d)                                 Property Management, Leasing and Other Services.

(i)                                     Except where a lender to the Partnership requires otherwise, the Partnership, REIT Entities and/or Property Entities shall retain any one or more Inland Affiliates (the “Property Manager”) to provide day-to-day decisions and operations as to the management of the Owned Properties, which services shall be provided to the Property Entities pursuant to the terms of a property management agreement in the form of the Property Management Agreement attached hereto as EXHIBIT 10-B (the “Property Management Agreement”) and shall include, but not be limited to, in-house legal services outside legal services, outside marketing services, or as otherwise determined to be appropriate by the General Partner.  Inland or its Affiliates will provide Property Management Services for all Owned Properties.  The Property Management Agreement shall be entered into between the Partnership (or the respective Property Entities) and the Property Manager with respect to each of the Owned Properties.  Upon termination of the Property Management Agreement as provided therein, including any termination for “cause” as provided in the Property Management Agreement, the General Partner agrees to secure an unaffiliated third party property manager and leasing agent satisfactory to both Limited Partners, and further, if management and leasing services are not being provided by an Affiliate of Inland, the consent of the Limited Partners shall be required for any additional outsourcing of services to third parties.  Any and all such agreements shall terminate upon the sale of the subject Owned Property.  The Property Manager shall be entitled to enter into sub-management agreements with respect to any Owned Property to be managed pursuant to the Property Management Agreement.  In the event the Limited Partners are unable to agree as to whether a Manager Event, as defined in the Property Management Agreement, has occurred without the General Partner having exercised the Owner’s, as defined in the Property Management Agreement, rights and remedies thereunder for thirty (30) days or more after the request of a Limited Partner to do so, a Limited Partner shall be entitled to arbitrate such Disagreement as provided in Section 10.9.

(ii)                                  Except when a lender to the Partnership requires otherwise, Inland or its Affiliates (the “Leasing Agent”) will provide day to day decisions and operations as to the leasing of the Owned Properties, which services shall be provided to the Property Entities pursuant to the terms of a leasing agreement in the form of the Leasing Agreement attached hereto as EXHIBIT 10-C (the “Leasing Agreement”).  The Leasing Agreement shall be entered into between the Partnership (or the Property Entities) and the Leasing Agent with respect to each of the Owned Properties.  Upon termination of the Leasing Agreement as provided therein, including any termination “for cause” as provided in the Leasing Agreement, the General Partner agrees to secure an unaffiliated third party leasing agent satisfactory to both Partners, and further, if leasing services are not being provided by an Affiliate of the Partners, the consent of the Partners shall be required for any additional outsourcing of services to third parties.

Fees for management services, leasing services and other services provided by the Partners or their Affiliates are set forth in EXHIBIT 10-D.

(e)                                  Insurance.  The General Partner shall cause the Partnership, the REIT Entities and or Property Entities to carry comprehensive liability and fire insurance and, where appropriate and commercially available, terrorism, earthquake, flood and wind insurance, extended coverage, and other appropriate insurance coverage as determined by the General Partner, including any insurance coverage required by any lender to the Partnership, with respect to each Owned Property all in form and substance acceptable to the General Partner.    The required insurance for the Partnership, REIT Entities and Property Entities shall be set forth in the annual Business Plan.  Notwithstanding anything to the contrary set forth herein, Inland may include the Partnership within any umbrella insurance coverage maintained by Inland, and upon the General Partner’s good faith determination of the adequacy of same, the General Partner may elect to cause the Owned Properties to be covered under any captive insurance program maintained by Inland.

(f)                                    No Duty to Inquire.  Nothing herein contained shall impose any obligation on any person or firm doing business with the Partnership to inquire as to whether or not the General Partner has exceeded its power and authority in executing any contract, lease, mortgage, security agreement, deed or other instrument on behalf of the Partnership, and any such third person shall be fully protected in relying upon such authority.

(g)                                 Tax Elections; Tax Status of Partnership and REIT Entities.  Subject to the other provisions of this Agreement (including, without limitation, ARTICLE 8) and any limitations with respect to Major Decisions, the General Partner shall have the right to make (and revoke) any and all tax elections for the Partnership, including, without limitation, an election to adjust the tax basis of Partnership assets; provided, however, that the Partnership shall make an election under Code Section 754 at PGGM PRE Fund’s request; and, provided, further, that in no event shall the General Partner make, or permit the Partnership, the REIT Entities, or the Property Entities to make, any tax election or otherwise take, or permit the Partnership, the REIT Entities, or the Property Entities to take, any action that results in (i) any REIT Entity failing to qualify as a Domestically Controlled REIT, (ii) the Partnership failing to be classified for federal income tax purposes as a partnership that is not a “publicly traded partnership” within the meaning of Code Section 7704, or (iii) the Partnership being converted into a form of legal entity that is not classified as a partnership for federal income tax purposes.

(h)                                 Proscriptions.  The General Partner shall have no authority to expend or use Partnership money or property other than on the account and for the benefit of the Partnership or to pledge any of the Partnership’s credit or property for other than Partnership purposes.

(i)                                     Maintenance of REIT Entities.  The General Partner shall not take any actions so as to cause a REIT Entity to lose its status as a Domestically Controlled REIT, and, upon the change in any law or regulation effecting the qualification of a REIT Entity as a “real estate investment trust”, shall promptly commence discussion with the Limited Partners regarding the steps necessary to bring such REIT Entity into compliance with such changed law or regulation.

9.3                                 Bank Accounts.  Pending any expenditure, distribution or long-term investment, all funds of the Partnership shall be deposited in the Partnership name in such bank account or accounts as shall be designated by the General Partner from time to time; including, but not limited to, segregated or co-mingled operating accounts of the Partnership as determined by the General Partner from which the receipts and Expenses of the Owned Properties will be managed, a lock-box account through which rents and other receipts will be collected and such other Partnership accounts as shall be necessary in connection with the operations of the Partnership and payment of Partnership operating expenses.  All Expenses of the Owned Properties shall be paid from and maintained in co-mingled accounts, but Reserves shall be paid from and maintained in segregated accounts for the benefit of the Partnership; provided, however, that the General Partner shall cause any funds in excess of Expenses of the Owned Properties and Reserves to be transferred to a segregated account for the Partnership on a monthly basis.  All withdrawals from accounts maintained for or on behalf of the Partnership shall be made upon the signature of such person or persons as the General Partner may designate.  In no event shall funds of a REIT Entity or Property Entity be deposited in any account of any Person other than the Partnership, such REIT Entity or Property Entity.  The General Partner shall not be liable if co-mingling the funds of the Partnership, another REIT Entity or Property Entity could cause the corporate veil of the Partnership, REIT Entity, or Property Entity to be pierced or otherwise affect the limited liability of the Partnership, any REIT Entity or Property Entity; provided, that the co-mingling of funds of the Partnership, any REIT Entity or Property Entity was determined by the General Partner in good faith to be commercially reasonable.

9.4                                 Compensation of General Partner.  The General Partner shall receive a quarterly venture management fee (the “Venture Management Fee”) payable by the Partnership equal to ten (10) basis points multiplied by the average quarterly Total Equity Capitalization of the Partnership (as defined and determined pursuant to the formula value set forth in paragraph 3 of Schedule 6.2(e)) for the preceding quarter (on a pro rata basis for any quarterly period that is not a full three calendar month period), payable quarterly in arrears, and commencing with respect to the fiscal quarter of the date of this Agreement.  Except as otherwise set forth in this Agreement, the General Partner shall not be entitled to any fees or other remunerations for its services as General Partner of the Partnership.  Any break up fees, monitoring fees, director fees, transaction fees and other similar payments received by the General Partner from third parties shall be paid to the Partnership.

9.5                                 Expenditures by General Partner.  The Partnership shall reimburse the General Partner for all actual third party out of pocket costs and reasonable Affiliate out of pocket costs approved or contemplated by this Agreement that may be expended by the General Partner in accordance with this Agreement and all reasonable Affiliate or non-Affiliate costs expended by the General Partner in response to an Emergency Situation.

9.6                                 Liability of Partners.  The General Partner and each Limited Partner (which each of such Persons for purposes of this Section 9.4 and Section 9.7 shall include its partners, officers, directors, shareholders, members, managers, employees, agents, affiliates and legal representatives) shall not be liable to another Partner or the Partnership for honest mistakes of judgment, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Partnership, or for losses due to such mistakes, action or inaction, or for the negligence of any employee, provided that such employee was supervised with reasonable care, or for the negligence, dishonesty or bad faith of any broker or other agent of the Partnership, provided that such broker or agent was selected, engaged or retained and supervised with reasonable care.  The General Partner and each Limited Partner may consult with counsel and accountants in respect of Partnership affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counselor or accountants, provided that they shall have been selected with reasonable care.  The Partners shall look solely to the assets of the Partnership for the return of their capital and, if the assets of the Partnership remaining after payment or discharge of the debts and liabilities of the Partnership are insufficient to return such capital, they shall have no recourse against the General Partner or the Limited Partners for such purpose.  Notwithstanding any of the foregoing to the contrary, the provisions of this Section shall not be construed to relieve (or attempt to relieve) any Partner for any liability it may have to another Partner or the Partnership for any actions by it or its agents or employees, which constitute the breach or violation of its obligations under or in connection with this Agreement or any liability by reason of fraud, bad faith, gross negligence, recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section to the fullest extent permitted by law.

9.7                                 Indemnity.

(a)                                  Partnership Indemnity.  The Partnership shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Partner and its Affiliates, including without limitation, the General Partner, and the managers, members, officers, employees or agents of any of the foregoing (collectively, the “Indemnified Party”) against any losses, claims, cost, expenses, damages, demands or liabilities to which such Indemnified Party may become subject as a result of claims brought by third parties (i.e., any Person that is not an Affiliate of Inland or PGGM PRE Fund) in connection with any matter arising out of or incidental to any act performed or omitted to be performed by any such Indemnified Party in connection with this Agreement or the Partnership’s business or affairs; but only to the extent that such act or omission (i) was not attributable to such Indemnified Party’s fraud, bad faith, willful misconduct or gross negligence and (ii) did not constitute a breach or violation by said Indemnified Party of its material obligations under or in connection with this Agreement.  If an Indemnified Party becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Partnership’s business or affairs, the Partnership shall make advances to such Indemnified Party for its reasonable legal and other reasonable out of pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Indemnified Party shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Indemnified Party was not entitled to be indemnified by the

Partnership in connection with such action, proceeding or investigation.  Any indemnity or advancement under this Section 9.7(a) shall be paid solely out of and to the extent of Partnership assets and shall not be a personal obligation of any Partner.

(b)                                 [Intentionally Omitted.].

(c)                                  Survival.  The provisions of this Section 9.7 shall survive for a period of three (3) years from the date of dissolution of the Partnership, provided that if at the end of such period there are any actions, proceedings or investigations then pending, an Indemnified Party may so notify the Partnership, the Partners and the General Partner prior to such time (unless the Indemnified Party has previously provided notice to the Partnership, the Partners and the General Partner of such matter), which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein and the provisions of this shall survive with respect to each such action, proceeding or investigation (or any related action, proceeding or investigation based upon the same or similar claim) for which the Partnership had notice until such date that such action, proceeding or investigation is finally resolved, and the obligations of the Partnership under this Section 9.7 shall be satisfied solely out of Partnership assets.

(d)                                 Expenses.  To the extent that an Indemnified Party has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraph (a), above, or in defense of any claim, issue or matter therein, the person shall be indemnified by the Partnership against expenses (including reasonable attorney’s fees) actually and reasonably incurred by the person in connection therewith.

(e)                                  Determination.  Any indemnification, but not advancement (which shall be mandatory), under paragraph (a), above (unless ordered by a court), shall be made by the Partnership if the Indemnified Party has met the applicable standard of conduct set forth in paragraph (a), above.  The determination whether the Indemnified Party has met the applicable standard of conduct shall be made in good faith by the Partner or Partners not Affiliated with such Indemnified Party.

(f)                                    Indemnification Not Exclusive.  The indemnification and advancement rights provided by this Section 9.7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under the Certificate or any agreement, vote of Partners or disinterested managers, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, general partner, manager, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

(g)                                 Insurance.  The Partnership, subject to approval of the Partners, may purchase and maintain insurance on behalf of any person who is or was a General Partner, officer, employee or agent of the Partnership, or who is or was serving at the request of the Partnership as a director, officer, general partner, manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any capacity; or arising out of the person’s status as such, whether or not the Partnership would have the power to indemnify the person against the liability under the provisions of this Section 9.7.

(h)                                 Report to Partners.  If the Partnership has advanced expenses to the General Partner, or any Indemnified Party of the General Partner, the Partnership shall promptly report the indemnification or advance in writing to the Partners.

(i)                                     Definitions.  For purposes of this Section, references to “serving at the request of the Partnership” shall include any service as a General Partner, officer, employee or agent of the Partnership that imposes duties on, or involves services by the General Partner, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

9.8                                 Tax Matters Partner.  The General Partner shall be the Partnership’s “tax matters partner” as defined in Code Section 6231(a)(7) (the “TMP”).  The TMP shall employ experienced tax counsel to represent the Partnership in connection with any audit or investigation of the Partnership by the Service and in connection with all subsequent administrative and judicial proceedings arising out of such audit.  The Partnership shall not be obligated to pay any fees or other compensation to the TMP in its capacity as such; provided, however, that all reasonable expenses incurred by the TMP in serving as the TMP shall be Partnership expenses and the TMP shall be reimbursed by the Partnership in connection therewith.  Notwithstanding the foregoing, it shall be the responsibility of the General Partner and of each Partner, at their expense, to employ tax counsel to represent their respective separate interests.  If the TMP is required by law or regulation to incur fees and expenses in connection with tax matters not affecting each of the Partners, then the TMP may, in its sole discretion, seek reimbursement from those Partners on whose behalf such fees and expenses were incurred.  The TMP shall take such action as may be necessary to cause each Partner to become a “notice partner” within the meaning of Code Section 6231(a)(8).  The TMP shall keep the Partners informed of all administrative and judicial proceedings, as required by Code Section 6223(g), and shall furnish to each Partner a copy of each notice or other material communication received by the TMP from the Service, and each notice or other communication sent by the TMP to the Service, except such notices or communications as are sent directly to such Partner by the Service.  The relationship of the TMP to the Partners is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties as TMP in such manner as will serve the best interests of the Partnership and all of the Partners.  Notwithstanding the foregoing, the TMP shall not take any position or action with the Service without prior approval from the Limited Partners, including but not limited to any decision:

(a)                                  to enter into a settlement agreement which purports to bind the Partnership or the Partners other than the TMP;

(b)                                 to file a petition contemplated in Section 6226(a) or 6228(a) of the Code;

(c)                                  to file any request contemplated in Section 6227(b) of the Code;

(d)                                 to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

To the fullest extent permitted by law, the Partnership agrees to indemnify the TMP and its agents and save and hold them harmless, from and in respect of (i) all reasonable fees, costs and expenses in connection with or resulting from any claim, action or demand against the TMP, the General Partner or the Partnership that arise out of or in any way relate to the TMP’s status as TMP for the Partnership, and (ii) all such claims, actions and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity shall not extend to conduct by the TMP adjudged (A) not to have been undertaken reasonably and in good faith to promote the best interests of the Partnership in accordance with this Agreement or (B) to have constituted gross negligence, recklessness, intentional wrongdoing or breach or violation of this Agreement by the TMP.

9.9                                 Business Plan and Investment Strategy.  The business plan, investment strategy and annual budget for the Partnership and the REIT Entities and Property Entities for the upcoming Calendar Year shall be prepared by the General Partner and proposed to the Limited Partners for approval, annually (the “Business Plan”) on or before November 15 of the Calendar Year preceding the Calendar Year applicable to the Business Plan.  The Limited Partners will meet, in person or by telephone, no less often than quarterly to discuss the Partnership’s Business Plan, Major Decisions and operations of the Owned Properties.  The General Partner shall carry out the terms of the Business Plans as approved.  Unless an annual Business Plan is approved by the Limited Partners, the operations of the Partnership shall be governed by the last approved Business Plan.

ARTICLE 10

Limited Partners

10.1                           Rights and Obligations of the Limited Partners.  The Limited Partners shall take no part in the control or management of the affairs of the Partnership, and no Limited Partner have any authority to act for or on behalf of the Partnership except as otherwise provided herein.

10.2                           Approval of Partners.  Except as otherwise provided herein, whenever any vote, approval, agreement or consent of the Limited Partners or the Partners shall be required pursuant to this Agreement, including but not limited to Major Decisions, such vote, approval, agreement or consent shall mean and require the prior unanimous written agreement of all of the Limited Partners.

10.3                           Reliance on Partner Communications.  Inland agrees that in the event an action, consent, approval, decision, judgment, notice or other communication (an “Inland Communication”) is made by Mark Zalatoris or Scott Carr, then PGGM PRE Fund, the Partnership and the General Partner shall be entitled to rely upon such Inland Communication, and Inland shall be bound by all such Inland Communications.  PGGM PRE Fund agrees that in the event an action, consent, approval, decision, judgment, notice or other communication (a “PGGM PRE Fund Communication”) is made by Werner Sohier or Steven Zeeman, then Inland, the Partnership and the General Partner shall be entitled to rely upon such PGGM PRE Fund Communication and PGGM PRE Fund shall be bound by all such PGGM PRE Fund Communications.  Either of the Limited Partners may designate in writing delivered to the other Limited Partner from time to time a replacement person(s) upon whose communications the Partnership, the General Partner and such other Limited Partner shall be entitled to rely.

10.4                           Meetings of the Limited Partners.  Meetings of the Limited Partners shall be held at least quarterly.  Special meetings of the Limited Partners may be called for any purpose at any time by any Limited Partner or the General Partner.  Meetings shall be held by telephone or at the principal office of the Partnership or such other place as may be designated by the Person calling the meeting in the notice of a special meeting (which place must be reasonable).  Any actions required or permitted to be taken at a meeting of the Limited Partners may be taken without a meeting upon the unanimous written consent of the Limited Partners.  Limited Partners may participate and act at any meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

10.5                           Officers of the Partnership.  The General Partner may from time to time appoint one or more persons to serve as officers of the Partnership, in such capacities and with such delegated rights and powers as the Limited Partners may unanimously approve for the General Partner; provided, however, that no such officer shall have any different or greater rights and powers than the General Partner has under this Agreement.  Officers appointed by the General Partner shall be entitled to be indemnified by the Partnership in accordance with Section 9.7.  At inception, the Partnership is not anticipated to have any officers.

10.6                           Restrictions on Authority of Partners.  The Partners shall have no authority to:

(a)                                  do any act in contravention of this Agreement or the Act; or

(b)                                 possess property, or assign rights in specific Partnership property, for other than a Partnership purpose; or knowingly perform any act that would subject any Partner to liability for the obligations of the Partnership in any jurisdiction.

10.7                           Liability of Limited Partners.  To the maximum extent permitted under the Act, the Limited Partners shall not be liable to the Partnership or to any Partner for any losses sustained or liabilities incurred as a result of any act or omission of the Limited Partner if the act or omission did not constitute fraud, bad faith, gross negligence, or willful or wanton misconduct.  For purposes of this Agreement, any act or omission, if done or omitted to be done in reliance, in whole or in part, upon the advice of independent legal counsel or independent certified public accountants unanimously selected by the Limited Partners, will be presumed to have been done or omitted to be done in good faith and not to constitute fraud, bad faith, gross negligence or willful or wanton misconduct.

10.8                           Liability.  No Limited Partner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership beyond the amount agreed to be contributed by it to the capital of the Partnership pursuant to this Agreement, nor shall any Limited Partner be responsible for any losses of any other Partner.

10.9                           Disagreements.  In the event of a Disagreement, either Limited Partner, may, at its option submit the Disagreement to an arbitrator with the American Arbitration Association in Chicago, Illinois for adjudication within thirty (30) days pursuant to the Commercial Arbitration Rules utilizing expedited procedures.  Each party shall submit to the arbitrator and exchange with the other, in accordance with a procedure to be established by the arbitrator, such Limited Partner’s best offer with respect to the resolution of the Disagreement. The arbitrator shall be limited to awarding only one or the other of the two positions submitted by the Limited Partners.  If the General Partner fails to enforce the determination of the arbitrator within five (5) Business Days after receipt of notice of such failure, any Partner shall be entitled, at the expense of the Partnership, to enforce the determination of the arbitrator, utilizing the same expedited procedures.

ARTICLE 11

Admission of Additional Partners: Assignment Provisions

11.1                           Additional Partners and Partnership Interests.  No additional Partners may be admitted to the Partnership, other than any transferee of the Interests in the Partnership currently owned by Inland or PGGM PRE Fund, as the case may be, as and to the extent permitted under this Agreement.  No additional Partnership Interests may be issued.

11.2                           General Provisions.  The following rules shall apply to Transfers of Partnership Interests:

(a)                                  Restrictions on Transfer of Limited Partner Interests.  The Limited Partners shall have no right to Transfer their Partnership Interests, except with the prior written consent of the other Partners, and unless such Transfer otherwise complies with the conditions to transfer set forth in this Agreement.  Except as expressly permitted in Sections 11.2(c) and (d), no Limited Partner shall Transfer, or cause or permit the Transfer of, all or any portion of its Interest or any interest therein, without obtaining the prior written consent of the Limited Partners.  Such consent may not be unreasonably withheld.  Any Transfer, or purported Transfer, of all or any part of an Interest made in violation of the provisions of this ARTICLE 11 shall be void and of no force or effect against the Partnership, the other Partners, any creditor of the Partnership or any claimant against the Partnership, except as set forth in ARTICLE 11 hereof.  If a Limited Partner consents to a Transfer of the Interest of another Partner or if a Partner effects a Transfer of its Interest permitted under this ARTICLE 11, then the giving of any such consent or the making of such permitted Transfer in any one or more instances shall not limit or waive the requirement for such consent or the application of the provisions of this ARTICLE 11 to any other or subsequent Transfer of such Partner’s Interest.

(b)                                 Condition to All Transfers.  It shall be a condition to any Transfer that any required consent to such Transfer by any Secured Lender shall have been obtained.  It shall also be a condition to the effectiveness of any Transfer of all or part of the Interest to a Person other than a Partner, including Transfers otherwise permitted by Sections 11.2(d) and (e), and a condition to the purported transferee of such Transfer being admitted as a Partner of the Partnership or otherwise being entitled to any benefits or rights under this Agreement or otherwise associated with such Interest, that:

(i)                                     except in the case of a Transfer of ownership interests in a Partner permitted by Sections 11.2(c), (A) the transferee shall execute and deliver to the other Partners a written agreement reasonably satisfactory to the other Partners accepting and adopting the terms of this Agreement and unconditionally assuming and agreeing to be bound by all obligations, conditions and covenants of the transferring Partner hereunder with respect to the Interest transferred (whether in existence at the time of such Transfer or accruing thereafter), and (B) any guarantor of the obligations of the transferor under this Agreement shall execute a written guaranty of the obligations of the transferee hereunder, to the same extent and on the same terms as such guaranty of the transferor’s obligations;

(ii)                                  except in the case of a Transfer of ownership interests in a Partner permitted by Sections 11.2(c), the other Partners shall have received such evidence (including opinions of counsel, which may be in-house counsel) of the due authorization, execution and delivery of instruments by, and the validity and enforceability of such instruments against, such transferee as the other Partners shall reasonably request;

(iii)                               the other Partners, at their option, shall have received an opinion of counsel reasonably acceptable to the other Partners that (A) such Transfer shall not violate any federal or applicable state securities law or cause the Partnership to fail to qualify for an exemption from registration under the federal and any applicable state securities laws, and (B) such Transfer will not result in the imposition of fiduciary responsibility on the Partnership, any Partner or any Affiliate of any Partner under the Employee Retirement Income and Security Act of 1974, as amended from time to time (“ERISA”);

(iv)                              such Transfer will not result in any REIT Entity no longer qualifying as a Domestically Controlled REIT; and

(v)                                 such Transfer will not result in the Partnership being treated as a

“publicly traded partnership” within the meaning of Code Section 7704.

(c)                                  Certain Permitted Transfers.  Notwithstanding the provisions of Section 11.2(a), but subject to the limitations of Section 11.2(b), any Person who is a stockholder, partner, member or other direct or indirect owner of any Partner may, from time to time, Transfer all or a portion of such Person’s direct or indirect interest in such Partner to any Person, provided that (i) any required consent has been received, (ii) either (A) the assignee of such interest satisfies the provisions set forth in Section 11.2(d) or (B) the Partners receive other evidence satisfactory to each of them that the proposed Transfer shall not result in adverse consequences to such Partner or the Partnership relating to ERISA or result in any REIT Entity no longer qualifying as a Domestically Controlled REIT, and (iii) after giving effect to such Transfer, such Partner would come within the definition of a Transfer Affiliate as applied to such Partner as constituted on the Effective Date.  For avoidance of doubt, the parties expressly agree that the foregoing provisions (i), (ii) and (iii) shall not be applicable to any transaction which is not deemed to be a “Transfer” pursuant to the exceptions contained in the definition of “Transfer”.

(d)                                 Transfers to Transfer Affiliates.  Subject to the limitations of Section 11.2(b), each Partner shall have the right, at any time or from time to time, without the consent of the General Partner or any other Partner, to sell or assign all or any portion of its Interest to a Transfer Affiliate of such Partner.  In the event of any such transfer, the transferee shall assume all obligations of the transferor attributable to the Interest transferred, in accordance with Section 11.2(b), provided that the transferor shall not thereby be released and shall continue to be jointly and severally liable with such transferee for all such obligations unless such Transfer Affiliate is an institutional investor that has a net worth in excess of $1 billion.  Furthermore, any transferee of all or any portion of the Interest of a Partner shall have the right, pursuant to this Section 11.2(e), to assign all or any portion of its Interest to such Partner or any Transfer Affiliate of such Partner, except that if a Partner has assigned its entire Interest, any further assignment of all or any portion of such Interest shall thereafter be subject to the provisions of this ARTICLE 11.  If a Partner shall transfer less than its entire Interest to a Transfer Affiliate, references to such Partner in this Agreement shall refer to such Partner and its Transfer Affiliate collectively, and such transferor Partner shall be authorized to act on behalf of such Transfer Affiliate for all purposes under this Agreement.

(e)                                  ERISA Provisions.  A purchaser or assignee referred to in Section 11.2(a) shall satisfy the provisions of this Section 11.2(e) if (a) such Person is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (b) the assets of such Person do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3101, and (c) such Person is not a “governmental plan” within the meaning of Section 3(32) of ERISA.  Each Partner hereby agrees to indemnify, defend and hold the other Partner harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in such other Partner’s sole discretion) that such other Partner may incur, directly or indirectly, as a result of a Transfer of a direct or indirect interest in such Partner to any Person not satisfying the provisions of this Section 11.2(e).

(f)                                    Binding Effect.  Any Person acquiring or claiming an interest in the Partnership, in any manner whatsoever, shall be subject to and bound by all terms, conditions and obligations hereof to which its predecessor in interest, if any, was subject or bound, without regard to whether such Person has executed a counterpart hereof or any other document contemplated hereby.  No Person, including the legal representatives, heirs or legatees of a deceased Partner, shall have any rights or obligations greater than those set forth herein and no Person shall acquire an interest in the Partnership or become a Partner except as permitted hereby.

(g)                                 Actions Prior to Acceptance of Assignment.  The Partnership and the General Partner shall be entitled to treat the assignor of the assigned interest as the absolute owner thereof in all respects and shall incur no liability for distributions made in good faith to such assignor prior to such time as the documents specified in paragraph (b), above, have been delivered to and accepted by the General Partner.

(h)                                 Costs.  The out-of-pocket costs incurred by the Partnership in processing an assignment (including attorney’s fees) shall be borne by the assignee, and shall be payable prior to and as a condition of admission to the Partnership.

11.3                           [Intentionally Omitted].

11.4                           Continuation of Partnership Upon Certain Events.  The death, disability, court declaration of incompetence, bankruptcy, dissolution, liquidation or other dissociation of a Limited Partner shall not dissolve the Partnership, but it shall be continued with the successor or legal representative of such Partner; such successor or legal representative shall, to the extent of the interest acquired, be entitled only to the predecessor Partner’s rights, if any, in the capital, profits and losses and distributions of the Partnership, and no such Person shall have any right to participate in the management of the affairs of the Partnership or vote on any Partnership matter without the written consent of the Partners.

11.5                           Put/Purchase Options.

(a)                                  PGGM PRE Fund’s Put Option. For each 12 calendar month period (each, an “Option Year”) PGGM PRE Fund shall have the option to sell up to an aggregate of twenty percent (20%) of PGGM PRE Fund’s Initial Percentage Interest to Inland, as provided in this Section 11.5(a) and for the purchase price and pursuant to the terms set forth in Section 11.5(c) below (the “PGGM PRE Fund Put Option”).  The PGGM PRE Fund Put Option shall be exercisable in whole or in part on a quarterly basis as follows:

(i)                                     PGGM PRE Fund shall first have the right to exercise the PGGM PRE Fund Put Option during the Exercise Period (as defined below) in the calendar quarter following the calendar quarter of the sixth anniversary of the first Inland Initial Capital Contribution (the “Put Option Commencement Quarter”);

(ii)                                  Beginning with the Put Option Commencement Quarter, and on a quarterly basis thereafter until exercised in full, PGGM PRE Fund may exercise the PGGM PRE Fund Put Option at any time during an Exercise Period by delivering to Inland notice of PGGM PRE Fund’s election to exercise the PGGM PRE Fund Put Option, setting forth the percentage of PGGM PRE Fund’s Partnership Interest that PGGM PRE Fund elects to sell as of such time (the “PGGM PRE Fund Exercise Notice”).

(iii)                               For purposes hereof, the “Exercise Period” shall mean a period beginning with the delivery of the Partnership’s quarterly reports and Financial Statements to PGGM PRE Fund as provided in ARTICLE 8 and ending ten (10) Business Days thereafter during each calendar quarter during an Option Year, commencing with the Put Option Commencement Quarter.  A PGGM PRE Fund Exercise Notice delivered after the end of the then-current Exercise Period shall be considered applicable to the immediately following Exercise Period.

(b)                                 Inland’s Purchase Option.  During each Option Year, beginning with the Put Option Commencement Quarter, Inland shall have the option to purchase up to an aggregate of twenty percent (20%) of PGGM PRE Fund’s Initial Percentage Interest (less any PGGM PRE Fund’s Initial Partnership Interest previously sold pursuant to Section 11.5(a) during such Calendar Year or that PGGM PRE Fund elects to sell during the then-current Exercise Period), exercisable on a quarterly basis as provided in this Section 11.5(b) and for the purchase price and pursuant to the terms set forth in Section 11.5(c) below (the “Inland Purchase Option”, and together with the PGGM PRE Fund Put Option, an “Option” or the “Options”). The Inland Purchase Option shall be exercisable in whole or in part on a quarterly basis as follows:

(i)                                     Inland shall first have the right to exercise the Inland Purchase Option during the Exercise Period in the Put Option Commencement Quarter;

(ii)                                  Beginning during the Exercise Period which takes place in the Put Option Commencement Quarter, and on an quarterly basis thereafter until exercised in full, Inland may exercise the Inland Purchase Option at any time during the Exercise Period by delivering to PGGM PRE Fund notice of Inland’s election to exercise the Inland Purchase Option, setting forth the percentage of PGGM PRE Fund’s Initial Partnership Interest Inland elects to purchase as of such time (the “Inland Exercise Notice”, and together with the PGGM PRE Fund Exercise Notice, the “Exercise Notice” or “Exercise Notices”).

(c)                                  Payment; Valuation.

(i)                             The purchase price for the PGGM PRE Fund Partnership Interest to be sold and purchased as set forth in an Exercise Notice (the “Purchase Price”) shall be the NAV of the Partnership as set forth in the quarterly report and Financial Statements described in Section 8.2, the delivery of which commenced the applicable Exercise Period, multiplied by the Percentage Interest set to be sold in such Exercise Notice, unless either Inland or PGGM PRE Fund, as the case may be, notifies the other in the Exercise Notice that it disagrees with such NAV and requests that the Purchase Price be determined in accordance with the method described in paragraph 3 on EXHIBIT 11.5-A (an “Appraisal”) in which case the “Purchase Price” shall be the price determined by such Appraisal.  In the event that both Inland and PGGM PRE Fund deliver an Exercise Notice within the same Exercise Period and only one of them elects an Appraisal, the full amount of the PGGM PRE Fund Partnership Interest to be sold pursuant to such Exercise Notices shall be sold at the Purchase Price determined pursuant to the Appraisal.

(ii)                                  The Purchase Price shall be payable at a closing occurring at 10:00 a.m. CST on the 5th Business Day after (A) the end of the applicable Exercise Period, if neither Inland or PGGM PRE Fund elects an Appraisal in its Exercise Notice, or (B) determination of the Purchase Price pursuant to an Appraisal (the “Closing Date”) at the principal offices of the Partnership or such other time and place as agreed by Inland and PGGM PRE Fund as follows:  (y) in the event the Purchase Price is paid in cash, the Purchase Price shall be paid to PGGM PRE Fund, and an assignment of PGGM PRE Fund’s Partnership Interest being sold shall be delivered to Inland by PGGM PRE Fund; or (z) in the event the Purchase Price is to be paid all or partially in Stock (as defined below), the Stock shall be delivered to PGGM PRE Fund, the cash portion of the Purchase Price (if any) shall be paid to PGGM PRE Fund, and an assignment of PGGM PRE Fund’s Partnership Interest being sold shall be delivered to Inland by PGGM PRE Fund.

(iii)                               Inland, in its sole discretion, may elect to pay all or a portion of the Purchase Price in registered, non-restricted shares of common stock of Inland or a successor company (the “Stock”); provided that to the extent the Stock proposed to be issued to PGGM PRE Fund, when added to any shares of Inland equity then held by PGGM PRE Fund, exceeds five percent (5%) of all outstanding equity interests of Inland, PGGM PRE Fund’s consent shall be required for Inland to pay any portion of the Purchase Price in Stock.  The shares of Stock shall be issued to PGGM PRE Fund at a price (the “Price Per Share”) equal to the trailing five (5) calendar day average closing price of Inland’s Common Stock, less five percent (5%), for the five (5) calendar days preceding the Closing Date and shall be subject to the terms of a subscription and lock-up agreement in the form of

Subscription and Lock-Up Agreement attached hereto as EXHIBIT 11.5-B (“Subscription and Lock-Up Agreement”), pursuant to which, among other things, PGGM PRE Fund shall agree not to sell or otherwise transfer Stock equal to more than one-tenth of the outstanding equity interests of Inland in any single Business Day for one year after issuance by Inland.

(d)                                 End of Venture.  Upon the termination of the Term of the Partnership as provided herein, each of Inland and PGGM PRE Fund shall immediately have the right to accelerate the exercise of the Option, in whole or in part, by delivering an Exercise Notice to Inland or PGGM PRE Fund, as the case may be, within sixty (60) Business Days following the end of the Term, for a Purchase Price determined in accordance with Section 11.5(c); provided however, that (i) the Option shall be exercisable to the full extent of PGGM PRE Fund’s Partnership Interest at the end of the Term and not limited to twenty percent (20%) PGGM PRE Fund’s Initial Partnership Interest as otherwise provided in Sections 11.5(a) and (b), and (ii) the Closing Date for the purchase of the PGGM PRE Fund Partnership Interest to be sold pursuant to this Section 11.5(d) shall be the 5th Business Day following (A) the delivery of the Exercise Notice, if neither Inland or PGGM PRE Fund elects an Appraisal in its Exercise Notice, or (B) determination of the Purchase Price pursuant to an Appraisal described in paragraph 3 of EXHIBIT 11.5-A.

(e)                                  Pre-Closing Distributions and Allocations.  Sections 8.5(a), 8.5(b), and 8.6(b) shall be applied on a “closing of the books” basis in connection with a sale of all or any portion of PGGM PRE Fund’s Partnership Interest to Inland pursuant to this Section 11.5.  Net Ordinary Cash Flow and Net Extraordinary Cash Flow attributable to the period ending as of the close of business on the last day preceding the change in the Partners’ respective Percentage Interests upon a sale of all or any portion of PGGM PRE Fund’s Partnership Interest to Inland pursuant to this Section 11.5 shall be distributed under Sections 8.5(a) and 8.5(b) in accordance with the Partners’ respective Percentage Interests in effect prior to such change.  As provided in Section 8.6(c)(x), as a result of the change in the Partners’ respective Percentage Interests upon a sale of all or any portion of PGGM PRE Fund’s Partnership Interest to Inland pursuant to this Section 11.5, the then-current Allocation Period shall end as of the close of business on the last day preceding the change and a new Allocation Period shall commence on the first day for which the change is effective.

ARTICLE 12

Resignation, Withdrawals, and Priorities

12.1                           Resignations and Withdrawals.  No Partner shall be entitled to withdraw or resign from the Partnership.  The General Partner shall not have the right to resign or withdraw as General Partner of the Partnership.  No Partner shall be entitled to receive any money or property from the Partnership except (a) by way of distributions upon the winding up of the

Partnership pursuant to ARTICLE 13, (b) by way of distributions as provided pursuant to Section~~s~~ 8.4 and 8.5, and (c) pursuant to the indemnity provisions in Section 9.7.

12.2                           Priorities.  Except as expressly provided in this Agreement to the contrary, no Partners shall have a priority right as to withdrawals, distributions or the return of contributions.

12.3                           Interest on Capital Contributions.  Other than interest which may accrue on PIC Funds as invested (which, pursuant to Section 8.5 is considered Net Ordinary Cash Flow and not interest on a Capital Contribution), and unless otherwise provided in this Agreement, no interest shall be allowed to any Partner upon the amount of its Capital Contributions or Capital Account.

ARTICLE 13

Dissolution

13.1                           Liquidation Procedures.  Upon dissolution of the Partnership pursuant to Section 5.5, the affairs of the Partnership shall be wound up and its assets shall be liquidated and distributed in accordance with this Agreement and the Act.

13.2                           Liquidating Trustee.  Upon the dissolution of the Partnership business for any reason, the General Partner shall act as “Liquidating Trustee” or shall elect a Liquidating Trustee who shall wind up the affairs of the Partnership in accordance with this Agreement and the Act.  If the General Partner has been removed, has withdrawn or is unwilling or unable to act as or elect a Liquidating Trustee, the Limited Partners shall appoint a Liquidating Trustee.  The Liquidating Trustee shall have full power to sell, assign and encumber Partnership assets in any orderly manner for all-cash in transactions with Persons that are not Affiliates of either Partner and are not acting as nominees for either Partner.  All certificates or notices required by law shall be filed on behalf of the Partnership by the Liquidating Trustee.

13.3                           Distribution on Winding Up.  In the event of the winding up of the Partnership for any reason, the proceeds of liquidation shall be applied by the end of the Fiscal Year in which the liquidation occurs or, if later, within ninety (90) days after the date of such liquidation, in the following rank and order:

(a)                                  Creditors.  To the creditors of the Partnership, including Partners who are creditors (including under unpaid Partnership Loans or outstanding indemnification payments, if not prohibited by the Partnership’s creditors in the documents evidencing such creditor obligations), in satisfaction of liabilities of the Partnership, all in the order of priority and to the extent provided by law.

(b)                                 Expenses.  To the payment of costs and expenses incurred in the dissolution and termination of the Partnership.

(c)                                  Partners.  Among the Partners in accordance with ARTICLE 8.

13.4                           Distributions In Kind.  In connection with the liquidation of the Partnership, the Liquidating Trustee shall, at Inland’s request, distribute equity interests in the REIT Entities to Inland in kind; provided, however that if the aggregate Fair Market Value of the equity interests in the REIT Entities that Inland requests the Liquidating Trustee to distribute in kind to Inland exceeds Inland’s pro rata share (based on the respective Percentage Interests of Inland and PGGM PRE Fund) of the aggregate Fair Market Value of the Partnership’s non-PIC Fund assets to which Inland is otherwise entitled pursuant to this ARTICLE 13, then, as a condition precedent to any such in kind distribution to Inland, Inland shall contribute to the Partnership such excess amount in cash (which cash contribution obligation may be satisfied, in whole or in part, with remaining PIC Funds in accordance with Section 8.4(b)), and such cash shall be distributed to PGGM PRE Fund concurrently with the in kind distribution of the equity interests in the REIT Entities to Inland.  For the avoidance of doubt, nothing in this Section 13.4 shall be interpreted or applied in a manner that would result in PGGM PRE Fund receiving distributions in connection with the liquidation of the Partnership that are less than the distributions that PGGM PRE Fund would receive if no distributions in kind were made to Inland.  Except as set forth in this Section 13.4, distributions in kind shall not be made to any other Limited Partner unless expressly approved in advance by the Limited Partners.  The Fair Market Value of the equity interests in the REIT Entities to be distributed in kind to Inland pursuant to this Section 13.4 shall be determined as set forth in paragraph 3 of EXHIBIT 11.5-A.

13.5                           Partition.  No Partner shall have the right to partition any property of the Partnership during the term of this Agreement, nor shall any Partner make application to any court of authority having jurisdiction in the matter or commence or prosecute any action or proceeding for such partition and the sale thereof, and upon any breach of the provisions of this Section by any Partner, the other Partners, in addition to all of the rights and remedies in law and in equity that they may have, shall be entitled to a decree or order restraining and enjoining such application, action or proceeding.

ARTICLE 14

Conflicts and Covenants

14.1                           General Partner Time Commitment.  The General Partner shall cause so much time to be devoted to the business of the Partnership as, in its good faith judgment, the conduct of the Partnership’s business shall reasonably require.

14.2                           Related Business Partners.  Without the prior written approval of the Non-Affiliated Partners, the Partnership, REIT Entities or Property Entities may not employ, contract for services with, acquire or sell goods, property and materials from or to and otherwise deal with any member, manager, partner or general partner or any Affiliate of any Limited Partner or General Partner, on any basis, with the exception of (a) the Property Management Agreement; (b) the Leasing Agreement; or (c) agreements and arrangements which are approved by the Limited Partners as a Major Decision pursuant to Section 9.2(c).  Other costs and expenses which shall be incurred by the Partnership shall be customary and competitive and otherwise fair and reasonable to the Partnership.

14.3                           Competitive Undertakings.  Except as otherwise provided in Sections 14.3 and 14.5 of this Agreement, any Partner and the General Partner may engage in business ventures of any nature and description independently or with others, including, but not limited to, business of the character described in ARTICLE 4 (or any part thereof), and neither the Partnership nor any of the Partners shall have any rights in or to such independent ventures or the income or profits derived therefrom, nor shall any Partner or General Partner have any fiduciary or other duty to any other Partner with respect to the Partnership or its Properties as a result of such other business ventures.

14.4                           Exclusivity Covenant of Inland.  Inland agrees, for and on behalf of itself, and each Inland Affiliate that Inland Controls (which for purposes of ARTICLE 14 is referred to herein collectively as “Inland”), that the Partnership will be Inland’s exclusive vehicle for future acquisition of Qualified Properties during the Investment Period, or, if earlier, until the earliest to occur of (a) the termination of the Partnership pursuant to the terms of this Agreement, (b) Inland’s Capital Commitments are fully funded by Inland or the acquisition of Qualified Properties pursuant to binding agreements would require a Capital Contribution in excess of Inland’s Capital Commitment, or (c) the occurrence of three (3) Qualified Property Rejections (other than with respect to Four Flaggs) during any twelve (12) consecutive month period (collectively and as applicable, the “Inland Restriction Period”).  During the Inland Restriction Period, without PGGM PRE Fund’s consent, Inland will not directly or indirectly, whether individually, or as a shareholder, partner, member, owner, manager, general partner, employee, agent, consultant or creditor of any business (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged) acquire or bring to the attention of or offer to any party other than the Partnership for acquisition or investment a Qualified Property within the Investment Area.  This exclusivity shall not apply to: (i) any Inland joint ventures or other investments existing as of the Effective Date and set forth on the attached Schedule 14.4 (each, an “Existing Inland JV”); (ii) opportunities presented to Inland by third parties that do not include a Qualified Property; (iii) Properties that do not satisfy the Investment Guidelines; or (iv) Properties presented to the Partnership for approval pursuant to Section 7.1 for which PGGM PRE Fund withholds its approval for purchase by the Partnership.  Inland further agrees to provide PGGM PRE Fund with notice of the proposed acquisition by an Existing Inland JV of a Qualified Property during the Investment Period.

14.5                           Exclusivity Covenant of PGGM.  PGGM PRE Fund agrees that, during the Investment Period, or, if earlier, in each case until the earliest to occur of (a) the termination of the Partnership pursuant to the terms of this Agreement, (b) PGGM PRE Fund’s Capital Commitments are fully funded by PGGM PRE Fund or the acquisition of a Qualified Property would require a Capital Contribution in excess of PGGM PRE Fund’s Capital Commitment, or (c) PGGM PRE Fund is no longer a Partner, without Inland’s consent it will not commit to invest in, subscribe for an interest in, or enter into any other partnership or joint venture arrangement, with any entity whose investment strategy is focused solely on necessity-based, grocery-anchored or community retail shopping centers in the Investment Area.  This exclusivity shall not apply to (i) opportunities that do not include a Qualified Property; (ii) Properties that do not satisfy the Investment Guidelines; (iii) investments in entities with a national focus, including, for the avoidance of doubt, any entity which may target a Property that meets the Investment Guidelines; or (iv) investments in publicly listed entities.  PGGM PRE Fund further agrees to provide Inland with notice of the proposed acquisition by PGGM PRE Fund investment of a Qualified Property during the Investment Period of which the PGGM PRE Fund investment officer monitoring its investment in the Partnership becomes aware.

14.6         Confidentiality Covenant.  Each Partner, on behalf of itself and its advisors, and the General Partner agrees that it shall not at any time or in any manner, either directly or indirectly, publish, communicate, divulge, disclose, disseminate or otherwise reveal to any person or entity other than said Partner’s board members or managers, general partners, officers and employees, prospective lenders to the Partnership, REIT Entities or Property Entities, prospective investors or purchasers of the Partnership, REIT Entities, Property Entities or Owned Properties or any Partner’s Interest in the Partnership (which investors or purchasers are themselves subject to confidentiality agreements reasonably approved by the Limited Partners), any attorneys, agents, advisors, consultants or professionals engaged by said Partner, the General Partner in connection with a Partner’s investment in the Partnership or the exercise (or potential exercise) of a Partner’s rights under this Agreement, or use for any purpose whatsoever any Confidential Information, except as may be necessary in the course of performing authorized services for the Partnership, including the management and leasing of the Properties, or as may be required by applicable order of court or any governmental authority, any law, statute or regulation, the rules of any stock exchange on which said Partner’s shares are traded, any applicable federal or state Freedom of Information Act, other similar legislation, or any requirements of the Service regarding disclosure or reporting of the tax aspects of this Agreement.  Before disclosing any Confidential Information under compulsion of law, the Partners shall use commercially reasonable efforts to notify the Partnership to the extent practicable and permitted by law.  Notwithstanding the foregoing, PGGM PRE Fund and Inland may (i) publicly disclose, including on its website on its own behalf and on behalf of an investor in PGGM PRE Fund, the name of the Partnership, the name of the General Partner and its equity owners, a general description of the Partnership’s investment strategy and Investment Guidelines, including the geographic area and sector in which the Partnership intends to purchase Properties and the aggregate Capital Commitments of PGGM PRE Fund to the Partnership; (ii) provide copies of the Partnership Agreement and all related agreements to investors and potential investors in the PGGM PRE Fund; and (iii) disclose a general description of the Partnership Agreement and related agreements to potential investors in the PGGM PRE Fund, provided in the case of clauses (ii) and (iii) such investor or potential investor is subject to an agreement containing confidentiality covenants equivalent to those contained in this Agreement in respect of any such disclosure.

14.7         Remedies.

(a)           Remedies of Partnership.  The Partners agree that the scope and time periods contained in this Article have been carefully considered and specifically agreed to as being reasonable and necessary.  If any Partner or any Partner’s advisors shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of this Article, the Partnership shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which the Partnership may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of this Article.  In any such proceeding the Partners agree not to raise as a defense in any such proceeding any allegation that any of the provisions of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  The Partners further agree to reimburse the Partnership for any cost of enforcing the provisions of this Article, including reasonable attorney’s fees.

(b)           Remedies by Inland.  If PGGM PRE Fund shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of Sections 14.5 or 14.6 of this Article, Inland shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which Inland may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of Sections 14.5 or 14.6 of this Article.  In any such proceeding PGGM PRE Fund agrees not to raise as a defense in any such proceeding any allegation that any of the provisions of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  PGGM PRE Fund further agrees to reimburse Inland for any cost of enforcing the provisions of this Article, including reasonable attorney’s fees and costs.

(c)           Remedies by PGGM PRE Fund.  If Inland or the General Partner shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of Sections 14.4 or 14.6 of this Article, PGGM PRE Fund and the Partnership shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which PGGM PRE Fund and the Partnership may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of Sections 14.4 or 14.6 of this Article.  In any such proceeding Inland agrees not to raise as a defense in any such proceeding any allegation that any of the provisions of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  Inland further agrees to reimburse PGGM PRE Fund for any cost of enforcing the provisions of this Article, including reasonable attorney’s fees and costs.  Further, if Inland shall at any time breach, violate or fail to comply fully with any of the terms, provisions, or conditions of Sections 14.4 or 14.6 of this Article, PGGM PRE Fund shall be entitled to remove the General Partner for Cause as provided in Section 9.1.

(d)           Modification by Court.  If a court or other body of authority and competent jurisdiction determines that the covenants contained in this Article are unenforceable, in whole or in part, due to the duration or scope of the restrictions or limitations imposed therein or for any other reason, then the court is hereby authorized and directed to make such modifications thereto as are necessary to render said covenants enforceable to the maximum extent permitted under applicable law, that being the intention of the parties hereto.

14.8         Activities of Inland and PGGM PRE Fund.

(a)           Covenants of the Parties.  The Partners expressly acknowledge and agree that each of Inland and PGGM PRE Fund and their Affiliates and subsidiaries are engaged in all aspects of real property ownership, management, leasing, acquisition and disposition, including, but not limited to, each of the activities to be undertaken by the Partnership pursuant to the terms of this Agreement.  Except as provided in the Property Management Agreement and the Leasing Agreement, neither Inland, nor PGGM PRE Fund, nor the Partnership shall have any obligation to the others with respect to leasing or directing tenants to the Partnership, REIT Entities or Property Entities.  Except as expressly agreed to by Inland in Section 14.4, and PGGM PRE Fund in Section 14.5, nothing set forth in this Agreement is intended to require that Inland or PGGM PRE Fund or any of their Affiliates operate their businesses in a manner which shall cause any of them to take any actions which are not in the best interests of the owners or the tenants of any of the retail properties which are now or hereafter owned, developed or managed by Inland or PGGM PRE Fund or any of their Affiliates, including the Owned Properties.

(b)           Management by Inland.  In connection with its undertaking hereunder, Inland intends, in its capacity as a Partner of the Partnership, to use commercially reasonable efforts and shall cause the General Partner to use commercially reasonable efforts to take all actions in the usual and customary course of its business to cause the Owned Properties owned by the Property Entities to be operated, managed, leased, acquired and disposed of in the best interests of the Partnership and each of its Partners. Notwithstanding the foregoing, PGGM PRE Fund acknowledges and agrees that Inland or the General Partner owes no fiduciary or other duty to PGGM PRE Fund to cause the Owned Properties to be treated any differently than any other Property which may now or hereafter be owned, managed or leased by Inland, the General Partner or any of their Affiliates, and that Inland and the General Partner shall be entitled to directly compete with the Partnership and PGGM PRE Fund with respect to the activities of the Partnership provided such competition does not otherwise violate the provisions of Section 14.4, the Property Management Agreement or the Leasing Agreement.  Inland, on behalf of itself and its Affiliates and subsidiaries, agrees that, and subject to obtaining the approval of the Limited Partners in the case of Major Decisions, for as long as the General Partner is an Affiliate of Inland, the General Partner shall operate the Partnership, REIT Entities, Property Entities and Owned Properties in a manner consistent with the customary standards for similar equity investments and properties owned by Inland and its Affiliates taking into consideration the specific characteristics of the Owned Properties.

ARTICLE 15

Counsel; Amendments

15.1         Counsel to the Partnership.  The General Partner shall, with the approval of the Limited Partners, select attorneys for the Partnership, REIT Entities and Property Entities.  The reasonable fees and disbursements of attorneys so selected shall be paid by the Partnership.

15.2         Amendments.  The terms and provisions of this Agreement may be modified or amended at any time and from time to time only with the unanimous written consent of the Limited Partners.

ARTICLE 16

Representations and Warranties and Conditions

16.1         Representations of Inland.  Inland represents and warrants to PGGM PRE Fund, as an inducement to PGGM PRE Fund to execute this Agreement and perform its covenants and agreements contained herein as follows:

(a)           Organization and Authority.

(i)            Inland is duly formed and is validly existing and in good standing under the laws of the State of Maryland.

(ii)           Inland has the full right, corporate power and corporate authority and has obtained any and all consents required of it to enter into this Agreement and the other Transaction Documents, to cause the Inland Parties to comply with the terms of this Agreement and the other Transaction Documents to which they are a party and to consummate or cause to be consummated the transactions contemplated hereby and thereby. This Agreement has been, and all of the documents to be executed and delivered by Inland or any Inland Party at the closing of a contribution of an Inland Property or the acquisition of an Additional Property will be will be, authorized and properly executed and constitute, or will constitute, as appropriate, the legal, valid and binding obligation of Inland and the applicable Inland Party, enforceable in accordance with their terms, subject to applicable laws of bankruptcy or insolvency and principles of equity.

(b)           Agents and Financial Advisors.  Other than Inland’s retention of Inland Institutional Capital Partners (“IICP”) or its Affiliate, there are no agents, brokers or financial advisors involved in connection with the formation of the Partnership and neither Inland nor PGGM PRE Fund has engaged any party other than IICP which would otherwise provide for the payment of any commissions or similar fees with regard to the transactions contemplated by this Agreement.  For the avoidance of doubt, the Partnership shall not be responsible for any such commissions or fees.

(c)           Conflicts and Pending Action.

(i)            Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Inland or any Inland Party is subject or any provision of the bylaws or charter of Inland or the equivalent constitutional documents of any Inland Party; or (B) except as set forth in any schedule to be attached to a Contribution Agreement with respect to indebtedness secured by a contributed Property, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, Contract, Lease, license, instrument, or other arrangement to which Inland or any Inland Party is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets).

(ii)           There is no litigation, action or proceeding pending, or to Inland’s Knowledge, threatened against Inland or any Inland Party which would challenge or impair Inland’s ability to perform its obligations under this Agreement or any of the Transaction Documents, or challenge or impair the ability of any Inland Party to transfer its property.

(d)           Brokerage Commissions.  Other than Inland’s retention of Inland IICP or its Affiliate, neither Inland nor any Inland Party has dealt with any real estate broker, sales person or finder in connection with the transactions contemplated by this Agreement (either on their own behalf or on behalf of the Partnership). If any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby as a result of any action of Inland or any Inland Party, Inland shall defend, indemnify and hold harmless the Partnership and PGGM PRE Fund from and against any such claim based upon any statement, representation or agreement of such party.

(e)           Not a Prohibited Person.  Inland is not a Prohibited Person.  The assets Inland will transfer to the Partnership pursuant to this Agreement are not the property of, and are not beneficially owned, directly or indirectly, by a Prohibited Person.

16.2         Representations of PGGM PRE Fund.  PGGM PRE Fund represents and warrants to Inland, as an inducement to Inland to execute this Agreement and perform its covenants and agreements contained herein as follows:

(a)           Organization and Authority.

(i)            PGGM PRE Fund is duly formed and is validly existing and in good standing under the laws of the Netherlands.

(ii)           PGGM PRE Fund has the full right, power and authority and has obtained any and all consents required of it to enter into this Agreement, to comply with the terms of this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by PGGM PRE Fund in connection with the closing of a contribution of an Inland Property or the acquisition of an Additional Property will be, authorized and properly executed and constitute, or will constitute, as appropriate, the legal, valid and binding obligation of PGGM PRE Fund, enforceable in accordance with their terms, subject to applicable laws of bankruptcy or insolvency and principles of equity.

(b)           Agents and Financial Advisors.  Other than Inland’s retention of IICP or its Affiliate, there are no agents, brokers or financial advisors involved in connection with the formation of the Partnership and neither Inland nor PGGM PRE Fund has engaged any party other than IICP which would otherwise provide for the payment of any commissions or similar fees with regard to the transactions contemplated by this Agreement.  For the avoidance of doubt, the Partnership shall not be responsible for any such commissions or fees.

(c)           Conflicts and Pending Action.

(i)            Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which PGGM PRE Fund is subject or any provision of the constitutional documents of PGGM PRE Fund;  or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which PGGM PRE Fund is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets);

(ii)           There is no litigation, action or proceeding pending, or to PGGM PRE Fund’s Knowledge, threatened against PGGM PRE Fund relating to its contribution which would challenge or impair PGGM PRE Fund’s ability to perform its obligations under this Agreement or any Transaction Document to which PGGM PRE Fund is a party.

(d)           Governmental Consents.  No consent, waiver, approval or authorization of or filing, registration, or qualification with, or notice to any governmental authority,  bureau, department, commission or agency, or any other entity or person whether or not governmental in character, is required to be made, obtained, or given by PGGM PRE Fund to execute, deliver and perform this Agreement or any other Transaction Document to which PGGM PRE Fund is a party, except such consent, waiver, approval, authorization, filing, registration, or qualification which has already been made, obtained or given.

(e)           Brokerage Commissions.  PGGM PRE Fund has not dealt with any real estate broker, sales person or finder in connection with the transactions contemplated by this Agreement (either on their own behalf or on behalf of the Partnership). If any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby as a result of any action of PGGM PRE Fund, PGGM PRE Fund shall defend, indemnify and hold harmless the Partnership and Inland from and against any such claim based upon any statement, representation or agreement of such party, it being understood, however, that the fees of ICAP are the responsibility of Inland.

(f)            Not a Prohibited Person.  PGGM PRE Fund is not a Prohibited Person.  The assets PGGM PRE Fund will transfer to the Partnership pursuant to this Agreement are not the property of, and are not beneficially owned, directly or indirectly, by a Prohibited Person.

16.3         Securities Representations.  Each of the Partners hereby represents and warrants to the other Partners as to itself as follows:

(a)           No Registration Statement.  It has been advised no registration statement relating to interests in the Partnership, the PGGM PRE Fund Put Option, or otherwise has been or shall be filed with the United States Securities and Exchange Commission under the Federal Securities Act of 1933, as amended, or the securities laws of any state.

(b)           Representations and Warranties.  Each Limited Partner represents and warrants to the General Partner and to the Partnership as to itself that:

(i)            This Agreement has been duly authorized, executed and delivered by such Partner and constitutes the valid and legally binding agreement of such Partner, enforceable in accordance with its terms against such Partner, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditor’s rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing.

(ii)           Such Partner’s interest in the Partnership, and with respect to PGGM PRE Fund, the PGGM PRE Fund Put Option, has been or will be acquired solely by and for the account of such Partner, for investment purposes only and is not being purchased for subdivision, fractionalization, resale or distribution; such Partner has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person or anyone else such Partner’s interest, or with respect to PGGM PRE Fund, the PGGM PRE Fund Put Option (or any portion thereof); and such Partner has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(iii)          Such Partner’s interest in the Partnership, and with respect to PGGM PRE Fund, the PGGM PRE Fund Put Option, has not and will not be registered under the Securities Act or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of Securities Act, as amended, and the applicable state securities laws, or compliance with exemptions, if any, available thereunder.  Such Partner understands that neither the Partnership nor the General Partner have any obligation or intention to register the interests or the PGGM PRE Fund Put Option under any Federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act.  Such Partner expressly represents that (a) it has such knowledge and experience in financial and business matters in general, and in sophisticated real estate transactions of the type to be made by the Partnership in particular; (b) it is capable of evaluating the merits and risks of an investment in the Partnership; (c) its financial condition is such that it has no need for liquidity with respect to its investment in the Partnership to satisfy any existing or contemplated undertaking or indebtedness; (d) it is able to bear the economic risk of its investment in the Partnership for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect it; (e) it has either secured independent tax advice with respect to the investment in the Partnership, upon which it is solely relying, or it is sufficiently familiar with the income taxation of partnerships that it has deemed such independent advice unnecessary; (f) it is familiar with Rule 144 under the Securities Act, which establishes definitive guidelines governing, among other things, the resale of “restricted securities” (securities, such as the Partnership Interests and the PGGM PRE Fund Put Option, subordinated notes and convertible notes, which are acquired from the issuer of such securities in a transaction not involving any public offering); and (g) it acknowledges that Rule 144 is not presently available for transfers of the Partnership Interests or the PGGM PRE Fund Put Option, because, among other things, the Partnership is not presently required to file the reports required to be filed by Section 15(d) of the Securities Exchange Act of 1934 and does not have a class of securities registered pursuant to Section 12 of that statute; and, even if the Partnership were required to file reports under the Securities Exchange Act of 1934, and had filed all reports required to be filed, reliance on Rule 144 to transfer the Partnership Interests and the PGGM PRE Fund Put Option is subject to other restrictions and limitations, as set forth in such Rule.

(iv)          Such Partner acknowledges that all documents pertaining to this Agreement and the transactions contemplated herein have been made available and an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the documents has been provided.  Such Partner is aware of the provisions of this Agreement providing for Capital Contributions and dilution of its interest in the Partnership.

(v)           Such Partner has relied solely upon the documents submitted to it and independent investigations made by it in making the decision to purchase its interest in the Partnership.

(vi)          Such Partner expressly acknowledges that (A) no Federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to such Partner or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Partnership; (B) there are restrictions on the transferability of such Partner’s interest in the Partnership; (C) there will be no public market for the interest, and, accordingly, it may not be possible for such Partner to liquidate its investment in the Partnership; and (D) any anticipated Federal or state income tax benefits applicable to such Partner’s interest may be lost through changes in, or adverse interpretations of, existing laws and regulations.

(vii)         The bona fide principal place of business of such Partner is at the address set forth on the signature pages hereof and that it was not formed for the purpose of making an investment in the Partnership.

16.4         National Security Representations.  Each Partner represents, warrants and certifies to the other that (a) the Partner is not, and is not acting, directly or indirectly, for or on behalf of, a Terrorist, and (b) the Partner is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any Terrorist.  Notwithstanding anything contained in this Agreement to the contrary, no Partner, or any person acting on behalf of a Partner shall knowingly permit any Owned Property or any portion thereof to be used by any person, entity, concessionaire, licensee, assignee, lessee or sublessee that is or has been designated as a Terrorist.  In addition to, and not in limitation of, any and all other indemnities of a Partner contained herein, each Partner agrees to indemnify the Partnership and each other Partner for any and all losses, liabilities, damages, penalties (civil and criminal), fines, costs and expenses suffered or incurred by the Partnership or the other Partner and arising from or related to any violation or breach of the foregoing representations, warranties, certifications and obligations.

ARTICLE 17

General Provisions

17.1         Notices.  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given:

(a)           Upon personal delivery or affirmative refusal of receipt of delivery with general knowledge of its contents and purpose;

(b)           On the next Business Day following delivery via a recognized overnight delivery service such as Federal Express, UPS or DHL, provided that such day is a Business Day in the recipient’s jurisdiction; or

(c)           Upon mechanical confirmation of receipt by facsimile or email, provided that a copy is also sent via a recognized overnight delivery service for delivery the next day.

Notices hereunder shall be addressed as follows:

If to Inland or the General Partner	with a copy to:

Inland Real Estate Corporation	Stahl Cowen Crowley Addis LLC
2901 Butterfield Road	55 West Monroe Street
Oak Brook, Illinois 60523	Suite 1200
Attn: Mark Zalatoris	Chicago, Illinois 60603
PH: (630) 218-7351	Attn: Jeffrey J. Stahl
Fax: (630) 218-7327	Lauane C. Addis
e-mail: zalatoris@inlandrealestate.com	PH: (312) 641-0060
Fax: (312) 641-6959
e-mail: jstahl@stahlcowen.com

If to PGGM PRE Fund:	with a copy to:

Stichting Depositary PGGM Private Real Estate Fund, acting in its capacity as depositary of and for the account and risk of	Stichting Depositary PGGM Private Real Estate Fund, acting in its capacity as depositary of and for the account and risk of
PGGM Private Real Estate Fund	PGGM Private Real Estate Fund
c/o PGGM Vermogensbeheer B.V.	c/o PGGM Vermogensbeheer B.V.
Kroostweg-Noord 149	Kroostweg-Noord 149
P.O. Box 117	P.O. Box 117
3700 AC Zeist	3700 AC Zeist
The Netherlands	The Netherlands
Attention: Steven Zeeman	Attention: Werner Sohier
Fax: 011.31.30.277 4724	Fax: 011.31.30.277 4724
Email: steven.zeeman@pggm.nl	Email: werner.sohier@pggm.nl

Any Partner may change its address for all future notices, offers or other communications by giving notice to the General Partner and all Partners stating its new address.

17.2         Successors.  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

17.3         Governing Law.  This Agreement shall be construed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.

17.4         Personal Jurisdiction.  Except as otherwise set forth herein, the Partnership, the General Partner and each Limited Partner hereby irrevocably consent to the jurisdiction of the United States District Court for the Northern District of Illinois for purposes of any litigation among or between the Partnership, the General Partner and any Limited Partner concerning the Partnership or this Agreement, including for the avoidance of doubt the schedules and exhibits to this Agreement, or any other litigation to which the Partnership, the General Partner or any Limited Partner is a party under any Contribution Agreement, REIT Contribution Agreement, the Property Management Agreement, the Subscription and Lock-Up Agreement or the Leasing Agreement.  In any such proceeding, the Partnership and each Partner shall be deemed to have waived its right to a trial by jury.  The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments.  Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

17.5         Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

17.6         Pronouns and Headings.  As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

17.7         Partners Not Agents.  Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein.

17.8         No Third Party Beneficiaries.  Without limiting any of the provisions of this Agreement, including any obligations of Partners to make Capital Contributions or to return money or other property to the Partnership, except for Sections 7.4 and 9.7, the provisions of this Agreement are intended solely to benefit the Partnership and the parties hereto and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor shall be a third party beneficiary of this Agreement), and the Partners shall have no duty or obligation to any creditor of the Partnership to make any contributions or return any money or other property to the Partnership.

17.9         Entire Understanding.  This Agreement, including for the avoidance of doubt the schedules and exhibits to this Agreement, the Contribution Agreement, the REIT Contribution Agreement, the Property Management Agreement, the REIT Agreement, the Subscription and Lock-Up Agreement and the Leasing Agreement constitute the entire understanding among the Partners and supersedes any prior understanding and/or written or oral agreements among them with respect to the Partnership.

17.10       Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other then those to which it is held invalid by such court, shall not be affected thereby.

17.11       Further Assurances.  Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

17.12       Partnership Set-Off Rights.  The Partnership shall be entitled to set off against any amounts which may be or become due to a Partner from the Partnership any obligations, fees, expenses or other amounts which may be payable to the Partnership by such Partner.

17.13       Prevailing Party.  If any party to this Agreement shall commence any action against another such party in order to enforce any provision of this Agreement, or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney’s fees and paralegal’s fees) incurred in connection therewith against the party who has breached this Agreement.  Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

17.14       Press Releases.  No press releases shall be issued by any party with respect to the matters that are the subject of this Agreement without the prior approval of the other party, which approval will not be unreasonably withheld.  If any party shall fail to respond to a request for approval of a press release within two Business Days after such party has been given the press release by the party requesting approval, such press release shall be deemed to be approved.

17.15       Construction.  This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

17.16       Attorneys’ Fees and Costs.  Except as provided in Section 6.6, each Partner shall be solely responsible for its attorneys’ fees and costs incurred in the drafting, negotiation and preparation of this Agreement and all document incident thereto.

17.17       Limited Liability.  The other Partners acknowledge and agree that (i) PGGM PRE Fund has informed them that PGGM PRE Fund is not a partnership (personenvennootschap) under Dutch law and (ii) any claims that they may have against PGGM PRE Fund are against the PGGM PRE Fund as such, and not against the investors in PGGM PRE Fund, who accordingly, are not liable for any such claims.

17.18       Exclusion Policy.  The General Partner agrees that the Partnership shall apply the PGGM PRE Fund’s exclusions policy (the “PGGM Exclusions Policy”) which refers to the PGGM exclusions list (the “PGGM Exclusions List”) attached hereto as EXHIBIT 17.18-A.  The General Partner acknowledges that the PGGM PRE Fund may, from time to time, require additional exclusions to be added to the PGGM Exclusions List (each, an “Additional PGGM Exclusion”). The General Partner agrees that the PGGM PRE Fund has the right to update the PGGM Exclusions List with Additional PGGM Exclusions twice a year.  In the event PGGM PRE Fund notifies the General Partner in writing of any Additional PGGM Exclusion, the General Partner agrees to use its reasonable efforts to the extent consistent with its duties and obligations to the Partnership not to make any investments on behalf of the Partnership that violate such Additional PGGM Exclusion.  For the avoidance of doubt, the General Partner hereby confirms that the Partnership shall at no time invest in any publicly traded United States real estate investment trusts or taxable Australian property within the meaning of Division 855 of the Australian Income Tax Assessment Act (1997).

17.19       RIRE.  The General Partner shall adhere to the Responsible Investment Policy for Real Estate (the “RIRE”) attached hereto as EXHIBIT 17.19-A.  As of the date hereof, the General Partner is not aware of any conflict between the terms of this Agreement and the RIRE.  The General Partner acknowledges that the PGGM PRE Fund may from time to time update the RIRE.  The General Partner will use its commercially reasonable efforts to adhere to such updates.

[Intentionally Left Blank; Signature Page to Follow.]

[Signature page to Limited Partnership Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above written.

LIMITED PARTNERS:

INLAND REAL ESTATE CORPORATION, a Maryland corporation	STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND, ACTING IN ITS CAPACITY AS DEPOSITARY OF AND FOR THE ACCOUNT AND RISK OF PGGM PRIVATE REAL ESTATE FUND
By:
Name:
Its:	Represented by: PGGM
VERMOGENSBEHEER, B.V.

GENERAL PARTNER:	By:
Name:
Its:

INP RETAIL MANAGEMENT COMPANY, LLC, a Delaware
limited liability company	By:
Name:
By: Inland Real Estate Corporation	Its:
Its: Manager

By:
Name:
Its:

EXHIBIT 1-A

INITIAL PARTNERSHIP WIRE INSTRUCTIONS

To be separately provided.

EXHIBIT 1-B

Defined Terms Index

Term	Reference
Accountants	Section 8.2(c)
Acquisition Additional Capital Contributions	Section 6.3(c)(i)
Acquisition Budget	Section 7.1(c)(ii)
Acquisition Expenses	Section 6.3(c)(i)
Acquisition Fee	Exhibit 10-D
Additional Capital Contributions	Section 6.3
Additional PGGM Exclusion	Section 17.18
Aggrieved Partner	Section 9.1(c)(v)
Appraisal	Section 11.5(c)(i) and Exhibit 11.5-A
Appraiser	Exhibit 11.5-A
Board Package	Section 7.1(c)(iv)
Brokerage Package	Section 7.1(c)(i)
Cause	Section 9.1(c)
Closing Date	Section 11.5(c)(ii)
Contribution Agreement	Section 6.2(b)
Contribution Closing Date	Section 6.2(b)(ii)
Contribution Value	Section 6.2(d)
Default Contribution	Section 6.4(a)(ii)
Defaulting Partner	Section 6.4(a)
Deficiency Amount	Section 6.4(a)(ii)
Depositary	First paragraph
Dilution Fraction	Section 6.4(b)
Effective Date	First paragraph
ERISA	Section 11.2(b)(iii)
Excess Financing	Exhibit 10-D
Exclusive Acquisition Right	Section 7.1(b)

Exercise Notice	Section 11.5(b)(ii)
Exercise Period	Section 11.5(a)(iii)
Existing Inland JV	Section 14.4
Final Approval	Section 7.1(d)
Financial Statements	Section 8.2(a)
Financing Fee	Section 7.5 and Exhibit 10-D
Four Flaggs Property	Section 6.3(a)(ii)
Fund	First paragraph
IICP	Section 16.1(b)
Initial Approval Period	Section 7.1I(ii)
Initial Capital Contributions	Section 6.2(a)
Initial Notice	Section 7.1I(ii)
Inland	First paragraph and Section 14.4
Inland Communication	Section 10.3
Inland Exercise Notice	Section 11.5(b)(ii)
Inland Maximum Acquisition Additional Capital Contributions	Section 6.3(f)(ii)I
Inland Maximum Organizational Capital Contributions	Section 6.3(f)(ii)(B)
Inland Maximum Shortfall/Protective Capital Contributions	Section 6.3(f)(ii)(D)
Inland Property Entity	Section 6.3(b)(ii)
Inland Purchase Option	Section 11.5(b)
Inland Restriction Period	Section14.4
Leasing Agent	Section 9.2(d)(ii)
Leasing Agreement	Section 9.2(d)(ii)
Leasing Fee	Exhibit 10-D
Liquidating Trustee	Section 13.2
Major Decision	Section 9.2I and Exhibit 10-A
Maximum Term	Section 5.5(d)
Net Equity Value	Section 6.2I(i)

Non-Defaulting Partner	Section 6.4(a)
Non-Qualified Property	Section 7.1(a)
Operating Shortfall	Section 6.3I(iii)(A)
Option	Section 11.5(b)
Option Year	Section 11.5(a)
Organizational Expenses	Section 6.3I(ii)
Organizational Expenses Capital Contributions	Section 6.3I(ii)
Partnership Loan	Section 6.4I
PGGM Exclusions List	Section 17.18
PGGM Exclusions Policy	Section 17.18
PGGM PRE Fund	First paragraph
PGGM PRE Fund Communication	Section 10.3
PGGM PRE Fund Exercise Notice	Section 11.5(a)(ii)
PGGM PRE Fund Maximum Acquisition Additional Capital Contributions	Section 6.3(f)(i)I
PGGM PRE Fund Maximum Organizational Capital Contributions	Section 6.3(f)(i)(B)
PGGM PRE Fund Maximum Shortfall/Protective Capital Contributions	Section 6.3(f)(i)(D)
PGGM PRE Fund Put Option	Section 11.5(a)
PIC Funds	Section 6.5
Post-Acquisition Financing	Exhibit 10-D
Price Per Share	Section 11.5I(iii)
Property Management Agreement	Section 9.2(d)(i)
Property Management Fee	Exhibit 10-D
Property Manager	Section 9.2(d)(i)
Purchase Price	Section 11.5I(i)
Put Option Commencement Quarter	Section 11.5(a)(i)
Qualified Property	Section 7.1(b)
Qualifying Lease	Exhibit 10-A(7)
Rebated Third Party Fee	Exhibit 10-D
Refinancing Shortfall	Section 6.3I(iii)(B)

REIT Contribution Agreement	Section 6.2(e)
Remedy Provisions	Section 6.4(d)
Replacement Notice	Section 9.1I(v)
RIRE	Section 17.19
Securities Act	Second paragraph
Shortfall Expenses	Section 6.3I(iii)
Stabilization	Section6.3(a)(ii)
Stock	Section 11.5I(iii)
Subscription and Lock-Up Agreement	Section11.5I(iii)
Subsequent Contribution Closing Date	Section 6.2(e)
Term	Section 5.4
Terminated Acquisition Expenses	Section 6.3I(i)
Third Party Fee	Exhibit 10-D
TMP	Section 9.8
Transfer Expenses	Section 6.2(c)(i)
Venture Management Fee	Section 9.4 and Exhibit 10-D

EXHIBIT 4-A

FORM OF

REIT AGREEMENT

LIMITED LIABILITY COMPANY AGREEMENT

OF

[                          ], LLC

(a Delaware limited liability company)

           , 2010

ii

CONTENTS

Section		Page

11.13	Entire Agreement	28
11.14	Jurisdiction; Venue	28
11.15	Appointment of the Paying Agent	28

EXHIBIT A	Members of the Company

EXHIBIT B	Description of the Owned Properties

EXHIBIT C	Preferred Units

EXHIBIT D	Major Decisions

iii

LIMITED LIABILITY COMPANY AGREEMENT
OF
[                          ], LLC
(a Delaware limited liability company)

THIS LIMITED LIABILITY COMPANY AGREEMENT of [                      ], LLC, a Delaware limited liability company (the “Company”), dated and effective as of                  , 2010, is entered into by and among those Persons who have executed this Agreement or a counterpart hereof, or who become parties hereto pursuant to the terms of this Agreement.

W I T N E S S E T H

WHEREAS, the Company was formed on May 18, 2010, at which time the Certificate was filed with the Secretary of State of Delaware;

WHEREAS, INP Retail Management Company, LLC, a Delaware limited liability company (the “Manager”), is the Manager of the Company;

WHEREAS, the Company will elect to be taxed as a real estate investment trust under Sections 856-860 of the Code; and

WHEREAS, this Agreement shall constitute the “limited liability company agreement” (within the meaning of the Act) of the Company, and shall be binding upon all Persons now or at any time hereafter that are Members.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement (including exhibits, schedules and amendments) shall have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement.  All terms defined in this Agreement in the singular have the same meanings when used in the plural and vice versa.  Accounting terms used but not otherwise defined shall have the meanings given to them under generally accepted accounting principles.  References to Sections, Articles and Exhibits refer to the sections and articles of, and the exhibits to, this Agreement, unless the context requires otherwise.

“Act” means the Delaware Limited Liability Company Act, as amended.

“Affiliate” means, with respect to a specified Person, (i) any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person, or (ii) any Person that is an officer, general partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person serves in a similar capacity.  For this purpose, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Limited Liability Company Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time as herein provided.

“Budget” has the meaning ascribed thereto in the Partnership Agreement.

“Capital Contribution” means the amount of cash and the fair market value of other property contributed to the Company from time to time by a Member as set forth on Exhibit A.

“Certificate” means the “Certificate of Formation” of the Company, as originally filed with the office of the Secretary of State of the State of Delaware on May 18, 2010, as amended, restated, supplemented or otherwise modified from time to time as herein provided.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

“Common Units” means the limited liability company interests in the Company designated as such with the rights, powers and duties set forth herein, and expressed in the number set forth on Exhibit A, as such exhibit may be amended from time to time.

“Company” means [                          ].

“Company Asset” means the direct or indirect interest of the Company in the Owned Properties.

“Domestically-Controlled REIT” means a real estate investment trust that is a “domestically-controlled qualified investment entity” for purposes of Section 897(h)(4)(B) of the Code.

“Entity” means any partnership, corporation, business trust, limited liability company, proprietorship, joint stock company, trust, estate, unincorporated association joint venture, pension fund, governmental entity, cooperative, association or other foreign or domestic entity or enterprise.

“Indemnified Parties” has the meaning ascribed thereto in Section 5.1(b).

“Inland” means Inland Real Estate Corporation, a Maryland corporation.

“Liquidator” has the meaning ascribed thereto in Section ARTICLE 0(a).

“Major Decision” has the meaning ascribed thereto in Exhibit D.

“Manager” means INP Retail Management, LLC or any other manager or managers of the Company designated from time to time in accordance with Section ARTICLE 0, each which shall be deemed to be a “manager” within the meaning of the Act.

“Members” means all Persons, including, without limitation, any successor or assign of an existing Member in accordance with the terms of this Agreement, holding interests in the Company whose Capital Contributions have been accepted by the Company so long as such Persons’ capital is invested in the Company, and including each Person admitted as an additional Member of the Company, as listed from time to time on Exhibit A in such Person’s capacity as “members” of the Company within the meaning of the Act.

“Net Cash Flow” means, for any period, all cash revenues and other funds received by the Company during such period (other than Capital Contributions), plus amounts released from reserves, less all sums paid to lenders and all cash expenses, costs and capital expenditures made during such period from such sources and after setting aside appropriate reserves, as determined by the Manager in its sole discretion.

“Owned Property” and “Owned Properties” shall mean the necessity based shopping centers owned by the Property Entities, and all improvements, additions, replacements, easements and any and all other rights appurtenant thereto, and all personal property that might be used or useful in connection therewith.

“Partner” shall mean any Limited Partner or the General Partner, as such terms are defined in the Partnership Agreement.

“Partnership” means INP Retail, L.P., a Delaware limited partnership, in its capacity as a Member of the Company, including, without limitation, any successor or assign of the Partnership.

“Partnership Agreement” means that Limited Partnership Agreement of the Partnership, dated as of June 3, 2010, as amended from time to time in accordance with the terms thereof.

“Percentage Interest” means, as to each Member, its interest in the Company as determined by dividing the number of Common Units owned by such Member by the total number of Common Units then issued and outstanding and as set forth on Exhibit A, as such exhibit may be amended from time to time.

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

“Preferred Units” has the meaning ascribed thereto in Section 3.1(a).

“Property Entities” shall mean any group of two or more or all (as the context may apply) of the entities each of which is established as a Property Entity pursuant to this Agreement.

“Property Entity” shall mean a single purpose entity that is disregarded as separate from its owner for federal income tax purposes and that owns and operates an Owned Property.

“Property Management Agreement” means the Property Management Agreement in the form to be agreed to by the General Partner, the Limited Partners and the Partnership pursuant to the Partnership Agreement.

“Qualifying Lease” means a lease entered into with respect to any Owned Property covering 10,000 rentable square feet or more.

“REIT Compliance Interests” means the equity interests in the Company that are issued to the REIT Compliance Parties in order to comply with the requirement of Code Section 856(a)(5) that the beneficial interests in a real estate investment trust must be held by one hundred (100) or more persons.  The terms of the REIT Compliance Interests shall be determined by the Manager.

“REIT Compliance Parties” shall mean all of the Members other than the Partnership.

“Securities Act” means the Securities Act of 1933, or any successor thereto, as amended from time to time.

“Transfer” means to give, sell, assign, pledge, hypothecate, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred, during life or at death.  The word “Transfer,” when used as a noun, shall mean any Transfer transaction.

“Treasury Regulations” means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

“Units” means the limited liability company interests in the REIT and shall include the Common Units and the Preferred Units.

“U.S. GAAP” means U.S. generally accepted accounting principles at the time in effect.

“U.S. Person” means a “U.S. Person” as such term is defined in Section 7701(a)(30) of the Code.

ARTICLE 2

ORGANIZATION

Formation.  The parties hereto hereby agree to the formation of the limited liability company known as [                ], LLC, as a limited liability company under the provisions of the Act.

Name.  The name of the Company shall be “[                  ], LLC”.  The business of the Company shall be conducted under such name or such other names as the Manager may from time to time designate.

Certificate.  The Manager, and any other Person designated by the Manager, is hereby authorized to execute, file and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

Principal Place of Business.  The principal place of business shall be located at 2901 Butterfield Road, Oak Brook, Illinois 60523, or at such other location as may be designated by the Manager.

Registered Office and Registered Agent.  The address of the registered office of the Company in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19805, or such other place as may be designated from time to time by the Manager.  The name of the registered agent for service of process on the Company in the State of Delaware at such address shall be The Corporation Trust Company, or such other Person as may be designated from time to time by the Manager.

Term.  The term of the Company commenced on the date of the filing of the Certificate and shall continue until dissolved pursuant to the provisions of Article 10.

Purposes and Powers.  The Company is organized for the object and purpose of owning one hundred percent (100%) of the limited liability company membership interests in and to one or more Property Entities, sharing the profits and losses therefrom and engaging in such activities necessary, incidental or ancillary thereto and to engage in any other lawful act or activity for which limited liability companies may be organized under the Act in furtherance of the foregoing.  Subject to Section 8.2(a), the Company, and the Manager on behalf of the Company, may execute, deliver and perform such agreements and documents as the Manager determines are necessary or desirable for the formation and organization of the Company.  Any provision herein regarding the purpose and power of the Company and the authorization (or the limitation on authorization, including those limitations set forth in Section 8.2(a)) of actions or decisions hereunder may be done through a direct or indirect subsidiary of the Company.  In furtherance of this purpose, the Company shall have all powers necessary, suitable or convenient for the accomplishment of the aforesaid purpose, subject to the limitations and restrictions set forth in this Agreement and the Partnership Agreement, as principal or agent, including, without limitation, all of the powers that may be exercised by the Manager on behalf of and, except as specifically provided herein, at the expense of the Company pursuant to this Agreement or the Act, and further including, without limitation, the following:

(a)           to act as general or limited partner, member, joint venturer, manager or shareholder of any Entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

(b)           to acquire, or obtain the right to acquire, a direct or indirect ownership interest in the Owned Properties;

(c)           to borrow money, encumber assets and otherwise incur recourse and non-recourse indebtedness (including, without limitation, the issuance of guarantees of the payment or performance obligations by any Person) in connection with or in furtherance of the acquisition or development of or the financing or refinancing of the Owned Properties;

(d)           to improve, develop, redevelop, construct, reconstruct, maintain, renovate, rehabilitate, reposition, manage, lease, mortgage and otherwise deal with the assets and/or businesses of the Company;

(e)           to alter or restructure the Company’s investment in the Owned Properties at any time during the term of the Company without any precondition that the Manager make any distributions to the Members in connection therewith;

(f)            to enter into, perform and carry out contracts of any kind with any Person (including, without limitation, Members and their respective Affiliates and the Manager), necessary to, in connection with, or incidental to the accomplishment of the purposes of the Company;

(g)           to, subsequent to the Company’s initial investment in an Owned Property, make additional investments in an Owned Property (including, without limitation, additional investments made to finance acquisitions or any capital improvements, tenant improvements or other improvements or alterations to the Owned Property or otherwise to protect the Company’s investment in the Owned Property or to provide working capital with respect to the Owned Property);

(h)           to pay the commissions, fees or other charges to Persons that may be applicable in connection with any transactions entered into by or on behalf of the Company;

(i)            to, either by itself or by contract with others, including, without limitation, a Person whose stockholders, owners, partners, officers or employees are stockholders, owners, partners, officers or employees of the Manager or an Affiliate thereof, have and maintain one or more offices within or without the State of Delaware and in connection therewith to rent, lease or purchase office space, facilities and equipment, to engage and pay personnel and do such other acts and things and incur such other expenses on its behalf as may be necessary or advisable in connection with the maintenance of such office or offices and the conduct of the business of the Company;

(j)            to open, maintain and close accounts with brokers;

(k)           to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(l)            to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purpose;

(m)          to sue and be sued, to prosecute, arbitrate, settle or compromise all claims of or against third parties, to compromise, arbitrate, settle or accept judgment with respect to claims of or against the Company and to execute all documents and make all representations, admissions and waivers in connection therewith;

(n)           to register or qualify the Company under any applicable federal or state laws or foreign laws, or to obtain exemptions under such laws, if such registration, qualification or exemption is deemed necessary or desirable by the Manager;

(o)           to form one or more corporations or partnerships or other entities, to register or qualify such entities and to utilize such corporations, partnerships or other entities as vehicles for making investments and to otherwise carry out the business of the Company and to cause such partnerships, corporations or other entities to take any action which the Manager would have the authority to take on behalf of the Company;

(p)           to make any and all elections and filings for federal, state, local and foreign tax purposes;

(q)           to enter into and perform the terms of any credit facility as guarantor and cause any subsidiary to enter into and perform the terms of any credit facility as borrower, including, without limitation, repaying  borrowings under any credit facility on behalf of the Company;

(r)            to create, and admit as a Member, any Person that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(s)           to purchase or repurchase any or all interests in the Company from any Person for such consideration as the Manager may determine in its reasonable discretion (whether more or less than the original issuance price of such interests in the Company or the then market value of such interest); and

(t)            to do such other things and engage in such other activities as the Manager may deem necessary, convenient or advisable with respect to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Effectiveness of this Agreement.  This Agreement shall govern the operations of the Company and the rights and restrictions applicable to the Members, to the extent permitted by law.  Pursuant to Section 18-101(7)(a) of the Act, all Persons who become holders of Units shall be bound by the provisions of this Agreement.  The execution by a Person of this Agreement and acceptance thereof by the Manager in accordance with the terms of this Agreement or the receipt of Units as a successor or assign of an existing Member in accordance with the terms of this Agreement shall be deemed to constitute a request that the records of the Company reflect such admission, and shall be deemed to be a sufficient act to comply with the requirements of Section 18-101(7)(a) of the Act and to so cause that Person to become a Member as of the date of acceptance of its Capital Contribution by the Company and to bind that Person to the terms and conditions of this Agreement (and to entitle that Person to the rights of a Member hereunder).

Qualification as a Real Estate Investment Trust, Etc.  The Manager shall use best efforts to cause the Company to qualify for U.S. federal income tax treatment as a real estate investment trust under Sections 856 through 860 of the Code that is a Domestically-Controlled REIT and that is not a “pension-held REIT” within the meaning of Section 856(h)(3)(D) of the Code.  The Company shall not be a financial institution referred to in Section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies.

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ARTICLE 3

CAPITAL

Interests in the Company.

(a)           Designation and Number.  The Company is authorized to issue Twelve Thousand Three Hundred Seventy Five (12,375) units of common membership interests (the “Common Units”), having the rights, preferences, powers and limitations described in this Agreement.  In addition to the Common Units, the Company is authorized to issue One Hundred Twenty-Five (125) units of preferred membership interests, having the rights, preferences, powers and limitations described in this Agreement including without limitation those described in Exhibit C (the “Preferred Units”).  In the event of any conflict between the terms of the Preferred Units in Exhibit C and any other provisions in this Agreement, the terms contained in Exhibit C shall control.  For purposes hereof, the Preferred Units shall be considered REIT Compliance Interests.  Assuming that all Common Units and Preferred Units are issued and outstanding, the Common Units will represent 99% of the total number of Units issued and outstanding and the Preferred Units will represent 1% of the total number of Units issued and outstanding.

(b)           Rank.  The Common Units shall rank junior to the Preferred Units with respect to certain rights as more particularly described in this Agreement, including Exhibit C hereto

Issuance of Interests in the Company.  Subject to Article 6, the Manager may accept Capital Contributions from additional Members and additional Capital Contributions from existing Members at any time.  Each such additional Member shall be admitted as a Member as of the date of acceptance of its Capital Contribution by the Manager, at which time the Manager shall cause the Company to issue to such Person such number of Common Units or Preferred Units, as determined by the Manager in its sole discretion.  Upon the Manager’s acceptance of a Capital Contribution from any Person, such Person shall become a party to this Agreement and a Member of the Company and the obligations contained herein shall continue for so long as such Person is a Member.  The Manager shall amend Exhibit A to reflect the admission of additional Members and, if applicable, the increase in Capital Contributions from existing Members, and the Manager shall take any other appropriate action in connection therewith.  Each Member hereby consents to any and all admissions of such additional Members and the acceptance of any and all such additional contributions.  The Capital Contribution of any such additional Members shall be specified by the Manager at the time of admission of such additional Members.  No Member shall be entitled to any interest or compensation by reason of its Capital Contributions or by reason of serving as a Member.

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ARTICLE 4

DISTRIBUTIONS

Cash Distributions.  Net Cash Flow shall be distributed as determined by the Manager in its sole discretion (provided that such determination may take into account the Company’s ongoing expenses (including debt payments), anticipated investments or capital expenditures and reserves) to the holders of the Common Units in proportion to their respective Percentage Interests, subject to any distributions required to be made to any holders of Preferred Units.  Notwithstanding anything to the contrary in this Agreement, the Manager shall make distributions of Net Cash Flow as shall be necessary for the Company to qualify as a real estate investment trust under the Code.

Withholding.  Notwithstanding any other provision of this Agreement, the Manager shall take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding amounts from any distribution to be made to any Member.  Any amounts required to be withheld under any such law by reason of the status of, or any action or failure to act (other than an action or failure to act pursuant to this Agreement) by, any Member shall be withheld from distributions otherwise to be made to such Member, and, to the extent such amounts exceed such distributions, such Member shall pay the amount of such excess to the Company in the manner and at the time or times required by the Manager.  For purposes of this Agreement, any amount withheld from a distribution to a Member and paid to a governmental body shall be treated as if distributed to such Member.

ARTICLE 5

MEMBERS

Limitation of Liability.

(a)           Except as expressly provided in this Agreement or under the Act, the Members shall have no liability under this Agreement, and the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.  The Members shall not be required to lend any funds to the Company.  Each of the Members shall be liable to make payment of his, her or its respective contributions as and when due hereunder and other payments as expressly provided in this Agreement.  If and to the extent a Member’s contributions shall be fully paid, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members or its subscription document, be required to make any further contributions.

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(b)           To the maximum extent permitted under the Act in effect from time to time, neither the Manager nor any of its Affiliates (the “Indemnified Parties”) shall be liable to the Company or to any Member for any act or omission performed or failed to be performed by any of them, or for any losses, claims, costs, damages or liabilities arising from any such act or omission, except to the extent that such loss, claim, cost, damage or liability results from such Indemnified Party’s willful misconduct or fraud.  To the maximum extent permitted under the Act as in effect from time to time, the Company shall indemnify, defend and hold harmless each Indemnified Party from and against any losses, claims, costs, damages or liabilities to which such Indemnified Party may become subject in connection with the business or affairs of the Company or any of its subsidiaries, except to the extent that any such loss, claim, cost, damage or liability results from the willful misconduct or fraud of such Indemnified Party.

No Termination.  The death, retirement, resignation, expulsion, bankruptcy, dissolution or any other event that terminates the existence of a Member shall not affect the existence of the Company, and the Company shall continue for the term of this Agreement until its existence is terminated as provided herein.

ARTICLE 6

EXCESS UNIT PROVISIONS

Definitions.  For purposes of this Article 6, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Units by a Person who would be treated as an owner of such Units either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

“Charitable Beneficiary” shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Manager as the beneficiary or beneficiaries of the Excess Unit Trust.

“Excess Units” shall have the meaning given to it in Section 6.3(a).

“Excess Unit Trust” shall mean the trust created pursuant to Section 6.14.

“Excess Unit Trustee” shall mean a Person, who shall be unaffiliated with the Company, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Manager as the trustee of the Excess Unit Trust.

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“Existing Holder” shall mean (a) the Partnership, (b) the REIT Compliance Parties and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Agreement, Beneficial Ownership of Units causing such transferee to Beneficially Own Units in excess of the Ownership Limit.

“Existing Holder Limit” (a) for the Partnership shall mean, initially, 99% of the Units, and, after any adjustment pursuant to Section 6.9, shall mean such percentage of the outstanding Units, as the case may be, as so adjusted, (b) for the REIT Compliance Parties shall mean, initially 1% of the Units, and, after any adjustment pursuant to Section 6.9, shall mean such percentage of outstanding Units, as the case may be, as so adjusted, and (c) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding Units Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such Units or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 6.9, shall mean such percentage of the outstanding Units as so adjusted.

“Market Price” shall mean the market price of such class of Units on the relevant date as determined in good faith by the Manager.

“Ownership Limit” shall initially mean 9.8% in number of the Units or value of the outstanding Units, and after any adjustment as set forth in Section 6.10, shall mean such greater percentage of the outstanding Units as so adjusted.  The number and value of the outstanding Units of the Company shall be determined by the Manager in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, estate, trust (including, without limitation, a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other Entity.

“Prohibited Owner Event” has the meaning provided in Section 6.3(c).

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Units, the beneficial holder of the Units, if such Transfer had been valid under Section 6.2.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Units, the record holder of the Units, if such Transfer had been valid under Section 6.2.

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“Redemption Price” has the meaning provided in Section 6.18.

“Restriction Termination Date” shall mean the first day on which the Manager determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a real estate investment trust under the Code.

Ownership Limitation.

(a)           Except as provided in Section 6.12, until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Units in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Units in excess of the Existing Holder Limit for such Existing Holder.

(b)           Except as provided in Section 6.12, until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Units in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Units which would otherwise be Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Units.

(c)           Except as provided in Sections 6.9 and 6.12, until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Units in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of the Units which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Units.

(d)           Until the Restriction Termination Date, any Transfer that, if effective, would result in the Units being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of Units which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Units.

(e)           Until the Restriction Termination Date, any Transfer that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Units which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Units.

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(f)            Until the Restriction Termination Date, any Transfer that, if effective, would result in the Company otherwise failing to qualify as a real estate investment trust under the Code shall be void ab initio as to the Transfer of Units that would result in the Company failing to qualify as a real estate investment trust under the Code; and the intended transferee shall acquire no rights in such Units.

(g)           Until the Restriction Termination Date, any Transfer that, if effective, would result in the Company becoming a “pension-held REIT” as defined in Section 856(h) of the Code shall be void ab initio as to the Transfer of Units which would result in the Company becoming a “pension-held REIT”; and the intended transferee shall acquire no rights in such Units.

(h)           Until the Restriction Termination Date, any Transfer that would result in the Company not maintaining its status as a Domestically-Controlled REIT shall be void ab initio as to the Transfer of Units which would result in the Company failing to maintain its status as a Domestically-Controlled REIT; and the intended transferee shall acquire no rights in such Units.

Excess Units.

(a)           If, notwithstanding the other provisions contained in this Article 6, at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Company such that any Person would Beneficially Own Units in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then, except as otherwise provided in Sections 6.9 and 6.12, the Units Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole Unit) shall constitute “Excess Units” and shall be treated as provided in this Article 6.  Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

(b)           If, notwithstanding the other provisions contained in this Article 6, at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Company (as a result of a direct or indirect Transfer or otherwise) which, if effective, would cause the Company to (i) be beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons, (ii) become “closely held” within the meaning of Section 856(h) of the Code,  (iii) become a “pension-held REIT” within the meaning of Section 856(h) of the Code, (iv) fail to qualify as a Domestically-Controlled REIT or (v) otherwise fail to qualify as real estate investment trust under the Code, then the Units that are the subject of such Transfer or other event which would cause the Company to fail such requirement shall constitute “Excess Units” and shall be treated as provided in this Article 6.  Such designation and treatment shall be

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effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

(c)           If, at any time prior to the Restriction Termination Date, notwithstanding the other provisions contained in this Article 6, there is an event (a “Prohibited Owner Event”) which would result in the disqualification of the Company as a real estate investment trust under the Code  by virtue of actual, beneficial or constructive ownership of Units, then Units which result in such disqualification shall be automatically exchanged for an equal number of Excess Units to the extent necessary to avoid such disqualification.  Such exchange shall be effective as of the close of business on the business day prior to the date of the Prohibited Owner Event.  In determining which Units are exchanged, Units owned directly or indirectly by any Person who caused the Prohibited Owner Event to occur shall be exchanged before any Units not so held are exchanged.  If similarly situated Persons exist, such exchange shall be pro rata.  If the Company is still so disqualified as a real estate investment trust under the Code, Units owned directly or indirectly by Persons who did not cause the Prohibited Owner Event to occur shall be chosen by random lot and exchanged for Excess Units until the Company is no longer so disqualified as a real estate investment trust under the Code.

Prevention of Transfer.  If the Manager or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 6.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Units in violation of Section 6.2, the Manager or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of paragraph (b), (c), (d), (e), (f), (g) or (h) of Section 6.2 shall automatically result in the designation and treatment described in Section 6.3, irrespective of any action (or non-action) by the Manager.

Notice.  Any Person who acquires or attempts to acquire Units in violation of Section 6.2, or any Person who is a transferee such that Excess Units result under Section 6.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least fifteen (15) days prior written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Company’s status as a real estate investment trust under the Code.

Information for the Company.  Until the Restriction Termination Date:

(a)           Every Beneficial Owner of more than ½ of 1% of the number or value of outstanding Units shall, within thirty (30) days after January 1 of each year, give written

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notice to the Company stating the name and address of such Beneficial Owner, the number of Units Beneficially Owned, a description of how such Units are held and whether such Beneficial Owner is a U.S. Person.  Each such Beneficial Owner shall provide to the Company such additional information as the Company may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a real estate investment trust under the Code.

(b)           Each Person who is a Beneficial Owner of Units and each Person who is holding Units for a Beneficial Owner shall provide to the Company in writing such information with respect to direct, indirect and constructive ownership of Units as the Manager deems reasonably necessary to comply with the provisions of the Code applicable to a real estate investment trust, to determine the Company’s status as a real estate investment trust under the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Other Action by Manager.  Nothing contained in this Article 6 shall limit the authority of the Manager to take such other action as it deems necessary or advisable to protect the Company and the interests of its Members by preservation of the Company’s status as a real estate investment trust under the Code.

Ambiguities.  In the case of an ambiguity in the application of any of the provisions of this Article 6, including, without limitation, any definition contained in Section 6.1, the Manager shall have the power to interpret and determine the application of the provisions of this Article 6 with respect to any situation based on the facts known to the Manager.

Modification of Existing Holder Limits.  The Existing Holder Limits may be modified as follows:

(a)           Subject to the limitations provided in Section 6.11, the Manager may grant options which result in Beneficial Ownership of Units by an Existing Holder pursuant to an option plan approved by the Manager.  Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 6.11 to permit the Beneficial Ownership of the Units issuable upon the exercise of such option.

(b)           The Manager shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article 6 by such Existing Holder by the percentage of the outstanding Units so Transferred or after the lapse (without exercise) of an option described in Section 6.9(a) by the percentage of the Units that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

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Increase or Decrease in Ownership Limit.  Subject to the limitations provided in Section 6.11, the Manager may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain the Company’s status as a real estate investment trust under the Code, in which case such decrease shall be effective immediately).

Limitations on Changes in Existing Holder and Ownership Limits.

(a)                                  Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five (5) Beneficial Owners of Units (including, without limitation, all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Units.

(b)                                 Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 6.9 or 6.10, the Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company’s status as a real estate investment trust under the Code.

(c)                                  No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

Waivers by Manager.  The Manager, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Manager and upon at least fifteen (15) days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Units in excess of the Ownership Limit or the Existing Holder Limit, as the case may be, and upon such other conditions as the Manager may direct, may waive the Ownership Limit or the Existing Holder Limit, as the case may be, with respect to such transferee.

Severability.  If any provision of this Article 6 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

Trust for Excess Units.  Upon any purported Transfer that results in Excess Units pursuant to Section 6.3, such Excess Units shall be deemed to have been transferred to the Excess Unit Trustee, as trustee of the Excess Unit Trust for the exclusive benefit of the

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Charitable Beneficiary.  Excess Units so held in trust shall be issued and outstanding Units of the Company.  The Purported Beneficial Transferee shall have no rights in such Excess Units except as provided in Section 6.17.

Distributions on Excess Units.  Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Units shall be paid to the Excess Unit Trust for the benefit of the Charitable Beneficiary.  Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (a) the amount of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Units, or if the Purported Record Transferee did not give value for the Units, the Market Price of the Units on the day of the event causing the Units to be held in trust.  Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Company that the Units with respect to which the dividend or distribution was made had been exchanged for Excess Units shall be repaid by the Purported Record Transferee to the Excess Unit Trust for the benefit of the Charitable Beneficiary.

Voting of Excess Units.  The Excess Unit Trustee shall be entitled to vote the Excess Units for the benefit of the Charitable Beneficiary on any matter.  Subject to Delaware law, any vote taken by a Purported Record Transferee prior to the discovery by the Company that the Excess Units were held in trust shall be rescinded ab initio.  The owner of the Excess Units shall be deemed to have given an irrevocable proxy to the Excess Unit Trustee to vote the Excess Units for the benefit of the Charitable Beneficiary.

Non-Transferability of Excess Units.  Excess Units shall be transferable only as provided in this Section 6.17. At the direction of the Company, the Excess Unit Trustee shall Transfer the Units held in the Excess Unit Trust to a person whose ownership of the Units will not violate the Ownership Limit or Existing Holder Limit and for whom such Transfer would not be wholly or partially void pursuant to Section 6.2.  Such Transfer shall be made within sixty (60) days after the latest of (x) the date of the Transfer which resulted in such Excess Units and (y) the date the Manager determines in good faith that a Transfer resulting in Excess Units has occurred, if the Company does not receive a notice of such Transfer pursuant to Section 6.5.  If such a Transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary.  The Purported Record Transferee shall receive the lesser of the price paid by the Purported Record Transferee for the Units or, if the Purported Record Transferee did not give value for the Units, the Market Price of the Units on the day of the event causing the Units to be held in trust, and the price received by the Excess Unit Trust from the sale or other disposition of the Units.  Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary.  Prior to any Transfer of any Excess Units by the Excess Unit Trustee, the Company must have waived in writing its purchase rights under Section 6.18.  It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 6.17 against the Charitable Beneficiary.

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If any of the foregoing restrictions on Transfer of Excess Units is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Company, to have acted as an agent of the Company in acquiring such Excess Units and to hold such Excess Units on behalf of the Company.

Call by the Company on Excess Units.  Excess Units shall be deemed to have been offered for sale to the Company, or its designee, at a price per Unit equal to the lesser of the price per Unit in the transaction that created such Excess Units (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Units, the Market Price at the time of such devise, gift or other transaction) and the Market Price of the Units to which such Excess Units relates on the date the Company, or its designee, accepts such offer (the “Redemption Price”).  The Company shall have the right to accept such offer for a period of ninety (90) days after the later of (x) the date of the Transfer which resulted in such Excess Units and (y) the date the Manager determines in good faith that a Transfer resulting in Excess Units has occurred, if the Company does not receive a notice of such Transfer pursuant to Section 6.5 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 6.17.  Unless the Manager determines that it is in the interests of the Company to make earlier payments of all of the amount determined as the Redemption Price per Unit in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Manager at any time up to but not later than one (1) year after the date the Company accepts the offer to purchase the Excess Units.  In no event shall the Company have an obligation to pay interest to the Purported Record Transferee.

ARTICLE 7

TRANSFERS

Transfer of Interests in the Company.

(a)                                  In addition to the limitations set forth in Article 6, a Member shall not Transfer all or any of its interests in the Company (or any economic interest therein), and no Transfer shall be registered by the Company, if the Manager determines, based upon the advice of counsel, such Transfer would or may (i) violate, or require registration or qualification under, applicable Federal, state or foreign securities laws, (ii) result in noncompliance with Regulation S under the Securities Act (to the extent Regulation S is being relied upon), (iii) cause the Company to cease to qualify as a Domestically-Controlled REIT that is not a “pension-held REIT” within the meaning of Section 856(h)(3)(D) of the Code, or (iv) with respect to any Member that is a U.S. Person and to the extent necessary to preserve the status of the Company as a Domestically-Controlled REIT, cause the Transfer of such Member’s Units to a Person that is not a U.S. Person.

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(b)                                 Any substituted Member admitted to the Company shall succeed to all rights and be subject to all the obligations of the transferring Member with respect to the interest to which such Member was substituted.   Any transferee of an interest in the Company who is not admitted as a substituted Member shall have the right to receive distributions pursuant to Article 4, but shall have no other rights hereunder.

(c)                                  The transferor and transferee of a Member’s interest shall be jointly and severally obligated to reimburse the Company and the Manager for all expenses (including, without limitation, legal fees) incurred by or on behalf of the Company and the Manager in connection with any Transfer.  If, under applicable law, a Transfer of an interest in the Company that does not comply with this Section 7.1 is nevertheless legally effective, the transferor and transferee shall be jointly and severally liable to the Company and the Manager for, and shall indemnify and hold harmless the Company and the Manager against, any losses, damages or expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with such Transfer.

(d)                                 To the fullest extent permitted under applicable law, each Member shall indemnify and hold harmless the Company, the Manager and all other Members who were or are parties, or are threatened to be made parties, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation, misstatement of facts or omission to state facts made (or omitted to be made), noncompliance with any agreement or failure to perform any covenant by any such Member in connection with any Transfer of all or any portion of such Member’s interest (or any economic interest therein) in the Company, against any losses, damages or expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it or them in connection with such action, suit or proceeding and for which it or they have not otherwise been reimbursed.

ARTICLE 8

MANAGER

Appointment of the Manager.  The Members delegate all their power and authority to the Manager.  The Manager shall have continuing exclusive authority over the management of the Company and the conduct of the Company’s affairs, subject to the limitations and restrictions set forth in this Agreement.  Members holding a majority of the total number of Units issued and outstanding shall have the sole right to appoint, replace and remove the Manager and the sole right to appoint a substitute Manager.  Members holding a majority of the total number of Units issued and outstanding shall also have the sole right to appoint, replace and

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remove one or more supplemental Managers with such management rights as the Partnership shall indicate, subject to the limitations and restrictions set forth in this Agreement.

Rights, Duties and Powers of the Manager.

(a)                                  The Manager in its sole discretion shall have full, complete and exclusive right, power and authority to exercise all the powers of the Company set forth in Section 2.7 and Section 2.9 and to do all things necessary to effectuate the purposes of the Company as set forth in Section 2.7; provided, however, that the Manager shall not cause or permit the Company or any Property Entity to take any of the actions or make any of the decisions that are listed on Exhibit D (each being a Major Decision) without the prior written consent of Members holding a majority of the total number of Common Units issued and outstanding.  Subject to the preceding sentence, the Manager shall exercise on behalf of the Company complete discretionary authority for the management and the conduct of the affairs of the Company.  No Member shall have any right to participate in, or exercise control or management power over, the business and affairs of the Company, it being understood that said limitation shall not affect any rights of a Member other than its rights as a “member” (within the meaning of the Act); provided, however, that a Member shall be entitled to exercise its voting rights in respect of Units that it holds in accordance with the terms of this Agreement.

(b)                                 The Manager shall have the power and authority, on behalf of the Company, to delegate to one or more Persons its rights and powers to manage and control the affairs of the Company, subject to the same limitations and restrictions that apply to the Manager under this Agreement.  Such delegation shall be by a management agreement or other agreement with such Persons and such delegation shall not cause the Manager to cease to be a “manager” (within the meaning of the Act).

(c)                                  In dealing with the Manager acting for or on behalf of the Company, no Person shall be required to inquire into, and Persons dealing with the Company are entitled to rely conclusively on, the right, power and authority of the Manager to bind the Company.

(d)                                 The Manager and its Affiliates shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth in this Agreement.

Business with Affiliates; Other Activities.

(a)                                  The Company, directly or indirectly, may, as necessary or appropriate, engage in any transaction with or employ or retain the Manager or any of its Affiliates to

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provide services (including, without limitation, administration, accounting, construction management, data processing, development, engineering, environmental, financing, insurance brokerage, management and servicing, leasing, legal, market research, mortgage financing, property management or other similar services) that would otherwise be performed for the Company by the third parties on terms (including, without limitation, the consideration to be paid) that are determined by the Manager to be fair and reasonable to the Company, and such Persons may receive from the Company compensation (including, without limitation, salary, salary related employment costs and expenses of the employees who provide such services and other overhead expenses allocable thereto, as reasonably determined by the Manager based on the time expended by the employees who render such services or on a project-by-project basis) in addition to that expressly provided for in this Agreement.

(b)                                 Subject to the limitations imposed on the Manager and its Affiliates pursuant to the Partnership Agreement, nothing herein contained shall prevent or prohibit the Manager, any of its Affiliates, or any of their respective trustees, officers, directors, members, partners, employees or shareholders from acquiring, developing, investing in, managing, leasing or otherwise dealing in real property of any kind or nature for its own account or that of any of its Affiliates or third parties or from entering into, engaging in or conducting any other activity or performing for a fee any service (including, without limitation, engaging in any business dealing with real property of any type or location, acting as a director, officer or employee of any corporation, as a trustee of any trust, as a general partner of any partnership, as a member of any limited liability company or as an administrative official of any other Entity, or receiving compensation for services to, or participating in profits derived from, the investments of any such corporation, trust, partnership, limited liability company or other Entity, regardless of whether such activities are competitive with the Company).  The fact that the Manager or its Affiliates may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and take advantage of such opportunities themselves or introduce such opportunities to other Persons in which it has or has not any interest, shall not subject the Manager or its Affiliates to liability to the Company or any of the Members on account of the lost opportunity.

ARTICLE 9

DISSOLUTION AND TERMINATION

Events of Dissolution.

(a)                                  In accordance with Section 18-801 of the Act, and the provisions therein permitting this Agreement to specify the events of the Company’s dissolution, the Company shall be dissolved and the affairs of the Company wound up upon the occurrence of any of the following events:

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(i)                                     “events of bankruptcy” (as described in Section 18-304 of the Act) or insolvency or dissolution of the Manager, absent the Members’ decision to continue the Company within ninety (90) days following such event;

(ii)                                  the dissolution of the Partnership pursuant to terms of the Partnership Agreement;

(iii)                               the entry of a decree of judicial dissolution under Section 18-802 of the Act; and

(iv)                              the election by the Manager, in its sole discretion, to dissolve the Company.

Each Member hereby irrevocably waives any and all rights it may have to obtain a dissolution of the Company in any way other than as specified above.

(b)                                 Dissolution of the Company shall be effective on the day on which the event occurs which gives rise to the dissolution, but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and a certificate of cancellation has been filed with the Secretary of State of the State of Delaware.

Application of Assets.

(a)                                  Upon dissolution of the Company, the business and affairs of the Company shall be wound up as provided in this Section 9.2.  The Manager shall act as the “Liquidator”; provided, that if the Company has been dissolved pursuant to Section 9.1(a)(i), the Liquidator shall be the same Person approved as the “Liquidating Trustee” under the Partnership Agreement.  The Liquidator shall wind up the affairs of the Company, shall dispose of such Company Assets in accordance with Section 9.2(b) as it deems necessary or appropriate and shall pay and distribute the assets of the Company, including, without limitation, the proceeds of any such disposition, as follows:

(i)                                     first, to creditors, including, without limitation, Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the REIT (whether by payment or by establishment of reserves as determined by the Liquidator in its sole discretion), other than distributions to Members pursuant to Article 4;

(ii)                                  Second, to establish any reserves, including reserves established pursuant to Section 1.4.6 of Exhibit C, that the Manager deems reasonably

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necessary for contingent or unforeseen obligations of the Company, such reserves to be held until the expiration of such period as the Manager deems advisable;

(iii)                               Third, subject to Section 1.4.6 of Exhibit C, payment to the holders of the then outstanding Preferred Units in accordance with Section 1.4.1 of Exhibit C of this Agreement; and

(iv)                              Fourth, to the holders of the Common Units, in accordance with Section ARTICLE 0.

(b)                                 The Liquidator shall, in its sole discretion, determine whether to sell any Company Assets, including, without limitation, the Owned Properties or the Property Entities, and if so, whether at a public or private sale, for what price and on what terms.  If the Liquidator determines to sell or otherwise dispose of any Company Asset or any interest therein, the Liquidator shall not be required to do so promptly but shall have full right and discretion to determine the time and manner of such sale or sales giving due regard to the activity and condition of the relevant market and general financial and economic conditions.  If the Liquidator determines not to sell or otherwise dispose of any Company Asset or any interest therein, the Liquidator shall not be required to distribute the same to the Members promptly but shall have full right and discretion to determine the time and manner of such distribution and distributions giving due regard to the interests of the Members.

(c)                                  Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and shall have no recourse therefor (upon dissolution or otherwise) against the Manager, the Liquidator or any other Member (or any of their Affiliates).

Procedural and Other Matters.

(a)                                  Upon dissolution of the Company and until the filing of a certificate of cancellation, the Liquidator may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities of the Company, and distribute to the Members any remaining assets of the Company, in accordance with this Article 9 and all without affecting the liability of Members or the Manager and without imposing liability on the Liquidator.

(b)                                 The Certificate may be canceled upon the dissolution and the completion of winding up of the Company, by any Person authorized to cause such cancellation in connection with such dissolution and winding up.

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ARTICLE 10

APPOINTMENT OF ATTORNEY-IN-FACT

Appointment and Powers.

(a)                                  Each Member hereby irrevocably constitutes and appoints the Manager, with full power of substitution, as his, her or its true and lawful attorney-in-fact, with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement.

(b)                                 The authority granted by this Section 10.1 is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of a Member, may be exercised by a signature for each Member or by a single signature of the Manager acting as attorney-in-fact for all of them, and shall survive the Transfer by a Member of the whole or any portion of his, her or its interests in the Company.

Presumption of Authority.  Any Person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by the Manager acting as attorney-in-fact, is authorized, regular and binding, without further inquiry.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Notices.

(a)                                  Any notice, request, demand or other communication shall be in writing and shall be deemed to have been duly given if personally delivered or sent by certified, registered or overnight mail or courier or by e-mail or facsimile transmission confirmed by letter, and shall be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, when actually received, (ii) if sent by overnight mail or courier, when actually received, (iii) if sent by e-mail or facsimile transmission, on the date sent (provided that confirmed receipt is obtained), and (iv) if delivered by hand, on the date of receipt.

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(b)                                 All such notices, demands and requests shall be addressed as follows: (i) if to the Company, to its principal place of business, as set forth in Section 2.4 and (ii) if to a Member, to the address of such Member listed on Exhibit A.

(c)                                  By giving to the other parties written notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address.

Access to Information; Books and Records.  A Member may, subject to such reasonable standards as may be established from time to time by the Manager, obtain from the Manager, from time to time upon reasonable demand for any purpose reasonably related to such Member’s interest in the Company as a Member, such information (including, without limitation, that specified in Section 18-305 of the Act) regarding the affairs of the Company as is just and reasonable.  The books and records of the Company shall be maintained by the Company at its principal place of business and shall be available upon reasonable notice for inspection by the Members at reasonable hours during any business day.

Word Meanings.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the subdivision in which such words appear unless the context otherwise requires.  The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  As used herein, the word “or” shall not be exclusive, and the terms “includes” and “including” and words of similar import shall be deemed to be followed by the words “without limitation”  to the extent such words do not already follow any such term.

Successors.  The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and permitted assigns of the respective parties hereto.

Amendments.  This Agreement may be amended from time to time by the Manager acting alone, without the necessity of any approval or consent of any of the Members.  The Manager shall provide promptly the Members with a copy of any amendment to this Agreement made pursuant to this Section 11.5.

Waiver.  The waiver by any party hereto of a breach of any provisions contained herein shall be in writing, signed by the waiving party, and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

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Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state’s laws concerning conflicts of laws.  In the event of a conflict between any provisions of this Agreement and any nonmandatory provisions of the Act, the provision of this Agreement shall control and take precedence.

Title to Company Assets.  All assets of the Company shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest therein.  Each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company Assets.  Legal title to any or all Company Assets may be held in the name of the Company, the Manager or one or more nominees or direct or indirect subsidiaries of any of them, as the Manager shall determine.  The Manager hereby declares and warrants that any Company Assets for which legal title is held in the name of the Manager shall be held in trust by the Manager for the use and benefit of the Company in accordance with the provisions of this Agreement.  All assets of the Company shall be recorded as owned by the Company on the Company’s books and records, irrespective of the name in which legal title to such assets is held.

Severability of Provisions.  Each provision of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable.  If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

Headings.  The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.

Further Assurances.  The parties hereto shall execute and deliver all documents, provide all information and do or refrain from doing all such further acts and things as may be required to carry out the intent and purposes of the Company.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

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Entire Agreement.  This Agreement (including, without limitation, all exhibits and schedules hereto) and any subscription agreement for Units constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements, oral or written, among the parties.

Jurisdiction; Venue.  Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced in the courts of the State of Illinois to the extent subject matter jurisdiction exists therefor or the United States District Court for the Northern District of Illinois, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding.  The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Illinois or the United States District Court for the Northern District of Illinois and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

Appointment of the Paying Agent.  The holders of Preferred Units hereby authorize REIT Funding, LLC, with an address at 100 Colony Square, Suite 2120, 1175 Peachtree Street, NE, Atlanta, Georgia 30361-6206, to act as paying agent on behalf of the holders of Preferred Units (the “Paying Agent”).  Any distribution payments received by the Paying Agent shall be deemed paid to the Preferred Members on the later of the date received by the Paying Agent or the date declared for payment.

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Limited Liability Company Agreement as of the day and year first above written.

MEMBER:

INP RETAIL, L.P., a Delaware limited partnership

By:	INP Retail Management Company, LLC, a Delaware limited liability company
Its:	General Partner

By: Inland Real Estate Corporation
Its: Manager

By:
Name:
Its:

MANAGER:

INP RETAIL MANAGEMENT COMPANY, LLC, a Delaware limited liability company

By: Inland Real Estate Corporation
Its: Manager

By:
Name:
Its:

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EXHIBIT A

MEMBERS OF THE COMPANY

(as of                      , 2010)

Name and Address	Units (Type)

INP RETAIL, L.P. 2901 Butterfield Road Oak Brook, Illinois 60523	(Common Units)

PREFERRED UNIT OWNERS	(Preferred Units)

A-1

EXHIBIT B

DESCRIPTION OF THE OWNED PROPERTIES

EXHIBIT C

PREFERRED UNITS

TERMS OF SERIES A PREFERRED MEMBERSHIP INTERESTS

1.1                                 Designation and Number.  In addition to the Common Units, the Company may issue up to One Hundred and Twenty Five (125) units of preferred membership interests, having the rights, preferences, powers and limitations described in this Agreement including without limitation those described in this Exhibit C (the “Preferred Units”).  The Preferred Units shall be uncertificated.

1.2                                 Rank.  The Preferred Units shall, with respect to distribution and redemption rights and rights upon liquidation, dissolution or winding up of the Company, rank senior to the Common Units of the Company and to all other membership interests and equity interests in the Company (together with the Common Units, the “Junior Interests”).  The terms “membership interests” and “equity interests” shall not include convertible debt securities unless and until such securities are converted into equity interests of the Company.

1.3                    Distributions.

1.3.1                        Each holder of the then outstanding Preferred Units shall be entitled to receive, when and as authorized by the Manager, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 12.5% per annum of the total of $1,000.00 per Preferred Unit plus all accumulated and unpaid distributions thereon.  Such distributions shall accrue on a daily basis and be cumulative from the first date on which any Preferred Unit is issued, such issue date to be contemporaneous with the receipt by the Company of subscription funds for the Preferred Units (the “Original Issue Date”), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year or, if not a business day, the next succeeding business day (each, a “Distribution Payment Date”).  Any distribution payable on the Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  A “distribution period” shall mean, with respect to the first “distribution period,” the period from and including the Original Issue Date to and including the first Distribution Payment Date, and with respect to each subsequent “distribution period,” the period from but excluding a Distribution Payment Date to and including the next succeeding Distribution Payment Date or other date as of which accrued distributions are to be calculated.  Distributions will be payable to holders of record as they appear in the records of the Company at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls or on such other date designated by the Manager for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

1.3.2                        No distributions on Preferred Units shall be authorized by the Manager or paid or set apart for payment by the Company at such time as the terms and provisions of any written agreement between the Company and any party that is not an Affiliate of the Company, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

1.3.3                        Notwithstanding the foregoing, distributions on the Preferred Units shall accrue whether or not the terms and provisions set forth in Section 1.3.2 hereof at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.  Furthermore, distributions will be authorized and paid when due in all events to the fullest extent permitted by law.  Accrued but unpaid distributions on the Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.

1.3.4                        Unless full cumulative distributions on all outstanding Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than in units of Junior Securities) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon any Junior Interests, nor shall any Junior Interests be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Company (except by conversion into or exchange for other units of Junior Interests and except for transfers made pursuant to the provisions of Article 6 of this Agreement.

1.3.5                        When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) on the Preferred Units, all distributions authorized for the payment to the holders of Preferred Units shall be authorized and paid pro rata based on the number of Preferred Units then outstanding.

1.3.6                        Any distribution payment made on the Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Preferred Units which remains payable.  Holders of the Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Units, in excess of full cumulative distributions on the Preferred Units as described above.

1.4                    Liquidation Preference.

1.4.1                        Subject to Section 1.4.6 below, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (each a “Liquidation Event”), the holders of Preferred Units then outstanding are entitled to be paid, out of the assets of the Company legally available for distribution to its Members, a preferential liquidation distribution equal to the sum of the following (collectively, the “Liquidation Preference”): (i) $1,000.00 per Preferred Unit, (ii) all accrued and unpaid distributions thereon through and including the date of payment, and (iii) if the Liquidation Event occurs before the Redemption Premium (as defined below) right expires the per unit Redemption Premium in effect on the date of payment of the Liquidation Preference, before any distribution of assets is made to holders of any Junior Interests.

1.4.2                        If upon any Liquidation Event the available assets of the Company are insufficient to pay the full amount of the Liquidation Preference on all outstanding Preferred Units, the holders of Common Units shall contribute back to the Company any distributions or other payments received from the Company in connection with a Liquidation Event to the extent necessary to enable the Company to pay all sums payable to the holders of the Preferred Units pursuant to this Agreement.  If, notwithstanding the funds received from the holders of Common Units pursuant to the previous sentence, the available assets of the Company are still insufficient to pay the full amount payable hereunder with respect to all outstanding Preferred Units, then the holders of the Preferred Units shall share ratably in any distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

1.4.3                        After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Preferred Units will have no right or claim to any of the remaining assets of the Company.

1.4.4                        Upon the Company’s provision of written notice as to the effective date of any Liquidation Event, accompanied by a check in the amount of the full Liquidation Preference to which each record holder of the Preferred Units is entitled, the Preferred Units shall no longer be deemed outstanding membership interests of the Company and all rights of the holders of such Preferred Units will terminate.  Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Preferred Units at the respective mailing addresses of such holders as the same shall appear in the records of the Company.

1.4.5                        The consolidation or merger of the Company with or into any other business enterprise or of any other business enterprise with or into the Company, or the sale, lease or conveyance of all or substantially all of the assets or business of the Company, shall not be deemed to constitute a Liquidation Event; provided, however that any such transaction which results in an amendment, restatement or replacement of this Agreement or the certificate of organization of the Company that has a material adverse effect on the rights and preferences of the Preferred Units, or that increases the number of authorized or issued Preferred Units, shall be deemed a Liquidation Event for purposes of determining whether the Liquidation Preference is payable unless the right to receive payment is waived by holders of a majority of the outstanding Preferred Units voting as a separate class (excluding any interests that were not issued in a private placement of the Preferred Units conducted by [                        ], LLC).

1.4.6                        The Manager, in its sole discretion, may elect not to pay the holders of Preferred Units the sums due pursuant to Section 1.4.1 immediately upon a Liquidation Event but instead choose to first distribute such amounts as may be due to the holders of the Common Units hereunder.  If the Manager elects to exercise this option pursuant to this section, the Manager shall first establish a reserve in an amount equal to 200% of all amounts owed to the holders of the Preferred Units pursuant to this Agreement.  In the event that the sum held in the reserve is insufficient to pay all amounts owed to the holders of the Preferred Units hereunder, the holders of Common Units shall contribute back to the Company any distributions or other payments received from the Company in connection with a Liquidation Event to the extent necessary to enable the Company to pay all sums payable to the holders of the Preferred Units hereunder.  In addition, in the event that the Company elects to establish a reserve for payment of the Liquidation Preference, the Preferred Units shall remain outstanding until the holders thereof are paid the full Liquidation Preference, which payment shall be made no later than immediately prior to the Company making its final liquidating distribution on the Common Units.  In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Liquidation Preference was set apart for payment, the Company may make a corresponding reduction to the funds set apart for payment of the Liquidation Preference.

1.5                                 Redemption.

1.5.1                        Right of Optional Redemption.  The Company, at its option, may redeem some or all of the Preferred Units at any time or from time to time, for cash at a redemption price (the “Redemption Price”) equal to $1,000.00 per unit plus all accrued and unpaid distributions thereon to and including the date fixed for redemption (except as provided in Section 1.5.3 below), plus a redemption premium per unit (each, a “Redemption Premium”) calculated as follows based on the date fixed for redemption: (1) until December 31, 2012, $200; (2) from January 1, 2013 to December 31, 2013, $150; (3) from January 1, 2014 to December 31, 2014, $100; (4) from January 1, 2015 to December 31, 2015, $50 and thereafter, no Redemption Premium.  If less than all of the outstanding Preferred Units are to be redeemed, the Preferred Units to be redeemed may be selected by any equitable method determined by the Company provided that such method does not result in the creation of fractional interests.

1.5.2                        Limitations on Redemption.  Unless full cumulative distributions on all Preferred Units shall have been, or contemporaneously are, authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Preferred Units shall be redeemed or otherwise acquired, directly or indirectly, by the Company unless all outstanding Preferred Units are simultaneously redeemed or acquired, and the Company shall not purchase or otherwise acquire, directly or indirectly, any Junior Securities of the Company (except by exchange for other Junior Securities); provided, however, that the foregoing shall not prevent the purchase by the Company of interests transferred to an Excess Unit Trust for the benefit of a Charitable

Beneficiary (as defined in this Agreement) pursuant to Article 6 of this Agreement in order to ensure that the Company remains qualified as a real estate investment trust for federal income tax purposes or the purchase or acquisition of Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Units.

1.5.3                        Rights to Distributions on Units Called for Redemption.  Immediately prior to or upon any redemption of Preferred Units, the Company shall pay, in cash, any accumulated and unpaid distributions to and including the redemption date.

1.5.4                        Procedures for Redemption.

(a)                                  Procedures for Redemption.

(i)                                     Upon the Company’s provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full Redemption Price through such effective date to which each record holder of Preferred Units is entitled, the Preferred Units shall be redeemed and shall no longer be deemed outstanding the Company and all rights of the holders of such units will terminate.  Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Preferred Units at the respective mailing addresses of such holders as the same shall appear in the records of the Company.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Preferred Units except as to the holder to whom notice was defective or not given.

(ii)                                  In addition to any information required by law, such notice shall state: (A) the redemption date; (B) the Redemption Price; (C) the number of Preferred Units to be redeemed; and (D) that distributions on the units to be redeemed will cease to accrue on such redemption date.  If less than all of the Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Preferred Units held by such holder to be redeemed.

(iii)                               If notice of redemption of any Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any Preferred Units so called for redemption, then, from and after the redemption date, distributions will cease to accrue on such Preferred Units, such Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the Redemption Price.  Since the Preferred Units are uncertificated, such units shall be redeemed in accordance with the notice and no further action on the part of the holders of such units shall be required.

(iv)          The deposit of funds with a bank or trust corporation for the purpose of redeeming the Preferred Units shall be irrevocable except that:

(A)          the Company shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any units redeemed shall have no claim to such interest or other earnings; and

(B)           any balance of monies so deposited by the Company and unclaimed by the holders of the Preferred Units entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the units entitled to the funds so repaid to the Company shall look only to the Company for payment of the Redemption Price without interest or other earnings.

1.5.5        Status of Redeemed Units.  Any Preferred Units that shall at any time have been redeemed or otherwise acquired by the Company shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Units which may be issued by the Board of Managers from time to time at its discretion.

1.6           Voting Rights.  Except as provided in this Section and in Section 8.1 of the Agreement (relating to the right of the holders of the Preferred Units to vote in connection with the appointment, replacement or removal of Managers), the holders of the Preferred Units shall not be entitled to vote on any matter submitted to the Members of the Company for a vote.  Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Preferred Units (excluding any Units that were not issued in a private placement of the Preferred Units conducted by [                  ], LLC), voting as a separate class, shall be required for (a) authorization or issuance of any membership interest or equity security of the Company with any rights that are senior to or have parity with the Preferred Units, (b) any amendment to this Agreement or the Company’s certificate of organization which has a material adverse effect on the rights and preferences of the Preferred Units or which increases the number of authorized or issued Preferred Units, or (c) any reclassification of the Preferred Units.

1.7           Conversion.  The Preferred Units are not convertible into or exchangeable for any other property or securities of the Company.

1.8           Limitation of Liability.   Except to the extent required by applicable law, no holder of Preferred Units shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company in excess of his or her initial capital contribution made in exchange for the Preferred Units.

EXHIBIT D

MAJOR DECISIONS

For purposes of this Agreement, the term “Major Decisions” means each of the following actions or decisions proposed to be taken by the Manager, the Company, any Property Entity, any manager thereof, or any manager of an Owned Property except to the extent such items have previously been approved by the prior written consent of Members holding a majority of the total number of Common Units issued and outstanding or in the annual Business Plan to the extent applicable to the Company and the Property Entities and their Owned Properties, including in any annual operating budgets or capital budgets.  Capitalized terms used in this Exhibit D but not defined in this Agreement shall have the meanings given to such terms in the Partnership Agreement.

1.             Any Financing or the borrowing of any money or incurring of any indebtedness (other than trade accounts payables or other indebtedness incurred in the ordinary course of business of less than $100,000 in the aggregate) in any twelve month period, or any loan modifications;

2.             Issue any additional membership interests or other equity securities or equity-like interests in the Company or any Property Entity or in their respective revenues or profits;

3.             The admission of any additional members;

4.             Sell, transfer, pledge, mortgage, encumber, convey, or otherwise dispose of, or grant options, warrants, or other rights with respect to, any Owned Properties, Property Entities, any outlot, or any other material assets of the Partnership;

5.             Approval of the Budgets (including any operating budget or capital budget) or any annual Business Plan to the extent applicable to the Company and the Property Entities and their Owned Properties, including at the Owned Property level, and/or the modification of any such Budgets or annual Business Plan resulting in a change to any item of expense or revenue in excess of ten percent (10%) in the aggregate;

6.             Establish any Reserves in excess of $100,000, except for capital expenditures approved by the prior written consent of Members holding a majority of the total number of Common Units issued and outstanding and for Reserves for real estate taxes;

7.             To the extent applicable to the Company and the Property Entities and their Owned Properties, enter into a Qualifying Lease which is not approved in the annual Business Plan; provided, however, that any non-Qualifying Lease shall be approved or disapproved by the Manager, in its sole discretion, in accordance with the Property Management Agreement;

8.             Terminating or materially modifying any Qualifying Lease;

9.             Any plan to make, purchase, or otherwise acquire, any fixed asset, any capital improvement or any planned redevelopment to an Owned Property if, after giving effect to such purchase, acquisition, improvement or development, the aggregate cost of all fixed assets purchased or otherwise acquired and improvements or developments constructed by the Company exceeds the greater of $50,000 in the aggregate or ten percent (10%) of any budgeted item for a property in any Fiscal Year;

10.           Enter into any agreement with an Affiliate of Inland, the Manager, or any Partner in the Partnership except as otherwise specifically authorized by this Agreement, the Partnership Agreement or the Budgets to the extent applicable to the Company and the Property Entities and their Owned Properties;

11.           Take any action that would subject any Member of the Company or member of any Property Entity to liability for the obligations of the Company or the Property Entity in any jurisdiction;

12.           Confess a judgment against the Company or any Property Entity;

13.           Possess property, or assign its rights in specific property, for other than a purpose of the Company or any Property Entity;

14.           Take any action in contravention of this Agreement or the Act;

15.           File a voluntary petition of bankruptcy, make an assignment for the benefit of creditors, admit in writing the inability to pay debts as they mature, or otherwise invoke general laws for the protection for debtors;

16.           The restructuring, renegotiation, work-out or settlement of any of the Company’s or any Property Entity’s rights and obligations under any lease, agreement or loan documents whose execution constituted a Major Decision;

17.           The redemption, purchase or other acquisition by the Company of all or any portion of the Units;

18.           The taking of any action by the Company or a Property Entity that would constitute a deviation from the business purpose of the Company described in Section 2.7 of this Agreement;

19.           The institution or settlement of any material legal proceedings in the name of or involving the Company or any Property Entity, the adjustment, settlement or compromise of any material claim, obligation, debt, or demand by or against the Company or any Property Entity or any material legal proceedings by or against the Company or any Property Entity, and the confession of any material judgment against the Company or any Property Entity or any property of the Company or any Property Entity, specifically excluding (x) material litigation instituted by or on behalf of the Company or any Property Entity against a tenant of an Owned Property, and (z) those matters which are tendered for coverage under an insurance policy obtained by the Company or any Property Entity; provided, however, that, with respect to any of the matters described in (x) and (z) of a material nature, including, without limitation, the institution or defense of any material legal proceeding on behalf of the Company or any Property Entity or their respective properties, the Manager shall use commercially reasonable efforts to advise the Partnership and its Partners of all material developments and shall advise the Partnership and all of its Partners of the status of such matter at the request of any Partner;

20.           Dissolve and wind-up the affairs of the Company except as otherwise provided in this Agreement or as required by the Act;

21.           Enter into any interest rate swap, cap or similar agreement;

22.           Entering into any merger, consolidation or recapitalization;

23.           Entering into or material modification of an agreement with and approval of any general contractor for improvements to the Owned Properties;

24.           Doing any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company or any Property Entity;

25.           Making loans of the Company’s or any Property Entity’s funds or assets to any person or entity or guaranteeing the obligations of any person or entity;

26.           Expending or committing Company or Property Entity funds or property for any purpose except as expressly provided herein or approved in the Budgets to the extent applicable to the Company and the Property Entities and their Owned Properties;

27.           Making elections for income tax purposes; and

28.           Approval of each appraiser and auditor that may be engaged for the Company or any Property Entity.

29.           The appointment of any Manager, as such term is defined in the Property Management Agreement, to replace Inland TRS Property Management, Inc., other than

Inland Commercial Property Management Inc., an Illinois corporation, or any assignment or amendment of the Property Management Agreement.

EXHIBIT 4-B

INVESTMENT GUIDELINES

Property Type:

High quality, stabilized “necessity-based”, grocery-anchored or community retail shopping centers.

At least one (1) owned anchor tenant.

Strong demographics (no greenfields).

Location:

MSAs of Chicago, Illinois; Minneapolis, Minnesota; Milwaukee, Wisconsin; Madison, Wisconsin; Omaha, Nebraska; Indianapolis, Indiana; and Columbus, Ohio.

Financing: Acquisition of Additional Properties to be financed at market terms at the closing and described in Section 7.5, or soon after closing.  Property-level financing amount will be agreed upon by the Limited Partners and subject to the aggregate portfolio constraints on debt described in Section 7.5 of the Limited Partnership Agreement.  Assumption of Existing Indebtedness for the Additional Properties will be allowed with the consent of the Limited Partners.

For the avoidance of doubt, no Property that falls within the Exclusion Policy shall be deemed to meet the Investment Guidelines.

EXHIBIT 6-2B

FORM OF

CONTRIBUTION AGREEMENT

FORM OF

CONTRIBUTION AGREEMENT

This Contribution Agreement (“Agreement”) is executed and delivered this      day of                 , 2010 (“Effective Date”) by and among INP RETAIL, L.P., a Delaware limited partnership (the “Partnership”), INLAND REAL ESTATE CORPORATION, a Maryland corporation (“Inland”) and STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND (the “Depositary”), a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM PRIVATE REAL ESTATE FUND (the “Fund”, and together with the Depositary, “PGGM PRE Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening) (PGGM PRE Fund and Inland, sometimes referred to herein as the “Investors”, each an “Investor”).

RECITALS:

WHEREAS, as of June 3, 2010, the Investors and the Partnership entered into that certain Limited Partnership Agreement of INP Retail, L.P. (the “Partnership Agreement”), pursuant to which Inland became a Limited Partner of the Partnership with a 55% Percentage Interest (as defined in the Partnership Agreement) in the Partnership (the “Inland Partnership Interests”) and PGGM PRE Fund became a Limited Partner of the Partnership with a 45% Percentage Interest in the Partnership (the “PGGM PRE Fund Partnership Interests”, collectively with the Inland Partnership Interests, the “Partnership Interests”);

WHEREAS, Inland is the sole member of                                , a                      limited liability company (the “Property Entity”), sole owner of certain property located in                      County, [Illinois/Minnesota], commonly known as                                                           , Illinois being an approximately                    square foot parcel improved as a retail shopping center commonly known as                                     , (the “Property”).  The Property is legally described on Exhibit A (“Legal Description”); and

WHEREAS, Inland has agreed to contribute to the Partnership all of Inland’s limited liability company membership interests in the Property Entity (the “Membership Interests”) together with cash in the amount of $                , (to be funded as provided in Section 2(a)) and PGGM PRE Fund has agreed to contribute to the Partnership cash in the amount of                     .

NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Definitions.  The following terms used herein shall have the following meanings:

(a)           “Affiliate” means and includes any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with a Partner; or any person in which such Partner has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, general partner, manager, principal, shareholder, beneficiary or otherwise as an owner.

(b)           “Amended Operating Agreement” shall mean an amended operating agreement for the Property Entity, to the extent necessary to consummate the transactions contemplated by this Agreement and to replace Inland with the Partnership as the sole member of the Property Entity, in form reasonably agreeable to the Investors.

(c)           “Anchor Tenant” shall mean a tenant leasing no less than thirty-five percent (35%) of the total leasable square footage of space with respect to the Property.

(d)           “Assignment of Membership Interest” shall mean that certain assignment, the form of which is attached hereto as Exhibit B.

(e)           “Capital Contribution” shall have the meaning given to such term in the Partnership Agreement.

(f)            “Closing” shall mean the making of the Capital Contributions by Inland and PGGM PRE Fund to the Partnership, in accordance with the provisions set forth in this Agreement.

(g)           “Closing Date” shall mean the business day which is              (      ) days after the Effective Date, or the date, if any, to which such time it is extended by reason of any applicable section of this Agreement extending the Closing Date hereinafter becoming operative unless subsequently mutually agreed, at a location agreed to by Inland and PGGM PRE Fund.  The Closing shall occur as of 11:59 P.M. [Chicago local time/Central time] on the Closing Date.

(h)           “Commissions” shall mean all leasing or sales commissions, referral fees, and similar obligations to make payments to agents, leasing agents, or leasing brokers under all agreements by which an Inland Party has or may have the obligation to make such payments with respect to a Lease of any part of the Property executed on or after the Valuation Date (as defined in Section 9(a)(xi) below) and in existence on the Closing Date.

(i)            “Concessions” shall mean any discount, concession, “free rent,” allowance, incentive, inducement, or other agreement whereby any item or consideration of value (other than the right of occupancy of such tenant’s demised premises) is granted to, extended to, or provided to or for the benefit of any tenant under a Lease executed on or after the Valuation Date and in existence on the Closing Date, including, without limitation, any obligation on the part of the landlord under such a Lease to construct or pay for tenant improvements, or to provide an allowance for a tenant to construct any improvements.

(j)            “Contracts” shall mean those agreements, other than Leases, binding on and/or benefiting the Property, Property Entity or Inland and which are reasonably deemed by Inland to have a material effect on the business, operations, or expenses of the Property, Property Entity or Inland.

(k)           “Contribution Value” shall mean the agreed value of the Property as set forth in or determined in accordance with Schedule 6.2(d) of the Partnership Agreement, such amount being equal to $                                      .

(l)            “Environmental Laws” shall mean any and all federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment or Hazardous Materials or any activity involving Hazardous Materials, all as previously and in the future to be amended.

(m)          “Hazardous Material” shall mean and include any substance, chemical, material or waste (1) the presence of which causes a nuisance or trespass of any kind; (2) which is regulated by any federal, state or local governmental authority because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive, or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including, but not limited to, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives; or (3) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law such as the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §11001 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §1801 et seq.), or the Clean Air Act (42 U.S.C. §7401 et seq.).

(n)           “Inland Party” or “Inland Parties” shall mean Inland and Inland’s Affiliates which shall include the Property Entity, but with respect to the Property Entity, only prior to the contribution of its Membership Interests to the Partnership by Inland in accordance with this Agreement.

(o)           “Improvements” shall mean the structures, equipment and all other fixtures and other improvements constructed on the Property, including all parking areas, roadways, drive aisles, fencing, curbs, sidewalks, landscaping, sewer and other utility facilities, fixtures and equipment. Inland shall have no obligation to make any such

Improvements to the Property.

(p)                                 “Knowledge” shall mean the actual knowledge of the party in question, after reasonable inquiry, of any fact, circumstance or condition, and (i) in the case of matters relating to the Property, the persons listed in Schedule 1(o)(1), (ii) in the case of the Inland Parties, Beth Sprecher Brooks and (iii) in the case of the PGGM PRE Fund, Werner Sohier and Steven Zeeman.

(q)                                 “Leases” shall mean all of the real property leases affecting the Property and listed on the attached Schedule 5(h)-1 and any new leases entered into by the Property Entity after the Effective Date as provided in Section 5(h)(iv) below.

(r)                                    “Lease-Up Costs” shall mean the costs of executing, delivering, and complying with the initial construction and inducement obligations (relating to tenant occumpany, but not ongoing obligations, such as maintenance, operations or utilities) of the landlord or lessor under a Lease executed on or after the Valuation Date and in existence on the Closing Date, but excluding Commissions and Concessions.

(s)                                  “Operating Agreement” shall mean the existing operating agreement of the Property Entity, attached hereto as Exhibit C.

(t)                                    “Permitted Exceptions” shall mean those exceptions to the condition of title which become Permitted Exceptions as provided in Section 3(a) below.

(u)                                 “Policy” shall mean a new fully paid ALTA 2006 policy or policies of title insurance issued by the Title Insurer in favor of the Property Entity, dated as of the Closing Date and containing no exceptions to title (printed or otherwise) other than Permitted Exceptions(2) (as defined in Section 3(a)), which Policy shall (i) be in an aggregate amount no less than the Contribution Value; (ii) insure the Property Entity against loss or damage it may sustain or incur by the risks covered by an ALTA 2006 Policy, subject only to Permitted Exceptions; (iii) contain accurate legal descriptions of the Property conforming to that contained in the survey; and (iv) contain the following endorsements: (I) zoning-completed structure, (II) access and entry, (III) restrictions, encroachments and minerals-improved land, (IV) nonimputation-additional insured (in favor of PGGM PRE Fund), (V) tax parcel, (VI) contiguity (to the extent applicable), (VII) minerals, (VIII) subdivision map act compliance, (IX) survey; (X) date-down; (XI) fairway(3); and (XII) easement (to the extent applicable).

(1) Schedule to name the on-site employee(s) of the property manager at or above the grade of assistant property manager.

(2) Note: Exceptions relating to mortgages on properties which will not remain subject to the lien of existing mortgages must be removed.

(3) Title company to confirm whether a fairway endorsement is necessary under the ALTA 2006 Policy.

(v)                                 “Property Lender”(4) shall mean the lender, if any, holding a mortgage lien interest in and mortgage to the Property, as security for a loan or loans extended by such lender for the acquisition or operation of the Property.

(w)                               “REIT Entity” shall mean INP REIT I, LLC, a Delaware limited liability company.

(x)                                   “Sub-Anchor Tenant” shall mean a tenant leasing less than thirty-five percent (35%) of the total leasable square footage of the Property but greater than 15,000 square feet of leased space with respect to the Property.

(y)                                 “Taxes”, and, with correlative meaning, “Taxable” and “Taxing”, means any federal, state, local or foreign taxes, including, without limitation, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), sales, use, transfer, registration, value added, real estate, ad valorem, alternative or add-on minimum, estimated, or other Tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, imposed by any United States federal, state, local or foreign Taxing authority.

(z)                                   “Tax Return” means any return, declaration, report, information return, schedule or statement with respect to Taxes filed with any Taxing authority, including any amendments thereto.

(aa)                            “Title Insurer” shall mean Chicago Title Insurance Company.

2.                                       Contribution.

(a)                                  Inland Contribution.  On the Closing Date, Inland shall contribute to the Partnership, as a Capital Contribution, (A) all of the Membership Interests and (B) cash in the amount of 55% of the real estate transfer taxes payable in connection with the contribution of the Membership Interests to the Partnership.  The cash portion of Inland’s Capital Contribution may, as available and at the option of Inland, be funded from the PIC Funds, as such term is described in the Partnership Agreement.  Costs and expenses incurred in connection with the Closing shall be paid by the Partnership as provided in Section 8(d).    The contribution shall occur as of 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] the Closing Date, and all items of income, gain, loss, expense and deduction derived from the Property or the Property Entity on or prior to the Closing Date shall be reported for income tax purposes solely by Inland and no such items shall be reported for income tax purposes by the Partnership.

(4) Only applies to properties which will be remain subject to the lien of existing mortgages.  In all other cases, the loan is to be paid off and discharged of record at Closing.

(b)                                 PGGM PRE Fund Contribution.  On the Closing Date, PGGM PRE Fund shall contribute to the Partnership, as a Capital Contribution, an amount determined in accordance with Section 6.2(d) of the Partnership Agreement, such amount being equal to $                    .

3.                                       Inland’s Deliveries, Inspection of Property and Other Contingencies.

(a)                                  Title.  Inland has made available to PGGM PRE Fund a copy of an American Land Title Association [form (10-17-92)/(6-17-06)] owner’s title insurance policy most recently issued by the Title Insurer to the Property Entity (the “Original Policy”).  Should a commitment for the Policy indicate exceptions to title other than those contained in the Policy or to which title to the Property will remain subject pursuant to the terms of this Agreement (collectively, together with any exceptions to title waived by PGGM PRE Fund, the “Permitted Exceptions”), then Inland shall, prior to the Closing Date, use commercially reasonable efforts to remove and/or cure such unpermitted exceptions to title (collectively, the “Unpermitted Exceptions”) provided, however, that Inland shall remove and/or cure (a) any Unpermitted Exceptions that are voluntarily created or suffered by any of the Inland Parties, (b) judgments against the Property Entity and any payments required thereby, and (c) any mortgages (other than mortgages set forth in Schedule 5(m) with respect to indebtedness to which the Property is to remain subject following the Closing(5)) or other liens against the Property and the Property Entity that can be satisfied by the payment of a liquidated amount.  If on the Closing Date there are any other Unpermitted Exceptions that Inland has failed or refused to cure, PGGM PRE Fund may elect by written notice to Inland given within fifteen (15) days following the earlier of (i) the scheduled Closing Date and (ii) the date, if any, on which Inland notifies PGGM PRE Fund of Inland’s refusal or inability to remove such Unpermitted Exceptions, to either (1) waive the removal or cure of such Unpermitted Exceptions or (2) terminate this Agreement.  If PGGM PRE Fund elects to waive the removal or cure of such Unpermitted Exceptions, the transaction contemplated in this Agreement shall close subject to the such Unpermitted Exceptions however Inland shall remain liable for, indemnify the Partnership from, and pay all expenses incurred in connection with the removal or cure of all Unpermitted Exceptions existing as of the Closing Date.  If PGGM PRE Fund elects to terminate this Agreement, this Agreement shall terminate and, except as otherwise set forth in this Agreement, be of no further force or effect, and neither party hereto shall have any further rights or obligations owed to the other hereunder except as otherwise set forth in this Agreement.

(5) Delete, if applicable.

(b)                                 Deliveries.  Inland has delivered to PGGM PRE Fund the following:

(i)             {List diligence documentation of the Property delivered to PGGM PRE Fund};

(ii)                                                            ; and

(iii)                                                         .

4.                                       Partnership’s Representations and Warranties.  As an inducement to the Investors to enter into this Agreement and to consummate the transactions contemplated hereby, the Partnership hereby represents and warrants to the Investors as follows:

(a)                                  Consents.  The execution, delivery and performance of this Agreement by the Partnership do not require any consent or authorization by any other person which consent has not been obtained.  This Agreement is, and each other agreement or instrument of the Partnership contemplated hereby will be, the legal, valid and binding agreement of the Partnership, each enforceable in accordance with its respective terms.

(b)                                 Legality of Transactions.  There are no lawsuits, claims, suits, proceedings or investigations pending or threatened against the Partnership which questions the legality or propriety of the transactions contemplated by this Agreement or which may have a material adverse effect on the Partnership’s ability to perform its obligations hereunder.

(c)                                  Litigation; Default.  There is no lawsuit, Tax claim or other dispute pending or threatened against the Partnership, which, if lost, would impair the Partnership’s financial condition or ability to satisfy its payment and performance obligations hereunder.  The Partnership possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights and fictitious name rights necessary to enable Partnership to conduct the business in which it is now engaged.  The Partnership is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

(d)                                 Assessments.  The Partnership has no Knowledge of any pending assessments or adjustments of its respective income taxes for any year.

(e)                                  Reliance.  The Partnership acknowledges that Investors are relying on the representations and warranties made by the Partnership herein and thus the Partnership hereby agrees to indemnify and hold each Investor and its successors, heirs, personal representatives, trustees, beneficiaries, and assigns, harmless against any and all loss, damage, liability or expense including reasonable attorneys’ fees and litigation costs, which they or any of them may suffer, sustain or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the Partnership herein.

5.                                       Inland’s Representations and Warranties.  Inland hereby represents and warrants to PGGM PRE Fund and the Partnership that each of its representations set forth in Section 16 of the Partnership Agreement are true and correct as of the Effective Date.  In addition to the foregoing, Inland hereby represents and warrants to PGGM PRE Fund and the Partnership as follows, each of which is true and correct as of the Effective Date:

(a)                                  Organization and Authority.

(i)             The Property Entity is duly formed or organized, validly existing and in good standing under the law of its jurisdiction of formation or organization and, if different than its State of organization, qualified to do business in the State in which the Property owned by it is located.

(ii)          PGGM PRE Fund has been provided with true and correct copies of the organizational documents of the Property Entity as currently in effect.

(iii)       Inland is the record owner of the Membership Interests and has the full power, right and authority to grant the rights provided under this Agreement, to cause those Membership Interests to be conveyed and to consummate this transaction, all as herein provided.  The Membership Interests being contributed are free and clear of all actions, liens, claims, encumbrances, pledges, hypothecations, security interests, or any rights of any third party.  This Section 5(a)(iii) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement and shall not expire until the expiration of the applicable statute(s) of limitations.

(b)                                 Conflicts and Pending Action.

(i)             Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Inland or any Inland Party is subject or any provision of the bylaws or charter of Inland or the equivalent constitutional documents of any Inland Party; or (B) except as set forth in Schedule 5(m) with respect to indebtedness secured by the Property, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, Contract, Lease, license, instrument, or other arrangement to which Inland or any Inland Party is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets).

(ii)          Except as set forth on Schedule 5(b), there is no litigation, action or proceeding pending, or to Inland’s Knowledge, threatened against Inland or any Inland Party relating to the Membership Interests or the Property which would challenge or impair Inland’s ability to perform its obligations under this Agreement, or challenge or impair the ability of any Inland Party to transfer its property.

(c)                                  Governmental Consents.  Except as set forth in Schedule 5(c), no consent, waiver, approval or authorization of or filing, registration, or qualification with, or notice to any federal, state or local court or federal, state or local government bureau, department, commission or agency, or any other entity or person whether or not governmental in character, is required to be made, obtained, or given by Inland or any Inland Party to execute, deliver and perform this Agreement, except such consent, waiver, approval, authorization, filing, registration, or qualification which has already been made, obtained or given.

(d)                                 Zoning and Permits.  To Inland’s Knowledge, the Property Entity has all material permits and licenses necessary for the ownership, management and operation of the Property.  Except as set forth on Schedule 5(d), neither Inland nor any Inland Party has received any written, or to Inland’s Knowledge other notices, demands or deficiency comments from any governmental or quasi-governmental authority with regard to the Property which has not been fully and completely corrected.  Furthermore, neither Inland nor any Inland Party has received any notice of violations of any land use restrictions, ordinances, regulations or applicable laws affecting or applicable to the Property, or any notices of violations of any building, fire or health codes in respect to the Property that have not been fully and completely corrected and, to Inland’s and the Inland Parties’ Knowledge, no such violations are threatened.

(e)                                  Environmental.  Except as expressly disclosed and described in the Phase I Environmental Reports with respect to the Property, (i) to the Inland Parties’ Knowledge, the Property is not in violation, nor is it or the Property Entity currently under investigation for violation of any federal, state or local law, ordinance or regulation relating to Environmental Law; (ii) the Property is not subject to a deposit of any Hazardous Material by Inland or any Inland Party; (iii) none of Inland, any Inland Party or, to Inland’s and the Inland Parties’ Knowledge, other third party has used, generated, manufactured, stored or disposed in, at, on, under or about the Property or transported to or from the Property any Hazardous Material; (iv) neither Inland nor any Inland Party has received any written, or to Inland’s Knowledge other notice of any discharge, migration or release of any Hazardous Material from, into, on, under or about the Property that has not been fully and completely remediated in accordance with Environmental Laws; and (v) to Inland’s and the Inland Parties’ Knowledge, there is no existing discharge, migration or release of any Hazardous Material from, into, on, under or about the Property.  This Section 5(e) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement and shall not expire until the expiration of the applicable statute(s) of limitations.

(f)                                    Contracts.

(i)             Except as set forth in Schedule 5(f)-1, neither Inland nor any Inland Party, and to Inland’s Knowledge, no other third party, is in default in any material respect under any Contract.

(ii)          To Inland’s Knowledge, except for this Agreement, the documents delivered at the Closing pursuant hereto, the Contracts and the Leases, and as otherwise disclosed on Schedule 5(f)-2, there are no material contracts or agreements relating to the Property to which any Inland Party or its agents is a party and which would be binding on PGGM PRE Fund, the Partnership or the Property after the Closing Date.

(g)                                 Property Entity Organization and Authority.

(i)             The Property Entity is a single-purpose entity whose sole business is to own, lease, manage and operate the Property.

(ii)          The legal and beneficial owner of one hundred percent (100%) of the ownership interests in the Property Entity is Inland and Inland may validly transfer its ownership interests in the Property Entity to the Partnership on the terms set forth in this Agreement without the consent of any third party that has not been obtained.

(iii)       The Membership Interests (A) constitute all of the issued ownership interests of the Property Entity, (B) have been duly and validly issued and are fully paid, (C) are not subject to any lien, claim or encumbrance (and are not subject to any agreement arrangement or obligation to create any lien, claim or encumbrance) in favor of any third party and, (D) except as contemplated by this Agreement, there exists no agreement, arrangement or obligation (actual or contingent) to issue, transfer, redeem, repay or repurchase any such ownership interest.

(iv)      The Operating Agreement of the Property Entity is in full force and effect and, except as disclosed to PGGM PRE Fund, has not been amended.

(v)         Except with respect to customary guarantees and indemnities given by the Property Entity to tenants, contractors, service providers or other parties in the ordinary course of the Property Entity’s business, each of which such guarantees and indemnities is limited to the assets of the Property Entity and shall remain the obligation of the Property Entity and not the Partnership, to Inland’s Knowledge, the Property Entity has not granted any guarantee, indemnity or suretyship.

(vi)      Neither the Property Entity, nor any person for whose acts or defaults the Property Entity may be vicariously liable, is a party to any civil, criminal, arbitration, administrative or other proceeding, nor is any such proceeding pending against the Property Entity nor, to the Knowledge of Inland, threatened by or against the Property Entity, save and except for actions brought by the Property Entity under Leases or Contracts, matters which have or will be tendered to an insurer, or matters which if decided adversely should not have a material adverse effect on the ownership, management or operation of the Property.

(vii)   Except as set forth in Schedule 5(g)-7, there is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitration, administrative or other proceeding to which the Property Entity is a party or that is against the Property or the Property Entity and uninsured.

(viii)                No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated and the assets of the Property Entity are distributed amongst the creditors and/or equity owners of the Property Entity) of the Property Entity and there are no cases or proceedings under any applicable insolvency, reorganization or similar laws to which the Property Entity is a party and to the Knowledge of Inland, no such petitions, resolution, meetings, cases or proceeding have been threatened by any party.

(ix)        The Property Entity is not insolvent or unable to pay its debts as they become due, and the Property Entity is free from any suspension of payments or a general settlement for the benefit of creditors.

(x)           The books and records of the Property Entity are true and correct in all material respects and present fairly in all material respects the assets and liabilities of the Property Entity and, to Inland’s Knowledge, are those required to be kept by applicable laws.

(xi)        The Property Entity has no, nor has it ever had any, employees.

(xii)     No petition has been presented or other proceedings have been commenced for an administration order to be made, or for the appointment of a judicial receiver (or any other order to be made by which during the period it is in force, the affairs, business and assets of any Property Entity are managed by a person appointed for the purpose by a court, governmental agency or similar body) in relation to the Property Entity, nor has any such order been made.

(xiii)  To Inland’s Knowledge, the Property Entity has no obligations or liabilities that will remain as obligations or liabilities of the Property Entity after the consummation of the transactions contemplated by this Agreement and  that have or would have a material adverse effect on the business, management or operations of the Property Entity other than: (A) Leases separately disclosed and scheduled in accordance with this Agreement; (B) any secured indebtedness described in Schedule 5(m); (C) as contemplated by Section 5(g)(v); (D) the Contracts; (E) laws, ordinance, rules and regulations affecting the ownership, use, occupancy and enjoyment of the Property and of the Property Entity; (F) Permitted Exceptions; and (G) ordinary course obligations and payables relating to the Property.

(h)                                 Leases.

(i)             Inland has provided or made available for review true and correct copies of all Leases set forth on the attached Schedule 5(h)-1, and, except for one or more fact sheets or lease summaries relating to the Leases or any of the Leases prepared by or for Inland or the Property Entity, such provided copies are complete in all material respects.  Except for the Leases and Permitted Exceptions, the Property is not subject to any lease or other agreement granting any person the right to possession of any portion of the Property.

(ii)          Attached hereto as Schedule 5(h)-2 is a rent roll for the Property  (the “Rent Roll”) and all information set forth on the Rent Roll is true, correct and complete in all material respects as of the date hereof.  To Inland’s Knowledge, other than as set forth in Schedule 5(h)-2: (A) all Leases are in full force and effect; and (B) no party (including any tenant) is in default in any material respect under any Lease.

(iii)       Except as set forth on Schedule 5(h)-3, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any material provision of any Lease including, without limitation, any purchase option, right of first offer, or right of first refusal relating to the Property and afforded to any tenant under any Lease, but excluding any purchase option, right of first offer, or right of first refusal relating to a tenant’s right to renew or extend the term of a Lease or to lease additional leased space.

(i)                                     Lender Approvals.  Except as set forth in Schedule 5(i), no third-party lender approvals are required to be obtained by Inland or any Inland Parties in connection with the execution and delivery of this Agreement or the subsequent contributions of the Membership Interests to a REIT Entity, except such third-party lender approvals which have already been given and provided to PGGM PRE Fund.

(j)                                     Casualty and Condemnation.

(i)             Except as set forth on Schedule 5(j), during the twelve (12) months prior to the Closing Date, neither the Property nor any parts thereof has been destroyed or damaged by fire or other casualty, the cost of which to repair exceeded or is expected to exceed $50,000, and which such destruction or damage has not been remedied or mitigated.

(ii)          There is no pending and, to Inland’s Knowledge, there is no threatened eminent domain, condemnation or other governmental taking of the Property (or any parts thereof).

(k)                                  Taxes. This Section 5(k) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement and shall not expire until the expiration of the applicable statute(s) of limitations.

(i)             The Property Entity is disregarded as separate from Inland for federal income tax purposes.  There are no Tax elections under Treasury Regulations Section 301.7701-3(c) submitted on or before the Closing Date that would be binding on the Property Entity after the Closing Date.

(ii)          The Property Entity has not been required to file a federal or state income Tax Return at any time during its existence.  The Property Entity has timely filed all Tax Returns for all non-income Taxes, for all years and periods, and portions thereof, that the Property Entity has been required to file (taking into account any valid requests for extensions).  Each such Tax Return has been prepared in compliance with applicable law, and all such Tax Returns are complete and correct in all respects.

(iii)       All Taxes payable by, and all assessments for Taxes by a Taxing authority against, the Property Entity have been timely paid when due.  There are no currently due but unpaid Taxes of the Property Entity relating to or arising out of any period (or partial period) ending on or prior to the Closing Date.  Unless noted on Schedule 5(k)(iii)6 the Property Entity is not a party to or bound by any Tax allocation, Tax sharing or similar agreement, and the Property Entity has no current or potential contractual obligation to indemnify, or any joint and several liability with, any other person with respect to Taxes.

(iv)      The Property Entity will not be required, as a result of a change in method of accounting for any period (or portion thereof) ending on or before or including the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any state or local Tax law) in Taxable income for any period (or portion thereof) ending after the Closing Date.  The Property Entity will not be required to include any item of income in Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of (A) any prepaid amount received on or prior to the Closing Date or (B) any closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state or local Tax law) executed on or prior to the Closing Date.

(v)         Unless noted on Schedule 5(k)(v)6, there are no Tax contests in progress, pending or, to the Knowledge of the Inland Parties, threatened against the Property Entity with respect to any Taxes.  No adjustment by a Taxing authority has been proposed or made as a result of any Tax audit or Tax proceeding involving the Property Entity.

(vi)      Other than with respect to Taxes incurred prior to the Closing Date for which a Lien has attached and is to be satisfied as an Unpermitted Exception prior to the Closing Date, or which is not yet due and payable, there are no Liens for Taxes upon the assets of the Property Entity.

(vii)   No claim by a Taxing authority in a jurisdiction where the Property Entity or Inland, with respect to the Property Entity, does not pay Tax or file Tax Returns, is currently pending pursuant to which the Taxing authority claims that the Property Entity or its direct or indirect owner is or may be subject to Taxes assessed by such jurisdiction.

(viii)                Neither Inland, with respect to the Property Entity, nor the Property Entity has participated, within the meaning of Treasury Regulations Section 1.6011-4(c), in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(ix)        There are no outstanding rulings of, or requests for rulings by, any Taxing authority addressed to Inland or the Property Entity that are, or if issued would be, binding on the Partnership, any REIT Entity, or the Property Entity after the Closing Date.

(x)           Except as set forth in Schedule 5(k)(6), neither Inland nor the Property Entity has received any grant, subsidy, rate reduction, Tax credit, or other Tax incentive from any federal, state or local government that would be subject to termination or recapture from the Partnership, any REIT Entity, or any Property Entity or any of their Affiliates as a result of the contribution of the Membership Interests to the Partnership or the Partnership’s subsequent contribution of the Membership Interests to a REIT Entity as contemplated by the Partnership Agreement.

(xi)        The Property Entity owns no equity interest in any joint venture or other arrangement or contract that could properly be treated as a partnership or other entity for federal income tax purposes.

b.              Insurance Notices.  Neither Inland nor any Inland Party has received any written notice from any insurance carrier that there are defects or inadequacies in the Property which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums thereof or create or be likely to create a hazard, excessive maintenance cost of material operating deficiencies.

c.               Indebtedness.  Other than: (A) indebtedness disclosed on Schedule 5(m)(7), and (B) non-recourse indebtedness owed to the Property Entity’s trade creditors and

(6) Note:  To the extent any item is scheduled, such item will subject to a stand-alone indemnity provision without a cap or basket.

(7) Note:  To the extent any indebtedness [other than mortgage indebtedness encumbering properties that will remain subject to the lien of existing mortgages] is scheduled and does not fall within clause (B), such indebtedness will have to be discharged at Closing.

incurred in the normal course of business, the Property Entity has no indebtedness, whether or not secured by the Property.

d.              Prorations.  The information prepared by the Inland Parties and, to Inland’s Knowledge, the information furnished to the Inland Parties on which the computation of prorations is based is true, correct and complete in all material respects.

e.               Governmental Obligations.  There are no written commitments by any Inland Party to any governmental agency or third party which materially and adversely affect the Property.

f.                 Survival.  The representations and warranties of Inland and the Inland Parties as set forth in this Agreement shall survive for a period of thirty (30) days following the delivery to the Investors as provided in Section 8.2 of the Partnership Agreement of the final audited annual financial statement for the fiscal year of the Partnership in which the Closing takes place; provided, however, that the representations and warranties set forth in Sections 5(a)(iii), 5(e) and 5(k) shall survive the Closing Date and shall not expire until the expiration of the applicable statute(s) of limitations.

6.             PGGM PRE Fund’s Representations and Warranties.

(a)                           General.  PGGM PRE Fund hereby represents and warrants to Inland and the Partnership that each of its representations set forth in Section 16 of the Partnership Agreement are true and correct as of the Effective Date.

(b)                Survival.  The representations and warranties of PGGM PRE Fund as set forth in this Agreement shall survive for a period of ninety (90) days following the Closing Date.

7.             Conditions Precedent.

(a)                 Investors’ Conditions to Closing.  The obligations of the Investors to make their respective contributions to the Partnership at Closing shall be contingent upon the occurrence of the following conditions precedent on or before the Closing Date:

(i)                Fulfillment of Duties and Obligations.  Each Investor shall have fulfilled all of its respective duties and obligations required to be fulfilled under the Partnership Agreement and this Agreement, and any other documents contemplated therein or hereby on or prior to the Closing Date.

(ii)               Property Lender Consent.  The Property Lender shall have consented to the transactions contemplated by this Agreement.  All costs of obtaining Property Lender’s consent shall be the obligation of the Partnership.(8)

(iii)              Expiration of Loans’ Penalty Periods.  Other than as set forth on the attached Schedule 7(a), with respect to any loan against the Property containing a period during which a prepayment penalty or premium is assessed, or a lockout period, said period shall have expired.

(iv)              Closing Statement.  Each Investor shall deliver an executed counterpart of a closing statement in form reasonably acceptable to the Investors and the Partnership (the “Closing Statement”).

(v)               Partnership’s Representations and Warranties.  All of the Partnership’s representations and warranties in Section 4 of this Agreement shall be true and correct on and as of the Closing Date.

(b)                PGGM PRE Fund’s Conditions to Closing.  In addition to the conditions precedent set forth in Section 7(a), the obligations of PGGM PRE Fund to make its contributions to the Partnership at Closing shall be contingent upon the occurrence of the following conditions precedent on or before the Closing Date:

(i)             Representations and Warranties.  All of Inland’s representations and warranties set forth in Section 5 of this Agreement shall be true and correct on and as of the Closing Date.

(ii)          Secretary Certificates.

(A)      PGGM PRE Fund shall have received from the secretary or an assistant secretary of Inland a certificate having attached thereto (1) Inland’s organizational documents in effect at the time of Closing; (2) resolutions approved by the persons or entities required to approve Inland’s entering into of the Agreement; (3) a certificate of good standing from the State of Maryland, and (4) specimen signatures of the persons authorized to enter into the Agreement on behalf of Inland; provided however that a single certificate and the attachments thereto may be delivered in connection with any other contribution agreement by and between the Partnership and the Investors, as contemplated by the Partnership Agreement,

(8) Only applies to properties which will be remain subject to the lien of existing mortgages.  In all other cases, the loan is to be paid off and discharged of record at Closing.

and same shall satisfy the requirements of this Section 7(b)(ii).

(B)        PGGM PRE Fund shall have received from the [sole Member / Manager / secretary or an assistant secretary] of the Property Entity a certificate having attached thereto (1) such entity’s organizational documents in effect at the time of Closing; (2) a certificate of good standing from the State under whose laws such entity is duly formed or organized under; and (3) a certificate of good standing from the State in which the Property is located.

(iii)       Title Policy and Survey.

(A)      The Title Insurer shall have issued the Policy.

(B)        Inland shall have delivered to PGGM PRE Fund a current ALTA survey of the Property certified to the Property Entity, PGGM PRE Fund, the Partnership and the Title Insurer, prepared by a licensed surveyor acceptable to PGGM PRE Fund and the Title Company, and having as minimum survey requirements those shown on the property survey dated as of                , prepared by                  and relating to the real property located at                  (the “Form Survey”) and such other requirements of the Title Company and showing a state of facts acceptable to PGGM PRE Fund.

(iv)      Additional Documents - Inland.  Inland shall deliver, or cause to be delivered, to a closing escrow true and correct copies of the following documents:

(A)      the Assignment of Membership Interest pursuant to which the Membership Interests shall be assigned to the Partnership;

(B)        an Amended Operating Agreement, to the extent applicable and necessary;

(C)        such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property (or interests therein), including transfer tax declarations;

(D)       such lien and possession affidavits and any additional

documents as the Title Insurer may reasonably require in connection with the issuance of the Policy;

(E)         such evidence of authority for the transaction contemplated hereby as shall be reasonably required by the Title Company;

(F)         such transfer declarations and transfer tax documents as shall be reasonably required by the Title Company or reasonably requested by PGGM PRE Fund; and

(G)        such other documents, affidavits, instruments, certifications and confirmations which Inland is specifically required to deliver pursuant to this Agreement or as may be otherwise reasonably required in order to consummate the transactions contemplated hereby.

(v)         Additional Documents - Partnership.  The Partnership shall deliver, or cause to be delivered, to a closing escrow true and correct copies of the following documents:

(A)      the Assignment of Membership Interest;

(B)        an ALTA Statement (in duplicate);

(C)        such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property (or interests therein), including transfer tax declarations; and

(D)       such other documents, affidavits, instruments, certifications and confirmations which the Partnership is specifically required to deliver pursuant to this Agreement or as may be otherwise reasonably required in order to consummate this transaction.

(vi)      Rent Roll.  Inland shall deliver, or cause to be delivered, the Rent Roll for the Property current as of the Closing Date.

(vii)   Estoppel Certificates.  Inland shall deliver, or cause to be delivered, executed copies of tenant’s estoppel certificates, each substantially in the form set forth in Exhibit G, for all the Anchor Tenants, Sub-Anchor Tenants and fifty percent (50%) by number of the remaining tenants located at the Property with respect to the Leases listed on Schedule 5(h)-1.

(viii)                FIRPTA.  Inland shall deliver, or cause to be delivered, a statement dated as of the Closing Date that meets the requirements of Treasury Regulations Section 1.1445-2(b)(2) executed by the appropriate Inland Parties.

(c)                 Inland’s Conditions to Closing.  In addition to the conditions precedent set forth in Section 7(a), the obligations of Inland to make its contributions to the Partnership at Closing shall be contingent upon all of PGGM PRE Fund’s representations and warranties set forth in Section 6 of this Agreement and in the Partnership Agreement shall be true and correct on and as of the Closing Date;

(d)                Partnership’s Conditions to Closing.  The obligation of the Partnership to perform its obligations under this Agreement at Closing shall be contingent upon the occurrence of the following conditions precedent on or before the Closing Date:

(i)             Representations and Warranties.  All of the Investors’ representations and warranties set forth in Sections 5 and 6 of this Agreement shall be true and correct as of the Closing Date; and

(ii)          Performance.  The Investors shall have fully performed and completed all of the Investors’ obligations under this Agreement.

(e)                 Non-Satisfaction of Condition to Close.  Should any condition to close set forth in the foregoing Sections 7(a)-(d) remain unsatisfied as of the Closing Date, the party whose performance is conditioned upon the satisfaction of such unsatisfied condition to close may, at its option, waive such condition to close, or in the alternative, the sole remedy of the party whose performance is conditioned upon the satisfaction of such unsatisfied condition to close shall be to terminate this Agreement.

(f)                 Acknowledgement.  To the maximum extent permitted by applicable law and except for the representations and warranties of the Inland Parties in this Agreement and the Partnership Agreement (collectively, the “Inland Parties’ Warranties”), the contribution of the Membership Interests pursuant to this Agreement is made without representation, covenant, or warranty of any kind (whether express, implied or, to the maximum extent permitted by applicable law, statutory) by the Inland Parties, or their beneficiaries, principals, officers, employees, consultants, brokers or agents.  As a material part of the consideration for this Agreement, each of the Partnership and PGGM PRE Fund acknowledges and agrees that the Partnership accepts the Membership Interests and the Property on an “as is” and “where is” basis, with all faults, and without any representation or warranty,  all of which the Inland Parties hereby disclaim, except for the Inland Parties’ Warranties.  Except for the Inland Parties’ Warranties, no warranty or representation is made by the Inland Parties including without limitation those as to fitness for any particular purpose, merchantability, design, quality, condition, operation or income, compliance with drawings or specifications, absence of defects, absence of hazardous or toxic substances, absence of faults, flooding, other condition or lack of condition of the Property, the Property’s development, entitlement, or those as to compliance with laws, codes and regulations, including without limitation relating to health, safety, and the environment, or those relating to information provided by any Inland Party emanating from a third party.

8.             Closing Matters.

(a)           Location; Date; Deliveries.  The Closing shall occur at the offices of the Title Insurer, on the Closing Date, to be effective as of 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] as such date.  On the Closing Date, the Investors and the Partnership shall deliver all such documents required to be executed and delivered pursuant to this Agreement to the Title Insurer.

(b)           Closing Escrow.  The transaction contemplated by this Agreement shall be closed through an escrow with the Title Insurer (“Closing Escrow”).

(c)           Payments.  Any payments herein required to be made at the time of Closing shall be by certified check, cashier’s check or wire transfer payable to the Partnership or payable to the Title Insurer.

(d)           Costs.  Inland and PGGM PRE Fund agree that the Partnership shall pay all costs and expenses incurred in connection with the Closing, whether or not said costs or expenses are customarily paid by a seller or buyer, including, without limitation, (i) any State of                     ,                  County or [city/village/township/etc.] of                      real estate transfer taxes which may be applicable to this transaction, (ii) the premium for the Policy, (iii) all recording charges for clearing title exceptions, and (iv) all escrow or closing fees charged by Title Insurer.

(e)           Policy.  At Closing, the Title Insurer shall issue the Policy.

9.                                       Prorations.

(a)           Proration Items.  All revenue and expenses of the Property or the Property Entity allocable to periods beginning as of 12:00 A.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the day following the Closing Date (the “Subsequent Closing Date”(9)) shall be credited or charged, as applicable, to the REIT Entity to which

(9) Note:  In accordance with the procedure agreed in the Partnership Agreement, the “Closing Date” and the “Subsequent Closing Date” must be successive days that are business days, and cannot be separated by weekends or holidays.

the Property Entity is contributed as of 12:00 A.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Subsequent Closing Date, and the revenue and expenses of the Property allocable to periods ending as of the close of business on the Closing Date shall be credited to the applicable Inland Party, or charged to the applicable Inland Party, as applicable.  Inland and the Partnership agree to furnish to each other and to PGGM PRE Fund such documents and other records as each party reasonably requests in order to confirm all adjustments and proration calculations made.

For purposes of preparing the Closing Statement, all prorations shall be made on the basis of amounts billed and expenses accrued as of 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Closing Date and will be re-prorated and appropriate adjustments made upon actual receipt of payment of amounts billed and payment of such accrued expenses after the Closing Date.  The following items shall be prorated as provided above, and the provisions of this Section shall survive Closing hereunder:

(i)             Real Estate Taxes and Assessments.  Ad valorem real estate taxes and assessments and personal property taxes with respect to the Property for the current calendar year shall be prorated as of 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Closing Date, but only to the extent that tenants are not obligated under Leases to reimburse Inland Parties for their allocable share of such taxes and assessments.  The applicable Inland Party shall pay or cause to be paid all installments of assessments levied upon the Property which are due prior to the Closing Date; provided, that to the extent the Property Entity or an Inland Party is entitled to reimbursement for such assessments from a tenant, any amounts received by the Property Entity in respect thereof shall promptly be paid over to the applicable Inland Party.  In the event that tax bills for taxes for the year in which the Closing takes place are not available on the Closing Date, taxes shall be prorated based upon the tax bills for the previous year, and, in such event (or in the event of any reassessment or re-billing thereof), Inland and the Partnership shall re-prorate the taxes when actual tax bills for the current year are available.  All ad valorem real estate taxes and assessments and personal property taxes with respect to the Property for periods prior to the year in which the Closing takes place (which may become payable in the event of any reassessment re-billing thereof, or in the event of any failure of any tax contest maintained by an Inland Party with respect thereto) shall remain the obligation of the applicable Inland Party (and the applicable Inland Party shall be entitled to receive any refund or rebate on any ad valorem real estate taxes and assessments and personal property taxes with respect to the Property for periods prior to the year in which the Closing takes place).

(ii)          Rents.  All rental payments made under the Leases for the month in which the Closing occurs shall be prorated as of 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Closing Date.  Any checks for rental payments received after the Closing Date by the Inland Parties or their respective agents that relate to periods or portions thereof after the Closing Date shall be promptly endorsed to the Property Entity by the payee thereof and promptly transmitted to the Partnership; if any of such rental payments belong in part to an Inland Party and in part to the Property Entity, upon such endorsement and transmittal (and receipt of collected funds), such checks shall be promptly deposited by the Property Entity or its agent and the part thereof belonging to an Inland Party shall be promptly paid to the applicable Inland Party and the balance shall be retained by the Property Entity.  The parties agree to re-prorate all rental payments for amounts actually received within sixty (60) days following the receipt thereof.

(iii)       Past Due Rents.  Any rental payments made under the Leases which, as of the Closing Date, are past due and unpaid and which are received subsequent to the Closing Date by the Property Entity, an Inland Party or their respective agents shall be applied first to pay the current portion of all rental payments due to the Property Entity under the applicable Lease, and then to pay to the applicable Inland Party any portion of such rental payments applicable to the period ending as of the close of business on the Closing Date under such Lease.  Upon any payment of such amounts to the applicable Inland Party, a proportionate share of any costs of collection actually incurred by the Property Entity or its Affiliates in connection therewith shall be deducted from such payment.  Following the Closing, the Partnership, through its General Partner and on behalf of the Property Entity, shall use commercially reasonable efforts to collect such past due rents provided, however, that the Partnership shall not be required to commence an action or proceeding against a tenant, guarantor or other party or to terminate any Lease or seek any remedy against any tenant.

(iv)      Post-Closing Adjustment Payments and CAM Reconciliation.  To the extent any Inland Party has received as of the close of business on the Closing Date any monthly or periodic payments of common area maintenance charges, property taxes, insurance and other operating cost pass-throughs payable by tenants (collectively, “Operating Expenses”) allocable to periods subsequent to 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Closing Date, the same shall be prorated and the Property Entity shall receive a credit therefor at Closing.  With respect to any monthly or periodic payments of Operating Expenses received by the Property Entity after the Closing Date allocable to a period prior to the close of business on the Closing Date, the Property Entity shall promptly pay or cause the same to be paid to the applicable Inland Party (subject to Section 9(a)(iii)).

(v)         Inland Parties’ Collection Rights.  Except as provided in Section 9(a)(iii) of this Agreement, from and after the Closing Date, the Inland Parties shall have the right to collect and receive for their own accounts any rental payments that are due and payable as of the Closing Date.  The Inland Parties’ right of collection shall include, without limitation, the right to commence an action or proceeding against a tenant, guarantor or other party (provided that Inland gives the Partnership at least ten (10) days’ notice before commencing any action or proceeding against any tenant or guarantor), provided that (A) Inland agrees not to institute a summary disposition or eviction action against any tenant or to terminate any Lease based on such tenant’s non-payment of rents or any other amounts due for periods prior to the Closing Date, and (B) Inland, on behalf of the Partnership, shall not be entitled or seek any remedy against any tenant, including seeking a monetary judgment against the delinquent tenant and enforcement of such judgment, relating to any period after the Closing Date, in any event without the prior written consent of PGGM PRE Fund.

(vi)      Security Deposits.  Inland shall cause to be transferred to the account of the Property Entity at Closing an amount equal to all cash tenant deposits then outstanding under the Leases.  With respect to non-cash tenant deposits, a list of which is attached hereto as Schedule 9(a)-1, Inland shall, at Inland’s expense (A) cause to be delivered to the Property Entity at the Closing such non-cash tenant deposits, and (B) execute and deliver such other instruments as are necessary to cause such non-cash tenant deposits to be payable to the Property Entity upon presentation in accordance with their terms.  If such transfer to the Property Entity’s name cannot be accomplished simply by assignment by the applicable Inland Party at Closing, Inland shall have such time as is reasonably necessary to deliver the necessary transfer documents so long as the applicable Inland Party promptly commences, prior to the Closing Date, the action necessary to accomplish such transfer and diligently pursues it to completion.  If, prior to the date Inland properly transfers the non-cash tenant deposits to the Property Entity, the Partnership notifies Inland that the Property Entity requires a non-cash tenant deposit to be drawn or cashed, Inland will promptly, as agent for the Property Entity, take the required action (or cause such action to be taken) and deliver all proceeds to the Property Entity, provided that the Partnership indemnifies Inland from any loss on account of such action taken at the direction of the Partnership (except where any such loss results from Inland’s gross negligence or willful misconduct).

(vii)   Advance Rent.  Inland shall cause to be transferred to the account of the Property Entity at Closing an amount equal to all rental payments made in advance (to the extent not prorated as set forth above).

(viii)                Insurance Premiums.  Insurance premiums with respect to insurance policies carried by the Inland Parties with respect to the Property shall be prorated as of the close of business on the Closing Date.  Schedule 9(a)-2 lists the current insurance premiums for insurance policies carried by the Inland Parties with respect to the Property, which list shall form the basis for the proration of insurance premiums under this Section 9(a)(viii).  The Partnership, Property Entity, or REIT Entity, or all of them, at the request of PGGM PRE Fund, may be added to the insurance policies currently held by the Inland Parties and the Property Entity shall pay that portion of the insurance premiums for such policies that are attributable to the Property for the period following the Closing Date (provided, that insurance premiums paid prior to the close of business on the Closing Date for which an Inland Party has received reimbursement from tenants under Leases shall not be prorated to the extent of such reimbursement and insurance premiums paid after the close of business on the Closing Date that relate to any period prior to 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Closing Date for which the Property Entity has received reimbursement from tenants under Leases shall not be prorated to the extent of such reimbursement).  The Property Entity shall pay all amounts necessary in order to cause the insurance carrier or carriers of such policies to endorse the policies to name the Property Entity as a named insured.

(ix)        Utility Deposits.  Inland shall receive a credit on the Closing Date for the amount of any utility deposits made by an Inland Party which are not refundable to such Inland Party by the holder thereof and which deposits are transferred or transferable to the Property Entity at Closing.

(x)           Contract Payments.  Any amounts paid or payable under any Contract that are allocable both to periods ending as of 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Closing Date

and periods beginning as of 12:00 A.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Subsequent Closing Date shall be prorated so that the portion thereof allocable to periods beginning as of 12:00 A.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Subsequent Closing Date shall be charged to the Property Entity and the portion thereof allocable to periods ending as of 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Closing Date shall be charged to the applicable Inland Party.  Following the Closing, and in any event, within ninety (90) days following receipt of payment pursuant to the Contracts, Inland shall provide the Partnership with a final reconciliation showing all payments made under the Contracts and any payments made to or from Inland Parties in reconciliation of same.

(xi)        Lease-Up Costs and Commissions.  Lease-Up Costs relating to Leases executed on or after                           , 2010 (the “Valuation Date”), to the extent not previously amortized prior to the Closing Date, shall be, from and after the Closing Date, amortized by the Partnership.  Commissions now or hereafter due with respect to the current term of any Lease executed on or after the Valuation Date and in existence on the Closing Date shall be prorated so that the portion thereof allocable to periods beginning as of 12:00 A.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Subsequent Closing Date shall be charged to the Property Entity and the portion thereof allocable to periods ending on or before 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Closing Date shall be charged to and paid by Inland.  All prepaid Commissions relating to Leases entered into on or subsequent to the Valuation Date, to the extent not previously amortized prior to the Closing Date and relating to periods after the Closing Date, shall be, from and after the Closing Date, amortized by the Property Entity.  All Lease-Up Costs and Commissions due with respect to future or renewal terms or expansion leases following the Closing Date under any Lease shall be paid, when due and payable, by the Partnership. Notwithstanding anything contained in this Agreement to the contrary, the Property Entity shall not, without PGGM PRE Fund’s approval (which approval shall be given or withheld in accordance with the provisions of the Partnership Agreement), enter into new Qualifying Leases which are not approved in the annual Business Plan (as such capitalized terms are defined in the Partnership Agreement) or extend or modify existing Qualifying Leases which are not approved in the annual Business Plan.  The Property Entity shall have the right to enter into, extend or modify non-Qualifying Leases provided that such non-Qualifying Lease or extension or modification of a non-

Qualifying Lease is approved by the Partnership in accordance with the Property Management Agreement (as defined in the Partnership Agreement).

(xii)     Concessions.  All Concessions in the nature of out-of-pocket costs or expenses now or hereafter due with respect to the current term of any Lease entered into on or after the Valuation Date and in existence on the Closing Date shall be prorated so that the portion thereof allocable to periods beginning as of 12:00 A.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Subsequent Closing Date shall be charged to the Property Entity and the portion thereof allocable to periods ending as of 11:59 P.M. [CHICAGO LOCAL TIME/CENTRAL TIME] on the Closing Date shall be charged to the applicable Inland Party.  All Concessions due with respect to future or renewal terms or expansion leases following the Closing Date under any Lease shall be paid, when due and payable by (or the economic cost thereof borne by), the Partnership.

(b)           Reprorations after Closing Date.

(i)             Amounts Unavailable as of Closing Date.  In the event that the actual amounts of any of the proration items set forth in Section 9(a) of this Agreement are unavailable as of the Closing Date, then such proration shall be made on the basis of an amount reasonably estimated by the Partnership and Inland on the Closing Date, and the Partnership and Inland shall thereupon re-prorate such items at such times as the exact amounts for such proration items become available.

(ii)          Year-End Adjustments.  In the event various prorations provided for herein are inconsistent with the actual amounts reimbursed for such prorated amounts by tenants to an Inland Party, or the Property Entity, such items shall be re-prorated when all amounts required for accurate prorations become available.  For example, in the event that all real estate taxes for the year 2010 are reimbursed by tenants, and the total real property tax reimbursements from tenants that are paid to the Property Entity following the Closing for the year 2010 result in the Property Entity receiving more, or less, than the amount allocated to the Property Entity in the prorations at Closing, then the amounts shall be re-prorated between Inland and the Property Entity so that the amount prorated to the Property Entity is the same as the amount reimbursed, or reimbursable by tenants for such real property taxes allocated to the Property Entity in the initial proration.

(iii)       Other Adjustments.  In the event of any other post-Closing adjustment of prorations, including without limitation any changes resulting from a tenant challenging the amount of common area or any other charges paid by such tenant, or in the event that the Partnership otherwise reasonably determines that such amounts charged to and paid by such tenant were incorrect, Inland and the Property Entity shall pay the amount due as a result of such adjustment based on the principles set forth herein.

(iv)      Limitations on Reprorations.  All reprorations shall be deemed final unless Inland or the Partnership notifies the other within ninety (90) days following the receipt by such party of a reproration amount and a statement in support of same.

10.           Defaults and Remedies.

(a)           Defaults.  The following events shall be “Defaults” under this Agreement: (i) a party’s breach of any of its covenants, representations or warranties; or (ii) a party’s failure to perform its obligation to make its contribution to the Partnership under circumstances where all of its conditions to close have been satisfied.

(b)           Notice.  Upon learning of the occurrence of a Default, subject to the limitations set forth in Section 11, the non-defaulting party shall provide the defaulting party and the Partnership with notice of such Default (a “Default Notice”) and the defaulting party shall have a period of thirty (30) days after receipt of the Default Notice in which to cure such Default.  Should the defaulting party fail to cure within that period, the non-defaulting party’s remedies hereunder shall be as provided herein.

(c)           Default Prior to Closing Date.  If the non-defaulting party receives knowledge of the Default prior to the Closing Date, then the non-defaulting party’s sole remedy shall be to terminate the Agreement.  Upon termination of this Agreement by the non-defaulting party pursuant to this Section 10(c), the parties shall owe no further obligations or liabilities to one another in connection with the Agreement.  If a non-defaulting party elects to consummate the transactions contemplated by this Agreement, notwithstanding a Default of which the non-defaulting party had knowledge as of the Closing Date, the consummation thereof shall effect a waiver of such Default.

(d)           Default Upon Party’s Failure of Performance.  Should a Default occur pursuant to Section 10(a)(ii), this Agreement shall terminate and the parties’ rights and remedies with respect to a failure of a party to make a Capital Contribution shall be governed solely by the Partnership Agreement.

(e)           Default Subsequent to Closing Date.  For any Default for breaches of representations and warranties of which the non-defaulting party becomes aware subsequent to the Closing Date, the Partnership shall be entitled to monetary damages as set forth in Section 11, below, subject to the limitations and restrictions set forth therein.

11.           Damages.  {Note:  Stand-alone indemnity provisions without caps or baskets to be added to address any items that are identified on schedules as exceptions to the representations, such as Tax or Environmental Matters.  To be addressed at the time the contribution agreement for an applicable Property is prepared.}

(a)           Survival.  The representations and warranties of the parties shall survive for the periods set forth in Sections 5(a)(iii), 5(e), 5(k), 5(p) and 6(b).  For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, is referred to herein as the “Survival Date”.  No claim shall be brought under this Section 11 unless the non-defaulting party, at any time prior to the applicable Survival Date, gives the defaulting party the Default Notice as described in Section 10(b).

(b)           Limits.

(i)             The defaulting party shall not be liable  in respect of any Default for breaches of representations and warranties unless and until the aggregate damages incurred by the Partnership or the Property Entity as a result of all such Defaults for breaches of representations and warranties exceeds an amount equal to an amount to be agreed among Inland, PGGM PRE Fund and the Partnership (the “Basket Amount”).

(ii)          The parties acknowledge and agree that the maximum aggregate liability of the defaulting party for damages incurred by the Partnership or the Property Entity as a result of a Default for breaches of representations and warranties shall not exceed an amount to be agreed among Inland, PGGM PRE Fund and the Partnership  (the “Cap Amount”).

(iii)       Any damages payable to the Partnership as a result of a Default shall be decreased by  any amounts actually received by the Partnership or the Property Entity under its own or third party insurance policies with respect to such loss, net of any deductibles or co-payments paid by the Partnership or the Property Entity under the relevant insurance policy, any “retro-premium” obligations in connection with such loss and any costs incurred by the Partnership in procuring such payment under such policy (the “Net Insurance Proceeds”), each party agreeing (x) to use commercially reasonable efforts to recover all available insurance proceeds and (y) to the extent that any payment of damages under this Section has been paid by the defaulting party to or on behalf of the Partnership or the Property Entity prior to the receipt, directly or indirectly, by the Partnership or the Property Entity of any Net Insurance Proceeds under any insurance policies on account of such loss which duplicate, in whole or in part, the payment made by the defaulting party to or on behalf of the Partnership or the Property Entity, the Partnership or the Property Entity shall remit to the defaulting party an amount equal to the amount of the Net Insurance Proceeds actually received by the Partnership or the Property Entity on account of such Loss which duplicate, in whole or in part, the payment made by the defaulting party to or on behalf of the Partnership or the Property Entity.

(iv)      Notwithstanding the foregoing, the limitations set forth in this Section 11(b) shall not apply to any claims arising out of a breach of representations or warranties resulting from fraud or intentional misstatement or a breach of any representations and warranties contained in Sections 5(a)(iv) and 5(k) of this Agreement and defaulting party shall be liable for all damages, excluding incidental and consequential damages, with respect thereto.

(v)         The provisions set forth in this Section 11 shall be the exclusive remedies of the parties for any damages arising out of or related to a Default for breaches of representations and warranties.

12.           Waivers.

(a)           PGGM PRE Fund and Inland reserve the right to waive any or all the conditions precedent to performance of their respective obligations hereunder.  No such waiver, modifications, amendment, discharge or change in this Agreement, except as otherwise provided hereunder, shall be valid unless the same is in writing and signed by the party waiving same.

(b)           This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and can only be modified by written agreement signed by the Partnership, and both Inland and PGGM PRE Fund.

13.           Notice.  All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served if delivered by hand to the parties to whose attention it is directed or, when received, if sent, postage prepaid, by United States Registered or Certified mail, return receipt requested, and addressed as follows:

If intended for Inland or the Partnership:

Inland Real Estate Corporation

2901 Butterfield Road

Oak Brook, IL  60523

Attn:  Beth Sprecher Brooks

With a copy to:

Stahl Cowen Crowley Addis LLC

55 West Monroe Street

Suite 1200

Chicago, Illinois  60603

(312) 641-0060

Attn:  Jeffrey J. Stahl, Esq.

If intended for PGGM PRE Fund:

Stichting Depositary PGGM Private Real Estate Fund, acting in its capacity as depositary of and for the account and risk of
PGGM Private Real Estate Fund
c/o PGGM Vermogensbeheer B.V.
Kroostweg-Noord 149
P.O. Box 117
3700 AC Zeist
The Netherlands
Attention:  Steven Zeeman, CFA
Fax:  011.31.30.277 4724
Email:  steven.zeeman@pggm.nl

With a copy to:

Stichting Depositary PGGM Private Real Estate Fund, acting in its capacity as depositary of and for the account and risk of

PGGM Private Real Estate Fund

c/o PGGM Vermogensbeheer B.V.

Kroostweg-Noord 149

P.O. Box 117

3700 AC Zeist

The Netherlands

Attention:  Werner Sohier

Fax:  011.31.30.277 4724

Email:  werner.sohier@pggm.nl

Or at such other or to such other party, which any party entitled to receive, notice hereunder designates to the others in writing.

14.           Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in that state.

15.           Litigation Costs.  Each Investor acknowledges that the other Investor acting alone or on behalf of the Partnership, shall have the right to exercise the Partnership’s rights and remedies, at law, or in equity, under this Agreement at the expense of the Partnership.  If any party to this Agreement shall commence any action against another such party in order to enforce any provision of this Agreement, or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney’s fees and paralegal’s fees) incurred in connection therewith against the party who has breached this Agreement.  Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

16.           REIT Contribution Agreement. The parties acknowledge and agree that the Partnership shall contribute the Membership Interests to the REIT Entity as of 12:00 A.M. Chicago local time on the business day following the Closing Date and that, in connection with such contribution, the Partnership, the Inland Parties and PGGM PRE Fund agree that the REIT Entity shall be a third party beneficiary of this Agreement with the effect that the REIT Entity and/or the Partnership may enforce this Agreement against the Inland Parties.

17.           Headings. The headings in this Agreement are for convenience only and shall not be used in interpreting any of the provisions of this Agreement.

18.           Time of the Essence. Time is of the essence of this Agreement.

19.           Severability. This Agreement shall be governed by the laws of the State of Illinois, and any provision of this Agreement which is unenforceable or is invalid or contrary to the law of the State of Illinois shall be of no effect and in such case, all the remaining terms and provisions of this Agreement shall be fully effective according to the tenor of this Agreement, the same as though no such invalid portion had ever been included.

[This Space Intentionally Left Blank.  Signature Page to Follow.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

INLAND:	PARTNERSHIP:

INLAND REAL ESTATE CORPORATION, a Maryland corporation	INP RETAIL, L.P., a Delaware limited partnership

By:	By:	INP Retail Management Company LLC

Name:

Its:	Its:	General Partner

	By:	Inland Real Estate Corporation
PGGM PRE FUND:
	Its:	Manager

STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND, ACTING IN ITS CAPACITY AS DEPOSITARY OF AND FOR THE ACCOUNT AND RISK OF PGGM PRIVATE REAL ESTATE FUND	By:

Name:

Its:

Represented by: PGGM

VERMOGENSBEHEER, B.V.

By:

Name:

Its:

By:

Name:

Its:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

ASSIGNMENT OF MEMBERSHIP INTERESTS

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Assignor does hereby transfer, convey and assign to INP Retail, L.P., a Delaware limited partnership (“Assignee”), all right, title and interest which the Assignor has in and to              Units of limited liability company membership interests (the “Membership Interests”) in [                                  ] (the “Company”), being One Hundred Percent (100%) of all Units of limited liability company membership interests in the Company.

Date:                             , 2010

ASSIGNOR:

Inland Real Estate Corporation, a Delaware corporation

By:

Name:

Its: President

ACCEPTANCE OF ASSIGNMENT OF MEMBERSHIP INTERESTS

FOR THE SAME CONSIDERATION, Assignee does hereby accept the foregoing assignment of said                      Units of limited liability company membership interests (the “Membership Interests”) in the Company, and hereby assumes and agrees to perform and be bound by all of the covenants, conditions and obligations of Assignor as a Member of said Company, in accordance with the organizational documents of said Company and applicable law.

This Assignment, and the acceptance hereof, shall be binding upon and shall inure to the benefit of each of the parties hereto and their legal representatives, heirs, successors, and assigns.

Date:                                     , 2010

ASSIGNEE:

INP RETAIL, L.P., a Delaware limited partnership

By:

Name: INP Retail Management Company, LLC

Its: General Partner

By:

Name:

Its: Manager

CONSENT OF MANAGER OF

[                                      ]

Pursuant to [Section     /Article     ] of the Company’s Operating Agreement dated as of                               , 200     (the “Operating Agreement”), the undersigned, being the sole Manager of the Company, hereby approves the admission of the Assignee as a Substitute Member in and of the Company, with all rights, privileges and entitlements associated therewith, all as set forth in the Operating Agreement.

Date:                                     , 20

 [                                                  ]

By:

Name:

Being the sole Manager of [                                ]

EXHIBIT C

OPERATING AGREEMENT (PROPERTY ENTITY)

List of Schedules

Schedule	Topic

1(o)	Property Knowledge Parties

5(b)	Litigation (Inland)

5(c)	Government Consents (Inland)

5(d)	Zoning and Permits

5(f)-1	Contract Defaults

5(f)-2	Additional Material Contracts

5(h)-1	Leases

5(h)-2	Rent Roll

5(h)-3	Violation of Major Lease Occasioned by Contribution Agreement

5(i)	Lender Approvals

5(j)	Casualty and Condemnation

5(k)	Grants, Subsidies, Rate Reductions, Etc.

5(l)	Tax Contests

5(m)	Indebtedness

6(b)	Litigation (PGGM PRE Fund)

6(c)	Government Consents (PGM PRE Fund)

7(a)	Loan Penalty Periods

9(a)-1	Non-Cash Tenant Deposits

9(a)-2	Insurance Premiums

EXHIBIT 8

FINANCIAL STATEMENTS

See attached

PGGM

ANNEX A ACCOUNTS, REPORTS and INFORMATION (last updated 09 December 2009)

A.  Annual Accounts

1                  The manager shall prepare audited annual accounts in respect of each financial year, preferably ending on 31 December, in conformity with International Financial Reporting Standards, US GAAP or other recognised financial reporting standards. The manager shall send a copy of the audited annual accounts including the auditor’s management letter to PGGM within forty-five (45) days from the approval of the annual accounts by an independent auditor. and not later than within one hundred twenty (120) days from the end of the financial year to which the annual accounts relate.

2                  The audited annual report shall comprise:

•                  a balance sheet of the fund as at the end of the relevant financial year;

•                  the fair value of the fund whereby investments, derivatives, debt and deferred tax should be valued at fair value -preferred method of valuation according to INREV- as at the end of the relevant financial year;

•                  a reconciliation of reported NAV to fair value of the fund;

•                  a profit and loss account of the fund during the relevant financial year;

•                  a cash flow statement of the fund during the relevant financial year;

•                  a statement of changes in equity of the fund during the relevant financial year;

•                  relevant notes to the balance sheet and profit and loss account;

•                  the accounting principles applied in the annual accounts;

•                  such further information as the manager deems to be appropriate

3                  The annual accounts shall be audited by a recognised firm of independent auditors.

4                  As a part of the audit procedures, the auditor shall be instructed to review and report on the procedures applied by the manager in preparing the annual accounts, review the calculation of the performance fee and shall inspect the underlying documentation as deemed necessary.

5                  The annual accounts should include an explanation regarding Fund’s ESG policy and annual results in this field. Specific for the Environmental component we expect to get insight in the environmental metrics (i) energy consumption (GWh), (ii) water consumption (K litres), (iii) waste collected (tonnes), (iv) waste recycled (tonnes) and (v) C02 emissions (tonnes). This information does not need to be audited.

B  Quarterly Management reports

6                  Within forty-five (45) days of the end of each calendar quarter — for the avoidance of doubt the calendar quarters ending on 3 1 March, 30 June, 30 September and 31 December of each year —, the manager shall prepare and send to PGGM a report including(10):

•                  a completed PGGM client statement (see Annex B client statement);

•                  an un-audited profit and loss account and balance sheet of the fund for the preceding calendar quarter;

•                  an overview of the investments of the fund at cost and at fair value as at the end of the relevant financial year;

•                  Market outlook, strategy and property specific information;

•                  overview of transactions with affiliates and related parties, material dead deal cost and organizational expenses;

•                  information on acquisitions and dispositions;

•                  information on the fund portfolio in relation to the investment restrictions and limitations;

•                  information on debt product(s) used by manager;

•                  overview of material pending litigation and other material contingent liabilities;

•                  commitments entered into by manager on behalf of the fund;

•                  information on changes in relevant (tax) legislation;

•                  Information on organizational and employee changes;

•                  Information on participants in the fund and their commitments

C     Others

7                  All stabilized investments of the fund shall be valued by an independent expert -preferably RICS or MAI based- each year as from the final closing date. The independent expert shall be appointed by the manager after consulting the advisory committee.

8                  Not later than five (5) business days after each calendar quarter, the manager shall prepare and send to PGGM a preliminary estimate of the net asset value of the fund as at the end of such year

(10) Managers dealing with accounting years starting after 31 March (e.g. Japan) or 30 June (e.g. Australia) can use the start of their accounting years as a basis for interpretation of the guidelines quarter, such estimates being based on the fair value of the investments and debt held by the fund. This preliminary estimate should also demonstrate the units held and percentage interest in the fund.

9                  Not later than ten (10) business days before each calendar quarter, the manager shall prepare and send to PGGM an overview of expected drawdowns and distributions for the following quarter.

10            The manager shall give PGGM access to all financial information, valuations and other relevant information of the fund.

11            At the occasion of a drawdown, the manager shall provide PGGM ten (10) business days before the date of the capital call with a drawdown notice, including:

•                  wiring instructions;

•                  a breakdown of investor’s share of the call, amount, units/shares and percentage of total interest;

•                  how much investor has funded to date, how much of investor’s commitment is remaining and the amount of interest/carry due;

•                  a explanation for the use of capital;

12            At the occasion of a distribution, the manager shall provide P0GM one (1) business days before the date of the distribution with a distribution notice, including:

•                  a breakdown of the distribution in ordinary income, capital gain return, capital repayment and unreturned capital;

•                  an overview of the amount, units / shares and percentage of total interest.

All accounts, reports and information to be provided to PGGM shall be in the Dutch or English language and sent to the contact person/investment manager of PGGM, borealestate@pggm.nl and forealestate@pggm.nl.

Annex B - Client Statement

Fund
Fund name
Fund manager
Fund currency
Contact person (Name / Tel)
Start Fund / Closing PGGM PRE Fund / End Investment P. / Termination Date Fund
Portfolio Name
SI-number
Year	2010

* All information should be based on the current portfolio and quarterly reports at the end of each quarter.

* All amounts should be stated in full and in local currency (e.g. correct is 10000, incorrect is 10k). If not applicable use 0 or leave empty.

* If possible please use proportionate consolidation for determining the numbers.

* Please email this client statement to contact person / investment manager of PGGM, FORealEstate@pggm.nl and BORealEstate@pggm.nl

Fund level

	Value	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
1	Gross Asset Value of fund (incl pro rata share in joint ventures)
2	Net Asset Value of fund as reported by the manager
3	Capital invested
4	Cash and cash equivalents
5	Total number of outstanding shares

	Reconciliation from reported NAV to Fair Value (according to INREV)	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
	NAV (intrinsic value) of fund as per the financial statements (2)	—	—	—	—
I	Effect of exercise of options, convertibles and other equity interests
II	Effect of not yet distributed dividend recorded as a liability (not included in equity)
	Diluted NAV	—	—	—	—
a	Revaluation to fair value of investment properties
b	Revaluation to fair value of self-constructed or developed investment property
c	Revaluation to fair value of property intended for sale
d	Fair value of property that is leased to tenants under a financial lease
e	Transfer taxes and purchasers’ costs
f	Revaluation to fair value of fixed rate debt
g	Deferred tax
h	Set-up costs
i	Acquisition expenses
j	Contractual fees
k	Tax effect of the adjustments
l	Minority interest effects on the above adjustments
m	Revaluation to fair value of derivative financial instruments held for hedging
6	Fair value of fund according to PGGM reporting guidelines (INREV)	—	—	—	—

PGGM PRE Fund

	Value & Ownership	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
7	Name of PGGM PRE Fund’s share class
8	Interest of PGGM PRE Fund in fund (%)
9	Fair value of PGGM PRE Fund according to PGGM reporting guidelines (INREV)
10	Shareholders loans / deposits directly owned by PGGM PRE Fund
11	Number of shares owned by PGGM PRE Fund
12	Fair value of PGGM PRE Fund according to PGGM reporting guidelines per share	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!

	Payments during quarter	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
13	Dividends distributed (gross)
14	Tax withheld on dividend distribution
15	Interest on shareholders loans / deposits directly owned by PGGM PRE Fund
16	Interest compensation received by PGGM PRE Fund
17	Repayment of capital / Redemptions (excluding interest compensation)
18	Number of shares issued to PGGM PRE Fund

	Capital Contributions during quarter	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
19	Total Capital Commitment PGGM PRE Fund (contract)
20	Capital Contributed by PGGM PRE Fund during Quarter
21	Interest compensation paid by PGGM PRE Fund
22	Remaining total capital commitment of PGGM PRE Fund

	Fees to the manager and affiliates (paid and accrued)	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
23	Fund management fee
24	Asset management fee
25	Performance fee
26	Property management fee
27	Acquisition and disposition fee
28	Development fee
29	Financing fee
30	Other fees

Fund level

	Quarterly result of fund (excluding depreciation)	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
31	Net operating Income (NOI)
32	Other net income
33	Operational result	—	—	—	—
34	Net financing cost
35	Fund level expenses
36	Fund level fees
37	Capital gain/loss (Realised & Unrealised)
38	Tax
39	Total Net Result (including capital gain/loss)	—	—	—	—

	Financing (on a partially consolidated basis at the Fund level)	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
40	Nominal value of debt excluding shareholders loans
41	Fair value of debt excluding shareholders loans
42	Fair value of derivatives
43	Loan-to-Cost
44	Property level Loan-to-Value	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
45	Fund level Loan-to-Value	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
46	Weighted Average Cost of Debt excluding shareholders loans (%)
47	Market interest rate of debt excluding shareholders loans
48	Weighted Average Maturity of Debt excluding shareholders loans (years)
49	Total debt maturities in < 2 year
50	Interest Service Coverage ratio	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
51	Debt Service Coverage ratio

	Performance	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
52	IRR since inception gross of fees to investor
53	IRR since inception net to investor
54	Dividend (Distribution) yield
55	Equity Multiple (Gross of Fees)
56	Equity Multiple (Net of Fees)
57	Total return net to investor for the current quarter	0.0%	0.0%	0.0%	0.0%
58	Income return
59	Capital gain/loss assets (Realised + Unrealized)
60	Capital gain/loss Debt and Derivatives (Realised + Unrealized)
61	Total return for the current quarter (Net and Unlevered)

	Investment activity on a cash basis	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
62	Acquisitions
63	Dispositions

	Portfolio information	Q1 (jan-feb-mar)	Q2 (apr-may-jun)	Q3 (jul-aug-sep)	Q4 (oct-nov-dec)
64	Total fair value of investment & Development portfolio	—	—	—	—
65	Fair value of Investment Portfolio
66	Net yield of investment Portfolio	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
67	Vacancy (based on floor space)
68	Vacancy (based on estimated rental value)
69	Lease expire < 2 years
70	Weighted average lease expiry
71	Fair value of Development Portfolio
72	Cost of Development Portfolio
73	Pre-leased % of development portfolio (based on estimated rental value)
74	Sectors (% of total value)	Total ≠ 100%	Total ≠ 100%	Total ≠ 100%	Total ≠ 100%
Residential
Retail
Office
Industrial
Hotels
Other
75	Countries / Regions (% of total value)	Total ≠ 100%	Total ≠ 100%	Total ≠ 100%	Total ≠ 100%
Brasil
Canada
Mexico
USA Northeast
USA Mideast
USA Southeast
USA Southwest
USA East N Central
USA West N Central
USA Mountain
USA Pacific

Various remarks

No.	Description	Explanation

1	Gross Asset Value of fund (incl pro rata share in joint ventures)	The Gross asset value of a fund is the gross property value plus the value of any further assets at market value as per the chosen valuation principles

2	Net Asset Value of fund as reported by the manager	The Net asset value of a fund is its GAV less all liabilities as per the chosen valuation principles

3	Capital invested	Capital contributed in fund -/- returned to investor

4	Cash and cash equivalents	All highly liquid short-term investments purchased with a maturity of 90 days or less are considered to be cash equivalents

5	Total number of outstanding shares

(a - m) Corrections should only be made if local GAAP is not in line with INREV valuation principles

I	Effect of exercise of options, convertibles and other equity interests	For the determination of the INREV NAV any dilution following the exercise of options, convertibles and other equity interest should be included in the calculation

II	Effect of not yet distributed dividend recorded as a liability (not included in equity)	Under certain circumstances not yet distributed dividends are recorded as a liability. For the determination of the INREV NAV these not yet distributed dividends should be included in the calculation

a	Revaluation to fair value of investment properties

If a real estate fund uses the option to account for investment properties under the cost mode, the adjustment represents the impact on NAV of the revaluation of the investment property to fair value. The effect of straight lining of lease incentives, rent guarantees, insurance claims (for damages, lost rent, etc.) should be taken into account when valuing the property at fair value to ensure that any asset is not double counted in the NAV

b	Revaluation to fair value of self-constructed or developed investment property

If a real estate fund measures their self-constructed or developed investment property at cost until the construction or development is complete, the adjustment represents the impact on NAV of the step up or increase from cost at completion to fair value. The fair value of forward commitments should also be taken into account.

c	Revaluation to fair value of property intended for sale

Property under this category is generally measured at the lower of cost or net realisable value in the financial statements. The adjustment represents the impact on NAV of the revaluation of the property intended for sale, measured at cost, to fair value

d	Fair value of property that is leased to tenants under a financial lease

Property that is leased to tenants under a finance lease is initially measured at the net investment and subsequently based on a pattern reflecting the constant rate of return. The adjustment represents the impact on NAV of the revaluation of the finance leases to fair value

e	Transfer taxes and purchasers’ costs

The effect of a possible sale of shares of a property vehicle might be taken into account when determining the deduction of transfer taxes and purchasers costs (if this will lower the actual transfer tax and/or purchasers costs to be paid upon sale by the seller). The adjustment represents the positive impact on NAV of the possible reduction on the transfer taxes and purchasers costs for the seller based on the expected sale via the sale of shares. Disclosure should be given on how the fund manger expects to utilise this additional value based on the current structure and market circumstances

f	Revaluation to fair value of fixed rate debt

Debt is generally initially recognised at fair value net of transaction costs and subsequently measured at amortised cost using the effective interest method in the financial statements. The adjustment represents the impact on NAV of the measurement of all debt and related re-financing expenses to the fair value after first time measurement as at balance sheet date

g	Deferred tax

Under GAAP deferred tax (assets and liabilities) can be measured at the nominal statutory tax rate. The manner in which the fund expects to settle deferred tax is generally not taken into consideration. The adjustment represents the impact on NAV of the deferred tax for properties or derivative financial instruments based on the expected manner of settlement i.e. when tax structures have been applied to reduce tax on capital gains or allowances, this should be taken into consideration. Where goodwill is included in the balance sheet as the result of a deferred tax liability that is eliminated as a result of the above adjustment, the goodwill related to this deferred tax should be excluded from the INREV NAV. Since the tax structure of funds differs from fund to fund and no general market practice is currently available, no recommendation on the calculation methodology for this adjustment is included in this section.

h	Set-up costs

Under GAAP set-up costs can be charged immediately to income after the start/inception of a fund. The adjustment represents the impact on NAV of the capitalisation and amortisation of set-up costs over the first 5 years of the term of the fund. If a fund manager wants to deviate from the amortisation period to be more in line with the investment strategy of the fund, another amortisation period could be taken into account

i	Acquisition expenses

Under the fair value model, acquisition expenses of investment property might be partly charged to income as fair value changes at the first subsequent measurement date after acquisition. This is when the fair value at the moment of measurement is lower than the total amount of the purchase value of the property and the acquisition expenses. The adjustment represents the impact on NAV of the capitalisation and amortisation of acquisition expenses over the first 5 years after acquisition of the property. If a fund manager wants to deviate from the amortisation period to be more in line with the investment strategy of the fund, another amortisation period could be taken into account

j	Contractual fees

A liability represents a present obligation. A fee payable at the end of the life time of the fund or any other moment during the life time of the fund may not meet the criteria for recognition of a provision or liability in accordance with GAAP at the moment the accounts are prepared. Examples of such fees include performance fees, disposal fees, liquidation fees, representing a present obligation from contractual arrangements. For these contractual fees, the adjustment represents the impact on NAV of the deferred liability for the estimated contractual fee payable based on the current NAV of the fund if these fees are not already recognised

k	Tax effect of the adjustments	This adjustment represents the tax impact on NAV of the above mentioned adjustments if not already taken into account in the adjustment of deferred taxes

l	Minority interest effects on the above adjustments	This adjustment represents the impact on NAV of the combined effect of the recognition of minority interest on all the above adjustments (the INREV NAV is net of minority interest)

m	Revaluation to fair value of derivative financial instruments held for hedging	The adjustment represents the impact on NAV of the recognition of derivative financial instruments measured at fair value

6	Fair value of fund according to PGGM reporting guidelines (INREV)	= 2 + sum(a:m)

7	Name of PGGM PRE Fund’s share class

8	Interest of PGGM PRE Fund in fund (%)	Percentage interest of PGGM PRE Fund in fund

9	Fair value of PGGM PRE Fund according to PGGM reporting guidelines (INREV)	= 6 * 8

10	Shareholders loans / deposits directly owned by PGGM PRE Fund	Nominal value of loan provided by PGGM PRE Fund

11	Number of shares owned by PGGM PRE Fund

12	Fair value of PGGM PRE Fund according to PGGM reporting guidelines per share	= 9 / 11

13	Dividends distributed (gross)	Dividends after deduction of potential management fee and before witholding tax

14	Tax withheld on dividend distribution	Tax witheld on dividend

15	Interest on shareholders loans / deposits directly owned by PGGM PRE Fund

16	Interest compensation received by PGGM PRE Fund	Interest compensation might arise when other shareholders close in the fund at a later stage

17	Repayment of capital / Redemptions (excluding interest compensation)	All cash receivables excluding dividends, interest (16)

18	Number of shares issued to PGGM PRE Fund	Number of shares issued to PGGM PRE Fund as a result of stockdividend or stock distributed as part of Dividend Reinvestment Plan (DRP)

19	Total Capital Commitment PGGM PRE Fund (contract)	Commitment as mentioned in the subscription agreement

20	Capital Contributed by PGGM PRE Fund during Quarter

21	Interest compensation paid by PGGM PRE Fund	Interest compensation paid by PGGM PRE Fund during Quarter (if participated in a follow-on closing)

22	Remaining total capital commitment of PGGM PRE Fund	Total capital commitment -/- all capital contributions to date + all repayments of capital that can be reinvested

(23 - 30) Only include fees paid to the fundmanager, related parties and affiliates

23	Fund management fee	A charge paid to a fund’s manager for their fund management services to the fund.

24	Asset management fee	A charge paid to the fund’s manager for their services to manage the assets on behalf of the fund

25	Performance fee

A performance fee is the fee payable out of the returns achieved by the fund to the fund manager where the fee is calculated, either during the life of the fund or at the termination of the fund, as a percentage of the fund’s performance over a designated hurdle rate

26	Property management fee	A charge paid to a property manager for managing the operations of individual assets within a fund

27	Acquisition and disposition fee	Acquisition and disposal fees are the fees that are charged to a fund on the acquisition and disposal of assets

28	Development fee	Fee paid to a fund manager for its services in supervising/project managing the development of a property. Fees may be a proportion of total development cost/capital expenditure

29	Financing fee	Fee paid for arranging external financing of a fund. Commitment or facility fees paid to lenders or finance brokers may be borne out of this amount

30	Other fees	Any fees not mentioned under previous fee categories

31	Net operating Income (NOI)

Net operating income or NOI is the annual gross income of all investment properties less operating expenses. Gross income includes both rental income and income such as parking fees, laundry and vending receipts, etc (i.e. all income associated with a property). Operating expenses are costs incurred during the operation of a property such as repairs and maintenance, insurance, management fees, utilities, supplies, property taxes, etc. Note the following are not operating expenses: interest on and amortisation of financing arrangements, capital expenditure, depreciation and income taxes.

32	Other net income	Other net income results from subtraction of related operating expenses from revenu of development projects and non rental revenue

33	Operational result	= 31 + 32

34	Net financing cost	All costs related to debt (e.g. interest expenses, extension fees). Excluding amortisation costs

35	Fund level expenses	Non operating expenses at fund level excluding fees

36	Fund level fees	Fees paid by the fund (e.g. asset management fee, financing fee). Property management fees should be included in NOI

37	Capital gain/loss (Realised & Unrealised)	All realised and unrealised capital gains / losses on all fund assets and liabilities

38	Tax	All taxes paid

39	Total Net Result (including capital gain/loss)	= sum (31:38)

40	Nominal value of debt excluding shareholders loans

41	Fair value of debt excluding shareholders loans

42	Fair value of derivatives

43	Loan-to-Cost	Loan to cost is the consolidated total external leverage at the fund level as a percentage of the cost of the fund

44	Property level Loan-to-Value	= 40 / 64

45	Fund level Loan-to-Value	= 40 / 1

46	Weighted Average Cost of Debt excluding shareholders loans (%)	The weighted average cost of debt is the interest rate on each external debt instrument in the fund weighted by the size of such instruments

47	Market interest rate of debt excluding shareholders loans	The market interest rate for the current debt portfolio if refinanced today for the weighted average remaining term of the current debt portfolio

48	Weighted Average Maturity of Debt excluding shareholders loans (years)	The weighted average maturity of debt is the maturity on each external debt instrument in the fund weighted by the size of such instruments

49	Total debt maturities in < 2 year	Nominal value of debt maturing within 2 years

50	Interest Service Coverage ratio	=31 / 34

51	Debt Service Coverage ratio	= 31 / (34 + repayment of principal)

52	IRR since inception gross of fees to investor

IRR is the annual rate of return based on the present value of a capital investment over a holding period expressed as a percentage of the investment. Gross IRR is the absolute IRR of the property portfolio before any fund level fees are deducted (Money weighted)

53	IRR since inception net to investor	Net IRR is the absolute leveraged IRR of the property portfolio after all fund level fees are deducted (Money weighted)

54	Dividend (Distribution) yield	Dividend yield is the amount of income the fund distributes to investors as a percentage of the current NAV

55	Equity Multiple (Gross of Fees)	The ratio of total value achieved to capital invested, without consideration of the time that such capital has been invested

56	Equity Multiple (Net of Fees)	The ratio of total value achieved to capital invested, without consideration of the time that such capital has been invested

57	Total return net to investor for the current quarter	=58+59+60

58	Income return	= Income during quarter / weighted average NAV (time weighted per day)

59	Capital gain/loss assets (Realised + Unrealized)	= Realised and unrealised capital gain/loss on assets during quarter / weighted average NAV (time weighted)

60	Capital gain/loss Debt and Derivatives (Realised + Unrealized)	= Realised and unrealised capital gain/loss on debt and derivatives during quarter / weighted average NAV (time weighted)

61	Total return for the current quarter (Net and Unlevered)	Time weighted net and unlevered return for the quarter

62	Acquisitions	Total value of acquisitions including acquisition costs (cash based)

63	Dispositions	Total value of dispositions including disposition costs or net sales proceeds. (Cash based)

64	Total fair value of Investment & Development portfolio	=65+71

65	Fair value of Investment Portfolio	Fair value of investment properties and properties intended for sale (properties that are stabilised and in lease-up)

66	Net yield of investment Portfolio	=31 times four/65

67	Vacancy (based on floor space)	The vacancy rate is a measure of the level of vacant ‘space’, which is calculated, based on floor space.

68	Vacancy (based on estimated rental value)	= theoretical rental income of vacant space / (contractual rental income of occupied space + theoretical rental income of vacant space)

69	Lease expire < 2 years	=Annual rent amount of leases that expire within 2 years divided by annual rent amount of all leases

70	Weighted average lease expiry	Weighted average duration of lease contracts

71	Fair value of Development Portfolio	Fair value of self constructed and developed investment properties. Properties should be allocated to investment portfolio upon completion

72	Cost of Development Portfolio	All costs paid in relation to all assets under development

73	Pre-leased % of development portfolio (based on estimated rental value)	=contractual rental income of pre-leased space / theoretical rental income of development portfolio

74	Sectors (% of total value)	Distribution of Investment and Development portfolio over real estate sectors

75	Countries / Regions (% of total value)	Distribution of Investment and Development portfolio over Countries / Regions

EXHIBIT 10-A

MAJOR DECISIONS

For purposes of this Agreement, the term “Major Decisions” means each of the following actions or decisions proposed to be taken by the General Partner or the Partnership, regardless of whether the same is proposed by the General Partner or by any Partner, except to the extent such items have previously been approved by the Partners or in the annual Business Plan to the extent applicable to the Partnership, including in any annual operating budgets or capital budgets.

1.             Any decision regarding the manner in which the Partnership’s “Common Units” (as defined in the applicable REIT Agreement) in any REIT Entity will be voted in connection with a vote required by the REIT Entity’s REIT Agreement, it being understood and agreed that all of the Partnership’s “Common Units” in any REIT Entity will be voted in the same manner.

2.             Any Financing or the borrowing of any money or incurring of any indebtedness (other than trade accounts payables or other indebtedness incurred in the ordinary course of business of less than $100,000 in the aggregate) in any twelve month period, or any loan modifications;

3.             Issue any additional interests in the Partnership or other equity securities or equity-like interests in the Partnership or its revenues or profits;

4.             The admission of any additional Partners;

5.             Sell, transfer, pledge, mortgage, encumber, convey, or otherwise dispose of, or grant options, warrants, or other rights with respect to, any interest in any REIT Entity or any other material assets of the Partnership;

6.             Approval of the Budgets (including any operating budget or capital budget) or any annual Business Plan to the extent applicable to the Partnership  and/or the modification of any such Budgets or annual Business Plan resulting in a change to any item of expense or revenue in excess of ten percent (10%) in the aggregate;

7.             Establish any Reserves in excess of $100,000;

8.             Enter into any agreement with an Affiliate of the General Partner or any Partner except as otherwise specifically authorized by this Agreement or the Budgets to the extent applicable to the Partnership;

9.             Approval of the independent certified accountants retained to prepare the audited financial statements for the Partnership;

10.           Take any action that would subject any Partner to liability for the obligations of the Partnership in any jurisdiction;

11.           Confess a judgment against the Partnership;

12.           Possess property, or assign its rights in specific property, for other than a purpose of the Partnership;

13.           Take any action in contravention of this Agreement or the Act;

14.           File a voluntary petition of bankruptcy, make an assignment for the benefit of creditors, admit in writing the inability to pay debts as they mature, or otherwise invoke general laws for the protection for debtors;

15.           The restructuring, renegotiation, work-out or settlement of any of the Partnership’s rights and obligations under any lease, agreement or loan documents whose execution constituted a Major Decision, unless otherwise provided in this Agreement;

16.           The redemption, purchase or other acquisition by the Partnership of all or any portion of any Interest;

17.           The taking of any action by the Partnership that would constitute a deviation from the business purpose of the Partnership described in ARTICLE 4;

18.           The institution or settlement of any material legal proceedings in the name of or involving the Partnership, the adjustment, settlement or compromise of any material claim, obligation, debt, or demand by or against the Partnership or any material legal proceedings by or against the Partnership, specifically excluding (x) material litigation instituted by or on behalf of the Partnership against a tenant of an Owned Property, and (z) the confession of any material judgment against the Partnership or any property of the Partnership, except for those matters which are tendered for coverage under an insurance policy obtained by the Partnership, provided, however, that, with respect to any of the foregoing of a material nature, including, without limitation, the institution or defense of any material legal proceeding on behalf of the Partnership or its property, the General Partner shall use commercially reasonable efforts to advise the Partners of all material developments and shall advise all Partners of the status of such matter at the request of the Partners;

19.           Dissolve and wind-up the affairs of the Partnership except as otherwise provided in this Agreement or as required by the Act;

20.           Take any action to modify, waive, amend or otherwise change the format or frequency of the financial statements and other reports required to be delivered hereunder and under the Property Management Agreement, to materially modify or waive the insurance requirements or any requirements regarding cash management contained in the Property Management Agreement, or to otherwise materially modify the Property Management Agreement or Leasing Agreement;

21.           Enter into any interest rate swap, cap or similar agreement;

22.           Entering into any merger, consolidation or recapitalization;

23.           Doing any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

24.           Making loans of the Partnership’s funds or assets to any person or entity or guaranteeing the obligations of any person or entity;

25.           Expending or committing Partnership funds or property for any purpose except as expressly provided herein or approved in the Budgets to the extent applicable to the Partnership;

26.           Making elections for income tax purposes; and

28.           Approval of each appraiser and auditor that may be engaged for the Partnership.

EXHIBIT 10-B

FORM OF

PROPERTY MANAGEMENT AGREEMENT

FORM OF

PROPERTY MANAGEMENT AGREEMENT

IN CONSIDERATION of the mutual covenants and agreements herein contained,                                                         , L.L.C., a                        limited liability company (“OWNER”) and Inland TRS Property Management, Inc., an Illinois corporation (“MANAGER”), agree as follows:

1.             OWNER hereby employs the MANAGER exclusively to rent, lease, operate and manage the property commonly known as     shopping center name                               located at     shopping center address                        ,    City    ,     State   , and legally described on Exhibit “A” attached hereto and made a part hereof (the “Premises”), upon the terms and conditions hereinafter set forth, for a term beginning on   Purchase closing date  , and ending on December 31, same year and thereafter for successive three year renewal periods, commencing on January 1,   calendar year following purchase closing date  , continuing until the Premises is sold.  In addition, and notwithstanding the foregoing, OWNER may terminate this Agreement at any time upon delivery of written notice to MANAGER not less than thirty (30) days prior to the effective date of termination, in the event of (and only in the event of) a showing by OWNER of willful misconduct, gross negligence, fraud or deliberate malfeasance by MANAGER in the performance of MANAGER’S duties hereunder (“Cause”).  In addition, the general partner of INP Retail, L.P. may terminate this Agreement for any reason upon thirty (30) days prior written notice to Manager.  In the event this Agreement is terminated for any reason prior to the expiration of its original term or any renewal term, the OWNER shall indemnify, protect, defend, save and hold the MANAGER and all of its shareholders, officers, directors, employees, managers, successors and permitted assigns (collectively, “Manager Indemnified Parties”) harmless from and against any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney’s fees and expenses, of every kind and nature whatsoever (collectively, “Losses”), which may be imposed on or incurred by the MANAGER by reason of the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of OWNER.

2.             THE MANAGER AGREES:

2.1           To accept the management of the Premises, to the extent, for the period, and upon the terms herein provided and agrees to furnish the services of its organization for the rental, leasing, operation and management of the Premises, and, without limiting the generality of the foregoing, the MANAGER agrees to be responsible for those specific duties and functions set forth in Section 3 hereof.  MANAGER shall at all times manage the Premises diligently and in accordance with the reasonable criteria established from time to time by Owner, in each case using the same standard of care, devotion of time, diligence and prudence used by MANAGER in the conduct of business for its own and its affiliates account.  The management services to be performed by MANAGER under this Agreement shall be of a scope and quality equivalent to or exceeding the performance of professional managers of similar commercial properties of comparable class and size in the greater metropolitan area in which the Premises is located.  MANAGER agrees to operate and maintain the Premises as a high quality, first-class property in an efficient, economical and business-like manner consistent with the goal of maximizing both the value of the Premises and Owner’s profits from the Premises.  Manager shall, during the term and subject to any limitations imposed by the approved budget, perform Owner’s obligations with respect to the Premises, use its commercially reasonable efforts to maintain the highest occupancy at the highest rents for each space comprising the Premises, and agrees that it shall in good faith in accordance with generally accepted management standards in the shopping center industry consistent with other properties managed by the MANAGER, perform its obligations and duties hereunder. MANAGER shall make available to OWNER the full benefit of the judgment, experience and advice of the officers and employees of MANAGER.  MANAGER shall perform such other services as may be reasonably requested by OWNER that are consistent with the standard of performance discussed in this Section 2.1 in managing, operating, leasing, supervising and maintaining the Premises.

2.2           To render monthly reports for the Premises to the OWNER, to the attention of the individual and address as directed by the OWNER from time to time, and to remit to the OWNER the excess of Gross Income (as defined in Section 3.3 hereof) over expenses paid per Section 3.4 hereof (“Net Proceeds”) for each month on or before the 15th day of the following month.  MANAGER will remit the Net Proceeds to the OWNER at the address as stated in

Section 6.1 hereof.  The reports to be submitted shall consist of the MANAGER’S Commercial Income Report and Budget Variance Report, (samples of which are attached as “Exhibit B”) and such other monthly, quarterly and annual reports as are customary in commercial property management relationships and as reasonably requested by OWNER in writing from time to time.

2.3           In case the expenses paid per Section 3.4 hereof shall be in excess of the Gross Income for any monthly period, MANAGER shall notify OWNER of  same and OWNER agrees to pay such excess immediately upon request from the MANAGER, but nothing herein contained shall obligate the MANAGER to advance its own funds on behalf of the OWNER.  All advances by MANAGER on behalf of OWNER shall be paid to MANAGER by OWNER within ten (10) days after request.

2.4           To prepare and submit same to the OWNER for approval proposed detailed annualized capital and operating budgets for the Premises.  Such budgets shall be for planning and informational purposes only, and the MANAGER shall have no liability to the OWNER for any failure to meet any such budget except as a result of the willful misconduct, gross negligence and/or unlawful acts of the MANAGER.  However, MANAGER will use its commercially reasonable efforts to operate the Premises within the approved budget.  The parties acknowledge that the first such budget has been prepared and approved for the year commencing   Purchase closing date and ending on December 31, calendar year in which Purchase closing date takes place.  Notwithstanding the period covered by the first budget, all subsequent annual budgets shall cover the period from January 1st of each year through December 31st of such year.  The proposed annual budget for each calendar year shall be submitted by MANAGER to the OWNER by November 1st of the year preceding the year for which it applies, together with sufficient backup, in reasonable detail, for projected income, costs and expenses set forth therein.  OWNER shall notify MANAGER no later than November 10th as to whether OWNER has approved the proposed annual budget or not.  If the OWNER disapproves the proposed budget, the OWNER shall notify the MANAGER of what, specifically, OWNER disapproves of, and the OWNER and MANAGER shall make the necessary amendments to the annual budget.  During the time OWNER and MANAGER are preparing these amendments, MANAGER will continue to operate the Premises according to the last approved budget.  The OWNER’S approval of the annual budget shall constitute approval for the MANAGER to expend sums for all budgeted expenditures, without the necessity to obtain additional approval of the OWNER under any other expenditure limitations as set forth elsewhere in this Agreement.

2.5           Subject to the limitations of this Agreement, to comply with and perform all of Owner’s obligations:

(i) as landlord under all present and future leases, subleases, licenses or operating agreements or concessionaire agreements affecting all or any portion of the Premises (collectively, the “Leases”);

(ii) as a party to, or subject to, any and all present and future easements, restrictions, covenants, conditions, mortgages, and agreements affecting the Premises (collectively, the “Basic Documents”); and

(iii) as a party to any and all trade and service contracts affecting the Premises.

2.6           To require compliance with the covenants and obligations of:

(i) tenants under each and all of the Leases;

(ii)other parties to, or subject to, the Basic Documents;

(iii) trade and service providers under contracts affecting the Premises.

3.             THE OWNER AGREES:

And does hereby give the MANAGER the following exclusive authority and powers (all of which shall be exercised in the name of MANAGER, as MANAGER for the OWNER) and the OWNER agrees to assume all expenses in connection therewith, provided that all such expenses shall be in accordance with the approved budget:

3.1           To advertise the Premises or any part thereof and to display signs thereon, as permitted by law; and to rent the same; to pay all expenses of leasing the Premises, including but not limited to, newspaper and other advertising, signage, banners, brochures, referral commissions, leasing commissions, finder’s fees and salaries, bonuses and other compensation of leasing personnel responsible for the leasing of the Premises; to cause references of prospective tenants to be investigated, it being understood and agreed by the parties hereto that the MANAGER does not guarantee the credit worthiness or collectibility of accounts receivable from tenants, users or lessees; and to negotiate new leases and modifications, renewals and cancellations of existing leases which shall be subject to the MANAGER obtaining OWNER’S approval.  The MANAGER may collect from tenants all or any of the following:  a late rent administrative charge, a non-negotiable check charge, credit report fee, a subleasing administrative charge and/or broker’s commission and need not account for such charges and/or commission to the OWNER; to sign and serve in the name of the OWNER of the Premises such notices as are deemed necessary by the MANAGER; with OWNER’S authorization to institute and prosecute actions to evict tenants and to recover possession of the Premises or portions thereof; with the OWNER’S authorization, to sue for in the name of the OWNER of the Premises and recover rent and other sums due and to terminate tenancies; and, with the OWNER’S authorization, to settle, compromise, and release such actions or suits, or reinstate such tenancies.  All expenses of litigation including, but not limited to, outside attorneys’ fees (as opposed to those performed by the Manager or its affiliates), filing fees, and court costs which MANAGER shall incur in connection with the collecting of rent and other sums, or to recover possession of the Premises or any portion thereof shall be deemed to be an operational expense of the Premises.  MANAGER and OWNER shall concur on the selection of the outside attorney to handle such litigation.  The institution or settlement of any material litigation relating to the )Premises shall be subject to the MANAGER’S obtaining OWNER’S prior approval.

3.2           To hire, supervise, discharge, and pay all labor required for the operation and maintenance of the Premises including but not limited to on site personnel, managers, assistant managers, leasing consultants, engineers, janitors, maintenance supervisors and other employees required for the operation and maintenance of the Premises, including personnel spending a portion of their working hours (to be charged on a pro rata basis) at the Premises (all of whom shall be deemed employees of the Premises, not of the MANAGER).  All expenses of such employment shall be deemed operational expenses of the Premises.  To make or cause to be made all ordinary repairs and replacements necessary to preserve the Premises in its present condition and for the operating efficiency thereof and all alterations required to comply with lease requirements, and to do decorating on the Premises; provided that entering into or a material modification of an agreement with, and the appointment of, any general contractor for improvements to the Premises shall be subject to MANAGER’S obtaining the prior approval of OWNER; to negotiate and enter into, as MANAGER of the OWNER of the Premises, contracts for all items on budgets that have been approved by OWNER, any emergency services or repairs for items not exceeding $5,000.00 without OWNER approval if feasible (if not feasible, use good faith judgment in taking emergency action), appropriate service agreements and labor agreements for normal operation of the Premises, which have terms not to exceed three (3) years, and agreements for all budgeted maintenance, minor alterations, and utility services, including, but not limited to, electricity, gas, fuel, water, telephone, window washing, scavenger service, landscaping, snow removal, pest  exterminating, decorating and legal services in connection with the leases and service agreements relating to the Premises, and other services or such of them as the MANAGER may consider appropriate; and to purchase supplies and pay all bills.  MANAGER shall use its best efforts to obtain the foregoing services and utilities for the Premises from qualified suppliers and vendors at the most economical costs and terms available to MANAGER.  The OWNER hereby appoints MANAGER as OWNER’S authorized MANAGER for the purpose of executing, as managing MANAGER for said OWNER, all such contracts.  In addition, the OWNER agrees to specifically assume in writing all obligations under all such contracts so entered into by the MANAGER, on behalf of the OWNER of the Premises, upon the termination of this Agreement and the OWNER shall indemnify, protect, save, defend and hold the MANAGER Indemnified Parties harmless from and against any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney’s fees and expenses, of every kind and nature whatsoever, resulting from, arising out of or in any way related to such contracts and which relate to or concern matters occurring after termination of this Agreement, but excluding matters arising out of MANAGER’S willful misconduct, gross negligence and/or unlawful acts.

3.3           MANAGER shall secure the approval of, and execution of appropriate contracts by, the OWNER for any non-budgeted and non-emergency/contingency capital items, alterations or other expenditures in excess of (i) $25,000.00 for any one item, or (ii) if any such item would cause the aggregate cost of all capital items or alterations in any one-year period (as defined by the Owner) to exceed the greater of (a) $50,000 or (b) 10% of any budgeted item; securing for each item at least three (3) written bids, if practicable, or providing evidence satisfactory to OWNER that the contract amount is lower than industry standard pricing, from responsible contractors.  Subject to obtaining prior approval from OWNER, MANAGER from time to time during the term hereof, may contract with and make purchases from subsidiaries and Affiliates of the MANAGER.  The MANAGER may at any time and from time to time request and receive the prior written authorization of the OWNER of the Premises of any one or more purchases or other expenditures, notwithstanding that the MANAGER may otherwise be authorized hereunder to make such purchase or expenditures.

3.4           To collect rents and/or assessments and other items, including but not limited to tenant payments for real estate taxes, property liability and other insurance, damages and repairs, common area maintenance, tax reduction fees and all other tenant reimbursements, administrative charges, proceeds of rental interruption insurance, parking fees, income from coin operated machines and other miscellaneous income, due or to become due (all such items being referred to herein as “Gross Income”) and give receipts therefor and to deposit all such Gross Income collected hereunder in the MANAGER’S custodial account which the MANAGER will open and maintain, in a state or national bank of the MANAGER’S choice and whose deposits are insured by the Federal Deposit Insurance Corporation, exclusively for the Premises and any other properties owned by OWNER (or any entity that is owned or controlled by the general partner of the OWNER) and managed by MANAGER.  OWNER agrees that MANAGER shall be authorized to maintain a reasonable minimum balance (to be determined jointly from time to time) in such account.  MANAGER may endorse any and all checks received in connection with the operation of the Premises and drawn to the order of the OWNER and the OWNER shall, upon request, furnish the MANAGER’S depository with an appropriate authorization for the MANAGER to make such endorsement.

3.5           To pay all expenses of the Premises from the Gross Income collected in accordance with 3.4 above, from the MANAGER’S custodial account.  It is understood that the Gross Income will be used first to pay the compensation to the MANAGER as contained in Paragraph 5 below, then operational expenses and then any mortgage indebtedness, including real estate tax and insurance impounds, but only as directed by the OWNER in writing and only if sufficient Gross Income is available for such  payments.

3.6           Nothing in this Agreement shall be interpreted in such a manner as to obligate the MANAGER to pay from Gross Income, any expenses incurred by OWNER prior to the commencement of this Agreement, except to the extent the OWNER advances additional funds to pay such expenses.

3.7           To collect and handle tenants’ security deposits, including the right to apply such security deposits to unpaid rent, and to comply, on behalf of the OWNER of the Premises, with applicable state or local laws concerning security deposits and interest thereon, if any.

3.8           The MANAGER shall not be required to advance any monies for the care or management of the Premises, and the OWNER agrees to advance all monies necessary therefor.  If the MANAGER shall elect to advance any money in connection with the Premises, the OWNER agrees to reimburse the MANAGER forthwith and hereby authorizes the MANAGER to deduct such advances from any monies due the OWNER.

3.9           In connection with any insured losses or damages, to handle all steps necessary regarding any such claim; provided that the MANAGER will not make any adjustments or settlements in excess of $25,000.00 without the OWNER’S prior written consent.

3.10         Notwithstanding anything to the contrary contained in this Agreement, OWNER acknowledges and agrees that any or all of the duties of MANAGER as contained herein may be delegated by MANAGER and performed by a person or entity (“Submanager”) with whom MANAGER contracts for the purpose of performing such duties.  OWNER specifically grants MANAGER the authority to enter into such a contract with a Submanager; provided that OWNER shall have no liability or responsibility to any such Submanager for the payment of the Submanager’s fee or for reimbursement to the Submanager of its expenses or to indemnify the Submanager in any manner for any matter, none of which shall be treated as expenses of the Premises; and provided further that MANAGER shall require such Submanager to agree, in the written agreement setting forth the duties and obligations of such Submanager, to indemnify the OWNER for all loss, damage or claims incurred by OWNER as a result of the willful misconduct, gross negligence and/or unlawful acts of the Submanager.  This Agreement and all rights hereunder shall not be assigned by either party hereto.

4.             THE OWNER FURTHER AGREES:

4.1           To indemnify, defend, protect, save and hold the MANAGER Indemnified Parties harmless from any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney’s fees and expenses, of every kind and nature whatsoever (collectively, “Losses”) in connection with or in any way related to the Premises and from liability for damage to the Premises and injuries to or death of any person whomsoever, and damage to property; provided, however,  that such indemnification shall not extend to any such Losses arising out of  the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of MANAGER or any  of the other Indemnified Parties.  OWNER agrees to either procure and carry at its own expense, or require the MANAGER to procure at Owner’s expense, Public Liability Insurance, Fire and Extended Coverage Insurance, Burglary and Theft Insurance, Rental Interruption Insurance, and such other insurance as OWNER deems appropriate including flood, terrorism, earthquake, wind and boiler, naming the OWNER and the MANAGER, and such other parties as OWNER may reasonable require, as insureds and adequate to protect their interests and in form, substance, and amounts reasonably satisfactory to the OWNER, and to furnish to the MANAGER certificates and policies evidencing the existence of such insurance.  The premiums for all such insurance maintained by the OWNER shall be paid by either the OWNER directly or, provided sufficient Gross Income is available, by the MANAGER from such Gross Income.  MANAGER acknowledges OWNER may include the Premises under its existing umbrella insurance coverage.  Unless the OWNER shall provide such insurance and furnish such certificate and policy within ten (l0) days from the date of this Agreement, the MANAGER may, in its sole discretion, but shall not be obligated to, place said insurance and charge the cost thereof to the account of the OWNER.  All such insurance policies shall provide that the MANAGER and OWNER shall receive thirty (30) days’ written notice prior to cancellation of the policy.  MANAGER shall not be liable for any error of judgment or for any mistake of fact or law, or for any thing which it may do or refrain from doing, except in cases of willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction).

4.2           OWNER hereby warrants and represents to MANAGER that to the best of OWNER’S knowledge, neither the Premises, nor any part thereof, has  previously been or is presently being used to treat, deposit, store, dispose of or place any hazardous substance, that may subject MANAGER to liability or claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Section 9607) or any constitutional provision, statute, ordinance, law, or regulation of any governmental body or of any order or ruling of any public authority or official thereof, having or claiming to have jurisdiction thereover.  Furthermore, OWNER agrees to indemnify, protect, defend, save and hold the MANAGER Indemnified Parties harmless from any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney’s fees and expenses, of every kind and nature whatsoever, involving, concerning or in any way related to any past, current or future allegations regarding treatment, depositing, storage, disposal or placement by any party other than MANAGER of hazardous substances on the Premises.

4.3           To give adequate advance written notice to the MANAGER if the OWNER desires that the MANAGER make payment, out of Gross Income, to the extent funds are available after the payment of the MANAGER’S compensation as contained in Paragraph 5 and all operational expenses, of mortgage indebtedness, general taxes, special assessments, or fire, boiler or any other insurance premiums.  In no event shall the MANAGER be required to advance its own money in payment of any such indebtedness, taxes, assessments or premiums.

5.             THE OWNER AGREES TO PAY THE MANAGER, AS A MONTHLY MANAGEMENT FEE HEREUNDER, an amount no greater than                                                                                                             (“Management Fee”), which shall be deducted monthly by the MANAGER and retained by the MANAGER from Gross Income prior to payment to OWNER of Net Proceeds.  Such Management Fee shall be compensation for those services specified herein.  Any services beyond those specified herein, such as sales brokerage, loan origination and servicing, shall be performed by MANAGER and compensated by OWNER only if the parties agree on the scope of such work and provided that the compensation to be paid therefore will not exceed ninety percent (90%) of that which would be paid to unrelated parties providing such services and provided further that all such compensation must be approved by a majority of the independent directors of OWNER.  OWNER acknowledges and agrees that MANAGER may pay or assign all or any portion of its Management Fee to a Submanager as described in section Section 3.9 hereof.  Manager will perform all administration, accounting, property related in-house tax and legal activities, risk management services, property tax reduction, and construction management as an included service at no additional cost to OWNER.  Costs of third party providers shall be an OWNER cost.

5.1           MANAGER shall retain all administrative charges actually collected from tenants in connection with annual common area maintenance reconciliations and tenant chargebacks as same relates to the Management Fee, provided MANAGER shall in no event receive consideration in excess of the Management Fee for services provided under this Agreement.

6.             IT IS MUTUALLY AGREED THAT:

6.l            OWNER shall designate one (1) person to serve as OWNER’S Representative in all dealings with MANAGER hereunder.  Whenever the notification and reporting to OWNER or the approval, consent or other action of OWNER is called for hereunder, any such notification and reporting if sent to or specified in writing to the OWNER’S Representative, and any such approval, consent or action if executed by OWNER’S Representative, shall be binding on OWNER.  The OWNER’S Representative shall be:

Name	Address

Mark Zalatoris	2901 Butterfield Road
Oak Brook, Illinois 60523

The OWNER’S Representative may be changed at the discretion of the OWNER, at any time and from time to time, and shall be effective upon MANAGER’S receipt of written notice of the new OWNER’S Representative.

6.2           The OWNER expressly withholds from the MANAGER any power or authority to make any structural changes in any building or to make any other major alterations or additions in or to any such building or equipment therein, or to incur any expense chargeable to the OWNER, other than expenses related to exercising the express powers above vested in the MANAGER that are in accordance with the approved budget, without the prior written direction of the OWNER’S Representative, except such emergency repairs  as may be required to ensure the safety of persons or property or which are immediately necessary for the preservation and safety of the Premises or the safety of the tenants and occupants thereof or are required to avoid the suspension of any necessary service to the Premises.  The person identified above as the OWNER’S Representative (and any designated successor or successors to such OWNER’S Representative) shall be the OWNER’S exclusive representative for all purposes hereof, and the MANAGER shall have the absolute right to rely upon all decisions, approvals and directions of such person.  Such representative shall have the right to designate a successor representative by written notice to the MANAGER.

6.3           The MANAGER shall be responsible for notifying OWNER in the event it receives notice that any building on the Premises or any equipment therein does not comply with the requirements of any statute, ordinance, law or regulation of any governmental body or of any public authority or official thereof having or claiming to have jurisdiction thereover.  MANAGER shall promptly forward to the OWNER any complaints, warnings, notices or summonses received by it relating to such matters.  The OWNER represents that to the best of its knowledge the Premises and such equipment comply with all such requirements and authorizes the MANAGER to disclose the OWNER of the Premises to any such officials and agrees to indemnify, protect, defend, save and hold the MANAGER and the other Indemnified Parties harmless of and from any and all Losses which may be imposed on them or any of them by reason of the failure of OWNER to correct any present or future violation or alleged violation of any and all present or future laws, ordinances, statutes, or regulations of any public authority or official thereof, having or claiming to have jurisdiction thereover, of which it has actual notice.

6.4           In the event it is alleged or charged that any building on the Premises or any equipment therein or any act or failure to act by the OWNER with respect to the Premises or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any constitutional provision, statute, ordinance, law, or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and the MANAGER, in its sole and absolute discretion, considers that the action or position of the OWNER, with respect thereto may result in damage or liability to the MANAGER, the MANAGER shall have the right to cancel this Agreement at any time by written notice to the OWNER of its election so to do, which cancellation shall be effective upon the service of such notice.  Such notice may be served personally or by registered mail, on or to the person named to receive the MANAGER’S monthly statement at the address designated for such person as provided in Paragraph 6.1 above, and if served by mail shall be deemed to have been served when deposited in the mails.  Such cancellation shall not release the indemnities of the OWNER set forth in this Agreement, including, but not limited to, those set forth in Paragraphs 1, 3.2, 4.1, 4.2 and 6.3 above and shall not terminate any liability or obligation of the OWNER to the MANAGER for any payment, reimbursement, or other sum of money then due and payable to the MANAGER hereunder.

6.5           All personnel expenses, including but not limited to, wages, salaries, insurance, fringe benefits, employment related taxes and other governmental charges, shall be charges incurred in connection with the Premises for purposes of Paragraph 3.5 hereof, to the extent such expenses are apportioned by the MANAGER to services rendered for the benefit of the Premises.  The number and classification of employees serving the Premises shall be as determined by the MANAGER to be appropriate for the proper operation of the Premises; provided that the OWNER may request changes in the number and/or classifications of employees, and the

MANAGER shall make such changes unless in its judgment the resulting level of operation and/or maintenance of the Premises will be inadequate.  The MANAGER shall honor any collective bargaining contract covering employment at the Premises which is in effect upon the date of execution of this Agreement; provided that the MANAGER shall not assume or otherwise become a party to such contract for any purpose whatsoever and all personnel subject to such contract shall be considered the employees of the Premises and not the MANAGER.

6.6           The MANAGER shall not institute or settle any material litigation involving the Premises or Owner without the Owner’s Consent.

7.             The OWNER shall pay or reimburse the MANAGER for any sums of money due it under this Agreement for services and advances prior to termination of this Agreement.  All provisions of this Agreement that require the OWNER to have insured, or to protect, defend, save, hold and indemnify or to reimburse the MANAGER shall survive any expiration or termination of this Agreement and, if MANAGER is or becomes involved in any claim, proceeding or litigation by reason of having been the MANAGER of the OWNER, such provisions shall apply as if this Agreement were still in effect.  The parties understand and agree that the MANAGER may withhold funds for sixty (60) days after the end of the month in which this Agreement is terminated in an amount not to exceed that reasonably necessary to pay bills previously incurred but not yet invoiced and to close accounts.  Should the funds withheld be insufficient to meet the obligation of the MANAGER to pay bills previously incurred, the

OWNER will upon demand advance sufficient funds to the MANAGER to ensure fulfillment of MANAGER’S obligation to do so, within ten (10) days of receipt of notice and an itemization of such unpaid bills.

8.             Nothing contained herein shall be construed as creating any rights in third parties who are not the parties to this Agreement, save and except that the general partner of INP Retail, L.P. (“Partnership”) acting under its authority under, or the limited partner of the Partnership acting pursuant to the ruling of an arbitrator that the general partner has failed to act as provided for in, the Partnership Agreement of the Partnership, shall have the right to exercise the OWNER’S rights and remedies hereunder in the event of a Manager Event, as defined herein.  Nothing contained herein shall be construed to impose any liability upon OWNER or MANAGER for the performance by the OWNER or MANAGER under any other agreement they have entered into or may in the future enter into, without the express written consent of the other having been obtained.  Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between OWNER and MANAGER or to cause either party to be responsible in any way for the debts or obligations of the other or any other party (but nothing contained herein shall affect MANAGER’S responsibility to transmit payments for the account of OWNER as provided herein), it being the intention of the parties that the only relationship hereunder is that of MANAGER and principal.

9.             Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  This Agreement, its validity, performance and enforcement shall be construed in accordance with, and governed by, the laws of the State in which the Premises are located.

10.           This Agreement shall be binding upon the successors and assigns of the MANAGER and the heirs, administrators, executors, successors, and assignees of the OWNER.  This Agreement contains the entire Agreement of the parties relating to the subject matter hereof, and there are no understandings, representations or undertakings by either party except as herein contained.  This Agreement may be modified solely by a written agreement executed by both parties hereto.

11.           If any party hereto defaults under the terms or conditions of this Agreement, the defaulting party shall pay the non-defaulting party’s court costs and attorney’s fees incurred in the enforcement of any provision of this Agreement.

12.           The failure of either party to this Agreement to, in any one or more instances, insist upon the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any rights or privileges conferred in this Agreement, shall not be construed as thereafter waiving any such terms, covenants, conditions, rights or privileges, but the same shall continue in full force and effect as if no such forbearance or waiver had occurred.

13.           During the performance of this Agreement, MANAGER shall not discriminate unlawfully against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex.  MANAGER shall insure that the evaluation and treatment of employees and applicants for employment are free of such discrimination.  MANAGER shall comply with the provisions of all applicable Federal and the laws of the state in which the Property is located with respect to fair employment and leasing statutes and all regulations promulgated thereunder.  MANAGER shall include the nondiscrimination and compliance provisions of this clause in any agreements with contractors and subcontractors engaged by MANAGER to perform work under this Agreement.

14.           MANAGER shall indemnify, protect, defend, save and hold the OWNER and all of its members, shareholders, officers, directors, employees, managers, successors and permitted assigns (collectively, “Owner Indemnified Parties”) harmless from and against any and all loss, liability, injury, damage and expense (including attorneys’ fees and expenses of litigation) that an Owner Indemnified Party may incur or suffer by reason of (i) MANAGER’S material breach of the terms of this Agreement, (ii) MANAGER’S material adverse actions taken outside the scope of MANAGER’S authority hereunder; (iii) any intentional misrepresentation of material facts by MANAGER during the term of this Agreement, and (iv) the gross negligence, fraud, willful misconduct and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of MANAGER, its officers, employees or agents (“Manager Event”).

15.           This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

16.           All notices given under this Agreement shall be sent by certified mail, return receipt requested, sent by facsimile transmission, or hand delivered at:

FOR OWNER:

ATTN:  General Counsel

Inland Real Estate Corporation

2901 Butterfield Road

Oak Brook, Illinois  60523

Fax: #630/218-7350

With A Copy To:

ATTN.:  Chief Operations Officer

Inland Real Estate Corporation

2901 Butterfield Road

Oak Brook, Illinois  60523

Fax: #630/218-7357

FOR MANAGER:

Inland TRS Property Management, Inc.

ATTN: D. Scott Carr, President

2901 Butterfield Road

Oak Brook, Illinois  60523

Fax: #630/218-5270

(Signatures Continued on Next Page)

IN WITNESS WHEREOF, the parties hereto have affixed or caused to be affixed their respective signatures as of the            day of                             ,             .

OWNER:

, L.L.C.,

By:	Inland Real Estate Corporation,
a Maryland corporation, its sole member

By:
Name:	Mark Zalatoris
Its:	Executive Vice President

MANAGER:

Inland TRS Property Management, Inc.
an Illinois corporation

By:
Name:	D. Scott Carr
Its:	President

EXHIBIT “A”

Legal Description

See attached

EXHIBIT “B”

EXHIBIT 10-C

FORM OF

LEASING AGREEMENT

FORM OF

LEASING AGREEMENT

THIS LEASING AGREEMENT (“Agreement”) is made as of this          day of                         , 2010 by and between Inland TRS Property Management, Inc., as Managing Agent for                                                                   , a(n)                                                , (“Owner”) and                                                               , a(n)                                                            (the “Leasing Agent”).

W I T N E S S E T H

A.            Owner owns certain real estate commonly known as                                                                                                                                                (“Property”).

B.            Owner desires to retain Leasing Agent and have the Leasing Agent serve as exclusive leasing agent for the Property as Owner’s leasing agent and Leasing Agent desires to perform such services.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the parties covenant and agree as follows:

ARTICLE ONE

APPOINTMENT; TERM; ACCEPTANCE

1.1           Appointment; Term.  Owner hereby retains and appoints Leasing Agent, as Owner’s sole and exclusive agent to procure tenants and lease the Property, for the period commencing on                                            (“Commencement Date”) and continuing until the Property is sold, exchanged or otherwise transferred unless sooner terminated pursuant to the terms of Article 6 hereof.

1.2           Acceptance Appointment.  Leasing Agent hereby accepts the appointment as Owner’s agent and agrees to use good business efforts, skill and judgment to procure tenants and lease the the space in the Subject Property which currently is available for lease and such other space in the Property as may become available for lease during the term of this Agreement, subject to the terms, conditions and limitations contained in this Agreement.  Leasing Agent shall deal at arm’s length with all third parties and Leasing Agent shall serve Owner’s interests at all times; provided, however, that Leasing Agent shall not be required to devote itself exclusively to the leasing of the Property.

ARTICLE TWO

LEASING AGENT’S SPECIFIC DUTIES;

LIMITATIONS ON LEASING AGENT’S AUTHORITY

2.1           Operating Budgets; Reports.  Leasing Agent shall prepare and submit to Owner a proposed leasing projection for the budget (the “Operating Budget”) of the Property, for the forthcoming calendar year, and annually thereafter within ninety (90) days prior to the start of the succeeding year. Leasing Agent shall prepare and submit to Owner a written quarterly report listing all persons with whom Leasing Agent has communicated regarding the lease of available space or to whom Leasing Agent has submitted the available space.  Leasing Agent shall meet with Owner upon the request of Owner to discuss Leasing Agent’s progress in procuring a tenant or tenants for the available space.

2.2           Leases.  Leasing Agent acknowledges its receipt of an abstract of each lease for each existing tenant of the Property .  Leasing Agent shall use its continued and good business efforts to procure tenants and to negotiate on behalf of Owner new leases with prospective tenants.  All new leases must be subject to Owner’s review and approval which may be withheld in Owner’s sole discretion.  Such leases may only be executed by Owner and not by Leasing Agent.

2.3           Compliance With Laws, Etc.  Leasing Agent shall fully comply with any and all federal, state and municipal laws, ordinances, rules, regulations and orders collectively “Laws” relative to the leasing of the Property and hereby agrees to save, defend, indemnify and hold Owner and Inland Commercial Property Management, Inc., and all of their respective officers, agents, partners, members, employees, directors, shareholders, insurers, land trustees and affiliated companies and all of their respective successors and assigns (“Indemnified Parties”) harmless from any and all loss, liabilities, claims, fines, judgments, penalties, awards, liens, settlements, causes of action, damages, injury and expenses (including attorney’s fees) of every kind and nature whatsoever resulting from, arising out of, or in any way related to, directly or indirectly, any violation of any Laws by Leasing Agent.

2.4           Site Data Preparation.  Within thirty (30) days from the date hereof, Leasing Agent agrees, at its cost, to inspect the Premises, compile site data and other written information, obtain photographs and prepare brochures.  In addition, Leasing Agent shall prepare and submit to Owner a detailed lease synopsis for prospective leases and credit checks on prospective tenants and an evaluation of the financial condition and ability of such tenants to pay rent. Leasing Agent shall cooperate with other licensed real estate brokers and furnish them lease information.

2.5           Records.  Leasing Agent shall maintain any and all ledgers, books of account, invoices, vouchers and canceled checks, as well as all other records or documents evidencing or relating to charges for services, expenditures or disbursements charged to Owner for a minimum period of three (3) years, or for any longer period required by law, from the date of termination or completion of this Agreement.  Leasing Agent shall also maintain all documents and records which demonstrate performance under this Agreement for a minimum period of three (3) years, or for any longer period required by law, from the date of termination or completion of this Agreement.  All such records or documents required to be maintained pursuant to this Agreement shall be made available for inspection or audit, at any time, during Leasing Agent’s regular business hours, upon written request by Owner.  On termination, Leasing Agent shall immediately deliver to Owner all files and documents in Leasing Agent’s possession relating to the Property and existing and prospective tenants of the Property.

ARTICLE THREE

INSURANCE

3.1           Insurance.  Leasing Agent shall be responsible for maintaining all statutory workmen’s compensation insurance.

ARTICLE FOUR

PAYMENT OF EXPENSES

4.1           Payment of Expenses.  Leasing Agent shall be paid the following expenses directly from the Owner, subject to the restrictions outlined in Article 2:

a)             property sign subject to Owner approval;

b)            leasing commissions for the Property to be calculated as provided in Article 5;

c)             costs of Owner-approved advertising, public relations and other marketing costs related to the Property;

d)            any and all other costs incurred by Leasing Agent and related to the Leasing of the Property, provided same have been preapproved by Owner.

4.2           Attorneys’ Fees. In the event either Owner or Leasing Agent shall commence any legal action or any arbitration or any other legal proceedings for the purpose of enforcing any provision or condition of this Agreement, or because of an alleged dispute, breach, default or misrepresentation arising under the provisions hereof, then the successful or prevailing party in such proceeding shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.  For the purposes of this Agreement, the term “prevailing party” shall mean the party who obtains substantially the relief desired, whether by dismissal, default, summary judgment, settlement or otherwise.

ARTICLE FIVE

COMPENSATION

5.1           Leasing Fee.  Owner covenants and agrees to pay to Leasing Agent leasing commissions (“Commissions”) for the Properties to be calculated as follows:

a)             As to new leases, the Commission shall be calculated on the following basis:

SIZE SPACE	RATE P.S.F.
0 - 2,500 sq. ft.	$4.00 p.s.f.
2,501 – 5,000 sq. ft.	$3.50 p.s.f.
5,001 – 10,000 sq. ft.	$3.00 p.s.f.
10,001 - 20,000 sq. ft.	$2.50 p.s.f.
Over 20,000 sq. ft.	$2.00 p.s.f.

As to renewal leases and lease extensions, the Commission shall be one-half of the commission payable as to new leases, calculated as provided above.

The Commission, if earned, shall be the sole compensation deemed earned or payable to Leasing Agent in connection with the leasing of space at the Property.

b)            Leasing Agent will cooperate with all outside brokers in all leases involving third party brokers.  In that event, Leasing Agent shall be entitled to receive a Commission calculated at seventy-five percent (75%) of the above rates.  In addition, Owner shall be responsible for all fees and charges of any outside broker, which sums may or may not exceed those paid to Leasing Agent.

c)             Commissions shall be due and payable one half (1/2) upon full execution of a lease by both tenant and landlord and satisfaction of all contingencies (such as delivery of non-disturbance agreements from the maker of any financing), and one half (1/2) upon tenant opening for business.

d)            It is understood that no Commissions will be due or payable to Leasing Agent as a result of Owner or Inland Commercial Property Management, Inc. entering into leases with the prospective tenants listed on Exhibit A attached hereto and made a part hereof.

e)             Leasing Agent shall save, defend, indemnify and hold all Owner Indemnified Parties harmless from any and all loss, liabilities, claims, fines, judgments,

penalties, awards, liens, settlements, causes of action, damages, injury and expenses (including attorney’s fees) of every kind and nature whatsoever resulting from, arising out of, or in any way related to, directly or indirectly, any assertion by any other broker with respect to any commission, brokerage fee or other compensation claimed to be due to such other broker relating to leases at the Property.

ARTICLE SIX

TERMINATION

6.1           Termination.  During the Term of this Agreement, either party shall have the right to terminate this Agreement at any time and, only for cause as noted below, upon fifteen (15) days’ prior written notice to the other party.  For purposes hereof, “Cause” is defined as:

(a)           If Leasing Agent fails to reasonably cooperate with Owner or any brokers which are a party to a proposed transaction in connection with the leasing of space in the Property or the sale of the Property or in the granting of a mortgage secured by the Property; or

(b)           If Leasing Agent commingles any funds derived from the leasing of the Property with any other funds of Leasing Agent or an Affiliate; or

(c)           If a court having jurisdiction over Leasing Agent shall (i) enter a decree or order for relief in respect of Leasing Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (ii) appoint a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Leasing Agent, or for the winding-up or liquidation of its affairs, which continues to be in effect ninety (90) days after the entry of such decree or order or the making of such appointment; or

(d)           If Leasing Agent shall (i) commence a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy insolvency or other similar law, or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrate (or other similar official) of Leasing Agent, or (iii) make any assignment for the benefit of creditors, or (iv) fail generally to pay its debts as such debts become due, or take action in furtherance of any of the foregoing; or

(e)           If Leasing Agent shall fail to observe or perform any of its obligations under this Agreement, which failure is not cured within thirty (30) days after written notice by the Owner to the Leasing Agent specifying the nature of the failure, provided, however, if the Leasing Agent has commenced to cure the failure, but is not completed within such thirty (30) day period, Leasing Agent shall have such additional period of time as shall be reasonably necessary for such cure to be completed; or

(f)            If any fraud, crime, malfeasance or misfeasance is perpetrated by Leasing Agent or any employee, officer of agent of Leasing Agent in connection with the performance of the the Services provided that, in the case of any such action by an employee or agent of Leasing Agent (but not by an officer of Leasing Agent), Leasing Agent shall have the right to cure said default by compensating Owner in full for all consequences of said fraud, crime, malfeasance or misfeasance within thirty (30) days after any officer of Leasing Agent becomes aware of said occurrence; provided; however, if the Leasing Agent has commenced to cure the failure, but is not completed within such thirty (30) day period, Leasing Agent shall have such additional period of time as shall be reasonably necessary for such cure to be completed; or

(g)           In the event of a casualty which damages all or a material portion of the Property; or

(h)           In the event of a condemnation affecting all or a material portion of the Property; or

(i)            If Leasing Agent’s real estate brokerage license shall be suspended or revoked; or

In the event of a termination of this Agreement pursuant to this Section 6.1, or pursuant to Sections 6.2 or 6.3 below, Leasing Agent shall be entitled to receive only the Leasing Commissions earned to the effective date of termination as set forth in 6.1 hereof, but no other consideration, compensation, payment or damages.

6.2           Termination on Sale.  This Agreement shall terminate, at the option of the Owner, by Owner giving ten (10) days’ written notice to Leasing Agent upon sale of the Property by Owner.

6.3           Termination by General Partner.  The general partner of INP Retail, L.P., a Delaware limited partnership, may terminate this Agreement for any reason upon thirty (30) days prior written notice to the Leasing Agent.

6.4           Final Accounting.  Upon termination of this Agreement for any reason, Leasing Agent shall deliver to Owner the following with respect to the Property:

a)             All records, contracts, and other papers or documents which pertain to the Property.  Upon such termination Owner will assume responsibility for payment of all Owner-approved or authorized unpaid bills and commissions.

b)            The names, addresses and telephone numbers of all prospective tenants with whom Leasing Agent has been conducting negotiations for the rental of space at the Property.  If Owner enters into a lease with any such listed prospective tenants within one hundred and twenty (120) days after termination of this Agreement, Owner will pay to Leasing Agent the Commission set forth in subsection 5.1(a) hereof.

ARTICLE SEVEN

ADDITIONAL SERVICES

It is expressly acknowledged and agreed by Owner that, unless contained in a rider or addendum hereto or otherwise subsequently agreed by Owner and Leasing Agent, Agent’s responsibilities hereunder do not include responsibilities related to (a) services performed for Owner in connection with facilitating a sale of a Property, such as preparation of disposition studies; (b) the oversight or management of construction activities at the Property related to initial improvement or reconstruction of tenant spaces or extraordinary repairs, replacements, or improvements to the Property or its component parts or systems; or (c) market forecasting or like studies other than the making of assumptions related to same in connection with the preparation of annual Operating Budgets.  In the event Owner desires that Leasing Agent undertake any of the responsibilities above mentioned, Owner shall notify Leasing Agent in writing of such desire and, upon the execution of a separate agreement or rider or addendum hereto, which document shall contain terms and conditions acceptable to Owner and Leasing Agent, including a provision providing agent compensation for such services.  Leasing Agent shall provide the requested services.

ARTICLE EIGHT

MISCELLANEOUS

8.1           Notices.  All notices, elections, offers, acceptances, demands, consents and reports (collectively the “Notice”) provided for herein shall be in writing and shall be given to Owner and Leasing Agent at such address as each may hereafter specify in writing.  Such Notices may be mailed by United States registered or certified mail, return receipt requested, postage prepaid and may be deposited in a United States Post Office or a depository for the receipt of mail regularly maintained by the United States Post Office, or sent by Federal Express or another nationally recognized overnight courier.  Such Notices may also be delivered by hand or by any other method or means permitted by law.  For purposes of this Agreement, notices will be deemed to have been “given” upon personal delivery thereof or, if deposited in the United States mail, as provided above two (2) days after mailing or next business day if sent by overnight courier.

If to Owner:	[OWNER]
2901 Butterfield Road
Oak Brook, Illinois 60523

and

Inland TRS Property Management, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523

If to Leasing Agent:

8.2           No Assignment.  This Agreement and all rights hereunder shall not be assigned by either party hereto.

8.3           Amendments.  Except as otherwise herein provided, any and all amendments, additions or deletions to this Agreement shall be null and void unless approved by the parties in writing.

8.4           Complete Agreement.  This Agreement supersedes and takes the place of any and all previous management agreements entered into between the parties hereto relating to the Property covered by this Agreement. Owner and Leasing Agent agree that there are no statements, representations, inducements or promises made or relied upon by one or the other, except as expressly stated in this Agreement.

8.5           Subordination to Financing.  This Agreement and the rights of the Leasing Agent hereunder shall be and remain junior and subordinate in all respects to the lien of any mortgage, trust deed or any other security instrument now or hereafter affecting the Property.  Leasing Agent agrees to execute any document required by the maker of such financing to evidence the foregoing subordination.

8.6           Recording.  This Agreement shall not be recorded against the Property or any portion thereof.

8.7           Invalid Provisions.  This Agreement shall be construed in accordance with the laws in the State of Illinois.  If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement other than such term, condition or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

8.8           Attribution of Drafting.  This Agreement shall be deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting of either party.

8.9           Licenses and Permits.  Leasing Agent represents and warrants that it and its personnel hold all broker’s and real estate licenses necessary or desirable for the performance of its obligations under this Agreement and shall, at Owner’s request, provide Owner with evidence that such licenses are current and in good standing.  Leasing Agent represents that it has obtained all other permits, certificates and licenses required by federal, state or local laws, ordinances, rules or regulations necessary to perform all of Leasing Agent’s activities prior to the Commencement Date.

8.10         Employees.  Leasing Agent is solely responsible for the supervision and control of all persons working for Leasing Agent.  Leasing Agent assumes full responsibility and liability for the training and continuing education of its personnel.  The employees of Leasing

Agent shall not, under any circumstances, be considered employees of Owner or Inland Commercial Property Management, Inc. No person working for Leasing Agent shall be entitled to any commission or compensation except out of the Commission, if any, payable by Owner in accordance with the terms of this Agreement.

8.11         Dual Representation.  Owner acknowledges that Leasing Agent is a national brokerage firm and that in some cases it may represent prospective purchasers and tenants.  Owner desires that the Property be presented to such persons or entities and consents to the dual representation created thereby.  Leasing Agent shall not disclose the confidential information of one principal to the other.

8.12         Nondiscrimination.  During the performance of this Agreement, Leasing Agent shall not discriminate unlawfully against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex.  Leasing Agent shall insure that the evaluation and treatment of employees and applicants for employment are free of such discrimination.  Leasing Agent shall comply with the provisions of all applicable Federal and the laws of the state in which the Property is located with respect to fair employment and leasing statues and all regulations promulgated thereunder.  Leasing Agent shall include the nondiscrimination and compliance provisions of this clause in any agreements with contractors and subcontractors engaged by Leasing Agent to perform work under this Agreement.

8.13         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located without regard to principles of conflicts of laws.

8.14         No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third person to any party hereto or give any third person any right of subrogation or action over against any party to this Agreement.

8.15         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by the exchange of facsimile, pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.  Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

[Signatures Continued on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OWNER:

Inland TRS Property Management, Inc.,

as Managing Agent for the Owner,

Inland Real Estate

a                            limited liability company

By:

Its:

LEASING AGENT:

By:

Its:

EXHIBIT A

EXCLUDED PROSPECTIVE TENANTS

Name of Shopping Center

NONE

EXHIBIT 10-D

FEES AND SERVICES SCHEDULE

Venture Management Fee (General Partner): The “Venture Management Fee” is a quarterly fee equal to ten (10) basis points multiplied by the average annual Total Equity Capitalization of the Partnership (as determined pursuant to the formula value set forth in paragraph 3 of Schedule 6.2(e)) for the preceding quarter, adjusted pro rata for any period that is not a full calendar quarter..

Leasing Fee (Inland Affiliate): The “Leasing Fee” shall be a market standard leasing commission based on a sliding scale ranging from $4.00/sf for leases below 2,500 square fee, to $2.00/sf for leased of 20,000 square feet or more for new tenants.  Commissions for renewing tenants will be 50% of the above.  A market standard 50% override will be paid to the Inland Affiliate in the event that a cooperating broker represents the tenant and is paid a market full commission.  The Leasing Fee shall be more particularly set forth in the Leasing Agreement.

Property Management Fee (Inland Affiliate): The “Property Management Fee” shall be on annual fee equal to 4.5% of gross collected revenues, some portion of which is to be reimbursed by each Property’s tenants via common area maintenance pass-through billings.  The Inland Affiliate will not charge the Partnership additional fees for administration, accounting, property related in-house tax and legal activities or construction management.  Any third party “out-of-pocket” legal or other consulting fees incurred in the normal course of managing the properties will be expenses of the Partnership.  The Property Management Fee shall be more particularly set forth in the Property Management Agreement.

Acquisition Fee (Inland): The “Acquisition Fee” shall be equal to twenty-five (25) basis points multiplied by the equity portion of the purchase price of the Additional Property, to be paid at closing of the purchase of each Additional Property, which, for the avoidance of doubt, does not include Four Flaggs.

Financing Fee (Inland, Inland Affiliate):  The “Financing Fee” shall be equal to twenty-five (25) basis points multiplied by the amount of the Financing, for any new mortgage loans that such party arranges for an Owned Property; provided however, that if at any time prior to the 2-year anniversary of the acquisition of such Additional Property the Partnership obtains post-acquisition Financing with respect to such Additional Property (“Post-Acquisition Financing”) then, should Inland or an Inland Affiliate otherwise be entitled to a Financing Fee with respect to such Post-Acquisition Financing, said Financing Fee will not be due from the Partnership; save and except to the extent that such Post-Acquisition Financing replaces Financing in existence as of or created as of the acquisition of the Additional Property for which Inland or an Inland Affiliate did not receive a Financing Fee.  Should the Partnership be obligated to pay a fee to an unaffiliated third party for procuring such Post-Acquisition Financing during said 2-year period (a “Third Party Fee”), then provided (i) the amount financed by such Post-Acquisition Financing exceeds the amount of Financing for which a Financing Fee has previously been paid, if any (“Excess Financing”); and (ii) the Financing is not a financing of property value greater than the purchase price paid at the closing of the acquisition of the Additional Property, then as to the portion of the Third Party Fee related to the Excess Financing (“Rebated Third Party

Fee”), Inland or an Inland Affiliate shall rebate to the Partnership an amount in cash equal to the lesser of: (x) the Rebated Third Party Fee, or (y) the Acquisition Fee previously paid to Inland or an Inland Affiliate with respect to such Additional Property within 10 Business Days of the closing of such Post-Acquisition Financing.

EXHIBIT 11.5-A

APPRAISALS

1.             The following capitalized terms shall have the meaning specified in this EXHIBIT 11.5-A:

“Appraisal” shall mean a self-contained appraisal report prepared by an Appraiser in accordance with this EXHIBIT 11.5-A and, to the extent not inconsistent herewith, in accordance with then prevailing Uniform Standards of Professional Appraisal Practice.

“Appraiser” shall mean a fit and impartial MAI designated, licensed appraiser person having not less than fifteen (15) years’ experience as an appraiser of Qualified Properties.  The Appraisers shall be rotated every three years.

“Fair Market Value” means the sum of (i) the appraised value of all Owned Properties, (ii) the fair value of debt instruments owned and held as determined by discounting the future contractual cash flows to the present value using current market interest rates and anticipated returns a market participant would incur with similar risk and terms, and (iii) the fair market value of all other Partnership assets, all as determined as determined by Appraisal in accordance with the procedures set forth below.

2.             The General Partner shall obtain and submit to the Partners annually Appraisals of each Owned Property, with approximately 25% of the portfolio of Owned Properties to be appraised each calendar quarter. For internal use only, the General Partner shall update the Appraisals on at least a quarterly basis based on changes in factors such as occupancy levels, lease rates, overall market conditions, capital improvements and financial and leasing updates provided by property and asset management and submit such updates to the Partners. No appraisal will be required prior to the closing of each new investment.  Prior to its first appraisal, an acquired Property will be valued at cost plus capital expenditures less liabilities.  The Appraiser preparing such annual and quarterly Appraisals shall be selected by the General Partner with the consent and approval of Limited Partners as a Major Decision, and the cost of obtaining such Appraisals shall be a Partnership Expense.

3.             If (A) either Inland or PGGM PRE Fund (i) notifies the other and the General Partner that it disagrees with the NAV set forth in the quarterly reports and Financial Statements delivered pursuant to Section 8.2, as described in Section 11.5(c)(i), or (ii) exercises a Put Option pursuant to Section 11.5(d), or (B) Inland requests in kind distributions as described in Section 13.4, Inland and PGGM PRE Fund shall make a good faith attempt to mutually appoint an Appraiser to determine the Fair Market Value through an Appraisal.  If Inland and PGGM PRE Fund are unable to agree upon a single Appraiser, then each of the parties shall, within 10 Business Days after the exercise of an Option pursuant to Section 11.5 or Inland’s request pursuant to Section 13.14, select an Appraiser.  The two (2) Appraisers so appointed shall, within fifteen (15) days after their appointment, appoint a third Appraiser, who shall determine the Fair Market Value by an Appraisal.  The determination of the single Appraiser or of third Appraiser shall be made within thirty (30) days after such Appraiser’s appointment.  The determination of the Fair Market Value by such Appraiser shall be binding upon, the Partnership, the General Partner, Inland and PGGM PRE Fund and such Fair Market Value shall be the “Fair Market Value” for purposes of Section 13.4 and be the basis for determination of the Purchase Price for purposes of Section 11.5.  If either Inland or PGGM PRE Fund fails to appoint an Appraiser within the time period specified above, the Appraiser appointed by one of them shall determine the Fair Market Value, and such determination shall be binding upon, the Partnership, the General Partner, Inland and PGGM PRE Fund.  The cost of the Appraisers and the Appraisal shall be a Partnership Expense.

EXHIBIT 11.5-B

FORM OF

SUBSCRIPTION AND LOCK-UP AGREEMENT

FORM OF

SUBSCRIPTION AND LOCK-UP AGREEMENT

FOR

COMMON STOCK OF

INLAND REAL ESTATE CORPORATION

INLAND REAL ESTATE CORPORATION

SUBSCRIPTION AND LOCK-UP AGREEMENT

This Subscription and Lock-Up Agreement (this “Agreement”), dated as of                 , 20    , is entered into by and between Inland Real Estate Corporation, a Maryland corporation (the “Company”), and the investor identified on the signature page hereto (the “Investor”) in connection with the Investor’s acquisition of shares of common stock of the Company, par value $     per share (the “Common Stock”), pursuant to the terms of that certain Limited Partnership Agreement of INP Retail, L.P., a Delaware limited partnership (the “Partnership”), dated as of June 3, 2010 (the “Partnership Agreement”).

The Company and the Investor hereby agree as follows:

1.             Subscription.  The Company hereby issues to the Investor and the Investor hereby subscribes for                shares of Common Stock (the “Subscribed Shares”), which number of Subscribed Shares is equal to the Purchase Price, as defined and determined in accordance with Section 11.5(c)(i) of the Partnership Agreement, divided by the Price Per Share, as defined in Section 11.5(c)(iii) of the Partnership Agreement.

2.             Transfer of Partnership Interests.  In consideration for the Company’s issuance of the Subscribed Shares to the Investor, the Investor agrees to transfer and assign to the Company a        percent (        %) Partnership Interest in the Partnership (the “Transferred Partnership Interest”).  Such transfer of the Transferred Partnership Interest shall be made pursuant to an Assignment of Partnership Interest (the “Assignment”) in substantially the form attached hereto as Exhibit A.

3.             Closing; Conditions to Closing.

(a)           Closing. Unless otherwise determined by the mutual agreement of the parties hereto, the closing of the transactions contemplated hereby (the “Closing”) shall take place on               , 20     (the “Closing Date”) at the offices of                 , or at such other location as the parties may mutually agree.  {Note:  The Closing Date is the 5th Business Day after the Purchase Price is determined}

(b)           Company’s Conditions to Closing. The Company’s obligations hereunder are subject to conditions, prior to or at the Closing, that (i) the representations and warranties of the Investor contained in this Agreement shall be true and correct on the date of this Agreement and at the Closing Date, (ii) all proceedings in connection with the transactions contemplated hereby and all documents and instruments necessary to such transactions shall be reasonably satisfactory in substance and form to the Company and its legal counsel, and (iii) the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably require from the Investor, including the deliverables set forth in Section 4(b) hereof.

(c)           Investor’s Conditions to Closing.  The Investor’s obligations hereunder are subject to the condition, prior to or at the Closing, that (i) the representations and warranties of the Company contained in this Agreement shall be true and correct on the date of this Agreement and at the Closing Date, (ii) all proceedings in connection with the transactions contemplated hereby and all documents and instruments necessary to such transactions shall be reasonably satisfactory in substance and form to the Investor and its legal counsel, and (iii) the Investor and its counsel shall have received all such

CMI, 6/8/2010	2010 03 03 exclusionlist PGGM	General Page

counterpart originals or certified or other copies of such documents as the Investor may reasonably require from the Company, including the deliverables set forth in Section 4(a).

4.             Deliveries.

(a)           Company’s Deliveries.  At the Closing, the Company shall deliver to the Investor:

(i)            A certificate or certificates representing the Subscribed Shares duly issued to the Investor(11);

(ii)           A duly executed signature page of this Agreement; and

(iii)          Such other documents and instruments as the Investor may reasonably request to otherwise carry out the intentions of the parties as memorialized in this Agreement.

(b)           Investor’s Deliveries.  At the Closing, the Investor shall deliver to the Company:

(i)            A duly executed signature page of the Assignment;

(ii)           A duly executed signature page of this Agreement; and

(iii)          Such other documents and instruments as the Company may reasonably request to otherwise carry out the intentions of the parties as memorialized in this Agreement.

5.             Registered Securities.  The Subscribed Shares shall be registered under the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws and, except as limited in Section 8 hereof, may be freely transferred immediately upon issuance thereof to the Investor, without limitation, by the Investor and/or its Affiliates (as defined in the Partnership Agreement), and their respective transferees.

6.             Company’s Representations and Warranties.  The Company hereby represents and warrants to the Investor as follows:

(a)           Organization and Authority.  The Company is duly formed and is validly existing and in good standing under the laws of the State of Maryland, with the requisite power and authority to own and use its properties and assets and to carry out its business as currently conducted.  The Company is not in violation or default of any provision of its certificate or articles of incorporation or bylaws or other organizational or charter documents (the  “Company Organizational Documents”).

(b)           Subscribed Shares.  The Subscribed Shares are duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid, and non-assessable and, subject to Section 8 hereof, may be freely transferred immediately upon issuance thereof to the Investor, without limitation by the Investor and/or its Affiliates (as defined in the Partnership Agreement), and their respective transferees.

(11) Parties to confirm that a physical stock certificate will be cut rather than issuing shares in book entry through DTC.

(c)           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act during the one year period after the date of this Agreement, nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Subscribed Shares are listed for trading on the New York Stock Exchange (the “NYSE”).  The Company has not, in the preceding twelve (12) months received notice from the NYSE that the Company is not in compliance with its listing or maintenance requirements and the Company is currently in compliance with all such requirements.

(d)           Liens.  The  Subscribed Shares will be issued to Investor free and clear of all liens, claims, security interests, pledges, encumbrances and equities of every kind.  The issuance of the Subscribed Shares by the Company to the Investor in accordance with this Agreement will vest title to the Subscribed Shares in the Investor, free and clear of all liens, security interests, pledges, encumbrances, claims and equities of every kind, except as specifically set forth in this Agreement.

(e)           No Conflicts; Authority.  The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to otherwise carry out its obligations hereunder.  This Agreement has been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company.  This Agreement has been duly executed by the Company, and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms.  The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Subscribed Shares and the consummation by the Company of the transactions contemplated hereby do not (i) conflict with or violate any provision of the Company Organizational Documents, (ii) conflict with or result in violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or (iii) materially conflict with or result in the material violation of the terms of any agreement to which the Company is party or by which it is bound.

(f)            Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, or to give any notice to or make any filing or registration, except for the Registration Statement (defined below), with the SEC or any court or any other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement.

(g)           SEC Reports; Financial Statements.  The Company has filed the SEC Reports (as defined below) on a timely basis.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements were prepared in accordance with generally accepted accounting principles as consistently applied in the United Stated (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly presented in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  “SEC Reports” as used herein, means the registration statement filed by the Company on             , 20     to register the issuance and resale of the Subscribed Shares (File No.               ) and the prospectus contained therein (the “Registration Statement”), and all filings required to be made by the Company with the SEC for the two years preceding the date hereof.

(h)           Legality of Transactions.  No suit, action, claim, investigation or other proceeding is pending, or, to the knowledge of the Company, is threatened against the Company which questions the validity of this Agreement, the issuance of the Subscribed Shares hereunder, or any other action taken or to be taken pursuant to this Agreement, or which may have a material adverse effect on the Company’s ability to perform its obligations hereunder.

(i)            Litigation; Default.  There is no lawsuit, tax claim or other dispute pending or, to the knowledge of the Company, threatened against the Company, which, if lost, would impair the Company’s financial condition or ability to satisfy its obligations hereunder.  The Company possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights and fictitious name rights necessary to enable the Company to conduct the business in which it is now engaged.  The Company is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

(j)            Reliance.  The Company acknowledges that Investor is relying on the representations and warranties made by the Company herein and thus the Company hereby agrees to indemnify and hold Investor and its successors, directors, officers, agents, trustees, beneficiaries, and assigns, harmless against any and all loss, damage, liability or expense including reasonable attorneys’ fees and litigation costs, which they or any of them may suffer, sustain or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the Company herein.

7.             Investor’s Representations and Warranties.  The Investor hereby represents and warrants to the Company as follows:

(a)           Authorization.  The Investor has full power and authority to enter into this Agreement and to perform its obligations hereunder.  This Agreement creates a valid and binding obligation of the Investor and is enforceable against the Investor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(b)           Organization.  The Investor is a Dutch fund for the joint account of the participants (Fonds voor gemene rekening) duly formed and validly existing under the laws of the Netherlands.

(c)           Litigation.  No suit, action, claim, investigation or other proceeding is pending, or, to the knowledge of the Investor, is threatened against the Investor which questions the validity of this Agreement or any action taken or to be taken pursuant to this Agreement, for which may have a material adverse effect on the Investor’s ability to perform its obligations hereunder.

(d)           No Violation.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the Investor’s obligations hereunder do not conflict with and will not result in any violation of or default under any provision of any other agreement or instrument to which the Investor is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Investor, in each case, other than such as would not have a material adverse effect on the Investor.

(e)           Disclosure.  The Investor has received and has had the opportunity to review the SEC Reports.  There have been no other representations or information (whether oral or written) from the Company, or any officer, advisor or agent, or any other person representing the Company other than as set forth in this Agreement or the SEC Reports regarding the Subscribed Shares or an investment therein.  The Investor has read and understands the risk factors contained in the SEC Reports.  Specifically, the Investor acknowledges that although the Subscribed Shares will be registered pursuant to the Securities Act, the Company makes no representation or warranty that the Subscribed Shares may actually be sold in the open market or in a private sale.

(f)            Reliance.  Investor acknowledges that the Company is relying on the representations and warranties made by the Investor herein and thus Investor hereby agrees to indemnify and hold the Company, its successors, assigns, directors, officers and agents, harmless against any and all loss, damage, liability or expense including reasonable attorneys’ fees and litigation costs, which they or any of them may suffer, sustain or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by Investor herein.

8.             Lock-Up Agreement.

(a)           Lock-Up Period.  The Investor agrees that, during the period beginning on the Closing Date until and including the one-year anniversary of the date of this Agreement (the “Lock-Up Period”), the Investor will not, during any single Business Day (as defined in the Partnership Agreement), offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of more than one-tenth of the Company’s outstanding capital stock on such date.

(b)           Hedging.  The foregoing restriction is expressly agreed to preclude the Investor from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to, or result in, a sale or disposition of the Subscribed Shares even if the Subscribed Shares would be disposed of by someone other than the Investor.  Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Subscribed Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Subscribed Shares.  Notwithstanding the foregoing, nothing in this Agreement shall prohibit (i) the exercise of options to purchase Common Stock pursuant to Section 11.5 of the Partnership Agreement or (ii) the conversion of any equity security held by the Investor into shares of Common Stock.

(c)           Investor Action Affecting Subscribed Shares.  The Investor further represents and agrees that the Investor has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Subscribed Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Subscribed Shares or any related securities.

(d)           Termination.  Notwithstanding anything contained herein to the contrary, the provisions of this Section 8 shall terminate and be of no further force or effect upon the expiration of the Lock-Up Period.

(e)           Company’s Reliance; Binding Nature.  The Investor understands that the Company is relying upon Investor’s agreements pursuant to this Section 8 in issuing the Subscribed Shares.  The Investor further understands that the provisions of this Section 8 are irrevocable and shall be binding upon the Investor’s legal representatives, successors and assigns.

9.             Miscellaneous.

(a)           No Broker’s Commission.  Neither of the parties has employed or retained any person, firm, or company as a broker, dealer, or sales agent to bring about or to represent any of them in the transactions contemplated by this Agreement.

(b)           Governing Law.  This Agreement shall be construed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.

(c)           Entire Understanding.  This Agreement constitutes the entire understanding of the parties and supersedes any prior understanding and/or written or oral agreements among them with respect to the subject matter hereof.

(d)           Construction.  This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(e)           Costs.  Each party shall be solely responsible for its attorneys’ and other fees and costs incurred in the drafting, negotiation, preparation and performance of this Agreement.

(f)            Survival of Agreements, Representations and Warranties.  All agreements, representations and warranties contained herein or made in writing by or on behalf of the Investor or the Company in connection with the transactions contemplated by this Agreement shall survive the execution of this Agreement, any investigation at any time made by the Investor, the Company or on behalf of any of them and the issuance of the Subscribed Shares and payment therefor.

(g)           Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company, the Investor, and their respective successors and permitted assigns.  Neither party may assign this Agreement without the prior written consent of the other party, provided, however, that Investor may assign this Agreement to its Affiliates.

(h)           Interpretation.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(i)            Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

(j)            Pronouns and Headings.  As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

(k)           Amendments.  This Agreement may not be changed, waived, discharged or terminated, except by a written instrument executed by the Investor and the Company.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above written.

INVESTOR:

STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND, ACTING IN ITS CAPACITY AS DEPOSITARY OF AND FOR THE ACCOUNT AND RISK OF PGGM PRIVATE REAL ESTATE FUND

By: PGGM VERMOGENSBEHEER, B.V.

By:

Name:

Its:

By:

Name:

Its:

ACCEPTANCE

The undersigned hereby accepts the foregoing subscription this          day of                     , 20    .  This subscription shall not be binding until accepted by the Company and shall become effective as of the date of such acceptance, subject to the fulfillment of the conditions precedent described herein.

COMPANY:

INLAND REAL ESTATE CORPORATION, a Maryland corporation

By:

Name:

Its:

EXHIBIT A

ASSIGNMENT OF PARTNERSHIP INTEREST

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Assignor does hereby transfer, convey and assign to Inland Real Estate Corporation, a Maryland corporation (“Assignee”), all right, title and interest which the Assignor has in and to a        percent (    %) Partnership Interest (the “Partnership Interest”) in INP Retail, L.P., a Delaware limited partnership (the “Partnership”).

Date:                             , 20

ASSIGNOR:

STICHTING DEPOSITARY PGGM PRIVATE REAL

ESTATE FUND, ACTING IN ITS CAPACITY AS

DEPOSITARY OF AND FOR THE ACCOUNT

AND RISK OF PGGM PRIVATE REAL ESTATE FUND

By:  PGGM VERMOGENSBEHEER, B.V.

By:
Name:
Its:

By:
Name:
Its:

ACCEPTANCE OF ASSIGNMENT OF PARTNERSHIP INTEREST

FOR THE SAME CONSIDERATION, Assignee does hereby accept the foregoing assignment of said                  percent (    %) Partnership Interest (the “Partnership Interest”) in the Partnership, and hereby assumes and agrees to perform and be bound by all of the covenants, conditions and obligations of Assignor as a Limited Partner of said Partnership, in accordance with the organizational documents of said Partnership and applicable law.

This Assignment, and the acceptance hereof, shall be binding upon and shall inure to the benefit of each of the parties hereto and their legal representatives, heirs, successors, and assigns.

Date:                                     , 20

ASSIGNEE:

INLAND REAL ESTATE CORPORATION, a Maryland corporation

By:
Name:
Its:

CONSENT OF GENERAL PARTNER OF

INP RETAIL, L.P.

Pursuant to Sections 11.2 and 11.5 of the Partnership’s Partnership Agreement dated as of                               , 2010 (the “Partnership Agreement”), the undersigned, being the General Partner of the Partnership, hereby approves the admission of the Assignee as a Limited Partner to the extent of the Partnership Interest assigned pursuant hereto in and of the Partnership, with all rights, privileges and entitlements associated therewith, all as set forth in the Partnership Agreement.

Date:                                     , 20

INP RETAIL MANAGEMENT COMPANY,

LLC, a Delaware limited liability company

By: Inland Real Estate Corporation

Its: Manager

By:
Name:
Its:

Being the General Partner of INP Retail, L.P.

EXHIBIT 17.18-A

EXCLUSION POLICIES

Restricted list PGGM Investments

Version			3/3/2010

This version replaces version dated				31-12-2009

Tab		1	Weapon Industry
		2	Human Rights
		3	Government Bonds
		4	Australia
		5	American REIT’s

Amendments in this version

latest version				3-3-2010

Tab

	1	NA

	2	NA

	3	NA

	4	Added	Country	Company	Bloomberg Ticker
			Australia	Goodman Australië Industrial Fund	PRIVATE
			Australia	GPT Wholesale Shopping Fund 1&2	PRIVATE
			Australia	GPT Wholesale Office Fund 1&2	PRIVATE
			Australia	Investa Commercial Property Fund	PRIVATE

		Australia	QIC Shopping Centre Fund	PRIVATE

5	Deleted
		Country	Company	Bloomberg Ticker	Sedol	ISIN
		US	Brandywine Rlty	BDN US Equity	2518954	US1053682035
		US	CEDAR SHOPPING CENTERS INC	CDR US Equity	2033242	US1506022094
		US	Douglas Emmett	DEI US Equity	B1G3M58	US25960P1093
		US	GLIMCHER REALTY TRUST	GRT US Equity	2371696	US3793021029
		US	MAGUIRE PROPERTIES INC	MPG US Equity	2086848	US5597751016
		US	PARKWAY PROPERTIES INC	PKY US Equity	2667168	US70159Q1040
		US	SUN COMMUNITIES INC	SUI US Equity	2860257	US8666741041
	Added	US	ACADIA REALTY TRUST	AKR US Equity	2566522	US0042391096
		US	AMB PROPERTY CORP	AMB US Equity	2127855	US00163T1097
		US	AMERICAN CAMPUS COMMUNITIES	ACC US Equity	B02H871	US0248351001
		US	DEVELOPERS DIVERSIFIED RLTY	DDRPRG US Equity	2259060	US2515911038
		US	DIAMONDROCK HOSPITALITY CO	DRH US Equity	B090B96	US2527843013
		US	EQUITY RESIDENTIAL	EQR US Equity	2319157	US29476L1070
		US	EXTRA SPACE STORAGE INC	EXR US Equity	B02HWR9	US30225T1025
		US	HOST HOTELS & RESORTS INC	HST US Equity	2567503	US44107P1049
		US	MEDICAL PROPERTIES TRUST INC	MPW US Equity	B0JL5L9	US58463J3041
		US	PROLOGIS	PLD US Equity	2790611	US7434101025
		US	SUNSTONE HOTEL INVESTORS INC	SHO US Equity	B034LG1	US8678921011
		US	UDR INC	UDR US Equity	2727910	US9026531049
		US	VENTAS INC	VTR US Equity	2927925	US92276F1003
		US	VORNADO REALTY TRUST	VNO US Equity	2933632	US9290421091
		US	WEINGARTEN REALTY INVESTORS	WRI US Equity	2946618	US9487411038

These restrictions apply for all portfolios, except for the exclusions mentioned in the tab Australia and American Reit’s.

These two tabs do not apply for real estate portfolios, managed by PGGM Investments

Exclusions List Weapons

N.B. It is not allowed to invest the Portfolio in the companies below, regardless the kind of investment.  The tickers, sedols and ISIN are supplied to help you to find the companies involved.

Country	Company	Bloomberg Ticker	Sedol	ISIN
Canada	Magellan Aerospace	MAL CN Equity	2556987	CA5589122004
France	Safran	SAF FP Equity	B058TZ6	FR0000073272
France	Thales	HO FP equity	4162791	FR0000121329
France	ZODIAC AEROSPACE SA	ZC FP Equity	B28NB12	FR0000125684
India	Larsen & Toubro	LT IN Equity	B0166K8	INE018A01030
Italy	Finmeccanica SpA	FNC IM Equity	B0DJNG0	IT0003856405
Netherlands	EADS	EAD FP Equity	4012250	NL0000235190
Romania	Aerostar	ARS RO Equity	7063921	ROAEROACNOR5
Singapore	Singapore Technologies Engineering Ltd	STE SP Equity	6043214	SG1F60858221
South Korea	Hanwha Corporation	000880 KS Equity	6496755	KR7000880005
South Korea	Poongsan	005810 KS Equity	6694474	KR7005810007
Sweden	Saab AB	SAABB SS equity	5469554	SE0000112385
UK	BAE SYSTEMS plc	BA/ LN equity	0263494	GB0002634946
UK	Cobham	COB LN Equity	B07KD36	GB00B07KD360
UK	Serco Group Plc	SRP LN Equity	0797379	GB0007973794
US	Alliant Techsystems Inc.	ATK US equity	2017677	US0188041042
US	Boeing	BA US Equity	2108601	US0970231058
US	GenCorp Inc	GY US Equity	2366959	US3686821006
US	General Dynamics Corp.	GD US equity	2365161	US3695501086
US	Goodrich Corporation	GR US Equity	2377809	US3823881061
US	Honeywell	HON US Equity	2020459	US4385161066
US	ITT Corporation	ITT US Equity	2465760	US4509111021
US	Jacobs Engineering Group Inc	JEC US Equity	2469052	US4698141078

CMI, 6/8/2010	2010 03 03 exclusionlist PGGM	Human Rights (tab 2)

US	Kaman Corp	KAMN US Equity	2483223	US4835481031
US	L-3 Communications Holding	LLL US equity	2247366	US5024241045
US	Lockheed Martin	LMT US Equity	2522096	US5398301094
US	McDermott International	MDR US Equity	2550310	PA5800371096
US	MOOG Inc	MOG/A US Equity	2601218	US6153942023
US	Northrop Grumman Corp.	NOC US equity	2648806	US6668071029
US	Raytheon Co.	RTN US equity	2758051	US7551115071
US	Rockwell Collins	COL US Equity	2767228	US7743411016
US	Textron	TXT US Equity	2885937	US8832031012

Exclusions List Human Rights

N.B.  It is not allowed to invest the Portfolio in the companies below, regardless the kind of investment.  The tickers, sedols and ISIN are supplied to help you to find the companies involved.

Country	Company	Bloomberg Ticker	Sedol	ISIN
China	PetroChina Company Ltd.	857 HK Equity PC6A GR Equity PTR US Equity	6226576 4633327 2568841	CNE1000003W8 US71646E1001 US71646E1001

Exclusions list Government Bonds

N.B.  It is not allowed to invest the Portfolio in any government bonds (including inflation linked government bonds and other debt, issued by central and lower governments) of the countries listed below

Country

Democratic People’s Republic of Korea

Islamic Republic of Iran

Myanmar

Somalia

Sudan

Exclusions List Australia

N.B.  It is not allowed to invest the Portfolio in the companies below, regardless the kind of investment.  The tickers, sedols and ISIN are supplied to help you to find the companies involved.

Country	Company	Bloomberg Ticker	Sedol	ISIN
Australia	Abacus Property	ABP AU equity	6565707	AU000000ABP9
Australia	ALE Property Group	LEP AU equity	6713528	AU000000LEP0
Australia	APN European Retail Property Group	AEZ AU equity	B0FLLH1	AU000000AEZ2
Australia	Aspen Property	APZ AU equity	6361057	AU000000APZ8
Australia	Aurora Buy-Write Income Trust	ABW AU equity	B1454S3	AU000000ABW5
Australia	Aurora Infrastructure Buy-write Income trust	AIB AU equity	B29KW31	AU000000AIB4
Australia	Aurora Property Buy-Write Income Trust	AUP AU equity	B23K5K5	AU000000AUP9
Australia	Aurora Sandringham Dividend Income Trust	AOD AU equity	B0NH9L1	AU000000AOD8
Australia	Australand Property Group	ALZ AU equity	6003467	AU000000ALZ7
Australia	Australian commercial property trust	ARN AU equity	6671251	AU000000ARN0
Australia	Australian Education Trust	AEU AU equity	6616315	AU000000AEU3
Australia	Australian Enhanced Income Fund	AYF AU equity	B1FRCB7	AU000000AYF2
Australia	Australian Infrastructure Fund	AIX AU equity	6070193	AU000000AIX8
Australia	Babcock & Brown Capital	BCM AU equity	B05MrD7	AU000000BCM2
Australia	Babcock & Brown Infrastructure Group	BBI AU equity	6617404	AU000000BBI2
Australia	Babcock & Brown Japan	BJT AU equity	B06HD83	AU000000BJT2
Australia	Babcock & Brown Wind Partners	BBW AU equity	B0LN825	AU000000BBW3
Australia	Bunnings Warehouse	BWP AU equity	6127453	AU000000BWP3
Australia	Carindale property	CDP AU equity	6162841	AU000000CDP1
Australia	Centro Properties	CNP AU equity	6037745	AU000000CNP0
Australia	Centro Retail Group	CER AU equity	B0D9Q49	AU000000CER5
Australia	CFS Retail Property Trust	CFX AU equity	6361370	AU000000CFX0
Australia	Challenger Diversified Property Group	CDI AU equity	B1FH0M4	AU000000CDI6
Australia	Challenger Infrastructure Group	CIF AU equity	B1BKR60	AU000000CIF1

CMI, 6/8/2010	2010 03 03 exclusionlist PGGM	Australia (tab 4)

Exclusions List Australia

N.B.  It is not allowed to invest the Portfolio in the companies below, regardless the kind of investment.  The tickers, sedols and ISIN are supplied to help you to find the companies involved.

Country	Company	Bloomberg Ticker	Sedol	ISIN
Australia	Challenger Kenedix Japan Trust	CKT AU Equity	B2NV4G7	AU000000CKT8
Australia	Challenger Wine Trust	CWT AU equity	6161912	AU000000CWT3
Australia	Charter Hall Group	CHC AU equity	B15F6S6	AU000000CHC0
Australia	Cheviot Kirribilly Vineyard Property Group	CKP AU equity	B131CF5	AU000000CKP6
Australia	Commonwealth Property Office Fund	CPA AU equity	6150664	AU000000CPA7
Australia	Compass Hotel Group	CXH AU equity	B2N6LP0	AU000000CXH6
Australia	ConnectEast Group	CEU AU equity	B04C8F2	AU000000CEU9
Australia	Credit Suisse GP 100 Australia trust	CSJ AU equity	B3B1WG2	AU000000CSJ2
Australia	Dexus property group	DXS AU equity	B033YN6	AU000000DXS1
Australia	Duet Group	DUE AU equity	B01WT63	AU000000DUE7
Australia	Emerging Leaders Investments	ELI AU equity	B15WL04	AU000000ELI5
Australia	Emerging markets infrastructure Development trust	CSU AU equity	B28QG50	AU000000CSU9
Australia	Envestra Ltd	ENV AU equity	6037079	AU000000ENV4
Australia	Esplanade Property Fund	EPF AU Equity	6345084	AU000000EPF2
Australia	Everest Babcock & Brown	EBI AU equity	B1B0GT6	AU000000EBI6
Australia	Galileo Japan Trust	GJT AU equity	B1KN9P3	AU000000GJT1
Australia	General Property Trust	GPT AU equity	6365866	AU000000GPT8
Australia	GEO Property Group Limited	GPM AU equity	6706454	AU000000GPM3
Australia	Global Masters Fund	GFL AU equity	B1J89W6	AU000000GFL6
Australia	Goodman Group	GMG AU equity	B03FYZ4	AU000000GMG2
Australia	Hastings Diversified Utilities Fund	HDF AU equity	B04D4R9	AU000000HDF1
Australia	Hastings High Yield Fund	HHY AU equity	B17RQ80	AU000000HHY3
Australia	Headly Leisure and Gaming Property Fund	HLG AU equity	B23D4P2	AU000000HLG2
Australia	India Equities Fund Ltd	INES AU equity	N/A	AU00000INES8

Exclusions List Australia

N.B.  It is not allowed to invest the Portfolio in the companies below, regardless the kind of investment.  The tickers, sedols and ISIN are supplied to help you to find the companies involved.

Country	Company	Bloomberg Ticker	Sedol	ISIN
Australia	ING Industrial Fund	IIF AU equity	6419558	AU000000IIF8
Australia	ING Office Fund	IOF AU equity	6205694	AU000000IOF6
Australia	ING Private Equity Access	IPE AU equity	B03B1X9	AU000000IPE6
Australia	ING Real estate community living	ILF AU equity	B01FJV7	AU000000ILF2
Australia	ING Real Estate Healthcare Fund	IHF AU equity	B1524B6	AU000000IHF0
Australia	ING Real EstateEntertainment Fund	IEF AU equity	B01PVQ6	AU000000IEF7
Australia	KFM Diversified Infrastructure and Logistics Fund	KIL AU equity	B1L4BC6	AU000000KIL2
Australia	LinQ Resources Fund	LRF AU equity	B03KW99	AU000000LRF3
Australia	Living & leisure Australia group	LLA AU equity	6153511	AU000000LLA7
Australia	MacarthurCook Asian Real Estate Securities Fund	MSA AU equity	B2QH9N4	AU000000MSA0
Australia	MacarthurCook Property securities fund	MPS AU equity	B04LVB6	AU000000MPS8
Australia	Macquarie Airports	MAP AU equity	6543628	AU000000MAP6
Australia	Macquarie Communications Infrastructure Group	MCG AU equity	6541860	AU000000MCG1
Australia	Macquarie Countrywide	MCW AU equity	6225595	AU000000MCW8
Australia	Macquarie DDR	MDT AU equity	6712343	AU000000MDT2
Australia	Macquarie Infrastructure Group	MIG AU equity	6456942	AU000000MIG8
Australia	Macquarie Leisure	MLE AU equity	6117960	AU000000MLE7
Australia	Macquarie Media group	MMG AU equity	B1FQWB4	AU000000MMG0
Australia	Macquarie Office	MOF AU equity	6703994	AU000000MOF8
Australia	Macquarie Winton Global Opportunities	MWG AU equity	B0NZTQ0	AU000000MWG9
Australia	Mariner Pipeline Income Fund	MIT AU equity	B1CNB22	AU000000MIT1
Australia	Mirvac Group	MGR AU equity	6161978	AU000000MGR9
Australia	Mirvac Industrial Trust	MIX AU equity	B0WMLM2	AU000000MIX3
Australia	Mirvac Real Estate Investment	MRZ AU equity	6581480	AU000000MRZ9

Exclusions List Australia

N.B.  It is not allowed to invest the Portfolio in the companies below, regardless the kind of investment.  The tickers, sedols and ISIN are supplied to help you to find the companies involved.

Country	Company	Bloomberg Ticker	Sedol	ISIN
Australia	Multiplex Acumen Prime Property Fund	MAFCA AU equity	B1DYPT9	AU0000MAFCA1
Australia	Multiplex Acumen Property Fund	MPF AU equity	6649344	AU000000MPF5
Australia	Multiplex European Property fund	MUE AU equity	B1YBWP4	AU000000MUE8
Australia	Octaviar ltd	OCV AU equity	6215422	AU000000OCV6
Australia	Orchard Industrial Property Fund	OIF AU equity	B1Y9BC8	AU000000OIF6
Australia	Pelorus property group ltd	PPI AU equity	B198DF7	AU000000PPI2
Australia	Prime Retirement and Aged Care Property Trust	PTN AU equity	B236T56	AU000000PTN4
Australia	Real estate capital partners USA property trust	RCU AU equity	B0QH554	AU00000RCU1
Australia	Reckson New York Property Trust	RNY AU equity	B0JK495	AU000000RNY0
Australia	Record Realty	RRT AU equity	6574963	AU000000RRT1
Australia	Rubicon America Trust	RAT AU equity	B0424D2	AU000000RAT7
Australia	Rubicon Europe Trust Group	REU AU equity	B0S5Z12	AU000000REU7
Australia	Rubicon Japan Trust	RJT AU equity	B1G3FN7	AU000000RJT8
Australia	SP AusNet	SPN AU equity	B0RF609	AU000000SPN6
Australia	Spark Infrastructure Group	SKI AU equity	B0T9JZ5	AU000000SKI7
Australia	SPDR 200	STW AU equity	6397353	AU000000STW9
Australia	SPDR 200 Property	SLF AU equity	6507516	AU000000SLF1
Australia	SPDR 50	SFY AU equity	6397342	AU000000SFY4
Australia	Stockland	SGP AU equity	6850856	AU000000SGP0
Australia	Thakral Holdings Group	THG AU equity	6889043	AU000000THG5
Australia	Timbercorp Primary Infrastructure Fund	TPF AU equity	B1L3QV7	AU000000TPF0
Australia	Tishman Speyer Office Fund	TSO AU equity	B04NW19	AU000000TSO6
Australia	Trafalgar Corporate	TGP AU equity	B0CMCK7	AU000000TGP8
Australia	Transfield Services Infrastructure Fund	TSI AU equity	B1WVSX6	AU000000TSI8

Exclusions List Australia

N.B.  It is not allowed to invest the Portfolio in the companies below, regardless the kind of investment.  The tickers, sedols and ISIN are supplied to help you to find the companies involved.

Country	Company	Bloomberg Ticker	Sedol	ISIN
Australia	Transurban Group	TCL AU equity	6200882	AU000000TCL6
Australia	Trinity limited	TCQ AU equity	B046NS2	AU000000TCQ5
Australia	Valad Property Group	VPG AU equity	6570121	AU000000VPG4
Australia	van Eyk Blueprint Alternatives Plus	VBP AU equity	B1GDYK7	AU000000VBP5
Australia	Viridis Clean Energy Group	VIR AU equity	B0H72K7	AU000000VIR6
Australia	Westfield Group	WDC AU equity	B01BTX7	AU000000WDC7
Australia	Westpac Office Trust	WOT AU equity	B04SFL5	AU000000WOT8
Australia	Goodman Australië Industrial Fund	PRIVATE
Australia	GPT Wholesale Shopping Fund 1&2	PRIVATE
Australia	GPT Wholesale Office Fund 1&2	PRIVATE
Australia	Investa Commercial Property Fund	PRIVATE
Australia	QIC Shopping Centre Fund	PRIVATE

Exclusions List American REIT’s

N.B.  It is not allowed to invest the Portfolio in the companies below, regardless the kind of investment.  The tickers, sedols and ISIN are supplied to help you to find the companies involved.

Country	Company	Bloomberg Ticker	Sedol	ISIN
US	ACADIA REALTY TRUST	AKR US Equity	2566522	US0042391096
US	AMB PROPERTY CORP	AMB US Equity	2127855	US00163T1097
US	AMERICAN CAMPUS COMMUNITIES	ACC US Equity	B02H871	US0248351001
US	AVALONBAY COMMUNITIES INC	AVB US Equity	2131179	US0534841012
US	BioMed Realty Trust	BMR US Equity	B02GMQ5	US09063H1077
US	BRE PROPERTIES –CL A	BRE US Equity	2075426	US05564E1064
US	Camden Property	CPT US Equity	2166320	US1331311027
US	CBL & Associates Properties	CBL US Equity	2167475	US1248301004
US	DEVELOPERS DIVERSIFIED RLTY	DDRPRG US Equity	2259060	US2515911038
US	DIAMONDROCK HOSPITALITY CO	DRH US Equity	B090B96	US2527843013
US	Digital Realty Trust	DLR US Equity	B03GQS4	US2538681030
US	Duke Realty Corp	DRE US Equity	2284084	US2644115055
US	EQUITY RESIDENTIAL	EQR US Equity	2319157	US29476L1070
US	Essex Prop Trust	ESS US Equity	2316619	US2971781057
US	EXTRA SPACE STORAGE INC	EXR US Equity	B02HWR9	US30225T1025
US	HOST HOTELS & RESORTS INC	HST US Equity	2567503	US44107P1049
US	Kilroy Realty	KRC US Equity	2495529	US49427F1084
US	Macerich	MAC US Equity	2543967	US5543821012
US	MEDICAL PROPERTIES TRUST INC	MPW US Equity	B0JL5L9	US58463J3041
US	POST PROPERTIES INC	PPS US Equity	2705262	US7374641071
US	PROLOGIS	PLD US Equity	2790611	US7434101025
US	RAMCO-GERSHENSON PROPERTIES	RPT US Equity	2722777	US7514522025
US	SIMON PROPERTY GROUP INC	SPG US Equity	2812452	US8288061091
US	SL GREEN REALTY CORP	SLG US Equity	2096847	US78440X1019
US	SUNSTONE HOTEL INVESTORS INC	SHO US Equity	B034LG1	US8678921011
US	TAUBMAN CENTERS INC	TCO US Equity	2872252	US8766641034
US	UDR INC	UDR US Equity	2727910	US9026531049
US	VENTAS INC	VTR US Equity	2927925	US92276F1003
US	VORNADO REALTY TRUST	VNO US Equity	2933632	US9290421091
US	WEINGARTEN REALTY INVESTORS	WRI US Equity	2946618	US9487411038

EXHIBIT 17.19-A

RIRE

Responsible Investment

policy for Real Estate (RIRE)

Introduction

On behalf of its clients, PGGM Investments manages several real estate investment portfolios structured around listed real estate and private real estate. PGGM Investments recognizes the impact real estate has on the environment as well as on societal systems, for instance with regard to CO2 emissions. This document addresses PGGM Investments’ policy on integrating material environmental, social and governance (ESG) issues into our real estate investments. The scope of this policy covers both the listed and the private real estate portfolios. There are differences between the two types of portfolio in terms of the implementation of this policy and its implications.

These are addressed in the second part of this document. The Responsible Investment policy for Real Estate (RIRE) will be effective as of June 24th 2009 and the implementation of the policy will start after that date. We will report periodically on the progress made.

The RIRE is part of PGGM Investments’ Responsible Investment policy and as such it falls hierarchically under this overall policy. In addition, PGGM Investments’ Exclusions policy is applicable to our real estate portfolios, and the Listed Equity Ownership Policy (LEOP) is applicable to our Listed Real Estate Portfolio. Both policies are described in separate documents and are not detailed further in the RIRE. All in all, PGGM Investments will live up to the spirit of this policy, implement it, be transparent about the process and will report accordingly. The policy will evolve over time. PGGM Investments follows relevant developments closely and will update the RIRE when necessary. This policy does not confer any rights to any third parties.

Vision and strategy

It is our vision that ESG issues will change the market dynamics of the real estate sector. We believe that ESG factors have a material impact on the financial performance of our real estate portfolios and that it is our responsibility to capture the value and mitigate the risks related to ESG factors. Responsible investment is incorporated in the heart of PGGM Investments’ investment philosophy: ‘responsible investing pays off’ is one of the investment beliefs.

It is our strategy to (i) structurally integrate ESG factors into our investment processes, (ii) realize strong governance of our investments, and (iii) strive for better ESG performance by the assets that are part of our real estate portfolios. This means, among other things, that we integrate ESG factors into our decision-making process before selecting an investment, engage with real estate companies and funds with the aim of improving the ESG performance of underlying assets and set minimum ESG requirements for our investments. We believe that a better ESG performance leads to a better real estate investment performance. We actively encourage real estate companies and funds to improve the ESG performance of their assets and, when choosing between comparable investments, we select the investment with the better ESG performance. We will not invest in companies or funds that do not disclose the energy consumption performance of their real estate.

Material ESG factors in real estate

In the implementation of our strategy we focus on the following ESG factors:

Environmental: For us this means that we focus on climate change. We believe that climate change issues are very important and that climate change (related) policy will lead to more focus on, for instance, energy efficiency and urban regeneration and that it will lead to shifting tenant and investor preferences;

Social: For us this means that we focus on human rights and work conditions. In the development, construction and operation phase of property, issues regarding human rights and work conditions are liable to arise. This may result in financial and/or reputational risk for the property in question and for the ultimate investor in the asset.

Governance: For us this means that we focus on good corporate governance and fund governance. We believe that good governance (e.g. transparency, accountability) in real estate reduces the investment risk.

Implications for Private Real Estate

(i) We structurally integrate ESG factors into our investment process. We believe that integrating ESG factors into our investment process contributes to the generation of a high and stable return by the Private Real Estate portfolios. As we manage indirect private real estate portfolios (i.e. we do not invest in the underlying property directly, but indirectly via non-listed real estate funds) the implementation of our RIRE will impact both new and current fund managers of our private real estate investments.

Selection: Before selecting a private real estate fund, we need to understand the extent to which the fund manager is able to incorporate our RIRE into its own operations. In this context, we require fund managers to have at least a clear vision and policy regarding the ESG issues that we focus on, and when necessary we set further minimum requirements. ESG issues are a separate section in our due diligence and decision-making frameworks.

Monitoring: On a structural basis we monitor the funds we invest in and periodically meet with the management of these funds. ESG is part of the reporting requirements for our fund managers and part of the periodic review meetings.

(ii) We strive for strong fund governance.

We expect our fund managers to be fully transparent. This means that all relevant information regarding the investment should be public and available to all investors.

(iii) We strive for a better ESG performance by the assets that are part of the funds in our Private Real Estate portfolios.

We will actively explain our RIRE policy to the fund managers and require managers to actively improve the ESG performance of the assets that they manage and to report on improvements.

This also applies to the (re-)development of assets in the fund. This policy will not only be applied to new investments; our existing portfolio will also be impacted. While respecting existing contracts with fund managers, we will engage with the fund managers in order to have this policy implemented in their day-to-day work. We realize that this will be a gradual process.

Implications for Listed Real Estate

(i) We structurally integrate ESG factors into our investment process.

We manage Listed Real Estate portfolios (i.e. we do not invest in the underlying property directly, but indirectly via real estate companies that are listed on stock exchanges). It is our view that the integration of ESG factors into our investment process contributes to the generation of outperformance by our listed real estate portfolios against their benchmark.

Selection: We systematically include ESG information in our investment decision-making framework and weigh these factors together with other – financial and non-financial — factors in constructing the investment portfolio. ESG factors are translated into our expectations with regard to rents and valuations. In this way, ESG factors impact our price targets, which in turn affect the composition of our portfolio.

Monitoring: On a structural basis we monitor the companies we invest in and periodically meet with the management of these companies. Before meeting with the management, we determine the relevant subjects for discussion. In doing so we will structurally consider ESG issues and such issues will be discussed in company meetings where appropriate.

(ii) We strive for strong governance. We expect good corporate governance of the companies we invest in with regard to matters such as shareholders’ rights, independence of board members and financial reporting. We expect companies to meet all disclosure requirements and to be fully transparent with regard to strategy. All relevant information should be public and available to all shareholders. In those cases where the level of corporate governance is substandard, we will engage with the management to improve the corporate governance. In cases where management provides insufficient disclosure with regard to strategy and/or other aspects we deem relevant, we may give a zero allocation to the company, irrespective of its benchmark weight.

(iii) We strive for a better ESG performance by the assets that are part of our portfolio.

We engage with companies in order to improve the ESG performance of the underlying assets. We will actively explain our RIRE policy to the management and discuss our transparency needs regarding ESG issues on the company and asset level.

PGGM Investments

Kroostweg-Noord 149

P.O. Box 117, 3700 AC Zeist, The Netherlands

www.pggm.com

K.v.K. 41179049

For more information on PGGM Investments’ Responsible Investment policy please contact our Responsible Investment department, +31 30 277 10 49 or visit our website www.pggm.com

Schedule 6.2(a)-1

Initial Inland Properties

Shannon Square

Woodland Commons

Mallard Crossing

Schedule 6.2(a)-2

Additional Inland Properties

Riverdale Commons

The Quarry

Stuart’s Crossing

Byerly’s Burnsville

Plymouth Town Center

Woodfield Plaza

Village Ten Center

Caton Crossing

Four Flaggs

2

Schedule 6.2(d)

Values

{The Contribution Values for the Initial Inland Properties are set forth in Annex A attached to this Schedule 6.2(d)}

1.             The Contribution Value with respect to all Inland Properties other than Four Flaggs shall be equal to an initial capitalization rate to be agreed to by the Limited Partners applied to the agreed upon in place trailing three month net operating income of such Inland Property as of a valuation date agreed to by the Limited Partners multiplied by 4, corrected for seasonal influences, recently signed leases adjusted for tenant improvements and lease incentives, contractual 2010 rent set-ups that are effective as of the initial capitalization of the Partnership, and known impending move-outs (for which Inland will provide list to PGGM and its tax advisor).

2.             The Contribution Value with respect to Four Flaggs shall be equal to an initial capitalization rate to be agreed to by the Limited Partners applied to the agreed upon estimated net operating income of Four Flaggs for the calendar month following the proposed contribution date multiplied by 12, corrected for seasonal influences, recently signed leases adjusted for tenant improvements and lease incentives, contractual rent set-ups that are effective as of the date of such proposed contribution, and known impending move-outs (for which Inland will provide list to PGGM PRE Fund and its tax advisor).

3.             The Total Equity Capitalization shall be equal to the sum of the Contribution Value of the Inland Properties less the remaining indebtedness secured by such Inland Properties and the aggregate purchase price less Financing for each Additional Property; provided however that upon the sale of an Owned Property, such Owned Property will not be considered for the purposes of the calculation of the Total Equity Contribution for the portion of the year after the date of sale, and provided further that if an Owned Property is impaired for more than 50% of its fair market value, the equity value allocated to such Owned Property shall be the net asset value of the Owned Property for such time the fair market value is below 50% of the original equity invested.

3

Annex A to Schedule 6.2(d)

Initial Inland Properties

Initial Inland Property	Contribution Value
Shannon Square	$15,823,541
Woodland Commons	$23,340,443
Mallard Crossing	$6,162,873

4

Schedule 14.4

Existing Inland JV’s

1.	New York State Teachers Retirement System
2.	Inland Real Estate Exchange Corporation
3.	TMK Development (Development JV)
4.	North American Real Estate (Development JV)
5.	Paradise Group (Development JV)
6.	Pine Tree Institutional Realty LLC (Development JV)
7.	Tucker Development Corporation (Development JV)

5